      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 7, 1999

                                                      REGISTRATION NO. 333-
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                         ------------------------------

                                    FORM S-1
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                         ------------------------------

                         CLARANT WORLDWIDE CORPORATION
             (Exact name of registrant as specified in its charter)

                DELAWARE                                    7379                                   75-2783690
      (State or other jurisdiction              (Primary Standard Industrial                    (I.R.S. Employer
          of incorporation or                   Classification Code Number)                  Identification Number)
             organization)

                         ------------------------------

                       2665 VILLA CREEK DRIVE, SUITE 200
                              DALLAS, TEXAS 75234
                                 (972) 488-7202
  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
                         ------------------------------

                              GUILLERMO G. MARMOL
                     CHIEF EXECUTIVE OFFICER AND PRESIDENT
                         CLARANT WORLDWIDE CORPORATION
                       2665 VILLA CREEK DRIVE, SUITE 200
                              DALLAS, TEXAS 75234
                                 (972) 488-7202
 (Name, address, including zip code, and telephone number, including area code, of agent for service)
                         ------------------------------

                                WITH A COPY TO:

               JOHN B. WATKINS, ESQUIRE                                R.W. SMITH, JR., ESQUIRE
              WILMER, CUTLER & PICKERING                                PIPER & MARBURY L.L.P.
                 2445 M STREET, N.W.                                   36 SOUTH CHARLES STREET
                WASHINGTON, D.C. 20037                                BALTIMORE, MARYLAND 21201
                    (202) 663-6000                                          (410) 539-2530

                         ------------------------------

    APPROXIMATE DATE THE REGISTRANT PROPOSES TO BEGIN SELLING SECURITIES TO THE
PUBLIC: From time to time after the effective date of this registration statement.
                         ------------------------------

    If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. / /

    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered in connection with dividend or interest reinvestment plans, check the following box. / /

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /

                        CALCULATION OF REGISTRATION FEE

                                                                         PROPOSED MAXIMUM    PROPOSED MAXIMUM
               TITLE OF SECURITIES                        AMOUNT          OFFERING PRICE    AGGREGATE OFFERING      AMOUNT OF
                 TO BE REGISTERED                    TO BE REGISTERED     PER SHARE (1)           PRICE          REGISTRATION FEE
Common Stock, par value $0.01 per share                $175,000,000             $                   $                $48,650

(1) Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(o) under the Securities Act of 1933. The proposed maximum offering price includes amounts attributable to shares that may be purchased by the underwriters to cover over-allotments.

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT FILES A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT IS TO BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OR UNTIL THE REGISTRATION STATEMENT BECOMES EFFECTIVE ON THE DATE THE SEC, ACTING UNDER SECTION 8(A), DETERMINES.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                                          SUBJECT TO COMPLETION,

                                                              DATED JUNE 7, 1999
THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

                                           Shares

                                     [LOGO]

                         CLARANT WORLDWIDE CORPORATION

                                  Common Stock

                                   ---------

This is the initial public offering of Clarant Worldwide Corporation and we are
offering    shares of our common stock. We anticipate that the initial public
offering price will be between $      and $      per share.

We have filed an application for the common stock to be quoted on the Nasdaq National Market under the symbol "CWWW."

INVESTING IN THE COMMON STOCK INVOLVES RISKS. SEE "RISK FACTORS" BEGINNING ON PAGE 7.

                                                                            PER SHARE     TOTAL
                                                                           -----------  ---------
Public Offering Price....................................................   $           $
Underwriting Discounts and Commissions...................................   $           $
Proceeds, Before Expenses, to Clarant....................................   $           $

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY OTHER REGULATORY BODY HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

Clarant has granted the underwriters the right to purchase up to       shares to
cover any over-allotments, at any time until 30 days after the date of this prospectus.

DEUTSCHE BANC ALEX. BROWN

                           HAMBRECHT & QUIST

                                               SOUNDVIEW TECHNOLOGY GROUP

                                            , 1999

     THIS PROSPECTUS INCLUDES TRADEMARKS AND TRADE NAMES OF OTHER PARTIES.

                                    SUMMARY

    THE FOLLOWING SUMMARY HIGHLIGHTS SELECTED INFORMATION FROM THIS PROSPECTUS AND MAY NOT CONTAIN ALL THE INFORMATION THAT IS IMPORTANT TO YOU. TO LEARN ABOUT THIS OFFERING AND OUR BUSINESS YOU SHOULD READ THE ENTIRE PROSPECTUS, INCLUDING THE HISTORICAL AND PRO FORMA FINANCIAL STATEMENTS AND THE RELATED NOTES BEGINNING ON PAGE F-1. SIMULTANEOUSLY WITH THE COMPLETION OF THIS OFFERING, WE WILL ACQUIRE EIGHT BUSINESSES IN EXCHANGE FOR CASH AND SHARES OF OUR COMMON STOCK. WE WILL REFER TO THE EIGHT BUSINESSES WE ARE ACQUIRING AS THE "COMPANIES" OR THE "EIGHT COMPANIES". IN THIS PROSPECTUS, WE SPEAK AS IF WE HAVE ALREADY ACQUIRED THESE COMPANIES. UNLESS OTHERWISE INDICATED, (1) ALL REFERENCES TO "CLARANT WORLDWIDE CORPORATION," "CLARANT," "US," "WE" AND "OUR" REFER TO CLARANT WORLDWIDE CORPORATION AND THE EIGHT BUSINESSES THAT WILL BE ACQUIRED SIMULTANEOUSLY WITH THE CLOSING OF THIS OFFERING, AND (2) THE INFORMATION PRESENTED ASSUMES (A) THE UNDERWRITERS' OVER-ALLOTMENT OPTION IS NOT EXERCISED,
(B) THE CLOSING OF THE ACQUISITIONS OF EIGHT COMPANIES SIMULTANEOUSLY WITH THE CLOSING OF THIS OFFERING, AND (C) THE COMPLETION OF A 71,354-FOR-ONE STOCK SPLIT.

                         CLARANT WORLDWIDE CORPORATION

OUR BUSINESS

    We are a leading provider of Internet and electronic commerce professional services to Fortune 500 companies, Internet-based companies and other organizations. We focus on enabling traditional businesses to develop and expand Internet and electronic commerce business models. We also provide services to primarily Internet-based businesses enabling them to conduct business more effectively.

    Our services are designed to rapidly improve a client's competitive position through the development of innovative business strategies and the integration of emerging and existing technologies. We provide a wide range of services, from assisting our clients to conceive their Internet and electronic commerce strategies to developing and implementing their Internet and electronic commerce capabilities. We believe that our approach, which integrates our strategy, creative and technology disciplines, allows us to deliver reliable, comprehensive, secure, scalable and expandable Internet and electronic commerce business solutions in rapid time frames.

    We perform services for more than 100 clients, including Ameritrade, AT&T Corp., Bell Atlantic Corporation, International Business Machines Corporation, Microsoft Corporation, United Air Lines, Inc., and Wells Fargo Bank, N.A. Our clients are diversified across many industries, including technology, financial, retailing, media and communications. We also work with companies that do business primarily over the Internet. As of March 31, 1999, our 570 employees were located throughout the U.S. in California, Colorado, the District of Columbia, Florida, Georgia, Illinois, Maryland, Massachusetts, Missouri, Nebraska, New York, North Carolina, Pennsylvania, Texas, Virginia, Washington and Wisconsin. On a pro forma combined basis, we had $49.9 million of revenues for the 12 months ended December 31, 1998 and $17.7 million of revenues for the three months ended March 31, 1999.

OUR MARKET OPPORTUNITY

    The Internet is continuing to develop as an interactive platform through which companies market, operate and manage their businesses and conduct transactions. The explosive growth of the Internet and its potential to create new opportunities and pose fundamental threats to the competitive positions of traditional businesses present enormous challenges for the managers of companies. This is leading to the rapid growth of, and demand for, professional services relating to the Internet and electronic commerce.

    The need for organizations to quickly and effectively act has led to the demand for coordinated strategic, creative and technology solutions. Traditional professional services firms can typically provide expert services in either strategy consulting, creative solutions or technology solutions but usually not all three. Furthermore, the need to integrate these disciplines exceeds the capabilities of most traditional service firms, especially given the rapid time frames needed for developing Internet and electronic commerce businesses. As a result, we believe there is great demand for professional services firms that can effectively and timely provide integrated services and client focus in all three disciplines.

OUR STRATEGY

    We intend to expand our leading position as a provider of Internet and electronic commerce professional services to Fortune 500 companies, Internet-based companies and other organizations. Our strategy for achieving this objective is to:

    - Leverage our three main practice areas;

    - Expand long-term client relationships;

    - Operate as a single, fully integrated firm;

    - Maintain leading edge professional capabilities and technology solutions;

    - Expand our breadth of services and geographic scope; and

    - Provide value-added services.

OUR OFFICES AND HISTORY

    We have leased offices located in Atlanta, Georgia; Chicago, Illinois; Dallas, Texas; Herndon, Virginia; Houston, Texas; Larchmont, New York; New York City, New York; San Francisco, California; and Seattle, Washington. Our principal business office is currently located at 2665 Villa Creek Drive, Suite 200, Dallas, Texas 75234, and our telephone number is (972) 488-7202. We were incorporated in Delaware on August 21, 1998.

                                  THE OFFERING

    The following table presents a summary of this offering. Following this offering, there will be outstanding options to purchase 8,578,991 shares of common stock, including options to purchase 1,962,483 shares that will be exercisable immediately following this offering.

Stock offered by Clarant.....................  shares of common stock, assuming the underwriters do not exercise their over-
                                               allotment option; or       shares, assuming
                                               the underwriters exercise their overallotment
                                               option in full.

Stock outstanding after this offering........  shares of common stock, assuming the underwriters do not exercise their over-
                                               allotment option; or          shares,
                                               assuming the underwriters exercise their
                                               over-allotment option in full.

Use of proceeds..............................  We will use the proceeds of this offering to pay the cash portion of the purchase prices
                                               payable in the acquisitions of eight
                                               companies, repay indebtedness and for general
                                               corporate purposes, including working
                                               capital, as well as future acquisitions.

Proposed Nasdaq symbol.......................  "CWWW"

Dividend policy..............................  We do not anticipate paying dividends on our common stock.

              SUMMARY UNAUDITED PRO FORMA COMBINED FINANCIAL DATA

    We were incorporated in August 1998 and have not conducted any operations as yet, except for negotiating and documenting the acquisitions of the eight companies we will acquire simultaneously with the closing of this offering, preparing this prospectus and the related documents for this offering and developing our management team and corporate structure. Each of our eight companies has been operating for at least 18 months. We present below our summary unaudited pro forma combined financial data based on historical data for the 12 months ended December 31, 1998 and the three months ended March 31, 1998 and 1999, considering our combined historical results and those of the companies we will acquire. We also present below the unaudited pro forma combined balance sheet data as of March 31, 1999 based on historical data and as adjusted for the eight acquisitions and this offering. The unaudited pro forma combined statement of operations data for the 12 months ended December 31, 1998 and the three months ended March 31, 1998 and 1999 assume that the eight acquisitions and this offering were consummated on January 1, 1998. The unaudited pro forma combined balance sheet data assume that the eight acquisitions and this offering were consummated on March 31, 1999.

    The unaudited summary pro forma financial data do not necessarily indicate the operating results or financial position which would have resulted from our operation on a combined basis during the period presented, nor do these unaudited pro forma data necessarily represent any future operating results or financial position. In addition to these unaudited summary pro forma combined financial data, you should also refer to the more complete financial information included elsewhere in this prospectus, including more complete historical results for the eight companies that we will acquire and our unaudited pro forma combined financial statements and the accompanying notes.

                                                                                   THREE MONTHS ENDED MARCH 31,
                                                                 YEAR ENDED        ----------------------------
                                                              DECEMBER 31, 1998        1998           1999
                                                            ---------------------  -------------  -------------
                                                               (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)
UNAUDITED PRO FORMA COMBINED
  STATEMENT OF OPERATIONS DATA:
  Revenues................................................     $        49,884     $      10,204  $      17,705
  Cost of services(1)(2)..................................              31,714             6,672         10,208
                                                                   -----------     -------------  -------------
  Gross profit............................................              18,170             3,532          7,497
  Selling, general and administrative expenses(1)(2)(3)...              23,586             5,908          7,133
  Equity based compensation expense(4)....................               6,621             1,655          4,851
  Intangibles amortization(5).............................              71,350            17,829         18,232
                                                                   -----------     -------------  -------------
  Loss from operations....................................             (83,387)          (21,860)       (22,719)
  Interest and other income, net..........................                (177)              (28)           (56)
                                                                   -----------     -------------  -------------
  Loss before income taxes................................             (83,564)          (21,888)       (22,775)
  Income taxes(6).........................................                  --                --             --
                                                                   -----------     -------------  -------------
  Net loss................................................     $       (83,564)    $     (21,888) $     (22,775)
                                                                   -----------     -------------  -------------
                                                                   -----------     -------------  -------------
  Net loss per share......................................     $         (2.04)    $       (0.54) $       (0.56)
  Shares used in computing pro forma net loss per
    share(7)..............................................          40,909,091        40,909,091     40,909,091

                                                                                            MARCH 31, 1999
                                                                                      ---------------------------
                                                                                       PRO FORMA     PRO FORMA
                                                                                       COMBINED    AS ADJUSTED(8)
                                                                                      -----------  --------------
                                                                                        (DOLLARS IN THOUSANDS)
UNAUDITED PRO FORMA COMBINED
 BALANCE SHEET DATA:
Cash and cash equivalents...........................................................  $     2,087   $
Working capital (deficit)...........................................................      (85,419 (9)
Total assets........................................................................      242,021
Long-term debt, net of current maturities...........................................          595
Stockholders' equity................................................................      140,542

------------------------
(1) The unaudited pro forma combined statement of operations data reflect pro forma changes in salaries, bonuses and benefits to the stockholders and management of our eight companies that we will acquire that have been agreed to prospectively. Compensation expense was reduced by $1.9 million for the year ended December 31, 1998, and $189,000 for the three months ended March 31, 1999 and was increased by $40,000 for the three months ended March 31, 1998.

(2) Excludes compensation expense related to non-recurring issuances of equity and equity appreciation rights of seven of our companies. Compensation expense was reduced by $1.9 million for the year ended December 31, 1998, and $8.1 million for the three months ended March 31, 1999.

(3) Includes adjustments to increase expenses related to additional compensation expense to our new corporate management and the estimated incremental costs associated with being a public company. Selling, general and administrative expense was increased by $5.5 million, for the year ended December 31, 1998, $1.4 million for the three months ended March 31, 1998 and $1.4 million for the three months ended March 31, 1999.

(4) Consists of compensation expense related to shares of common stock and options issued to the management of Clarant at less than fair market value, equity based compensation of Align Solutions Corp. (the accounting acquiror), and the reclassification of compensation expense related to shares sold to Clarant management at less than fair market value in 1998.

(5) Consists of amortization over a three-year period of $209.0 million of goodwill and $4.8 million of other intangible assets to be recorded as a result of the acquisitions and the granting of certain options. The amortization is computed on the basis described in the notes to the unaudited pro forma combined financial statements. No amounts have been included for contingent consideration that may be payable to the former owners of our eight companies. None of this contingent consideration is expected to be compensatory.

(6) We have not demonstrated that we will generate future taxable income; therefore, a net deferred tax asset for the pro forma loss before income taxes has not been recognized.

(7) Includes (i) 20,485,125 shares of common stock to be issued to the former owners of the eight companies we will acquire; (ii) 7,848,966 shares issued
    to our initial stockholder and an executive officer; and (iii)       shares
    sold in this offering.

(8) Adjusted to reflect the sale of the              shares of common stock at
    an assumed initial public offering price of $   per share offered hereby and
    the application of the estimated net proceeds therefrom. See "Use of Proceeds."

(9) Includes the effect of liabilities in the amount of $71.2 million payable to the former owners of the eight companies we are acquiring, representing the cash portion of the initial purchase prices to be paid for the acquisition of common equity and $18.3 million of cash for other equity securities and the repayment of debt of a company from a portion of the net proceeds of this offering.

                                  RISK FACTORS

    YOU SHOULD CONSIDER CAREFULLY THE FOLLOWING RISKS AND THE OTHER INFORMATION IN THIS PROSPECTUS BEFORE YOU DECIDE TO BUY OUR COMMON STOCK. AN INVESTMENT IN OUR COMMON STOCK INVOLVES RISK. THE TRADING PRICE OF OUR COMMON STOCK COULD DECLINE, AND YOU MAY LOSE ALL OR PART OF YOUR INVESTMENT. THE RISKS DESCRIBED BELOW ARE NOT THE ONLY RISKS WE MAY FACE.

IF WE DO NOT COMPLETE THE EIGHT ACQUISITIONS SIMULTANEOUSLY WITH THIS OFFERING, OUR ACTUAL RESULTS OF OPERATIONS MAY DIFFER FROM OUR EXPECTED RESULTS OF OPERATIONS.

    Our results of operations may differ from those we anticipate or that are described in the pro forma combined financial statements included in this prospectus, if one or more of the intended acquisitions does not close. The closings for the acquisitions of our eight companies are conditioned upon the completion of this offering by December 31, 1999, other customary closing conditions as well as rights to consent to or request changes to the acquisition agreement schedules; which if not waived, consented to, or changed as requested, could result in termination of an acquisition agreement. In addition, each company can choose not to close an acquisition if the initial public offering price is less than $9.90 per share. We may not be able to complete the acquisition of one or more of the companies at the time of this offering or at all, if any of these conditions have not been met on or before the closing of this offering. If we fail to close one or more of these acquisitions, we may proceed with this offering, in which case we will use the proceeds of this offering intended for that acquisition for general corporate purposes, including potential other acquisitions. See "Use of Proceeds."

SOME OF OUR COMPANIES HAVE A HISTORY OF OPERATING LOSSES. IF THESE LOSSES CONTINUE, WE MAY NOT BE PROFITABLE IN THE FUTURE.

    Our companies incurred historical combined net losses of approximately $5.2 million for the 12 months ended December 31, 1998 and $10.7 million for the three months ended March 31, 1999. After this offering and completion of the acquisitions, we will have significantly increased expenses compared to those of the individual companies. We expect to incur increasing sales and marketing, infrastructure development and general and administrative expenses until we have integrated the companies. As a result, we will need to generate substantially higher revenues to achieve profitability. Even if we do achieve profitability, we may not be able to sustain or increase it in the future. You should not view our historical growth rates as indicative of our future revenues. See "Selected Unaudited Pro Forma Combined Financial Data," "Selected Historical Financial Data" and "Management's Discussion and Analysis of Financial Condition and Results of Operations."

IF WE ARE UNABLE TO SUCCESSFULLY INTEGRATE EACH OF THE COMPANIES WE ACQUIRE, OUR FINANCIAL RESULTS WILL SUFFER.

    We will combine eight independent Internet and electronic commerce professional services providers into a single company. Our success will depend heavily on our ability to integrate the operations and management of our professional services providers. Failure to successfully integrate any of the companies we acquire may cause significant operating inefficiencies and adversely affect our profitability. Our professional services providers have generally not worked together before and may have previously competed against each other, served the same clients and/or provided duplicative services. We will commit substantial resources to integrate these businesses. In particular, to successfully integrate our newly acquired companies, we must:

    - install and standardize adequate operational, financial and control systems;

    - deploy common equipment and telecommunications facilities;

    - implement and integrate new and existing marketing and sales efforts; and

    - create a unified brand identity.

If we acquire additional companies in the future as expected, we will face similar integration risks.

    In addition, during our beginning stage of development and operation, we may encounter expenses and difficulties that we may not expect or are beyond our control. We may not be able to achieve or maintain profitability for any of the companies we acquire or for ourselves as a whole.

WE MAY NOT BE ABLE TO HIRE, TRAIN AND RETAIN SKILLED EMPLOYEES, WHICH COULD IMPEDE OUR ABILITY TO COMPETE SUCCESSFULLY.

    As a services company, our future success depends in large part on our ability to hire, train and retain skilled consulting, creative, technical and other professionals. If we cannot hire, train and retain a sufficient number of qualified employees, we may not be able to adequately staff projects, our expenses could increase and we may be unable to expand our business as quickly as we would like. Such skilled personnel are in short supply and competition for these people is intense. In addition, to maintain our competitive position and to grow our business, we must make sure our employees maintain and develop their technical expertise and business skills to satisfy the increasingly sophisticated needs of our clients. This process could be time consuming and expensive and may not be successful.

    We plan to grant stock options to attract and retain qualified employees. The trading price of our stock after this offering will affect the incentive value of these stock options. We cannot determine whether prospective employees will consider our stock options a valuable incentive. If they do not, we may face more difficulty and expense in hiring qualified personnel.

WE DEPEND ON THE SERVICES OF OUR SENIOR MANAGEMENT AND OTHER KEY PERSONNEL. THE LOSS OF SENIOR MANAGERS OR OTHER KEY PERSONNEL COULD ADVERSELY AFFECT OUR BUSINESS.

    We believe that our success will depend on our continued employment of senior management and key strategic, creative and technical personnel. Competition for qualified management personnel and other key personnel is intense. In addition, personal relationships are critical in obtaining and maintaining client engagements in our industry. Our personnel could join with a competitor or start a new business and compete with us, which may result in the loss of client relationships or business opportunities. The loss of management personnel, other key personnel or client relationships could seriously harm our business. We cannot assure you that we will be able to prevent the unauthorized disclosure or use of our proprietary knowledge, practices and procedures if our senior managers or other key personnel leave us.

IF WE HAVE TO PAY ADDITIONAL CONSIDERATION TO THE FORMER OWNERS OF OUR PROFESSIONAL SERVICES PROVIDERS, YOUR INVESTMENT IN US MAY BE DILUTED.

    We have agreed to pay the former owners of our professional services providers additional consideration upon satisfaction of certain financial and operational conditions. Payment of these obligations in cash may substantially deplete our cash reserves or require us to borrow funds. Payment of these obligations in our common stock will dilute the value of your investment in us. Regardless of the form of payment, the additional consideration will create additional goodwill and increase the related amortization expense. We cannot predict the amount of additional consideration that we will have to pay to the former owners of our professional services providers, although the total of such additional consideration will not exceed $182.4 million. For a more detailed discussion of these contingent consideration arrangements, see "About Clarant Worldwide Corporation."

OUR REVENUES ARE DIFFICULT TO PREDICT AND WE MAY NOT BE ABLE TO REDUCE EXPENSES IF REVENUES DECLINE.

    Our clients generally retain us on an engagement-by-engagement basis. Most of our client engagements are under short-term contracts. If a client defers, modifies or cancels an engagement or chooses not to retain us for additional phases of a project, we may not be able to rapidly redeploy our employees or other resources to other engagements. Under these engagements, the client can generally reduce the scope of or cancel our services without penalty and with little or no notice. A number of factors unrelated to our work product or the progress of the project, such as general business conditions or the client's financial state, could cause cancellations or delays.

    Our operating expenses are relatively fixed. We incur costs based on our expectation of future revenues. Our failure to accurately predict our revenues may seriously harm our financial condition and results of operations. We generally cannot reduce our expenses on short notice to compensate for unanticipated variations in the number or size of engagements in progress.

WE MAY LOSE MONEY ON FIXED FEE CONTRACTS IF WE MISCALCULATE THE RESOURCES REQUIRED TO COMPLETE A PROJECT.

    We have generally entered into contracts with our clients on a fixed-fee, fixed timeframe, basis. A miscalculation of the resources or time needed to complete fixed-fee engagements could seriously harm our operating results. The risk of such miscalculations for us is high because we work with complex technologies in compressed time frames.

UNDERUTILIZATION OF OUR EMPLOYEE RESOURCES MAY ALSO ADVERSELY AFFECT OUR OPERATING REVENUES.

    We generally establish our personnel levels based on our expectations of client demand. If we hire more employees than our engagements require, or if we are unable to effectively redeploy our employees from project to project, our operating margins may decline and we may suffer losses. We have hired a large number of administrative and support personnel to support our anticipated growth. These personnel costs and expenses constitute the substantial majority of our operating expenses.

WE MAY NOT SUCCESSFULLY DEVELOP BRAND AWARENESS OF OUR SERVICES, AND OUR BRAND REPUTATION MAY DEPEND UPON THE SUCCESS OR FAILURE OF OUR CLIENTS.

    Developing and maintaining widespread awareness of the "Clarant Worldwide Corporation" brand name is an important element of our business strategy. If we do not successfully promote and maintain our brand name without significant expense, our operating margins and growth may decline. We plan to increase our marketing expenses to promote our brand name, which may reduce our operating margins. In addition, our brand name will replace the current brand names of our acquired companies, which may disrupt our business and adversely affect our revenues and profitability. The public may closely associate our brand with the business success or failure of some of our high-profile clients, many of whom are pursuing unproven business models in competitive markets. As a result, the failure or difficulties of one of our high-profile clients may damage our brand name.

OUR LACK OF COMBINED OPERATING HISTORY MAKES IT DIFFICULT TO PREDICT OUR
SUCCESS.

    We have no combined operating history upon which you can evaluate our business and prospects. We will combine eight professional services providers into a new company, and we may not be able to achieve or maintain profitability of any of our businesses or overall. The pro forma financial information included in this prospectus is based on the separate pre-acquisition financial information of the acquired businesses. As a result, our historical results of operations and pro forma financial information may not give you an accurate indication of our future results of operations or prospects. In addition, companies like us in an early stage of development frequently encounter risks, expenses and difficulties associated with starting a new business, many of which may be unexpected or beyond our control.

WE ARE AFFECTED BY SEASONAL FACTORS THAT COULD CAUSE OUR REVENUES TO FLUCTUATE FROM QUARTER TO QUARTER.

    Our industry is affected by seasonal factors. Our revenues and income are generally higher in the first and second calendar quarters, and lower during the third and fourth calendar quarters as a result of the summer and end-of-year holiday seasons. As a result of these factors, we believe that period-to-period comparisons of our results of operations will not reliably indicate our future performance. It is likely that in some future quarter or quarters our operating results will be below the expectations of public market analysts or investors. Such shortfalls may significantly affect the market price of our common stock.

    Several other factors may cause our revenues and operating results to vary from quarter-to-quarter, including:

    - the number, size and type of client engagements we commence and complete during a quarter;

    - modification or termination of material contracts;

    - the amount and timing of expenditures by our clients for Internet and electronic commerce professional services;

    - our ability to adequately staff our projects and effectively utilize our employees;

    - the fixed personnel and other costs we incur in advance of the quarter;

    - the number, type, timing and costs of acquisitions completed during a quarter;

    - our ability to manage costs, including personnel costs and support services costs; and

    - our introduction of new services.

WE MAY INCUR UNEXPECTED OR UNQUANTIFIABLE LIABILITIES AND EXPENSES ARISING FROM THE OPERATION OF A COMPANY BEFORE WE ACQUIRED IT OR THE INDEMNIFICATION PROVISIONS OF THE ACQUISITION AGREEMENTS.

    When we acquire companies, we may acquire liabilities and expenses which we did not know about at the time we negotiated these acquisitions. We may also acquire contingent liabilities which become realized, or liabilities which prove to be larger than anticipated. Certain former owners of each company will be required to indemnify us against certain liabilities related to the operation of such company before we acquired it. However, in some cases such indemnification may be limited in amount or these former owners may not have the financial ability to meet their responsibilities. In addition, for some liabilities we may have no recourse against the former owners of the acquired company. The acquisition agreements include provisions whereby each company indemnifies us for breaches of its representations and warranties and information provided by it for use in this prospectus and we indemnify each company for liabilities arising out of breaches of each other party's representations and warranties, information provided by any other party for use in this prospectus and other matters traditionally covered under the indemnification terms of similar contracts. There is no assurance that any party will meet its obligations to indemnify any other party. In addition, the SEC's position is that indemnification for securities law violations is against public policy.

POTENTIAL INTERNATIONAL ACQUISITIONS AND EXPANSION WILL INVOLVE ADDITIONAL FINANCIAL AND OPERATIONAL RISK.

    We intend to expand our business by providing Internet and electronic commerce professional services to companies operating outside of the U.S. An inability to successfully establish and expand our international operations could seriously harm our business prospects. We intend to acquire existing companies and open offices in those markets and otherwise market our business abroad. We may be unable to successfully market, sell, deliver and support our services internationally. In addition to other risks described in this section, international expansion poses additional risks, including:

    - intense competition for qualified personnel outside of the U.S.;

    - international legal and regulatory requirements;

    - problems in collecting accounts receivable and longer payment cycles;

    - the impact of recessions in economies outside the U.S.;

    - higher marketing costs;

    - fluctuations in currency exchange rates;

    - restrictions on the import and export of certain technologies;

    - reduced protection for intellectual property rights in some countries;

    - potentially adverse tax consequences; and

    - increases in tariffs, duties, price controls, restrictions on foreign currencies and other trade barriers.

THE NATURE OF THE SERVICES WE PROVIDE COULD EXPOSE US TO SIGNIFICANT LIABILITY TO CLIENTS WHO ARE NOT SATISFIED WITH OUR SERVICES.

    We create, implement and maintain Internet and electronic commerce systems and other applications that are critical to our clients' businesses. Any defects or errors in these systems or applications or failure to meet clients' expectations could result in:

    - delayed or lost client revenues;

    - rendering additional services to a client at no charge;

    - negative publicity regarding us and our services; and

    - claims for substantial damages against us, regardless of fault.

    The successful assertion of a large claim against us could seriously harm our business, financial condition and operating results. Our contracts generally limit our damages arising from negligent acts, errors, mistakes or omissions in rendering services to our clients. However, we cannot be sure that these contractual provisions will protect us from liability for damages in the event we are sued. Our general liability insurance coverage may not cover one or more large claims, or the insurer may disclaim coverage as to any future claim. In addition, our general liability insurance coverage may not continue to be available on reasonable terms or at all.

OUR FAILURE TO PROTECT OR MAINTAIN OUR INTELLECTUAL PROPERTY RIGHTS COULD COST US MONEY, PLACE US AT A COMPETITIVE DISADVANTAGE AND ADVERSELY AFFECT OUR BUSINESS.

    The steps we have taken to protect our proprietary intellectual property rights may not prevent or deter someone else from using or claiming rights to our intellectual property. Third party infringement or misappropriation of our trade secrets, copyrights, trademarks or other proprietary information could seriously harm our business. In addition, although we believe that our proprietary rights do not infringe on the intellectual property rights of others, other parties may claim that we have violated their intellectual property rights. Such claims, even if not true, could result in significant legal and other costs and may distract our management. We also license certain technologies from third parties. We cannot assure you that these licenses will continue on reasonable terms or at all, or that we will successfully license new technologies developed by third parties. Our failure to do so could result in loss of revenues and higher expenses. Pursuant to our acquisition agreement relating to the Brand Dialogue-New York business of Young & Rubicam, for a period of six months, we have a limited license to use the name "Brand Dialogue" solely for the purpose of identifying "Brand Dialogue-New York" as the name of the business when it was owned by Young & Rubicam.

WE SOMETIMES AGREE NOT TO PERFORM SERVICES FOR OUR CLIENTS' COMPETITORS WHICH COULD REDUCE THE NUMBER OF OUR PROSPECTIVE CLIENTS.

    Many of the engagements we perform for clients are competitively sensitive. As a result, we sometimes agree not to perform services for our clients' competitors or in a particular field for limited periods of time. These agreements could preclude or reduce opportunities from prospective clients and reinforce the importance of our client selection.

WE MAY NEED, BUT NOT BE ABLE, TO OBTAIN ADDITIONAL FINANCING ON REASONABLE TERMS OR AT ALL.

    We expect that the net proceeds from this offering, after paying the cash portion of the purchase price for our companies, will meet our working capital and capital expenditure needs for at least the next 12 months. After that, we may need to raise additional funds. If we need additional capital and cannot raise it on acceptable terms, we may not be able to acquire additional companies, open or expand offices in the U.S. and abroad, make capital expenditures, hire and train additional personnel or otherwise expand our business. We cannot be certain that we will be able to obtain additional financing on favorable terms, if at all.

A SIGNIFICANT PORTION OF OUR ASSETS ARE INTANGIBLE. AMORTIZATION OF OUR INTANGIBLE ASSETS WILL ADVERSELY IMPACT OUR NET INCOME AND WE MAY NEVER REALIZE THE FULL VALUE OF OUR INTANGIBLE ASSETS.

    The acquisition of our companies simultaneously with the closing of this offering will create significant goodwill on our financial statements. We will amortize such goodwill over a period of three years, which will negatively affect our operating results in those periods. At March 31, 1999, after giving pro forma effect to the acquisition of our companies, we would have had goodwill of approximately $218.1 million. We have agreed to pay the former owners of our companies additional consideration under certain conditions, payable in the form of cash and/or stock. Regardless of the form of payment, any additional consideration will create additional goodwill and increase the related amortization expense.

WE MAY EXPERIENCE PROBLEMS RELATED TO THE YEAR 2000 ISSUE THAT COULD ADVERSELY AFFECT OUR BUSINESS.

    Many currently installed computer systems and software products are coded to accept only two-digit year entries in the date code field. Consequently, on January 1, 2000, many of these systems could fail or malfunction because they may not be able to distinguish 21st century dates from 20th century dates. Although we believe that our principal internal systems are Year 2000 compliant, some systems are not yet certified. Because we depend substantially upon the proper functioning of our computer systems, a failure of our systems to correctly recognize dates beyond December 31, 1999 could materially disrupt our operations and seriously harm our business.

    The Year 2000 problem could also adversely affect our business by causing the systems of our clients, potential clients, vendors or other business partners to fail. The Year 2000 problem could result in systemic failures or miscalculations. Our clients and prospective clients which experience Year 2000 problems could defer projects that use or could use our services and decrease demand for our services. The Year 2000 problem may also affect third parties that license software products which we incorporate into the business systems that we create for our clients. We generally discuss Year 2000 issues with these suppliers and sometimes perform internal testing on their products, but we cannot guarantee that the software licensed by these suppliers is Year 2000 compliant. Any failure on our part to provide Year 2000 compliant systems to our clients could result in financial loss, harm to our reputation and liability to others and could seriously harm our business, financial condition and operating results. For information on our efforts to handle the Year 2000 issue, see "Management's Discussion and Analysis of Financial Condition and Results of Operations--Year 2000 Readiness Disclosure Statement."

THE SALE OR AVAILABILITY FOR SALE OF ADDITIONAL SHARES OF OUR COMMON STOCK AFTER THIS OFFERING COULD ADVERSELY AFFECT THE MARKET PRICE OF OUR COMMON STOCK.

    Sales of a substantial number of shares of common stock after this offering could adversely affect the market price of our common stock. A reduction in the price of our common stock could impair our ability to raise capital through the sale of additional equity securities or our ability to use shares as a currency to make acquisitions. For a description of the shares of our common stock that will be available for future sale following this offering, see "Shares Eligible for Future Sale."

    Upon completing this offering,              shares of our common stock will
be outstanding and 28,334,091 of these shares will be "restricted securities." Up to 398,966 shares may be forfeited under an agreement among us, Commonwealth Principals II LLC and Guillermo G. Marmol, our Chief Executive Officer and President, to preserve the tax-deferred nature of the transactions in which we will acquire our eight companies. If the full number of shares is forfeited, shares of our common stock will be outstanding, of which 27,935,125 shares will be "restricted securities." We may issue additional "restricted securities" as contingent consideration in connection with the acquisitions of our companies. See "About Clarant Worldwide Corporation" for a discussion of how this additional consideration will be determined.

    The shares of common stock sold in this offering will be freely tradable without further restriction or registration under the Securities Act, except for shares purchased by an affiliate of ours. Sales of shares purchased by an affiliate will be limited by Rule 144 under the Securities Act. Holders of restricted shares generally will be entitled to sell their shares in the public market without registration either under Rule 144 or any other applicable exemption under the Securities Act.

    After completion of this offering we intend to file one or more registration statements under the Securities Act to register 12,838,602 shares of common stock subject to outstanding stock options and reserved for issuance under our 1999 Long-Term Incentive Plan. Upon completion of this offering, options to purchase 7,578,991 shares will be outstanding under our 1999 Long-Term Incentive Plan, including options issued on conversion of options issued by one of our eight acquired companies, and options to purchase 1,000,000 shares will be outstanding outside of the plan.

    In addition, upon completion of this offering, the holders of 20,485,125 shares of common stock and 1,000,000 shares issuable on exercise of options granted in connection with the acquisition of Brand Dialogue-New York will have piggyback registration rights to register the shares of common stock that they receive whenever we propose to register any shares of common stock for our own or another's account under the Securities Act. Young & Rubicam will also have one demand registration right to register any or all of the shares of common stock it receives in connection with the sale of Brand Dialogue-New York (including shares issued as contingent consideration and shares issued upon exercise of Young & Rubicam's option), beginning 18 months from the closing of this offering.

WE FACE INTENSE COMPETITION IN OUR INDUSTRY AND LOW BARRIERS TO ENTRY MAY ENCOURAGE ADDITIONAL COMPETITORS IN THE FUTURE, WHICH MAY NEGATIVELY IMPACT OUR OPERATING RESULTS.

    Competition in the Internet and electronic commerce professional services market is intense. We expect competition to persist and intensify in the future. We compete against companies selling Internet and electronic commerce software and services, and the in-house development efforts of companies seeking to engage in electronic commerce. Our current competitors include, and may in the future include, the following:

    - Internet consulting firms and online agencies, such as AGENCY.COM, AppNet, iXL Enterprises, Modem Media . Poppe Tyson, Organic Online, Proxicom, Razorfish, Scient, US Interactive, USWeb/CKS and Viant;

    - general management consulting firms, such as Bain & Company, Boston Consulting Group, Booz Allen & Hamilton and McKinsey & Company, Inc.;

    - the professional services groups of computer equipment companies, such as Compaq, Hewlett-Packard and IBM;

    - systems integrators, such as Andersen Consulting, Cambridge Technology Partners, Sapient, and consulting arms of the "Big Five" accounting firms; and

    - internally developed solutions of current and potential clients.

Because barriers to entry in our market are low, we also expect other companies to enter our market. In addition, current and potential competitors have established, or may establish, cooperative relationships among themselves or with vendors. Accordingly, new competitors or alliances among competitors may emerge and rapidly acquire significant market share.

    Most of our current competitors have longer operating histories than us. Many of our competitors have larger client bases, larger professional staffs, greater brand recognition and greater financial, technical, marketing and other resources than us. Many of our competitors also have well-established relationships with our current and potential clients and vendors and may be able to respond more quickly to new or emerging technologies and changes in customer requirements. In addition, some of our competitors may develop services that are superior to, or have greater market acceptance than, the services we offer. Our competitors may also be able to devote more resources to the development, promotion and sale of their services than we can. Competitors that offer more standardized services than we do may have a substantial cost advantage and could force us to lower our prices. Each of these factors may place us at a disadvantage in responding to our competitors' pricing strategies, technological advances, marketing campaigns, strategic partnerships and other initiatives. We cannot assure you that we will compete successfully with existing or new competitors, and our failure to do so could seriously harm our business, financial condition and operating results.

    We contract separately for each stage of development of a client's Internet and electronic commerce business. We cannot guarantee you that our existing or future clients will retain us on later stages of work.

WE MAY NOT BE ABLE TO KEEP UP WITH THE LATEST TECHNOLOGICAL DEVELOPMENTS IN OUR INDUSTRY.

    Rapid technological change and frequent introductions of new products and services characterize our market and the technologies our clients use. Our failure to successfully respond to these technological developments or to respond in a timely or cost-effective way could seriously harm our business and operating results. Our success will depend on our ability to offer services that keep pace with continuing changes in technology, industry standards and client preferences.

OUR SUCCESS DEPENDS ON THE CONTINUED DEVELOPMENT OF THE INTERNET AND ELECTRONIC COMMERCE BUSINESS AND OUR ABILITY TO ADAPT TO CHANGES IN THE INTERNET AND ELECTRONIC COMMERCE BUSINESS.

    We cannot be certain that the market for Internet and electronic commerce services will continue to grow. Consumers and businesses may reject the Internet or electronic commerce as viable commercial mediums for a number of reasons, including:

    - inadequate network infrastructure;

    - insufficiency of telecommunications services to support electronic commerce and the Internet;

    - delays in the development of technologies that facilitate use, and improve the security, of the Internet and electronic commerce;

    - delays in the development of new protocols to handle increased levels of Internet activity;

    - increased governmental regulation;

    - changes in sales tax laws; and

    - failure of companies to meet their customers' expectations and service requirements in delivering goods and services via electronic commerce and over the Internet.

    If a viable and sustainable market for our Internet and electronic commerce services does not continue to develop, or if we cannot differentiate our services from those of our competitors, our revenue and operating margins may decline and we may experience losses. In addition, Internet and electronic commerce professional services are new and constantly changing. Technological developments, changes in use of the Internet, and other factors over which we have no control will affect the types of services our clients require. As a result, we will need to, but may not be able to, rapidly master and develop an evolving set of skills and capabilities.

NEW LAWS OR REGULATIONS AFFECTING THE INTERNET, ELECTRONIC COMMERCE OR COMMERCE IN GENERAL COULD ADVERSELY AFFECT OUR BUSINESS.

    Congress and other domestic and foreign governmental authorities have adopted and are considering legislation affecting use of the Internet, including laws relating to the use of the Internet for commerce and distribution. The adoption or interpretation of laws regulating the Internet, or of existing laws governing such things as consumer protection, libel, property rights and personal privacy, could hamper the growth of the Internet and its use as a communications and commercial medium. If this occurs, companies may decide not to use our services and our business and operating results would suffer.

THIS PROSPECTUS CONTAINS FORWARD-LOOKING STATEMENTS WHICH MAY NOT PROVE TO BE ACCURATE OR COMPLETE.

    Some of the statements under "Prospectus Summary," "Risk Factors," "Management's Discussion and Analysis of Financial Condition and Results of Operations," "Business" and elsewhere in this prospectus constitute forward-looking statements. These statements involve known and unknown risks, uncertainties and other factors that may cause our or our industry's actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements. These forward-looking statements relate to future events or our future financial performance. In some cases, you can identify forward-looking statements by terminology such as "may," "will," "should," "expects," "plans," "intends," "anticipates," "believes," "estimates," "predicts," "potential" or "continue" or the negative of such terms or other comparable terminology. These statements are only predictions. Moreover, neither we nor any other person assumes responsibility for the accuracy and completeness of such statements. We are under no duty to update any of the forward-looking statements after the date of this prospectus to conform such statements to actual results and do not intend to do so.

                      ABOUT CLARANT WORLDWIDE CORPORATION

    We formed Clarant Worldwide Corporation, Inc. in August 1998 for the purpose of acquiring a group of existing Internet and electronic commerce professional services companies providing a wide range of services throughout the United States. Simultaneously with the closing of this offering, we will close the acquisitions of eight companies. We will consummate the acquisitions in accordance with written agreements negotiated with the current owners of these companies. The closings of the acquisitions of our eight companies are conditioned upon the completion of this offering by December 31, 1999, other customary closing conditions as well as rights to consent to the acquisition agreement schedules, which if not waived, consented to or changed as requested, could result in termination of an acquisition agreement. In addition, each company can choose not to close the acquisition if the initial public offering price is less than $9.90 per share. Except in the case of Brand Dialogue-New York, the acquisitions have been structured as mergers whereby the companies will survive as our wholly-owned subsidiaries. We will acquire assets of Brand Dialogue-New York and may contribute those assets to a newly formed subsidiary. The acquisition consideration and the terms of the agreements have been negotiated at arms-length.

OUR COMPANIES

    The purchase price for the eight companies will consist of an initial payment at the time of closing and the ability to earn contingent payments, as follows:

PURCHASE PRICE

    The initial purchase price for each company has been determined based upon a variety of factors, including that company's revenue and pre-tax income. The initial purchase price will consist of a fixed number of shares of common stock and a cash payment, except that the initial purchase price for Brand Dialogue-New York will consist entirely of stock. The purchase price for all companies, based on an assumed initial public offering price of $11.00 per share, will be $314.8 million. An aggregate of 20,485,125 shares of common stock will be issued for all companies. The number of shares of common stock payable for each company is fixed, except in the case of RSI Group, Inc. and subsidiaries where the number of shares will increase if the initial public offering price is between $9.90 and $11.00. Any such additional shares issued to the stockholders of RSI will be transferred to them by Commonwealth Principals II LLC. Based on an $11.00 price per share, the aggregate cash consideration for all companies will be $89.5 million. The cash portion of the purchase price will adjust so that it will always equal approximately 39.7% of the market value of the share portion of the purchase price as of the closing of this offering.

CONTINGENT CONSIDERATION

    The former owners of each company will be eligible to receive two payments of contingent consideration: one based on the financial results of the individual company and one based on the consolidated financial results of the eight companies. The contingent consideration for each company will be based on a percentage of the amount, if any, by which the actual revenues and actual pre-tax income of the company for the period beginning July 1, 1999, and ending December 31, 1999, exceeds the budgeted revenue and budgeted pre-tax income, respectively, of the company for that period. The contingent consideration based on the financial results of the combined companies will be a percentage of the amount, if any, by which the combined actual revenue and combined actual pre-tax income of the eight companies for the period beginning January 1, 2000, and ending June 30, 2000, exceeds our budgeted revenues and our budgeted pre-tax income, respectively, for that same period.

    The maximum aggregate contingent consideration that each company can earn for individual company contingent consideration and combined company contingent consideration is 50% of the initial purchase price for that company or total contingent consideration of $157.4 million. In addition, the former owners of Potomac Partners Management Consulting, LLC will be eligible to earn up to an additional $25 million in contingent consideration as described below.

    The payment of the contingent consideration based on each company's performance and on combined company performance will be made within 30 days after such amount is finally determined, using a combination of cash and stock. The portion of the contingent consideration to be paid in stock will be determined by us, in our sole discretion, provided that cash will comprise no less than 25% and no more than 50% of the contingent consideration amount. The actual number of shares of common stock will be determined based on the average closing price of our common stock for the 30 trading days prior to the date of determination of the amount of contingent consideration.

    In addition to the contingent consideration described above, former owners of Potomac Partners will be eligible to receive contingent consideration based on revenues derived from specific contracts with a specific client entered into by us or Potomac Partners after the date of the Potomac Partners' acquisition agreement. The former owners of Potomac Partners will receive amounts equal to 150% of the revenues received for management consulting services (excluding such revenues generated between July 1, 1999 and December 31, 1999) and 40% of the revenues received for other services, rendered pursuant to those client contracts between July 1, 1999 and June 30, 2002, up to a maximum amount of $25.0 million. We will pay the contingent consideration within 30 days after completion of our annual audit for each of our fiscal years ending December 31, 1999, December 31, 2000, December 31, 2001 and December 31, 2002. For purposes of calculating the individual company contingent consideration as described above that may be earned by the former owners of Potomac Partners between July 1, 1999 and December 31, 1999, the revenues received by Potomac Partners for management consulting services pursuant to those client contracts will be included in the actual revenue amounts used in that calculation. For purposes of calculating the portion of the combined company contingent consideration that may be earned by the former owners of Potomac Partners, we will not include any revenues earned from those client contracts in determining Potomac Partners' portion of the combined company contingent consideration. In determining the portion of combined company contingent consideration that may be earned by the former owners of the other companies, we will include all revenues earned from those client contracts.

INDIVIDUAL COMPANY INFORMATION

    The following shows the consideration to be paid in stock and cash for each company based on an assumed initial public offering price of $11.00 per share:

                                                                                                       MAXIMUM
                                                                                                      CONTINGENT
                                                              INITIAL PURCHASE PRICE                CONSIDERATION
                                                      ---------------------------------------  ------------------------
                                                                    VALUE          TOTAL         COMPANY     COMBINED
NAME                                   HEADQUARTERS     CASH      OF STOCK     CONSIDERATION     PORTION      PORTION
-------------------------------------  -------------  ---------  -----------  ---------------  -----------  -----------
                                                                           (DOLLARS IN THOUSANDS)

Align Solutions Corp.                   Houston, TX   $  33,840   $  67,560      $ 101,400      $  25,350    $  25,350

Brand Dialogue-New York                 New York, NY         --      50,700         50,700         12,675       12,675

Free Range Media, Inc.                  Seattle, WA       9,310      21,090         30,400          7,600        7,600

Integrated Consulting, Inc. dba i.con    Dallas, TX       4,489       8,911         13,400          3,350        3,350
  interactive

InterActive8, Inc.                      New York, NY     10,887      19,513         30,400          7,600        7,600

MultiMedia Resources, LLC                Larchmont,       3,150       7,350         10,500          2,625        2,625
                                                 NY

Potomac Partners Management              Reston, VA      22,628      38,172         60,800         15,200       15,200
  Consulting, LLC

RSI Group, Inc. and subsidiaries         Dallas, TX       5,160      12,040         17,200          4,300        4,300
                                                      ---------  -----------  ---------------  -----------  -----------

    Total                                             $  89,464   $ 225,336      $ 314,800      $  78,700    $  78,700
                                                      ---------  -----------  ---------------  -----------  -----------
                                                      ---------  -----------  ---------------  -----------  -----------


                                          ASSUMED
                                           DEBT
                                        AS OF MARCH
NAME                                     31, 1999
-------------------------------------  -------------

Align Solutions Corp.                    $   1,366
Brand Dialogue-New York                         --
Free Range Media, Inc.                          --
Integrated Consulting, Inc. dba i.con          222
  interactive
InterActive8, Inc.                             997
MultiMedia Resources, LLC                       --

Potomac Partners Management                     --
  Consulting, LLC
RSI Group, Inc. and subsidiaries               873
                                       -------------
    Total                                $   3,458
                                       -------------
                                       -------------

    In addition, the former owners of Potomac Partners are eligible to receive up to $25.0 million in additional contingent consideration, as described above.

OPTION GRANTS

    Preceding the trading of our common stock, we will grant to Young & Rubicam Inc. an immediately exercisable ten year option to purchase 1,000,000 shares of common stock at an exercise price equal to the initial public offering price.

    In addition, immediately preceding the trading of our common stock, we intend to grant options for an aggregate of 2,205,000 shares of common stock exercisable at the initial public offering price to employees and officers of the companies who will become our employees at the closing of the acquisitions. One-sixth of the options will become exercisable every six months over 36 months from the date of grant.

CONVERSION OF EXISTING OPTIONS

    At the closing of the acquisitions, we will grant to some former owners, employees and affiliates of one of our companies on conversion of outstanding options issued by that company, options for 1,570,776 shares of our common stock.

                                USE OF PROCEEDS

    We estimate that we will receive approximately $      million in net
proceeds (or $      million net proceeds if the underwriters' over-allotment
option is exercised in full) from this offering assuming an initial public
offering price of $      per share. This amount reflects deductions from the
gross proceeds of the offering of approximately $      million, which will be
retained by the underwriters as discounts and commissions and $      million,
representing our estimated expenses for this offering and the acquisitions of our companies.

    We expect to use approximately $89.5 million of the net proceeds from the offering to pay the cash portion of the purchase prices payable for the acquisition of our companies based on an assumed initial public offering price of $11.00 per share, of which $4.1 million will be used to repay assumed notes payable to several former owners of our companies which are due on demand with open maturity dates and accrue interest at rates ranging from 9.25% to prime plus 1% (8.75% at March 31, 1999).

    We expect to use approximately $4.5 million of the proceeds to repay advances made to us by Commonwealth Principals II LLC to pay our expenses until the closing of this offering, which advances earn interest at the prime rate (7.75% at May 20, 1999).

    We will use the remainder of the net proceeds of approximately $ million for general corporate purposes, which may include future acquisitions, working capital and the payment of any additional amounts payable to former owners of our eight companies under the contingent consideration provisions of the acquisition agreements. This use of proceeds does not include the net proceeds from the exercise of the underwriters' over-allotment option. Until we use the net proceeds of this offering, we intend to invest these net proceeds in short-term, interest-bearing, investment-grade securities.

                                DIVIDEND POLICY

    We have not paid, and do not intend to pay, dividends on our common stock in the foreseeable future. Instead, we will retain our earnings to finance the expansion of our business and for general corporate purposes. Our Board of Directors will have the authority to declare and pay dividends on the common stock at any time, in its discretion, as long as there are funds legally available for that distribution.

                                 CAPITALIZATION

    The following table shows our capitalization at March 31, 1999 on an actual basis, a pro forma combined basis and on a pro forma as adjusted basis. The pro forma combined presentation considers the combined historical balance sheets for Clarant and the eight companies we will acquire upon the closing of this offering, and applies pro forma adjustments to the historical information. The pro forma as adjusted presentation reflects the pro forma adjustments and also the closing of this offering, the acquisition of the eight companies simultaneously with this offering and the application of the estimated net proceeds we will receive in this offering. The pro forma as adjusted column below assumes that we will issue 20,485,125 shares of common stock in connection with the acquisitions of our eight companies and that our two initial stockholders will forfeit 398,966 shares of common stock to preserve the tax treatment of the acquisitions. See "Use of Proceeds," and "Selected Unaudited Pro Forma Combined Financial Data." For a description of the pro forma adjustments, you should refer to our unaudited pro forma combined financial statements and notes included elsewhere in this prospectus.

    The pro forma as adjusted column does not include       shares to be issued
if the underwriters exercise their over-allotment option in full; 8,578,991 shares of common stock issuable on exercise of stock options to be outstanding at closing; and an indeterminable number of shares that may be issued in payment of contingent consideration under the acquisition agreements as described under "About Clarant Worldwide Corporation." See "Shares Available for Future Sale."

                                                                                           MARCH 31, 1999
                                                                                ------------------------------------
                                                                                            PRO FORMA    PRO FORMA
                                                                                 ACTUAL     COMBINED    AS ADJUSTED
                                                                                ---------  -----------  ------------

                                                                                       (DOLLARS IN THOUSANDS)
Short-term debt and current portion of long-term debt.........................  $      50  $     2,913   $
Due to affiliates/stockholders................................................         --       71,202
Acquisition-related obligations...............................................         --       18,262
Long-term debt, less current portion..........................................         --          595

STOCKHOLDERS' EQUITY:

Preferred stock, $0.01 par value per share:
  10,000,000 shares authorized; no shares issued and outstanding on an actual basis; no shares issued and outstanding on a pro forma combined basis; no
    shares issued and outstanding on a pro forma as adjusted basis............         --           --           --

Common stock, $0.01 par value per share:
  100,000,000 shares authorized; 7,848,966 shares issued and outstanding on an actual basis; 28,334,091 shares issued and outstanding on a pro forma
    combined basis;       shares issued and outstanding on a pro forma as
    adjusted basis............................................................         78          283
Additional paid-in capital....................................................        329      144,517
Retained earnings (deficit)...................................................       (477)      (4,258)
                                                                                ---------  -----------
  Total stockholders' equity..................................................        (70)     140,542
                                                                                ---------  -----------
    Total capitalization......................................................  $     (20) $   233,514
                                                                                ---------  -----------
                                                                                ---------  -----------

                                    DILUTION

    Our pro forma net tangible book value at March 31, 1999 was $(82.3) million, or $(2.91) per share of common stock. Pro forma net tangible book value per share of common stock is calculated by dividing the pro forma net tangible book value of our company by the number of shares of common stock outstanding on a pro forma basis after giving effect to the acquisitions of our companies. Our pro forma as adjusted net tangible book value at March 31, 1999 would have been $37.6 million, or $.92 per share of common stock, assuming an initial public offering price of $11.00 per share, no exercise of the underwriters' over-allotment option, no payments under the contingent consideration provisions of the acquisition agreements for our companies, no exercise of stock options outstanding at closing and no changes in the pro forma net tangible book value of our company, other than to give effect to the sale of the shares of common stock offered by this prospectus, and the application of the net offering proceeds as described under "Use of Proceeds."

    This pro forma as adjusted net tangible book value represents an immediate increase in net tangible book value of $3.83 per share to our existing stockholders, including the former owners of our companies who will receive shares of our common stock as partial payment for their equity interests in the companies upon completion of this offering, and an immediate dilution in pro forma as adjusted net tangible book value of $10.08 per share to new investors purchasing shares in this offering. The following table illustrates this pro forma per share dilution as of March 31, 1999:

Assumed initial public offering price per share........             $   11.00
Pro forma net tangible book value per share at March
  31, 1999.............................................  $   (2.91)
Pro forma increase per share attributable to investors
  who buy shares in this offering......................       3.83
                                                         ---------
Pro forma as adjusted net tangible book value per share
  after the offering...................................             $     .92
                                                                    ---------
Pro forma dilution per share to investors who buy
  shares in this offering..............................             $   10.08
                                                                    ---------
                                                                    ---------

    If all our options to purchase 8,578,991 shares of common stock expected to be outstanding at closing of this offering were exercised in accordance with their terms as of March 31, 1999, our pro forma net tangible book value, as adjusted (based on the assumptions described above), would have been $2.17 per share of common stock, representing immediate dilution of $5.08 per share to investors purchasing shares in this offering.

    The following table summarizes, as of March 31, 1999, on a pro forma as adjusted basis (based upon the above assumptions), (1) the number of shares of our common stock purchased by existing stockholders, including the former owners of the eight companies who will receive shares of common stock as a partial payment for their equity interests in the eight companies upon completion of this offering, (2) the number of shares of common stock purchased by investors who buy shares in this offering, (3) the total consideration paid to us, (4) the average price paid to us and (5) the percentage ownership held by existing stockholders (including the former owners of the eight acquired companies) and by new investors in this offering:

                                                          SHARES                       TOTAL
                                                         PURCHASED                 CONSIDERATION           AVERAGE
                                                 -------------------------  ---------------------------     PRICE
                                                     NUMBER       PERCENT        AMOUNT        PERCENT    PER SHARE
                                                 --------------  ---------  ----------------  ---------  -----------
Existing stockholders..........................       7,848,966      19.19% $        200,001        .05%  $     .03
Former owners of our companies.................      20,485,125      50.07       225,336,375      61.93       11.00
Investors who buy shares in this offering......      12,575,000      30.74       138,325,000      38.02       11.00
                                                 --------------  ---------  ----------------  ---------
      Total....................................      40,909,091     100.00% $    363,861,376     100.00%
                                                 --------------  ---------  ----------------  ---------
                                                 --------------  ---------  ----------------  ---------

              SELECTED UNAUDITED PRO FORMA COMBINED FINANCIAL DATA

    We were incorporated in August 1998 and have not conducted any operations as yet, except for negotiating and documenting the acquisitions of the eight companies we will acquire simultaneously with the closing of this offering, preparing this prospectus and the related documents for this offering and developing our management team and corporate structure. Each of our eight companies has been operating for at least 18 months. We present below our summary unaudited pro forma combined financial data based on historical data for the 12 months ended December 31, 1998 and the three months ended March 31, 1998 and 1999, considering our combined historical results and those of the companies we will acquire. We also present below the unaudited pro forma combined balance sheet data as of March 31, 1999 based on historical data and as adjusted for the eight acquisitions and this offering. The unaudited pro forma combined statement of operations data for the 12 months ended December 31, 1998 and the three months ended March 31, 1998 and 1999 assume that the eight acquisitions and this offering were consummated on January 1, 1998. The unaudited pro forma combined balance sheet data assume that the eight acquisitions and this offering were consummated on March 31, 1999.

    The unaudited selected pro forma financial data do not necessarily indicate the operating results or financial position which would have resulted from our operation on a combined basis during the period presented, nor do these unaudited pro forma data necessarily represent any future operating results or financial position. In addition to these unaudited selected pro forma financial data, you should also refer to the more complete financial information included elsewhere in this prospectus, including more complete historical results for the companies that we will acquire and our unaudited pro forma combined financial statements and the accompanying notes.

                                                                                   THREE MONTHS ENDED MARCH 31,
                                                                 YEAR ENDED        ----------------------------
                                                              DECEMBER 31, 1998        1998           1999
                                                            ---------------------  -------------  -------------
                                                               (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)
UNAUDITED PRO FORMA COMBINED
  STATEMENT OF OPERATIONS DATA:
  Revenues................................................     $        49,884     $      10,204  $      17,705
  Cost of services(1)(2)..................................              31,714             6,672         10,208
                                                                   -----------     -------------  -------------
  Gross profit............................................              18,170             3,532          7,497
  Selling, general and administrative expenses(1)(2)(3)...              23,586             5,908          7,133
  Equity based compensation expense(4)....................               6,621             1,655          4,851
  Intangibles amortization(5).............................              71,350            17,829         18,232
                                                                   -----------     -------------  -------------
  Loss from operations....................................             (83,387)          (21,860)       (22,719)
  Interest and other income, net..........................                (177)              (28)           (56)
                                                                   -----------     -------------  -------------
  Loss before income taxes................................             (83,564)          (21,888)       (22,775)
  Income taxes(6).........................................                  --                --             --
                                                                   -----------     -------------  -------------
  Net loss................................................     $       (83,564)    $     (21,888) $     (22,775)
                                                                   -----------     -------------  -------------
                                                                   -----------     -------------  -------------
  Net loss per share......................................     $         (2.04)    $       (0.54) $       (0.56)
  Shares used in computing pro forma net loss per
    share(7)..............................................          40,909,091        40,909,091     40,909,091

                                                                                            MARCH 31, 1999
                                                                                      ---------------------------
                                                                                       PRO FORMA     PRO FORMA
                                                                                       COMBINED    AS ADJUSTED(8)
                                                                                      -----------  --------------
                                                                                        (DOLLARS IN THOUSANDS)
UNAUDITED PRO FORMA COMBINED
  BALANCE SHEET DATA:
Cash and cash equivalents...........................................................   $   2,087     $
Working capital (deficit)...........................................................     (85,419)(9)
Total assets........................................................................     242,021
Long-term debt, net of current maturities...........................................         595
Stockholders' equity................................................................     140,542

------------------------
(1) The unaudited pro forma combined statement of operations data reflect pro forma changes in salaries, bonuses and benefits to the stockholders and management of our eight companies that we will acquire that have been agreed to prospectively. Compensation expense was reduced by $1.9 million for the year ended December 31, 1998 and $189,000 for the three months ended March 31, 1999 and was increased by $40,000 for the three months ended March 31, 1998.

(2) Excludes compensation expense related to non-recurring issuances of equity and equity appreciation rights of seven of our companies. Compensation expense was reduced by $1.9 million for the year ended December 31, 1998, and $8.1 million for the three months ended March 31, 1999.

(3) Includes adjustments to increase expenses related to additional compensation expense to our new corporate management and the estimated incremental costs associated with being a public company. Selling, general and administrative expense was increased by $5.5 million for the year ended December 31, 1998, $1.4 million for the three months ended March 31, 1998 and $1.4 million for the three months ended March 31, 1999.

(4) Consists of compensation expense related to shares of common stock and options issued to the management of Clarant at less than fair market value, equity based compensation of Align Solutions Corp. (the accounting acquiror), and the reclassification of compensation expense related to shares sold to Clarant management at less than fair market value in 1998.

(5) Consists of amortization over a three-year period of $209.0 million of goodwill and $4.8 million of other intangible assets to be recorded as a result of the acquisitions and the granting of certain options. The amortization is computed on the basis described in the notes to the unaudited pro forma combined financial statements. No amounts have been included for contingent consideration that may be payable to the former owners of our eight companies. None of this contingent consideration is expected to be compensatory.

(6) We have not demonstrated that we will generate future taxable income; therefore, a net deferred tax asset for the pro forma loss before income taxes has not been recognized.

(7) Includes (i) 20,485,125 shares of common stock to be issued to the former owners of the eight companies we will acquire; (ii) 7,848,966 shares issued
    to our initial stockholder and an executive officer; and (iii)       shares
    sold in this offering.

(8) Adjusted to reflect the sale of the              shares of common stock at
    an assumed initial public offering price of $   per share offered hereby and
    the application of the estimated net proceeds therefrom. See "Use of Proceeds."

(9) Includes the effect of liabilities in the amount of $71.2 million payable to the former owners of the eight companies we are acquiring, representing the cash portion of the initial purchase prices to be paid for the acquisition of common equity and $18.3 million of cash for other equity securities and the repayment of debt of a company from a portion of the net proceeds of this offering.

                       SELECTED HISTORICAL FINANCIAL DATA

    We will acquire eight companies simultaneously with and as a condition to the closing of this offering. Align Solutions Corp. ("Align"), one of the eight companies, has been identified as the "accounting acquiror" for financial statement presentation purposes.

    Our balance sheet data as of December 31, 1998 and the statement of operations data for the period from our inception on August 21, 1998 to December 31, 1998 have been derived from our audited financial statements included elsewhere in this prospectus.

    The selected historical financial data of our companies are derived in part from the more detailed historical financial statements and the related notes of our companies included elsewhere in this prospectus. The balance sheet data as of December 31, 1997 and 1998 and the statement of operations data for the years ended December 31, 1996, 1997 and 1998 for Free Range Media, Inc.; Integrated Consulting, Inc. dba i.con interactive; InterActive8, Inc.; Multimedia Resources, LLC; and RSI Group, Inc. and subsidiaries have been derived from the audited financial statements included elsewhere in this prospectus.

    The balance sheet data as of December 31, 1997 and 1998 and the statement of operations data for the period from its inception on October 16, 1996 to December 31, 1996 and the years ended December 31, 1997 and 1998 for Align Solutions Corp. have been derived from the audited financial statements included elsewhere in this prospectus.

    The balance sheet data as of December 31, 1997 and 1998 and the statement of operations data for the period from its inception on November 10, 1997 to December 31, 1997 and the year ended December 31, 1998 for Potomac Partners Management Consulting, LLC, have been derived from the audited financial statements included elsewhere in this prospectus.

    The balance sheet data as of December 31, 1997 and 1998 and the statement of operations data for the period from its inception on April 1, 1996 to December 31, 1996 and the years ended December 31, 1997 and 1998 for Brand Dialogue-New York have been derived from the audited financial statements included elsewhere in this prospectus.

    The following selected historical financial data should be read together with the historical financial statements and notes and "Management's Discussion and Analysis of Financial Condition and Results of Operations" included elsewhere in this prospectus. All our companies have fiscal years ending December 31.

    The following table shows selected historical financial data for Clarant and our companies for the stated periods.

                                                                                       FOR THE THREE MONTHS
                                                      FOR THE YEAR ENDED DECEMBER 31,    ENDED MARCH 31,
                                                      -------------------------------  --------------------
                                                        1996       1997       1998       1998       1999
                                                      ---------  ---------  ---------  ---------  ---------
                                                                     (DOLLARS IN THOUSANDS)
STATEMENT OF OPERATIONS DATA:
  CLARANT WORLDWIDE CORPORATION
    Revenues........................................  $      --  $      --  $      --  $      --  $      --
    Gross profit....................................         --         --         --         --         --
    Operating loss..................................         --         --       (245)        --       (232)

  ALIGN SOLUTIONS CORP.
    Revenues........................................  $     112  $   3,268  $   9,226  $   1,299  $   4,341
    Gross profit....................................         32      1,485      4,098        542      1,974
    Operating income (loss).........................       (201)      (149)         1       (152)    (3,318)

  BRAND DIALOGUE-NEW YORK
    Revenues........................................  $   1,922  $   4,011  $   7,237  $   1,410  $   2,701
    Operating income................................        577      1,171        964         24        441

  FREE RANGE MEDIA, INC.
    Revenues........................................  $   2,940  $   1,982  $   3,521  $     338  $   2,211
    Gross profit (loss).............................        924        341        272       (180)       749
    Operating loss..................................     (1,081)    (2,644)    (4,650)    (1,270)      (426)

  INTEGRATED CONSULTING, INC., DBA I.CON INTERACTIVE
    Revenues........................................  $     443  $     849  $   2,140  $     456  $     825
    Gross profit....................................        311        582      1,424        343        575
    Operating income (loss).........................         (4)        32         41        127        120

  INTERACTIVE8, INC.
    Revenues........................................  $   1,713  $   2,818  $   4,097  $     737  $   1,613
    Gross profit (loss).............................        657      1,184      2,064        304     (1,489)
    Operating income (loss).........................        197       (198)      (355)      (386)    (1,953)

  MULTIMEDIA RESOURCES, LLC
    Revenues........................................  $   1,928  $   3,476  $   2,068  $     652  $     742
    Gross profit....................................        943      1,039        312        213        428
    Operating income................................        523        502         37        132        336

  POTOMAC PARTNERS MANAGEMENT CONSULTING, LLC
    Revenues........................................  $      --  $     372  $   4,886  $     976  $   2,060
    Gross profit (loss).............................         --         82       (200)       322     (4,171)
    Operating income (loss).........................         --         (4)    (1,076)       142     (4,660)

  RSI GROUP, INC. AND SUBSIDIARIES
    Revenues........................................  $  16,133  $  15,724  $  16,927  $   4,338  $   3,253
    Gross profit....................................      4,470      4,074      4,656      1,188        889
    Operating income (loss).........................        365        329        403        227       (825)

                                                                                      DECEMBER 31,       MARCH 31,
                                                                                  --------------------  -----------
                                                                                    1997       1998        1999
                                                                                  ---------  ---------  -----------
                                                                                       (DOLLARS IN THOUSANDS)
BALANCE SHEET DATA:
  CLARANT WORLDWIDE CORPORATION
    Total assets................................................................  $      --  $     162   $      56
    Long-term debt..............................................................         --         --          50
    Total equity (deficit)......................................................         --        162         (70)

  ALIGN SOLUTIONS CORP.
    Total assets................................................................  $   1,328  $   3,066   $  13,489
    Long-term debt..............................................................        297        227         254
    Total equity................................................................        601      1,468      10,797

  BRAND DIALOGUE-NEW YORK
    Total assets................................................................  $   1,449  $   2,127   $   4,427
    Long-term debt..............................................................         --         --          --
    Total equity................................................................        833      1,058       2,350

  FREE RANGE MEDIA, INC.
    Total assets................................................................  $     900  $   1,696   $   2,772
    Long-term debt..............................................................         --         --          --
    Total equity (deficit)......................................................        577     (2,583)     (3,059)

  INTEGRATED CONSULTING, INC., DBA I.CON INTERACTIVE
    Total assets................................................................  $     248  $     498   $     772
    Long-term debt..............................................................         --         64         124
    Total equity................................................................         63        103         204

  INTERACTIVE8, INC.
    Total assets................................................................  $     793  $   1,439   $   1,835
    Long-term debt..............................................................        178        723         947
    Total deficit...............................................................        (43)      (246)     (2,199)

  MULTIMEDIA RESOURCES, LLC
    Total assets................................................................  $     804  $     346   $     795
    Long-term debt..............................................................         --         --          --
    Total equity................................................................        455        174         461

  POTOMAC PARTNERS MANAGEMENT CONSULTING, LLC
    Total assets................................................................  $     427  $   2,072   $   2,133
    Long-term debt..............................................................         --         --          --
    Total equity (deficit)......................................................        297       (246)     (5,135)

  RSI GROUP, INC. AND SUBSIDIARIES
    Total assets................................................................  $   3,533  $   3,936   $   3,109
    Long-term debt..............................................................         89         98          84
    Total equity................................................................      1,076      1,098       1,002

               MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
                      CONDITION AND RESULTS OF OPERATIONS

    The following discussion should be read in conjunction with "Selected Historical Financial Data," "Pro Forma Selected Unaudited Combined Financial Data," our unaudited pro forma combined financial statements and the related notes and the historical financial statements and the related notes of our companies appearing elsewhere in this prospectus. A number of statements in this prospectus address activities, events or developments that we expect may occur in the future, including such matters as our strategy for internal growth; additional capital expenditures, including the amount and nature of the expenditures; acquisitions of assets and businesses; industry trends; and other similar matters. These statements are based on assumptions and analyses made in light of our perception of historical trends, current business and economic conditions, and expected future developments, as well as other factors we believe are reasonable or appropriate. Whether actual results and developments will conform with our expectations and predictions, however, is subject to a number of risks and uncertainties, including those set forth in "Risk Factors;" general economic, market or business conditions; the business opportunities we may pursue; changes in laws or regulations; and other factors, many of which are beyond our control. Consequently, we can not assure you that our actual results or developments will be realized or, even if substantially realized, that they will have the expected consequences to, or effects on, our business or operations.

OVERVIEW

    Clarant was established to provide a single source integrated Internet and electronic commerce solution to clients on a local and national level. Clarant was formed in August 1998 to consolidate the operations of eight Internet and electronic commerce businesses into a nationally recognized Internet and electronic commerce services firm. Our services focus on strategy consulting and creative and technology solutions. We also provide value-added services that assist clients in establishing, developing and maintaining their Internet and electronic commerce-related businesses. Our companies and their principal business locations are:

Align Solutions Corp.                          Houston, Texas
Brand Dialogue-New York                        New York, New York
Free Range Media, Inc.                         Seattle, Washington
Integrated Consulting, Inc. dba i.con          Dallas, Texas
  interactive
InterActive8, Inc.                             New York, New York
Multimedia Resources, LLC                      Larchmont, New York
Potomac Partners Management Consulting, LLC    Reston, Virginia
RSI Group, Inc. and subsidiaries               Dallas, Texas

    Our customers generally retain us on a project-by-project basis. We typically do not have material contracts that commit a customer to use our services on a long-term basis. Revenue is recognized primarily using the percentage of completion method on a contract-by-contract basis. Our use of the percentage of completion method of revenue recognition requires management to estimate the degree of completion of each project. To the extent these estimates prove to be inaccurate, the revenues and gross profits reported for periods during which work on the project is ongoing may not accurately reflect the final financial results of the project. We make provisions for estimated losses on uncompleted contracts on a contract-by-contract basis and recognize such provisions in the period in which the losses are determined.

    We provide our services primarily on a fixed-price, fixed-time frame basis. We use internally developed processes to estimate and propose fixed prices for such projects. The estimation process accounts for standard billing rates particular to each project based upon the level of expertise and number of consultants required, the technology environment, the overall technical complexity and whether strategic, creative or technology solutions or value-added services are being provided to the client. We also provide services on a time and materials basis.

    Align has been identified as the "accounting acquiror" for our financial statement presentation, and its assets and liabilities are being recorded at historical cost levels. Each of the remaining acquisitions of our companies will be accounted for using the purchase method of accounting. Accordingly, the purchase prices for those companies have been allocated based on preliminary estimates of the fair value of the tangible assets and liabilities to be assumed, as of March 31, 1999. The excess of the fair value of the consideration paid over the fair value of the net assets to be acquired, other than those of Align, totals approximately $209.0 million and is recorded as goodwill on our pro forma balance sheet. Because the Internet and electronic commerce industries are in the early stage of development and are continuing to evolve rapidly, the recorded goodwill from the acquisitions will be amortized on a straight line basis over three years, the estimated period of benefit. The pro forma impact of this amortization expense, none of which is deductible for tax purposes, is approximately $69.7 million per year. See the notes to our unaudited pro forma combined financial statements. In addition, pro forma amortization expense includes approximately $1.6 million per year related to the estimated fair value of options to be granted to the owners of Brand Dialogue-New York.

PRO FORMA COMBINED RESULTS OF OPERATIONS

    Our pro forma combined results of operations for the periods presented do not represent combined results of operations presented in accordance with generally accepted accounting principles, but are only a summation of the revenues, operating expenses and general and administrative expenses of our companies on a pro forma basis. The pro forma combined results may not be comparable to, and may not be indicative of, our post-combination results of operations because: (i) our companies were not under common control or management during the periods presented; (ii) we will incur incremental costs related to our new corporate management and the costs of being a public company; and (iii) the combined data do not reflect potential benefits and cost savings we may realize when operating as a combined entity. The following discussion should be read in conjunction with our unaudited pro forma combined financial statements and the related notes and the historical financial statements and the related notes of the eight companies we will acquire appearing elsewhere in this prospectus. The following table sets forth the combined results of operations of the companies we will acquire on a pro forma basis:

                                                          YEAR ENDED    THREE MONTHS ENDED MARCH
                                                         DECEMBER 31,             31,
                                                        --------------  ------------------------
                                                             1998          1998         1999
                                                        --------------  -----------  -----------
                                                                 (DOLLARS IN THOUSANDS)
Revenues..............................................   $     49,884   $    10,204  $    17,705
Cost of services......................................         31,714         6,672       10,208
                                                        --------------  -----------  -----------
Gross profit..........................................         18,170         3,532        7,497
Selling, general and administrative...................         23,586         5,908        7,133
Equity-based compensation expense.....................          6,621         1,655        4,851
Intangibles amortization..............................         71,350        17,829       18,232
                                                        --------------  -----------  -----------
Loss from operations..................................   $    (83,387)  $   (21,860) $   (22,719)
                                                        --------------  -----------  -----------
                                                        --------------  -----------  -----------

CLARANT WORLDWIDE CORPORATION--UNAUDITED PRO FORMA COMBINED RESULTS OF
  OPERATIONS--THREE MONTHS ENDED MARCH 31, 1998 COMPARED TO THREE MONTHS ENDED MARCH 31, 1999

    REVENUES. Revenues increased approximately $7.5 million, or 74%, from $10.2 million for the three months ended March 31, 1998 to $17.7 million for the same period in 1999. This increase resulted primarily from an increase in the number of clients and size and scope of engagements. No client contributed in excess of 10% of our revenues during the period.

    COST OF SERVICES. Cost of services increased approximately $3.5 million, or 53%, from $6.7 million for the three months ended March 31, 1998 to $10.2 million for the same period in 1999. The increase resulted from costs related to salary, benefits and travel directly related to the increased number of client projects. Gross profit margins increased from 35% for the three months ended March 1998 to 45% for the same period in 1999.

    SELLING, GENERAL AND ADMINISTRATIVE. Selling, general and administrative expenses increased by approximately $1.2 million, or 21%, from $5.9 million for the three months ended March 31, 1998 to $7.1 million for the same period in 1999. The increase resulted from additional expenses related to the development of infrastructure necessary to support sales growth. Selling, general and administrative expenses as a percentage of revenues decreased from 58% for the three months ended March 31, 1998 to 40% for the three months ended March 31, 1999.

    EQUITY BASED COMPENSATION EXPENSE. Equity based compensation expense is comprised of $3.2 million for Align's employee stock options granted at less than fair market value during the three months ended March 31, 1999, 1.7 million for stock issuances and stock options to be granted at less than fair market value to Clarant management upon completion of the offering for both the three months ended March 31, 1998 and March 31, 1999.

CLARANT WORLDWIDE CORPORATION--UNAUDITED PRO FORMA COMBINED RESULTS OF
  OPERATIONS FOR 1998

    REVENUES. Pro forma consolidated revenues for the twelve months ended December 31, 1998 were $49.8 million and cost of services for the same period were $31.7 million with a gross profit margin of 36%.

    SELLING, GENERAL AND ADMINISTRATIVE. Selling, general and administrative expenses were $23.6 million, for the year ended December 31, 1998, or 47% of revenues.

    EQUITY BASED COMPENSATION EXPENSE. Equity based compensation expense is for stock issuances and stock options to be granted at less than fair market value to Clarant management upon completion of the offering.

SEASONALITY AND CYCLICALITY; POTENTIAL FLUCTUATIONS IN QUARTERLY OPERATING
  RESULTS

    We believe that the market for Internet and electronic commerce related professional services is influenced by general economic conditions and particularly by the level of technological change. Increased levels of technological change drive the need for professional services we provide. We also believe that the industry tends to experience periods of decline and recession during economic downturns. If the industry does experience sustained periods of economic recessions, any such decline may have a material adverse effect on our operating results.

    Other factors which could cause quarterly fluctuations and influence operating results are:

    - the number, size and type of client engagements we commence and complete during a quarter;

    - modification or termination of material contracts;

    - the amount and timing of expenditures by our clients for Internet and electronic commerce professional services;

    - our ability to adequately staff our projects and effectively utilize our employees;

    - the fixed personnel and other costs we incur in advance of the quarter;

    - the number, type, timing and costs of acquisitions completed during a quarter;

    - our ability to manage costs, including personnel costs and support services costs; and

    - our introduction of new services.

    We plan our operating expenditures based on revenue forecasts, and a revenue shortfall below such forecasts in any quarter would likely adversely affect our operating results for that quarter. See "Risk Factors--We are affected by seasonal factors that could cause our revenues to fluctuate from quarter to quarter."

ALIGN SOLUTIONS CORP.--RESULTS OF OPERATIONS

    Align Solutions Corp. ("Align") has offices in Houston and Dallas, Texas and Atlanta, Georgia and has 145 employees. The following table sets forth certain selected financial data for Align on a historical basis for the periods indicated:

                                                                             YEAR ENDED        THREE MONTHS ENDED
                                                                            DECEMBER 31,           MARCH 31,
                                                                        --------------------  --------------------
                                                              1996(1)     1997       1998       1998       1999
                                                             ---------  ---------  ---------  ---------  ---------
                                                                            (DOLLARS IN THOUSANDS)
Revenues...................................................  $     112  $   3,268  $   9,226  $   1,299  $   4,341
Cost of services...........................................         80      1,783      5,128        757      2,367
                                                             ---------  ---------  ---------  ---------  ---------
Gross profit...............................................         32      1,485      4,098        542      1,974
Selling, general and administrative........................        233      1,634      4,097        694      5,292
                                                             ---------  ---------  ---------  ---------  ---------
Operating income (loss)....................................  $    (201) $    (149) $       1  $    (152) $  (3,318)
                                                             ---------  ---------  ---------  ---------  ---------
                                                             ---------  ---------  ---------  ---------  ---------

------------------------

(1) Inception - October 1996

ALIGN SOLUTIONS CORP.--THREE MONTHS ENDED MARCH 31, 1998 COMPARED TO THREE
  MONTHS ENDED MARCH 31, 1999

    REVENUES. Revenues increased approximately $3.0 million, or 234%, from $1.3 million for the three months ended March 31, 1998 to $4.3 million for the same period in 1999. This increase resulted primarily from an increase in the number of clients and size and scope of engagements. For the three months ended March 31, 1999, Enron Energy Services contributed 29% of total revenues. No other client contributed 10% or more of Align's revenues during the period.

    COST OF SERVICES. Cost of services increased approximately $1.6 million, or 213%, from $757,000 for the three months ended March 31, 1998 to $2.4 million for the same period in 1999. The increase resulted from the salary, benefits and travel expenses directly associated with the increased number of client projects. Gross profit margin increased from 42% for the three months ended March 31, 1998 to 45% for the same period in 1999.

    SELLING, GENERAL AND ADMINISTRATIVE. Selling, general and administrative expenses increased by approximately $4.6 million, or 663%, from $694,000 for the three months ended March 31, 1998 as compared to $5.3 million for the same period in 1999. The increase primarily resulted from compensation charges of $3.2 million related to stock options issued below fair market value during the three months ended March 31, 1999. The remainder of the increase was due to additional personnel costs.

ALIGN SOLUTIONS CORP.--1997 COMPARED TO 1998

    REVENUES. Revenues increased approximately $6.0 million, or 182%, from $3.2 million for the year ended December 31, 1997 to $9.2 million for the same period in 1998. This increase resulted primarily from an increase in the number of clients and the size and scope of engagements. For the year ended December 31, 1998, Enron Energy Services contributed 19% of total revenues and Administaff contributed 21% of total revenues. No other client contributed 10% or more of Align's revenues during the period.

    COST OF SERVICES. Cost of services increased approximately $3.3 million, or 188%, from $1.8 million for the year ended December 31, 1997 to $5.1 million for the same period in 1998. The increase resulted from costs of salary, benefits and travel expenses directly associated with the increased number of client projects. Gross profit margin decreased from 45% for the year ended December 31, 1997 to 44% for the same period in 1998.

    SELLING, GENERAL AND ADMINISTRATIVE. Selling, general and administrative expenses increased by approximately $2.5 million, or 151%, from $1.6 million for the year ended December 31, 1997 to $4.1 million for the same period in 1998. The increase resulted from the addition of personnel to support revenue growth targets. Additionally, accounting, administrative, and recruiting personnel were added to support the increase in consulting services.

ALIGN SOLUTIONS CORP.--1996 COMPARED TO 1997

    REVENUES. Revenues increased approximately $3.2 million, or 2,818%, from $112,000 for the period ended December 31, 1996 to $3.3 million for the year ended December 31, 1997. Align was founded in October 1996 and thus 1996 reflects only three months of operations.

    For the period ended December 31, 1996, revenues from Chevron and Internet Commerce Corporation accounted for 60% of total revenues. For the year ended December 31, 1997, Nitro contributed 12% of total revenues and Chevron contributed 14% of total revenues. No other client accounted for 10% or more of Align's revenues in these periods.

    COST OF SERVICES. Cost of services increased approximately $1.7 million, or 2,129%, from $80,000 for the period ended December 31, 1996 to $1.8 million for the year ended December 31, 1997. The increase resulted primarily from a full year's operations and expenses in 1997 compared to three months of operations in 1996. Gross profit margin increased from 29% for the year ended December 31, 1996 to 45% for the same period in 1997.

    SELLING, GENERAL AND ADMINISTRATIVE. Selling, general and administrative expenses increased by approximately $1.4 million, or 601%, from $233,000 for the period from inception to December 31, 1996 to $1.6 million for the year ended December 31, 1997. The increase resulted from 1997 being the first full year of Align's operations.

BRAND DIALOGUE-NEW YORK (THE NEW YORK BRANCH OF A YOUNG & RUBICAM
  DIVISION)--RESULTS OF OPERATIONS

    Brand Dialogue-New York (a wholly-owned business of Young & Rubicam Inc.) is located in New York City and has 79 employees. The following table shows certain selected financial data for Brand Dialogue-New York on a historical basis for the periods indicated:

                                                                           YEAR ENDED DECEMBER    THREE MONTHS ENDED
                                                                                   31,                MARCH 31,
                                                                           --------------------  --------------------
                                                                 1996(1)     1997       1998       1998       1999
                                                                ---------  ---------  ---------  ---------  ---------
                                                                               (DOLLARS IN THOUSANDS)
Revenues......................................................  $   1,922  $   4,011  $   7,237  $   1,410  $   2,701
Compensation expense, including employee benefits.............        943      1,842      4,596      1,005      1,560
General and administrative expenses...........................        402        998      1,677        381        700
                                                                ---------  ---------  ---------  ---------  ---------
Operating income..............................................  $     577  $   1,171  $     964  $      24  $     441
                                                                ---------  ---------  ---------  ---------  ---------
                                                                ---------  ---------  ---------  ---------  ---------

------------------------

(1)  Inception-April 1996

BRAND DIALOGUE-NEW YORK--THREE MONTHS ENDED MARCH 31, 1998 COMPARED TO THREE
  MONTHS ENDED MARCH 31, 1999

    REVENUES. Revenues increased approximately $1.3 million, or 92%, from $1.4 million for the three months ended March 31, 1998 to $2.7 million for the same period in 1999. This increase resulted primarily from an increase in the number of clients, increased business from new clients and higher revenues from existing clients. For the three months ended March 31, 1999,
contributed    % of total revenues,          contributed    % of total revenues,
         contributed    % of total revenues and          contributed    % of
total revenues. No other client contributed 10% or more of Brand Dialogue-New York's revenues during the period.

    COMPENSATION EXPENSE, INCLUDING EMPLOYEE BENEFITS. Compensation expense increased approximately $555,000, or 55%, from $1.0 million for the three months ended March 31, 1998 to $1.6 million for the same period in 1999. The increase resulted from salary increases, benefits and additional staffing to support new business growth.

    GENERAL AND ADMINISTRATIVE EXPENSES. General and administrative expenses increased by approximately $319,000, or 84%, from $381,000 for the three months ended March 31, 1998 as compared to $700,000 for the same period in 1999. This increase was primarily a result of higher facilities, selling and recruiting expenses necessary to support Brand Dialogue-New York's growth.

BRAND DIALOGUE-NEW YORK--1997 COMPARED TO 1998

    REVENUES. Revenues increased approximately $3.2 million, or 80%, from $4.0 million for the year ended December 31, 1997 to $7.2 million for the same period in 1998. This increase resulted primarily from increased business from new clients and higher revenues from existing clients. For the year ended December
31, 1998,          contributed    % of total revenues,          contributed    %
of total revenues,          contributed    % of total revenues and
contributed    % of total revenues. No other client contributed 10% or more of
Brand Dialogue-New York's revenues during the period.

    COMPENSATION EXPENSE, INCLUDING EMPLOYEE BENEFITS. Compensation expense increased approximately $2.8 million, or 150%, from $1.8 million for the year ended December 31, 1997 to

$4.6 million for the same period in 1998. The increase resulted from the addition of employees and employee-related costs associated with the overall growth in business.

    GENERAL AND ADMINISTRATIVE EXPENSES. General and administrative expenses increased by approximately $679,000, or 68%, from $998,000 for the year ended December 31, 1997 as compared to $1.7 million for the same period in 1998. The increase primarily resulted from additional facilities costs, marketing expenses and recruiting fees.

BRAND DIALOGUE-NEW YORK--1996 COMPARED TO 1997

    REVENUES. Revenues increased approximately $2.1 million, or 109%, from $1.9 million for the period ended December 31, 1996 to $4.0 million for the year ended December 31, 1997. This increase was primarily due to 1997 being the first full year of operations. Brand Dialogue-New York was started in April 1996. Further, this increase is due to additional business from new clients and higher revenues from existing clients. For the year ended December 31, 1997,
contributed    % of total revenues,          contributed    % of total revenues,
         contributed    % of total revenues and          contributed    % of
total revenues. No other client contributed 10% or more of Brand Dialogue-New York's revenues during the period.

    COMPENSATION EXPENSE, INCLUDING EMPLOYEE BENEFITS. Compensation expense increased approximately $899,000, or 95%, from $943,000 for the period ended December 31, 1996 to $1.8 million for the year ended December 31, 1997. The increase was proportionate with revenue growth and the result of additions of personnel and related expenses.

    GENERAL AND ADMINISTRATIVE EXPENSES. General and administrative expenses increased by approximately $596,000, or 148%, from $402,000 for the period ended December 31, 1996 to $998,000 for the year ended December 31, 1997. The increase resulted from higher facilities, professional services and allocated administrative expenses necessary to support Brand Dialogue-New York's growth.

FREE RANGE MEDIA, INC.--RESULTS OF OPERATIONS

    Free Range Media, Inc. ("Free Range") is located in Seattle, Washington and has 76 employees. The following table shows certain selected financial data for Free Range on a historical basis for the periods indicated:

                                                                                                  THREE MONTHS
                                                                 YEAR ENDED DECEMBER 31,        ENDED MARCH 31,
                                                             -------------------------------  --------------------
                                                               1996       1997       1998       1998       1999
                                                             ---------  ---------  ---------  ---------  ---------

                                                                            (DOLLARS IN THOUSANDS)
Revenues...................................................  $   2,940  $   1,982  $   3,520  $     338  $   2,211
Cost of services...........................................      2,016      1,641      3,248        518      1,462
                                                             ---------  ---------  ---------  ---------  ---------
Gross profit...............................................        924        341        272       (180)       749
Selling, general and administrative........................      2,005      2,985      4,922      1,090      1,175
                                                             ---------  ---------  ---------  ---------  ---------
Operating loss.............................................  $  (1,081) $  (2,644) $  (4,650) $  (1,270) $    (426)
                                                             ---------  ---------  ---------  ---------  ---------
                                                             ---------  ---------  ---------  ---------  ---------

FREE RANGE MEDIA, INC.--THREE MONTHS ENDED MARCH 31, 1998 COMPARED TO THREE
  MONTHS ENDED MARCH 31, 1999

    REVENUES. Revenues increased approximately $1.9 million, or 554%, from $338,000 for the three months ended March 31, 1998 to $2.2 million for the same period in 1999. This increase resulted primarily from an increase in the number of clients, as well as an overall increase in the size and scope of engagements. For the three months ended March 31, 1999, Key Bank contributed 25% of total revenues. No other client contributed 10% or more of Free Range's revenues during the period.

    COST OF SERVICES. Cost of services increased approximately $944,000, or 182%, from $518,000 for the three months ended March 31, 1998 to $1.5 million for the same period in 1999. The increase resulted from the cost of salary, benefits and travel expenses directly associated with additional client engagements. Gross profit margin increased from a negative 53% for the three months ended March 31, 1998 to 34% for the same period in 1999.

    SELLING, GENERAL AND ADMINISTRATIVE. Selling, general and administrative expenses increased by approximately $85,000, or 8%, from $1.1 million for the three months ended March 31, 1998 to $1.2 million for the same period in 1999. The increase primarily resulted from the addition of marketing and administrative personnel necessary to support increased volume, which was partially offset by expense reductions due to centralization of the sales force.

FREE RANGE MEDIA, INC.--1997 COMPARED TO 1998

    REVENUES. Revenues increased approximately $1.5 million, or 78%, from $2.0 million for the year ended December 31, 1997 to $3.5 million for the same period in 1998. This increase resulted primarily from an increase in the number of clients and the size and scope of engagements. No client contributed 10% or more of Free Range's revenues during the period.

    COST OF SERVICES. Cost of services increased approximately $1.6 million, or 98%, from $1.6 million for the year ended December 31, 1997 to $3.2 million for the same period in 1998. The increase resulted from the cost of salary, benefits and travel expenses directly associated with additional client engagements. Gross profit margin decreased from 17% for the year ended December 31, 1997, to 8% for the same period in 1998.

    SELLING, GENERAL AND ADMINISTRATIVE. Selling, general and administrative expenses increased by approximately $1.9 million, or 65%, from $3.0 million for the year ended December 31, 1997 to $4.9 million for the same period in 1998. This increase resulted from the implementation of a sales model with multiple offices throughout the U.S. and the investment in infrastructure necessary to support anticipated growth. Selling, general and administrative expenses as a percentage of revenues decreased from 151% for the year ended December 31, 1997 to 140% for the year ended December 31, 1998.

FREE RANGE MEDIA, INC.--1996 COMPARED TO 1997

    REVENUES. Revenues decreased approximately $958,000, or 33%, from $2.9 million for the year ended December 31, 1996 to $2.0 million for the same period in 1997. No client accounted for 10% or more of Free Range's revenues in these periods. This decrease resulted primarily from a restructuring of Free Range's operations to focus on obtaining multiple engagements from a single client, rather than performing individual projects for different clients.

    COST OF SERVICES. Cost of services decreased approximately $375,000, or 19%, from $2.0 million for the year ended December 31, 1996 to $1.6 million for the same period in 1997. The decrease resulted from the decrease in staffing. Gross profit margin decreased from 31% for the year ended December 31, 1996 to 17% for the same period in 1997.

    SELLING, GENERAL AND ADMINISTRATIVE. Selling, general and administrative expenses increased by approximately $980,000, or 49%, from $2.0 million for the year ended December 31, 1996 to $2.9 million for the same period in 1997. The increase was primarily attributable to Free Range's investment in infrastructure necessary to support anticipated growth.

INTEGRATED CONSULTING, INC.--RESULTS OF OPERATIONS

    Integrated Consulting, Inc. dba i.con interactive ("i.con") is headquartered in Dallas, Texas, and has 32 employees. The following table sets forth certain selected financial data for i.con on a historical basis for the periods indicated:

                                                                                                   THREE MONTHS ENDED
                                                                     YEAR ENDED DECEMBER 31,           MARCH 31,
                                                                 -------------------------------  --------------------
                                                                   1996       1997       1998       1998       1999
                                                                 ---------  ---------  ---------  ---------  ---------

                                                                                (DOLLARS IN THOUSANDS)
Revenues.......................................................  $     443  $     849  $   2,140  $     456  $     825
Cost of services...............................................        132        267        716        113        250
                                                                 ---------  ---------  ---------  ---------  ---------
Gross profit...................................................        311        582      1,424        343        575
Selling, general and administrative............................        315        550      1,383        216        455
                                                                 ---------  ---------  ---------  ---------  ---------
Operating income (loss)........................................  $      (4) $      32  $      41  $     127  $     120
                                                                 ---------  ---------  ---------  ---------  ---------
                                                                 ---------  ---------  ---------  ---------  ---------

INTEGRATED CONSULTING, INC.--THREE MONTHS ENDED MARCH 31, 1998 COMPARED TO THREE
  MONTHS ENDED MARCH 31, 1999

    REVENUES. Revenues increased approximately $369,000, or 81%, from $456,000 for the three months ended March 31, 1998 to $825,000 for the same period in 1999. This increase resulted primarily from an increase in the number of clients and the size and scope of engagements. For the three months ended March 31, 1999, Ericsson contributed 13% of total revenues and the Texas Rangers contributed 12% of total revenues. No other client contributed 10% or more of i.con's revenues during the period.

    COST OF SERVICES. Cost of services increased approximately $137,000, or 121%, from $113,000 for the three months ended March 31, 1998 to $250,000 for the same period in 1999. The increase resulted from higher salaries, benefits and travel expenses directly associated with the increased number of client engagements. Gross profit margin decreased from 75% for the three months ended March 31, 1998 to 70% for the same period in 1999.

    SELLING, GENERAL AND ADMINISTRATIVE. Selling, general and administrative expenses increased by approximately $239,000, or 111%, from $216,000 for the three months ended March 31, 1998 to $455,000 for the same period in 1999. The increase primarily resulted from the addition of marketing and administrative personnel.

INTEGRATED CONSULTING, INC.--1997 COMPARED TO 1998

    REVENUES. Revenues increased approximately $1.3 million, or 152%, from $849,000 for the year ended December 31, 1997 to $2.1 million for the same period in 1998. This increase resulted primarily from an increase in the number, size and scope of engagements. For the year ended December 31, 1998, the Dallas Stars contributed 12% of total revenues. No other client contributed 10% or more of i.con's revenues during the period.

    COST OF SERVICES. Cost of services increased approximately $449,000, or 168%, from $267,000 for the year ended December 31, 1997 to $716,000 for the same period in 1998. The increase resulted from the cost of salary, benefits and travel expenses directly associated with client engagements. Gross profit margin decreased from 69% for the year ended December 31, 1997 to 67% for the same period in 1998.

    SELLING, GENERAL AND ADMINISTRATIVE EXPENSES. Selling, general and administrative expenses increased by approximately $833,000, or 151%, from $550,000 for the year ended December 31, 1997 to $1.4 million for the same period in 1998. The increase primarily resulted from the addition of marketing and administrative personnel.

INTEGRATED CONSULTING, INC.--1996 COMPARED TO 1997

    REVENUES. Revenues increased approximately $406,000, or 92%, from $443,000 for the year ended December 31, 1996 to $849,000 for the same period in 1997. This increase resulted primarily from an increase in the number of clients and size and scope of engagements. For the year ended December 31, 1997, S2 Systems contributed 13% of total revenues and Alcatel Network Systems contributed 10% of total revenues. No other client contributed 10% or more of i.con's revenues during the period.

    COST OF SERVICES. Cost of services increased approximately $135,000, or 102%, from $132,000 for the year ended December 31, 1996 to $267,000 for the comparable period in 1997. Gross profit margin decreased from 70% for the year ended December 31, 1996 to 69% for the same period in 1997.

    SELLING, GENERAL AND ADMINISTRATIVE. Selling, general and administrative expenses increased by approximately $235,000, or 75%, from $315,000 for the year ended December 31, 1996 to $550,000 for the same period in 1997. The increase resulted from increases in marketing and administrative staff.

INTERACTIVE8, INC.--RESULTS OF OPERATIONS

    InterActive8, Inc. ("InterActive8") is located in New York, New York, and has 52 employees. The following table sets forth certain selected financial data for InterActive8 on a historical basis for the periods indicated:

                                                                                                    THREE MONTHS
                                                                   YEAR ENDED DECEMBER 31,        ENDED MARCH 31,
                                                               -------------------------------  --------------------
                                                                 1996       1997       1998       1998       1999
                                                               ---------  ---------  ---------  ---------  ---------

                                                                              (DOLLARS IN THOUSANDS)
Revenues.....................................................  $   1,713  $   2,818  $   4,097  $     737  $   1,613
Cost of services.............................................      1,056      1,634      2,033        433      3,102
                                                               ---------  ---------  ---------  ---------  ---------
Gross profit.................................................        657      1,184      2,064        304     (1,489)
Selling, general and administrative..........................        460      1,382      2,419        690        464
                                                               ---------  ---------  ---------  ---------  ---------
Operating income (loss)......................................  $     197  $    (198) $    (355) $    (386) $  (1,953)
                                                               ---------  ---------  ---------  ---------  ---------
                                                               ---------  ---------  ---------  ---------  ---------

INTERACTIVE8, INC.--THREE MONTHS ENDED MARCH 31, 1998 COMPARED TO THREE MONTHS
  ENDED MARCH 31, 1999

    REVENUES. Revenues increased approximately $876,000, or 118%, from $737,000 for the three months ended March 31, 1998 to $1.6 million for the same period in 1999. This increase resulted primarily from an increase in the number of clients, including Maybelline, and an increase in the size and scope of engagements. For the three months ended March 31, 1999, A&E Television Networks contributed 33% of total revenues and M&M/Mars contributed 15% of total revenues. No other client contributed 10% or more of InterActive8's revenues during the period.

    COST OF SERVICES. Cost of services increased approximately $2.7 million, or 616%, from $433,000 for the three months ended March 31, 1998 to $3.1 million for the same period in 1999. The increase resulted from the cost of salary, benefits and travel expenses directly associated with client engagements as well as the recognition of compensation expense for equity appreciation rights in the amount of $2.3 million. Gross profit margin decreased from 41% for the three months ended March 31, 1998 to a negative 92% for the same period in 1999. However, excluding equity related compensation expense, the gross profit margin would have been 50%.

    SELLING, GENERAL AND ADMINISTRATIVE. Selling, general and administrative expenses decreased by approximately $226,000, or 33%, from $690,000 for the three months ended March 31, 1998 to $464,000 for the same period in 1999. The decrease resulted from a reduction in administrative and marketing personnel.

INTERACTIVE8, INC.--1997 COMPARED TO 1998

    REVENUES. Revenues increased approximately $1.3 million, or 45%, from $2.8 million for the year ended December 31, 1997 to $4.1 million for the same period in 1998. This increase was primarily due to an increase in the number of clients and size and scope of engagements. For the year ended December 31, 1998, A&E Television Networks contributed 35% of total revenues and M&M/Mars contributed 10% of total revenues. No other client contributed 10% or more of InterActive8's revenues during the period.

    COST OF SERVICES. Cost of services increased approximately $399,000, or 24%, from $1.6 million for the year ended December 31, 1997 to $2.0 million for the same period in 1998. The increase resulted from the cost of salary, benefits and travel expenses for additional professionals which is directly associated with the increased number of client engagements. Gross profit margin increased from 42% for the year ended December 31, 1997 to 50% for the same period in 1998.

    SELLING, GENERAL AND ADMINISTRATIVE. Selling, general and administrative expenses increased by approximately $1.0 million, or 75%, from $1.4 million for the year ended December 31, 1997 to $2.4 million for the same period in 1998. The increase primarily resulted from the addition of marketing and administrative personnel associated with the increased volume of business.

INTERACTIVE 8, INC.--1996 COMPARED TO 1997

    REVENUES. Revenues increased approximately $1.1 million, or 65%, from $1.7 million for the year ended December 31, 1996 to $2.8 million for the same period in 1997. This increase resulted primarily from an increase in the number of clients and size and scope of engagements. For the year ended December 31, 1997, A&E Television Networks contributed 31% of total revenues, AT&T contributed 14% of total revenues and M&M/Mars contributed 21% of total revenues. No other client contributed 10% or more of InterActive8's revenues during the period.

    COST OF SERVICES. Cost of services increased approximately $578,000, or 55%, from $1.1 million for the year ended December 31, 1996 to $1.6 million for the same period in 1997. The increase resulted from the addition of professional consulting personnel. Gross profit margin increased from 38% for the year ended December 31, 1996 to 42% for the same period in 1997.

    SELLING, GENERAL AND ADMINISTRATIVE. Selling, general and administrative expenses increased by approximately $922,000, or 200%, from $460,000 for the year ended December 31, 1996 to $1.4 million for the same period in 1997. The increase resulted from increased management compensation expense and increased selling and administration personnel costs.

MULTIMEDIA RESOURCES, LLC--RESULTS OF OPERATIONS

    Multimedia Resources, LLC ("Multimedia") is located in Larchmont, New York and has eleven employees. The following table sets forth certain selected financial data for Multimedia on a historical basis for the periods indicated:

                                                                                             THREE MONTHS ENDED
                                                               YEAR ENDED DECEMBER 31,           MARCH 31,
                                                           -------------------------------  --------------------
                                                             1996       1997       1998       1998       1999
                                                           ---------  ---------  ---------  ---------  ---------

                                                                          (DOLLARS IN THOUSANDS)
Revenues.................................................  $   1,928  $   3,476  $   2,068  $     652  $     742
Cost of services.........................................        985      2,437      1,756        439        314
                                                           ---------  ---------  ---------  ---------  ---------
Gross profit.............................................        943      1,039        312        213        428
Selling, general and administrative......................        420        537        275         81         92
                                                           ---------  ---------  ---------  ---------  ---------
Operating income (loss)..................................  $     523  $     502  $      37  $     132  $     336
                                                           ---------  ---------  ---------  ---------  ---------
                                                           ---------  ---------  ---------  ---------  ---------

MULTIMEDIA RESOURCES, LLC--THREE MONTHS ENDED MARCH 31, 1998 COMPARED TO THREE
  MONTHS ENDED MARCH 31, 1999

    REVENUES. Revenues increased approximately $90,000, or 14%, from $652,000 for the three months ended March 31, 1998 to $742,000 for the same period in 1999. This increase resulted primarily from an increase in the number of clients as well as growth in services to MasterCard International. For the three months ended March 31, 1999, MasterCard International contributed 52% of total revenue. No other client contributed 10% or more of Multimedia's revenues during the period.

    COST OF SERVICES. Cost of services decreased approximately $125,000, or 28%, from $439,000 for the three months ended March 31, 1998 to $314,000 for the same period in 1999. The decrease resulted from an increase in the utilization of employees and the use of fewer outside consultants on client projects. Gross profit margin increased from 33% for the three months ended March 31, 1998 to 58% for the same period in 1999.

    SELLING, GENERAL AND ADMINISTRATIVE. Selling, general and administrative expenses increased by approximately $11,000, or 14%, from $81,000 for the three months ended March 31, 1998 to $92,000 for the same period in 1999. The increase primarily resulted from the addition of marketing and administrative personnel.

MULTIMEDIA RESOURCES, LLC--1997 COMPARED TO 1998

    REVENUES. Revenues decreased approximately $1.4 million, or 41%, from $3.5 million for the year ended December 31, 1997 to $2.1 million for the same period in 1998. This decrease resulted primarily from the temporary loss of a significant client. For the year ended December 31, 1998, Mastercard International contributed 34% of total revenues. No other client contributed 10% or more of Multimedia Resources' revenues during the period.

    COST OF SERVICES. Cost of services decreased approximately $681,000, or 28%, from $2.4 million for the year ended December 31, 1997 to $1.8 million for the same period in 1998. The decrease resulted from lower salary, benefits and travel expenses directly associated with the temporary loss of a significant client. Gross profit margin decreased from 30% for the year ended December 31, 1997 to 15% for the same period in 1998.

    SELLING, GENERAL AND ADMINISTRATIVE. Selling, general and administrative expenses decreased by approximately $262,000, or 49%, from $537,000 for the year ended December 31, 1997 to $275,000 for the same period in 1998. The decrease primarily resulted from decreases in owner salaries as a result of a decrease in volume.

MULTIMEDIA RESOURCES, LLC--1996 COMPARED TO 1997

    REVENUES. Revenue increased approximately $1.5 million, or 80%, from $1.9 million for the year ended December 31, 1996 to $3.5 million for the same period in 1997. This increase resulted primarily from key client strategic consulting revenues from MasterCard International, MSNBC and the Society of European Satellites ("SES"). For the year ended December 31, 1997, MasterCard International contributed 63% of total revenues and SES contributed 14% of total revenues. No other clients contributed 10% or more of Multimedia's revenues during the period.

    COST OF SERVICES. Cost of services increased approximately $1.5 million, or 147%, from $985,000 for the year ended December 31, 1996 to $2.4 million for the same period in 1997. The increase resulted from investments in personnel and infrastructure to support the growing business. In addition, Multimedia retained a large base of contract employees to support Internet development work for MasterCard International. Gross profit margin decreased from 49% for the year ended December 31, 1996 to 30% for the same period in 1997.

    SELLING, GENERAL AND ADMINISTRATIVE. Selling, general and administrative expenses increased by approximately $117,000, or 28%, from $420,000 for the year ended December 31, 1996 to $537,000 for the same period in 1997.

POTOMAC PARTNERS MANAGEMENT CONSULTING, LLC--RESULTS OF OPERATIONS

    Potomac Partners Management Consulting, LLC ("Potomac Partners") is located in Reston, Virginia, has operations in eight states, and has 27 employees. The following table sets forth certain selected financial data for Potomac Partners on a historical basis for the periods indicated:

                                                                      YEAR ENDED     THREE MONTHS ENDED
                                                                     DECEMBER 31,        MARCH 31,
                                                                    --------------  --------------------
                                                         1997(1)         1998         1998       1999
                                                       -----------  --------------  ---------  ---------
                                                                    (DOLLARS IN THOUSANDS)
Revenues.............................................   $     372     $    4,886    $     976  $   2,060
Cost of services.....................................         290          5,086          654      6,231
                                                            -----        -------    ---------  ---------
Gross profit.........................................          82           (200)         322     (4,171)
Selling, general and administrative..................          86            876          180        489
                                                            -----        -------    ---------  ---------
Operating income (loss)..............................   $      (4)    $   (1,076)   $     142  $  (4,660)
                                                            -----        -------    ---------  ---------
                                                            -----        -------    ---------  ---------

------------------------

(1) Inception--November 1997

POTOMAC PARTNERS MANAGEMENT CONSULTING, LLC--THREE MONTHS ENDED MARCH 31, 1998
  COMPARED TO THREE MONTHS ENDED MARCH 31, 1999

    REVENUES. Revenues increased approximately $1.1 million, or 111%, from $976,000 for the three months ended March 31, 1998 to $2.1 million for the same period in 1999. This increase resulted primarily from an increase in the number of clients and size and scope of engagements. For the three months ended March 31, 1999, United Air Lines contributed 39% of total revenues and Wells Fargo contributed 39% of total revenues. No other client contributed 10% or more of Potomac Partners' revenues during the period.

    COST OF SERVICES. Cost of services increased approximately $5.6 million, or 853%, from $654,000 for the three months ended March 31, 1998 to $6.2 million for the same period in 1999. Approximately $4.9 million, or 88%, of the increase was due to compensation expense for the value of equity participation rights. Gross profit margin decreased from 33% for the three months ended March 31, 1998 to a negative 202% for the same period in 1999. However, excluding equity related compensation expense, the gross profit margin would have been 35% for 1999.

    SELLING, GENERAL AND ADMINISTRATIVE. Selling, general and administrative expenses increased by approximately $309,000, or 172%, from $180,000 for the three months ended March 31, 1998 to $489,000 for the same period in 1999. The increase primarily resulted from the addition of marketing and administrative personnel.

POTOMAC PARTNERS MANAGEMENT CONSULTING, LLC--1997 COMPARED TO 1998

    REVENUES. Revenues increased approximately $4.5 million, or 1,213%, from $372,000 from inception in November 1997 through December 31, 1997 to $4.9 million for the year ended December 31, 1998. The increase resulted from having a full year of operations for the year ended December 31, 1998, during which there was an increase in the number of clients. For the year ended December 31, 1998, Norwest contributed 18% of total revenues, United Airlines contributed 26% of total revenues, Japan Malls contributed 17% of total revenues and Western Development contributed 13% of total revenues. No other client contributed 10% or more of Potomac Partners' revenues during the period.

    COST OF SERVICES. Cost of services increased approximately $4.8 million, or 1,654%, from $290,000 for the year ended December 31, 1997 to $5.1 million for the same period in 1998. Approximately $1.5 million of the increase was due to compensation expense related to the value of equity participation rights. The remaining increase resulted from the cost of salary, benefits and travel expenses associated with the increased number of client engagements. Gross profit margin decreased from 22% for the year ended December 31, 1997 to a negative 4% for the same period in 1998. However, excluding equity related compensation expense, the gross profit margin would have been 27% for 1998.

    SELLING, GENERAL AND ADMINISTRATIVE. Selling, general and administrative expenses increased by approximately $790,000, or 919%, from $86,000 for the year ended December 31, 1997 to $876,000 for the same period in 1998. The increase primarily resulted from the addition of marketing and administrative personnel.

RSI GROUP, INC. AND SUBSIDIARIES--RESULTS OF OPERATIONS

    RSI Group, Inc. ("RSI") is headquartered in Dallas, Texas, and has four additional offices in Omaha, Nebraska; Poughkeepsie, New York; Herndon, Virginia and Research Triangle Park, North Carolina. RSI has approximately 140 employees. The following table sets forth certain selected financial data for RSI on a historical basis for the periods indicated:

                                                                                              THREE MONTHS ENDED
                                                                YEAR ENDED DECEMBER 31,           MARCH 31,
                                                            -------------------------------  --------------------
                                                              1996       1997       1998       1998       1999
                                                            ---------  ---------  ---------  ---------  ---------
                                                                           (DOLLARS IN THOUSANDS)
Revenues..................................................  $  16,133  $  15,724  $  16,927  $   4,338  $   3,253
Cost of services..........................................     11,663     11,650     12,271      3,150      2,364
                                                            ---------  ---------  ---------  ---------  ---------
Gross profit..............................................      4,470      4,074      4,656      1,188        889
Selling, general and administrative.......................      4,105      3,745      4,253        961      1,714
                                                            ---------  ---------  ---------  ---------  ---------
Operating income (loss)...................................  $     365  $     329  $     403  $     227  $    (825)
                                                            ---------  ---------  ---------  ---------  ---------
                                                            ---------  ---------  ---------  ---------  ---------

RSI GROUP, INC. AND SUBSIDIARIES--THREE MONTHS ENDED MARCH 31, 1998 COMPARED TO
  THREE MONTHS ENDED MARCH 31, 1999

    REVENUES. Revenues decreased approximately $1.1 million, or 25%, from $4.3 million for the three months ended March 31, 1998 to $3.3 million for the same period in 1999. This decrease resulted primarily from a decrease in staffing. For the three months ended March 31, 1999, IBM contributed 44% of total revenues and MCI contributed 11% of total revenues. No other client contributed 10% or more of RSI's revenues during the period.

    COST OF SERVICES. Cost of services decreased approximately $786,000, or 25%, from $3.2 million for the three months ended March 31, 1998 to $2.4 million for the same period in 1999. The decrease resulted from the cost of salary, benefits and travel expenses directly associated with client engagements. Gross profit margin remained unchanged at 27% for the three months ended March 31, 1998 and the same period in 1999.

    SELLING, GENERAL AND ADMINISTRATIVE. Selling, general and administrative expenses increased approximately $753,000, or 78%, from $961,000 for the three months ended March 31, 1998 to $1.7 million for the same period in 1999. The increase primarily resulted from an equity based compensation charge in 1999.

RSI GROUP, INC. AND SUBSIDIARIES--1997 COMPARED TO 1998

    REVENUES. Revenues increased approximately $1.2 million, or 8%, from $15.7 million for the year ended December 31, 1997 to $16.9 million for the same period in 1998. This increase resulted primarily from an increase in the number of clients and the size and scope of engagements. For the year ended December 31, 1998, IBM contributed 34% of total revenues and First Data Resource contributed 13% of total revenues. No other client contributed 10% or more of RSI's revenues during the period.

    COST OF SERVICES. Cost of services increased approximately $621,000, or 5%, from $11.7 million for the year ended December 31, 1997 to $12.3 million for the same period in 1998. The increase resulted from the salary, benefits and travel expenses directly related to client projects. Gross profit margin increased from 26% for the year ended December 31, 1997 to 28% for the same period in 1998.

    SELLING, GENERAL AND ADMINISTRATIVE. Selling, general and administrative expenses increased by approximately $508,000, or 14%, from $3.7 million for the year ended December 31, 1997 to $4.3 million for the same period in 1998. The increase primarily resulted from the addition of marketing and administrative personnel necessary to support higher volume of business.

RSI GROUP, INC. AND SUBSIDIARIES--1996 COMPARED TO 1997

    REVENUES. Revenues decreased approximately $409,000, or 3%, from $16.1 million for the year ended December 31, 1996 to $15.7 million for the same period in 1997. This decrease resulted primarily from a decline in staffing to First Data Resource. For the year ended December 31, 1997, IBM contributed 28% of total revenues, First Data Resource contributed 17% of total revenues and Computer Associates contributed 10% of total revenues. No other client contributed 10% or more of RSI's revenues during the period.

    COST OF SERVICES. Cost of services decreased approximately $13,000 or less than 1%, and was approximately $11.7 million for the years ended December 31, 1996 and 1997. Gross profit margin decreased from 28% for the year ended December 31, 1996 to 26% for the same period in 1997.

    SELLING, GENERAL AND ADMINISTRATIVE. Selling, general and administrative expenses decreased by approximately $360,000, or 9%, from $4.1 million for the year ended December 31, 1996 to $3.7 million for the same period in 1997. The decrease was primarily due to a reduction in staffing.

PRO FORMA COMBINED LIQUIDITY AND CAPITAL RESOURCES

    We will operate our business through assets acquired from Brand Dialogue and through our seven subsidiaries. Accordingly, our principal sources of liquidity are the cash flow of our business and subsidiaries, cash available from lines of credit we may establish and the unallocated net proceeds of this offering. After the closing of the acquisitions and this offering, we will have approximately $32.6 million in cash and cash equivalents and approximately $3.5 million of indebtedness outstanding (on a pro forma basis).

    Upon completion of this offering, we intend to consolidate any assumed debt of our companies into a new credit arrangement. We have initiated preliminary discussions with a major commercial bank to obtain a senior credit facility sufficient to provide working capital for all our companies and to finance any potential acquisitions. It is anticipated that the line of credit will require us to comply with various loan covenants including maintenance of certain financial ratios; restrictions on additional indebtedness; and restrictions on liens, guarantees, advances and dividends. The facility is intended to be used for working capital and general corporate purposes, including future acquisitions. We cannot assure you that we will obtain a credit facility on advantageous terms, if at all.

    On a pro forma basis, we made capital expenditures of approximately $2.4 million during the year-ended December 31, 1998 and approximately $676,000 during the three months ended March 31, 1999. These capital expenditures were primarily for computer equipment, internally used software purchases and leasehold improvements. We expect to make capital expenditures of approximately $3.2 million for hardware, software, and leasehold improvements during the next 12 months. No assurance can be made with respect to the actual timing and amount of such expenditures.

    We intend to pursue acquisition opportunities. The timing, size or success of any acquisition and the associated potential capital expenditures and commitments are unpredictable. We believe that cash flow from operations, borrowings under the proposed line of credit and the unallocated net proceeds of this offering will be sufficient to fund our capital requirements for at least the next 12 months, excluding potential acquisitions. To the extent that we are successful in consummating acquisitions, it may be necessary to finance such acquisitions through the issuance of additional equity securities, incurrence of indebtedness, or both. In addition, we cannot assure that our working capital needs will not exceed anticipated levels or working capital generated will be sufficient to fund our operations. As a result, we may be required to obtain additional financing from bank borrowings or debt or equity offerings.

YEAR 2000 READINESS DISCLOSURE STATEMENT

    The Year 2000 issue is the result of computer programs using two digits rather than four to define the applicable year. As a result, date-sensitive software may recognize a date using "00" as the year 1900 rather than the year 2000. This could result in system failures or miscalculations causing disruptions of operations, including, among others, a temporary inability to process transactions, send invoices or engage in similar business activities. In connection with the acquisitions of our eight companies, we have received a representation from the former owners of each company that their company does not face material unresolved Year 2000 issues. To the extent these representations are breached and we suffer damages, our operating results and financial condition may be adversely affected. Additionally, many of our companies have contacted their major clients and vendors to assess their Year 2000 readiness.

    We depend on smooth and timely interactions with our vendors, clients and other third parties. Any unexpected costs or disruption in the operations or activities of such vendors, clients or other third parties as a result of Year 2000 compliance issues within such entities could materially adversely affect our business, operating results or financial condition. We intend to take continuous steps to identify Year 2000 problems related to our clients and vendors and to formulate a system of working with key third parties to understand their ability to continue providing services and products through the change to Year 2000. We intend to work directly with our key vendors, including financial institutions and utility providers, and partner with them if necessary, to avoid any business interruptions.

    We believe the most likely worst case scenario related to Year 2000 risks is a material business interruption that leads to client dissatisfaction and the termination of an engagement or engagements by dissatisfied clients. Such an interruption in services could occur due to a breakdown in any number of our computer systems and applications on other systems, or the systems of third parties. Examples are failures in our application software, computer chips embedded in equipment, supply of materials from our suppliers, or lack of adequate telecommunications, power, or other utilities. Any such failure could prevent us from being able to deliver our services as expected, which could materially adversely affect our business, operating results and financial condition.

    Based upon current information, we do not anticipate costs associated with the Year 2000 issue to have a material adverse financial impact on us. There may, however, be interruptions or other limitations of financial and operating systems' functionality, and we may incur additional costs to avoid these interruptions or limitations. Our expectations about future costs associated with the Year 2000 issue are limited by uncertainties that could cause actual results to have a greater financial impact than currently anticipated. Factors that could influence the amount and timing of future costs include:

    - our success in identifying systems and programs that contain two-digit year codes;

    - the nature and amount of programming required to upgrade or replace each of the affected programs;

    - the rate and magnitude of related labor and consulting costs; and

    - our success in addressing Year 2000 issues with our clients, vendors and other third parties with which we do business.

RECENT ACCOUNTING PRONOUNCEMENTS

    In June 1998, the Financial Accounting Standards Board issued SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities" ("SFAS 133"). SFAS 133 requires companies to record derivatives on the balance sheet as assets and liabilities, measured at fair value. Gains or losses resulting from changes in the value of those derivatives would be accounted for depending on the use of the derivative and whether it is qualified for hedge accounting. SFAS 133 is effective for all quarters of fiscal years beginning after June 15, 1999. The adoption of SFAS 133 is not expected to have a material impact on our financial position or results of operations.

    In March 1998, the American Institute of Certified Public Accountants issued SOP 98-1, "Accounting for the Costs of Computer Software Developed or Obtained for Internal Use" ("SOP 98-1"). SOP 98-1 requires companies to capitalize qualifying computer software costs that are incurred during the application development stage and amortize them over the software's estimated useful life. The adoption of SOP 98-1 is not expected to have a material adverse impact on our financial position or results of operations.

                                    BUSINESS

OVERVIEW

    We are a leading provider of Internet and electronic commerce professional services to Fortune 500 companies, Internet-based companies and other organizations. We focus on enabling traditional businesses to develop and expand Internet and electronic commerce business models. We also provide services to primarily Internet-based businesses enabling them to conduct business more effectively.

    For our clients who are creating or improving Internet and electronic commerce businesses, we provide:

    - strategy consulting;

    - creative solutions;

    - technology solutions; and

    - value-added services.

    Our services are designed to rapidly improve a client's competitive position through the development of innovative business strategies and the integration of emerging and existing technologies. We provide a wide range of services from assisting our clients to conceive their Internet and electronic commerce strategies to developing and implementing their Internet and electronic commerce capabilities. We believe that our approach, which integrates our strategy, creative and technology disciplines, allows us to deliver reliable, comprehensive, secure, scalable and expandable Internet and electronic commerce business solutions in rapid time frames.

    We perform services for more than 100 clients, including Ameritrade, AT&T, Bell Atlantic, IBM, Microsoft, United Air Lines and Wells Fargo Bank. Our clients are diversified across many industries, including technology, financial, media and communications. We also work with companies who do business primarily over the Internet.

    As of March 31, 1999, our 570 employees were located throughout the U.S. in California, Colorado, the District of Columbia, Florida, Georgia, Illinois, Maryland, Massachusetts, Missouri, Nebraska, New York, North Carolina, Pennsylvania, Texas, Virginia, Washington and Wisconsin. On a pro forma combined basis, we had $49.9 million of revenues for the 12 months ended December 31, 1998 and $17.7 million of revenues for the three months ended March 31, 1999.

INDUSTRY BACKGROUND

    The Internet is continuing its rapid development from primarily an information delivery medium to an interactive platform through which companies market, operate and manage their businesses and conduct transactions. As a result of its widespread adoption, the Internet has been the catalyst for an evolution of business to business, business to consumer and employer to employee relationships and communications. The explosive growth of the Internet and its potential to create new opportunities and pose fundamental threats to the competitive positions of traditional businesses presents enormous challenges for the managers of companies. This is leading to the rapid growth of, and demand for, professional services relating to the Internet and electronic commerce.

    Companies are using the Internet to restructure the way they conduct their businesses. The Internet provides new ways for companies to market their products and services, manage their operations and employees, and improve their financial results. Through the Internet, companies have the ability to improve their competitive positions, reduce operating, transaction and overhead costs; shorten product and marketing cycle times; create and strengthen business alliances; and improve and accelerate the flow of information both internally and externally. Through electronic commerce and the Internet, organizations are identifying, developing and expanding product and service offerings and creating new innovative strategies and operating models. This ability has led to the emergence of new businesses.

    The emergence of the Internet and electronic commerce creates significant challenges for virtually all companies regardless of industry or location. In many industries traditional barriers to entry, such as physical or capital assets, are becoming less important, and the traditional competitive advantages and business models that companies relied on to sustain their profitability are diminishing. The Internet and other technologies reduce the effect of geographic barriers, price discrimination and other factors and are changing the way many businesses have historically competed. Forrester Research, an industry research firm, estimates the revenues generated from Internet commerce will grow from $55 billion in 1998 to $1.4 trillion in 2003. This represents a compound annual growth rate of 91%.

    In order to successfully develop Internet businesses and conduct electronic commerce, companies must think of their Internet business strategically, creatively and technologically. Strategically, companies need to understand how the Internet will fit in with their overall long and short term business plans, and how business over the Internet differs from conventional business operations to be successful. Creatively, Internet locations must be distinctive, attractive, engaging and easy to use. Technologically, companies need to use the right tools to successfully implement their strategies and develop workable architectures.

    Generally, companies do not have the internal resources necessary to establish an electronic commerce presence on the Internet in the rapid time frames needed to meet their business goals. We believe that companies will focus on their core competencies and will not make the time or financial commitment necessary to hire and train the professionals needed to build in-house capabilities. International Data Corporation, IDC, an industry research firm, forecasts that the market for Internet and electronic commerce professional services worldwide will grow from $7.4 billion in 1998 to $43.7 billion by 2002. These projections represent a compound annual growth rate of more than 55% over these periods. IDC predicts that the Internet will be one of the fastest-growing areas within the information technology services industry.

    The need for organizations to act quickly and effectively has led to the demand for coordinated strategic, creative and technology services. Traditional professional services firms can typically provide services in strategy consulting, creative solutions or technology solutions but usually not all three. The need to integrate these disciplines is beyond the capabilities of most traditional service firms, especially given the rapid time frames for developing Internet and electronic commerce businesses. As a result, we believe there is great demand for professional services firms that can effectively provide services in all three disciplines in the rapid time frame and focus that the Internet and electronic commerce business environment demands.

THE CLARANT SOLUTION

    We are a leading provider of Internet and electronic commerce solutions for clients in diversified industries located throughout the U.S. and abroad. We are able to provide the combination of strategy consulting, creative and technology solutions that clients need to create and expand their Internet and electronic commerce businesses. We also provide the value-added services needed to manage and operate our clients' Internet businesses.

    We concentrate on providing a broad range of integrated capabilities which blend strategy, creative and technology disciplines to help our clients. Our solution is focused on:

    - LEADING INDUSTRY SOLUTIONS. We believe that we provide clients with leading edge solutions critical to their success. Our strategy consulting practice helps clients develop and sharpen their strategic vision in order to capitalize on Internet and electronic commerce opportunities. Our creative solutions practice then provides creative and marketing services. Our technology solutions practice designs, builds and implements the systems, processes and creative requirements necessary to successfully operate Internet businesses. In addition, our value-added services provide our clients with services that they require on a continuing, secure and quality-controlled basis.

    - INTEGRATED DELIVERY MODEL. We are able to deliver strategy consulting, creative and technology solutions in a coordinated manner that addresses our clients' Internet and electronic commerce-related business challenges in rapid time frames. We design, build, implement and support high value solutions using our interactive approach, and expect to increasingly do so on a basis that fully integrates our three practice areas.

    - LONG-TERM CLIENT RELATIONSHIPS. Our extensive understanding of our clients' needs and strategies allows us to provide structured and integrated Internet and electronic commerce professional services that add significant and measurable value to our clients. Our strategy consulting, creative and technology services and skills are geared to establishing integrated, multi-year and multi-project relationships with our clients.

    - STRONG MANAGEMENT TEAMS. We have a highly experienced group of Internet and electronic commerce professionals throughout all three of our practice areas. These professionals combine to form a knowledgeable client management team with many years of professional experience. These teams offer seamless client solutions that address a client's strategic vision, sales and marketing objectives. Our breadth of experience and skills allows us to provide multifaceted assistance to our clients.

STRATEGY

    We intend to strengthen our leading position as a provider of Internet and electronic commerce professional services to Fortune 500 companies, Internet-based companies and other clients. Our strategy for achieving this objective is based on the following key elements:

    - LEVERAGE OUR THREE MAIN PRACTICE AREAS. Through our three main practice areas, strategy consulting, creative solutions and technology solutions, we are able to develop strong functional expertise. These practice areas allow us to fully capture our established capabilities and channel those skills to deliver our value-added solutions in an effective, consistent, disciplined and integrated manner to our clients. In addition, given the need for rapid business development in the Internet arena, our ability to integrate the various disciplines will be an important feature of our services and a key point of differentiation in the marketplace.

    - EXPAND LONG-TERM CLIENT RELATIONSHIPS. We have a number of established long-term client relationships and we intend to develop and sustain additional client relationships over time. Our client service teams are able to integrate strategic, creative and technology solutions at each stage of our client engagements. We believe that by offering our clients coordinated strategy consulting, creative and technology services we are able to create measurable value for the client. Furthermore, we believe that maintaining a reputation for being an innovative Internet and electronic commerce professional services firm will increase our ability to attract new clients, including by referral from our existing clients.

    - OPERATE AS A SINGLE, FULLY INTEGRATED FIRM. We are creating a strong, dynamic, united platform for our business based on an integrated firm concept. We intend to leverage our strong executive leadership to project a unified mission and integrated operating model. All of our businesses are adopting a single corporate vision, name, identity and brand. Our management and our employees will be provided incentives that are based on overall corporate performance. We believe it is critical to establish strong management systems and processes in order to maintain a high, consistent level of client service and efficient utilization of the skills of our people. The key management infrastructure will be centered on financial and management information, communications, incentives, recruiting, training and knowledge management.

    - MAINTAIN LEADING EDGE PROFESSIONAL CAPABILITIES AND TECHNOLOGY SOLUTIONS. In order to provide our clients with the industry's leading edge solutions and our integrated approach to their Internet and electronic commerce professional services needs, we place a strong focus on attracting, hiring, developing and retaining outstanding personnel. We focus on keeping the creative and technology skills of our people in-line with the industry's most current standards, and on developing management and leadership skills among a broad cross-section of our people. To facilitate ongoing professional development and innovation, we focus on several key skill sets: problem solving, analysis, communications, creativity, team work and effectiveness with our clients.

    - EXPAND OUR BREADTH OF SERVICE AND GEOGRAPHIC SCOPE. As our clients' needs broaden and expand, we intend to enhance our set of service capabilities, improve our geographic reach, add to our significant client relationships and strengthen our management team. We intend to build our capabilities through organic growth and through selective strategic acquisitions in the U.S. and internationally.

    - PROVIDE VALUE-ADDED SERVICES. As part of our comprehensive, integrated approach to our long-term client relationships, we provide clients with ongoing services which enhance a clients' ability to expand their Internet and electronic commerce businesses. Those services include managing the content of Internet sites and media placement services. We believe that these ongoing value-added services are critical to seamlessly providing a client with the best possible Internet and electronic commerce professional services and are a principal factor that enables us to attract and retain our clients.

SERVICES

    We offer a wide range of Internet and electronic commerce professional services to traditional businesses as well as new Internet-based businesses. These services fall into a number of categories, including strategy consulting, creative solutions, technology solutions and value-added services, which involve the following activities:

    STRATEGY CONSULTING

    Strategy consulting includes services that enable our clients to enhance competitive advantages, develop and evolve business models and realize operating efficiencies through intranet, extranet, Internet and electronic commerce business solutions. Our strategy consulting practice area includes:

    - BUSINESS STRATEGY: We analyze industry or business economic structures; assist our clients to establish financial and non-financial goals; recommend product and marketing strategies; screen alliance and acquisition choices; analyze customers and markets; and conduct competitive and pricing analysis and develop pricing strategies.

    - MARKETING STRATEGY: We provide advice regarding market segmentation and profiling; promotion and distribution concepts; partnering strategies; and audience and site traffic development.

    - TECHNOLOGY STRATEGY: We provide advice regarding platform architecture, navigation, tools, interfaces, and technology partners and alliances.

    - BRANDING AND IDENTITY: We identify branding goals and analyze market positioning for our clients; plan for the development, design, creation, testing and establishment of their brands; coordinate the Internet and non-Internet company and division branding efforts; and structure marketing communication plans. We provide creative briefs, graphic design strategies with initial product look and feel, as well as comprehensive creative plans. We also help clients optimize graphic content for download time requirements and maximize impact and market share.

    CREATIVE SOLUTIONS

    Creative solutions involve developing an intuitive, easy to use and visually engaging point of interaction for the targeted end-user that is consistent with a client's branding and identity. Our creative practice area includes:

    - INTELLECTUAL PRODUCT DEVELOPMENT: We provide creative development including designs and graphics, site plans and customer focused platforms. We also provide content development and execution.

    - INTERACTIVE MARKETING: We create interactive marketing programs for our clients focusing on increasing customers and improving revenues, market positions and profitability.

    - CUSTOMER DEVELOPMENT, MEASUREMENTS AND ANALYSIS: We develop, measure and analyze the effectiveness and success of the client's Internet enterprise. We provide design and implementation of processes and technology for the client's targeting, acquisition and retention of customers; expansion of customer relationships; sales cycle measurement; lead generation; demand generation; commerce and electronic customer life cycle management; pricing analysis and tactics; and sales force efficiency and effectiveness.

    TECHNOLOGY SOLUTIONS

    We use our proprietary and leading existing technologies to deliver solutions that best fulfill our clients' strategic objectives. Our technology solutions involve integration with our clients' existing systems as well as the architecture for new systems. Our technology practice area includes:

    - ARCHITECTURE AND DESIGN: We design and create our clients' business, technology and process architectures. We provide the process maps (business and technology) of all processes, subprocesses and tasks required to build and maintain the Internet enterprise; the technology design and implementation plan that includes the systems and applications for all parts of the Internet enterprise; a detailed design of operations based on the architectures; and refreshment programs that keep current technology performance parameters of the architecture.

    - INTERNET INTEGRATION: We provide technology to integrate the Internet enterprise with other areas of the client's business. We provide back office integration of customer service, pricing, purchasing, shipping, inventory, order fulfillment and information systems. We also integrate and implement intranets and extranets and procurement bidding systems.

    - ELECTRONIC COMMERCE MANAGEMENT: We implement standard or custom Internet and electronic commerce systems to meet our clients' needs. This includes order management, transaction processing and creating secure environments.

    - TECHNOLOGY DEVELOPMENT: We create and employ the technology needed to achieve our client's marketplace goals. We provide software development and renewal, and technology interface design that accommodate flexible, open architecture.

    - CONTENT AND PRODUCT DEVELOPMENT MANAGEMENT TOOLS: We build and develop the technology and content of our clients' Internet and electronic commerce businesses. We provide a set of production tools, processes and systems to create and manage the enterprise; content quality control and automatic refreshment; and database development to support current content and archives.

    - SECURITY: We audit, plan and implement appropriate and necessary security practices. We provide security policies, procedures and systems to protect our clients' systems and processes from unauthorized access and intrusion.

    VALUE-ADDED SERVICES

    Our clients engage us to perform ongoing services, which enables us to maintain long-term client relationships and to provide our clients with functions that are critical to their Internet and electronic commerce business operations. The value-added services that we provide include:

    - INTERNET MARKETING AND PROMOTIONS: We provide pre-planned and sequential campaigns to promote our clients' businesses and build revenue, market share and profitability.

    - CONTENT SERVICES: We create and manage some or all of the content on our clients' Internet sites, including static or continuously updated content for entire sites or subsections of sites.

    - TRANSACTION MANAGEMENT: We provide services that permit our clients to manage the volume of transactions and support the necessary tools for electronic commerce such as archiving, sales and fulfillment cycle support, financial management and recovery operations.

    - RESEARCH SERVICES AND MARKET ANALYSIS: We prepare ongoing studies of the effectiveness of the Internet site. We provide focus groups, surveys, and analyses comparing our clients' sites with those of their competitors using sophisticated research and analysis techniques.

    - MEDIA PLACEMENT: We provide online and offline media design, creation, buying and reporting through hosted services or industry standard services.

    - BUSINESS PROCESSES: We analyze which business processes are important to the electronic enterprise and how the processes should be performed or improved. These areas include fulfillment, billing, human resources, customer order flow, public relations, warehousing and other processes.

CLIENTS

    Our companies have provided professional services for a variety of clients in many industries. The following is a partial list of our clients that we believe is representative of our overall client base:

       MEDIA AND                                                                       TRAVEL AND
    COMMUNICATIONS             TECHNOLOGY                  FINANCIAL                 TRANSPORTATION
-----------------------  -----------------------  ----------------------------  ------------------------
A&E Television           International Business   First Data Corporation        United Air Lines, Inc.
  Networks               Machines Corporation     MasterCard International
AT&T Corp.               Microsoft Corporation    Incorporated
Bell Atlantic                                     National Association of
Corporation                                       Securities Dealers, Inc.
MCI Worldcom, Inc.                                Wells Fargo
Sprint Corporation

         INTERACTIVE                  CONSUMER               ENERGY
------------------------------  --------------------  --------------------
Ameritrade Holding Corporation  Maybelline, Inc.      Chevron Corporation
JuniorNet Corporation           M&M/Mars              Enron Corp.
                                Office Depot, Inc.    Halliburton Company

    For the 12 months ended December 31, 1998, IBM, our largest client, accounted for approximately 12.4% of our pro forma combined revenues. No other client accounted for 10% or more of our pro forma combined revenues for the 12 months ended December 31, 1998 and no client accounted for 10% or more of our pro forma combined revenues for the three months ended March 31, 1999.

OUR COMPANY

    Simultaneously with the closing of this offering we expect to acquire the following eight companies:

    ALIGN SOLUTIONS CORP. is a technology company which joins the strengths of design and communications experts with the technical expertise of experienced software developers. Align's services include creating creative new media; multimedia presentations; designing Websites; delivering complex Web-based solutions to clients; document services, maintenance of knowledge bases and workflow automation; and systems integration services. Align has special expertise in the energy and financial services industries.

    BRAND DIALOGUE-NEW YORK is presently the New York branch of a Young & Rubicam division that offers interactive strategic marketing and electronic commerce solutions. The services offered by the Brand Dialogue-New York's business that we intend to acquire include strategic technology and marketing consulting, web environment development and on-going management, on-line media strategy and planning, targeted on-line advertising campaigns and web-based branding application development. Brand Dialogue-New York has provided services to customers in financial, pharmaceuticals, media and communications industries.

    FREE RANGE MEDIA, INC. develops online business solutions. Free Range provides strategic planning and customized solutions that support corporate objectives and have clearly defined metrics for measuring success. Free Range has special expertise in the financial services, health care and telecommunications industries.

    INTEGRATED CONSULTING, INC. DBA I.CON INTERACTIVE is an integrated marketing and online solutions provider. i.con's services include creative design and marketing strategies; online brand development; and content maintenance and refreshment. i.con has special expertise in the entertainment, hospitality, technology and telecommunications industries.

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
    INTERACTIVE8, INC. is an interactive strategy consulting, creative and technology agency. InterActive8's services include strategic planning; creative development; applications development and database and electronic commerce integration; account management; site hosting, tracking and analysis; media and promotions and marketing. InterActive8 has special expertise in the media and communications and consumer products industries.

    MULTIMEDIA RESOURCES, LLC is an interactive consulting and marketing agency. Multimedia's services include strategic planning, business development, and marketing and media program development. Multimedia has special expertise in media, retailing and financial services industries.

    POTOMAC PARTNERS MANAGEMENT CONSULTING, LLC is an electronic commerce strategy consulting firm. Professional services include electronic commerce strategy formulation, program management, strategic partnership formation, and business process design. Potomac Partners has special industry expertise in the financial services, retailing, media, entertainment, communications and transportation industries.

    RSI GROUP, INC. AND SUBSIDIARIES is an information technology consulting and staffing firm. RSI's services include distributing and decentralizing computing platforms; including electronic commerce and electronic commerce systems integration services, mission-critical Internet process services; application development; application development and professional staffing and technology support. RSI has special expertise in the technology, transportation, telecommunications, financial and consumer goods industries.

SALES AND MARKETING

    Our sales approach is based on developing long-term consultative relationships with our clients. We intend to integrate the sales and marketing functions of the companies we acquire to provide for client focused professional marketing organization targeted toward developing existing client relationships by expanding the services provided to those clients as well as adding new clients. In addition to our direct sales force which will market our service along those lines, our management will actively market to companies with which they have a relationship. We will employ a team selling approach, whereby our sales people collaborate with our business unit professionals and management to identify prospects, conduct sales and manage client relationships, particularly at core client relationships. We and Young & Rubicam intend to cooperate in marketing our respective services to each others' clients in order to increase the range, breadth and depth of services available to such clients.

    In addition, we integrate the discipline of strategic, creative and technical solutions into our clients' sale processes. We assign senior executives to each account to ensure the multi-disciplinary sales approach. This process identifies major cross-disciplinary client issues early in the process, thereby saving the client time and money and allowing us to provide more effective services to our clients. Most of our senior executives are involved in the sales process.

COMPETITION

    The market for our services is highly fragmented and can be characterized by intense competition and rapid technological change. We have many competitors including large and well-established firms, new entrants attracted by low barriers to entry and prospective clients who have used their internal resources to develop an Internet presence.

    Our current competitors include, and may in the future include, the following:

    - Internet consulting firms and online agencies, such as AGENCY.COM, AppNet, iXL Enterprises, Modem Media . Poppe Tyson, Organic Online, Proxicom, Razorfish, Scient, US Interactive, USWeb/CKS and Viant;

    - general management consulting firms, such as Bain & Company, Boston Consulting Group, Booz Allen & Hamilton and McKinsey & Company;

    - the professional services groups of computer equipment companies, such as Compaq, Hewlett-Packard and IBM;

    - systems integrators, such as Andersen Consulting, Cambridge Technology Partners, Sapient, and consulting arms of the "Big Five" accounting firms; and

    - internally developed solutions of current and potential clients.

    The principal competitive factors in the Internet professional services market include Internet expertise and talent, client references, integrated strategy, technology and creative design services, quality, pricing and speed of service delivery and vertical industry knowledge. We believe we compete favorably with respect to these factors and are in a good position to attract talent with our growth and entrepreneurial culture. We believe we have established ourselves as a leader in Internet-specific industry and domain expertise. Through our replicable solution frameworks and our attention to client satisfaction, we have created a strong track record of customer successes. We believe the market will continue to offer significant opportunity for multiple players on the short and medium-term.

INTELLECTUAL PROPERTY

    We utilize intellectual property in our business, some of which we consider proprietary. We generally rely on trade secret law to protect our proprietary interests. We cannot guarantee that the steps we have taken to protect our proprietary rights will be adequate to deter misappropriation of our intellectual property, and we may not be able to detect unauthorized use and take appropriate steps to enforce our intellectual property rights. If third parties infringe or misappropriate our trade secrets, copyrights, trademarks or other proprietary information, our business could be seriously harmed. In addition, although we believe that our proprietary rights do not infringe on the intellectual property rights of others, other parties may assert infringement claims against us or claim that we have violated their intellectual property rights. Such claims, even if not true, could result in significant legal and other costs and may be a distraction to management. Protection of intellectual property in many foreign countries is weaker and less reliable than in the United States, so if our business expands into foreign countries, risks associated with protecting our intellectual property will increase.

EMPLOYEES

    As of March 31, 1999, we had a total of 570 employees, of which 39 were in management, 442 in professional services, 35 in sales and marketing and 54 in administration. Success will depend in part on our ability to attract, retain and motivate highly qualified technical and management personnel, for whom competition is intense. None of our employees are represented by labor unions. We believe our relationship with our employees is good.

    To succeed, we must continue to hire, retain and train outstanding professionals. We believe that our success retaining such individuals will depend significantly on our ability to provide a rich learning environment, to provide a one-firm culture and to offer continued professional development as well as economic incentives.

    We believe that developing our one-firm concept with a shared culture is critical to our ability to attract top management, strategic, technology, design, sales, marketing and support professionals. Our core values include a dedication to maintaining an innovative and team-based environment in order to achieve total client satisfaction and provide our employees with personal and professional growth opportunities.

FACILITIES

    We lease offices located in Atlanta, Georgia; Chicago, Illinois; Dallas, Texas; Herndon, Virginia; Houston, Texas; Larchmont, New York; New York City, New York; San Francisco, California; and Seattle, Washington. Our headquarters are located in Dallas, Texas consisting of approximately 2,000 square feet of office space under a month to month lease.

LEGAL PROCEEDINGS

    We and our companies are not parties to any pending material legal proceedings.

                                   MANAGEMENT

EXECUTIVE OFFICERS AND DIRECTORS

    Our executive officers and directors and their ages as of May 20, 1999 are as follows:

                NAME                      AGE                         POSITION
------------------------------------      ---      -----------------------------------------------
Michael H. Jordan (1)(2)(3).........          62   Chairman and Director
Guillermo G. Marmol (4).............          46   Chief Executive Officer, President and Director
Derek R. Reisfield..................          36   Vice Chairman and Executive Vice President
Joseph W. Autem (5).................          41   Chief Financial Officer and Director
George P. Stamas....................          48   Director
Randolph Austin (5).................          35   Director
Michael J. Dolan (5)................          52   Director
James R. Corey (5)..................          45   Director
Richard M. Scruggs (5)..............          43   Director

------------------------

(1) Mr. Jordan will be elected a director and Chairman effective on the closing of this offering.

(2) Member of Audit Committee.

(3) Member of Compensation Committee.

(4) Mr. Marmol will serve as Chairman until the closing of this offering. Mr. Marmol will remain as a director following his resignation as Chairman.

(5) Messrs. Autem, Austin, Dolan, Corey and Scruggs will be appointed as directors effective on the closing of this offering.

    MICHAEL H. JORDAN will be our Chairman effective upon the closing of this offering, having served as an advisor to us since January 1, 1999. Mr. Jordan retired in December 1998 as Chairman and Chief Executive Officer of CBS Corporation (formerly Westinghouse Electric Corporation), positions he held since June 1993. Prior to joining Westinghouse, he was a principal with the investment firm of Clayton, Dubilier & Rice, Inc. from September 1992 through June 1993. From 1974 until 1992, Mr. Jordan held various management positions at PepsiCo, Inc., his last position being Chief Executive Officer of PepsiCo International. From 1964 to 1974, Mr. Jordan held various positions, including Partner at McKinsey & Company, Inc., an international management consulting firm. Mr. Jordan is also a member of the Boards of Directors of Aetna, Inc., Dell Computer Corp. and Marketwatch.com. Mr. Jordan is a member of the President's Export Council; is the Chairman of the U.S.-Japan Business Council; Chairman of The College Fund/UNCF; and Chairman of the Policy Board of the Americans for the Arts.

    GUILLERMO G. MARMOL has been our Chief Executive Officer and President since August 1998 and will become a director effective upon the closing of this offering. Previously, Mr. Marmol was a Vice President of Perot Systems, Inc., Chairman of its Operating Committee and responsible for corporate development from January 1996 to May 1998. Prior to joining Perot Systems, Mr. Marmol held a variety of positions during an 18-year career with McKinsey & Company, Inc. He was elected a director and senior partner in 1991 and most recently held leadership positions in the firm's senior partner election committee, its Dallas, Texas office and its global organization practice.

    DEREK R. REISFIELD has been our non-director Vice Chairman and Executive Vice President since April 1999, having served as an advisor since January 1999. Mr. Reisfield held a variety of positions with CBS Corporation (formerly Westinghouse Electric Corporation) from May 1996 to January 1999, where he held the positions of Vice President, Business Development and then President of the CBS New Media Group. While at CBS, Mr. Reisfield created CBS.Marketwatch.com and served as the Chairman of the Board of Marketwatch.com, LLC. He was also responsible for the development of CBS.Sportsline.com, and served on the Board of Directors of Sportsline USA, Inc. From May 1995 to April 1996, Mr. Reisfield was a Partner of Mitchell Madison Group, a management consulting company, where he was a co-founder and co-leader of the firm's Media and

Telecommunications Practice. From August 1987 to June 1995, Mr. Reisfield served in various capacities, including Senior Manager, at McKinsey & Company, Inc. Mr. Reisfield serves on the board of directors of Pictet & Cie. Global Leisure Fund, S.A., a Swiss based mutual fund.

    JOSEPH W. AUTEM has been our Chief Financial Officer since January 1999 and will become a director effective upon the closing of this offering. From September 1998 until December 1998 Mr. Autem was President, CEO and CFO of American Metrocom, a competitive local exchange carrier in New Orleans, Louisiana. From July 1998 to August 1998, Mr. Autem served as Senior Vice President and Chief Financial Officer of CS Wireless, Inc., a privately held company that provides wireless video and high speed Internet access. Mr. Autem was a partner of Vision Technology Partners, a private investment company, from January 1997 to June 1998. Mr. Autem served as the Chief Financial Officer of Broadcast.com, Inc. from July 1996 to December 1996, and was a member of that company's original management team. From December 1992 to January 1996, Mr. Autem served as Vice President of Finance, Secretary, Treasurer and Chief Financial Officer of OpenConnect Systems, Inc., an Internet software company. From 1989 to 1992, Mr. Autem served as Chief Financial Officer of Rainwater, Inc., a private equity investment firm. From 1987 to 1989, Mr. Autem was employed by PepsiCo in various management capacities. From 1980 to 1987, Mr. Autem was employed by Arthur Andersen LLP in various capacities, including as a manager. Mr. Autem is a certified public accountant in the State of Texas. Mr. Autem serves on the Board of Directors of Broadcast.com and Viewcast.com.

    GEORGE P. STAMAS has been a director since May 1999. Mr. Stamas is a partner with the law firm of Wilmer, Cutler & Pickering and Co-Chairman of that firm's Corporate Department. Prior to joining Wilmer, Cutler & Pickering as a partner in April 1996, he was a partner at Piper & Marbury L.L.P. since 1983. Mr. Stamas is counsel to, and a limited partner of, the Baltimore Orioles baseball team. Mr. Stamas also serves on the Board of Directors of FTI Consulting, Inc., a provider of litigation support services.

    RANDOLPH AUSTIN will become a director effective upon the closing of this offering. From January 1999 until present Mr. Austin has been an advisor to Bertelsmann Ventures. From January 1998 to December 1998, Mr. Austin was President and Chief Executive Officer of BOL, Bertelsmann Online, Bertelsmann's global electronic commerce business. From November 1995 to December 1997, Mr. Austin held various positions with Prodigy, Inc., his last position being Senior Vice President, Sales & Business Development. From September 1990 to November 1995, Mr. Austin served in various capacities, including Senior Engagement Manager, at McKinsey & Company, Inc.

    MICHAEL J. DOLAN will become a director effective upon the closing of this offering. Since July 1996, Mr. Dolan has served as Vice Chairman, Chief Financial Officer and a director of Young & Rubicam Inc., an international marketing and communications services firm. From August 1991 to July 1996, Mr. Dolan was President and Chief Executive Officer of the joint venture, Snack Ventures Europe, between PepsiCo Foods International and General Mills.

    JAMES R. COREY will become a director effective upon the closing of this offering. Mr. Corey has served as Managing Director of Potomac Partners since September 1997. Prior to joining Potomac Partners, Mr. Corey served as Co-Chief Operating Officer of AT&T Solutions and Managing Partner of their Consulting Division from June 1995 until September 1997. From June 1994 to June 1995, Mr. Corey served as President of the Worldwide Services Organization of Unisys Corporation. From December 1989 until June 1994 Mr. Corey was a partner in the Los Angeles office of McKinsey & Company, Inc. Previously, Mr. Corey was a Partner at Andersen Consulting in Chicago.

    RICHARD M. SCRUGGS will become a director effective upon the closing of this offering. Mr. Scruggs has served as President, Chief Executive Officer and Chairman of the Board of Align since October 1996. From January 1996 until October 1996, Mr. Scruggs served as Chief Operating Officer of Rothwell Systems (which was later purchased by Perot Systems). From May 1990 until

January 1996, Mr. Scruggs served in a variety of capacities at BSG Alliance/IT, including Managing Director of Business Development and Managing Director of the Houston office.

    At the closing of this offering, our Board of Directors will consist of eight directors, which number may be changed by the Board of Directors. Mr. Dolan is being appointed to our Board of Directors pursuant to an agreement between us and Young & Rubicam. If the size of the Board is increased to ten or more, Young & Rubicam will have the right to nominate an additional director to our Board. Messrs. Corey and Scruggs are being appointed to our Board of Directors pursuant to the agreements we have entered into to acquire their companies.

KEY PRACTICE LEADERS

    The following persons held the positions indicated opposite their names in the companies that we will acquire:

          NAME                       FORMER POSITION IN ACQUIRED COMPANY
------------------------  ---------------------------------------------------------
Lynn J. Branigan........  Managing Partner, Multimedia
Calvin W. Carter........  President and Chief Executive Officer of i.con
James R. Corey..........  Managing Director, Potomac Partners
John B. Dimmer..........  President, Free Range
Bruce D. Grant..........  President, RSI
Henry Heilbrunn.........  Managing Partner, Multimedia
William Markel..........  Managing Partner, InterActive8
Andreas Panayi..........  President, Brand Dialogue-New York
Douglas Rice............  President and Chief Executive Officer, InterActive8
Richard M. Scruggs......  President, Chief Executive Officer and Chairman of the
                          Board, Align

    LYNN J. BRANIGAN has served as Managing Partner of Multimedia since she co-founded the company with Henry Heilbrunn in 1993. Ms. Branigan specializes in marketing, media and business development at Multimedia. Prior to forming Multimedia, Ms. Branigan served as Director, Sales and Marketing for the commercial unit of Prodigy Services Company, Inc. from February 1985 until January 1993.

    CALVIN W. CARTER has served as the President and Chief Executive Officer of i.con since he co-founded the company in August 1994. From May 1993 until August 1994, Mr. Carter served as a management consultant for PricewaterhouseCoopers LLP.

    JAMES R. COREY will become a director of Clarant effective upon the closing of this offering. Mr. Corey has served as Managing Director of Potomac Partners since September 1997. Prior to joining Potomac Partners, Mr. Corey served as Co-Chief Operating Officer of AT&T Solutions and Managing Partner of their Consulting Division from June 1995 until September 1997. From June 1994 to June 1995, Mr. Corey served as President of the Worldwide Services Organization of Unisys Corporation. From December 1989 until June 1994 Mr. Corey was a partner in the Los Angeles office of McKinsey & Company, Inc. Previously, Mr. Corey was a Partner at Andersen Consulting in Chicago.

    JOHN B. DIMMER has served as President of Free Range since May 1998. From June 1995 until May 1998, Mr. Dimmer served as Vice President and Chief Financial Officer of Free Range. From March 1986 until June 1995, Mr. Dimmer served as Assistant Secretary and Manager of Commercial Surety at Reliance Surety Company.

    BRUCE D. GRANT has served as President of RSI since January 1999. From January 1997 until December 1998, Mr. Grant served as President of RSI East, and from January 1992 until

December 1996, Mr. Grant served as Vice President of RSI East. From 1984 until January 1992, Mr. Grant served in various capacities with RSI and its affiliates.

    HENRY HEILBRUNN has served as Managing Partner of Multimedia since he co-founded the company with Ms. Branigan in 1993. Mr. Heilbrunn specializes in business planning and product development at Multimedia Resources. Prior to forming Multimedia, Mr. Heilbrunn served as Senior Vice President, Product Management and Retention Marketing at Prodigy Services Company, Inc. from September 1990 until January 1993, and in various other capacities with Prodigy from February 1984 until August 1990.

    WILLIAM MARKEL has served as Managing Partner of InterActive8 since 1998. From February 1995 until 1997, Mr. Markel provided business development consulting for InterActive8, and from 1994 until February 1995 he served as a sales executive for Harrington Righter and Parsons, a television sales division of Cox Broadcasting.

    ANDREAS PANAYI has served as President of Brand Dialogue-New York, Young & Rubicam's digital interactive branding unit, since 1998. From 1989 until 1998, Mr. Panayi worked in various capacities at Poppe Tyson, the global interactive marketing arm of True North, including most recently as Senior Partner, Director of International Operations.

    DOUGLAS RICE has served as InterActive8's President and Chief Executive Officer since he founded the company in 1994. From 1994 to 1997, Mr. Rice also served as the Creative Director for InterActive8.

    RICHARD M. SCRUGGS will become a director of Clarant effective upon the closing of this offering. Mr. Scruggs has served as President, Chief Executive Officer and Chairman of the Board of Align since October 1996. From January 1996 until October 1996, Mr. Scruggs served as Chief Operating Officer of Rothwell Systems (which was later purchased by Perot Systems). From May 1990 until January 1996, Mr. Scruggs served in a variety of capacities at BSG Alliance/IT, including Managing Director of Business Development and Managing Director of the Houston office.

COMMITTEES OF THE BOARD OF DIRECTORS

    Our Board of Directors intends to establish an Audit Committee which will be comprised solely of independent directors. The responsibilities of the Audit Committee will include: (1) recommending to our board of directors the independent public accountants to conduct the annual audit of our books and records; (2) reviewing the proposed scope of the audit; (3) approving the audit fees to be paid; (4) reviewing accounting and financial controls with the independent public accountants and our financial and accounting staff; and (5) reviewing and approving transactions between us and our directors, officers and affiliates. Mr. Jordan will be a member of the Audit Committee as of the closing of this offering.

    Our Board of Directors intends to establish a Compensation Committee to consist solely of non-employee directors. The Compensation Committee will (1) provide a general review of our compensation plans to ensure that they meet corporate objectives and (2) administer our stock plans. Mr. Jordan will be a member of the Compensation Committee as of the closing of this offering.

    DIRECTOR COMPENSATION Directors who are also our employees will not receive additional compensation for serving as directors. Each person serving or who has agreed to serve as a non-employee director as of the closing of this offering will be automatically granted an option to purchase 15,000 shares of common stock under our 1999 Long-Term Incentive Plan. In addition, under the 1999 Long-Term Incentive Plan each non-employee director will be granted an annual option to purchase 10,000 shares at each annual meeting of our stockholders at which the director is re-elected or remains a director. Each of these options will have an exercise price equal to the market value per share of common stock on the date of grant. Directors will also be reimbursed for out-of-pocket expenses incurred in attending meetings of the Board of Directors or committees thereof, in their capacity as directors. Mr. Jordan will also be granted options to purchase 200,000 shares of common stock in consideration for services to be rendered exercisable at a price equal to the initial public offering price per share. The options will become exercisable one-sixth every six months over 36 months from the date of grant.

    EXECUTIVE COMPENSATION We were founded in August 1998, did not conduct any operations in 1998 and, accordingly, did not pay any compensation to our executive officers for the year ended December 31, 1998. The following table sets forth the annual base salary rates and other compensation expected to be paid in 1999 to our chief executive officer and our three most highly compensated officers (hereafter referred to as the named officers).

    Each named officer is entitled to an annual bonus up to an amount equal to his base salary based on our performance measured against annual objectives to be determined by the Compensation Committee of the Board of Directors. See "--Employment Agreements."

                                                                                      LONG-TERM
                                                ANNUAL COMPENSATION              COMPENSATION AWARDS
                                      ----------------------------------------  ----------------------
                                                                    OTHER             SECURITIES
                                                                    ANNUAL            UNDERLYING          ALL OTHER
NAME AND PRINCIPAL POSITION             SALARY        BONUS      COMPENSATION      OPTIONS/SARS (#)      COMPENSATION
------------------------------------  -----------  -----------  --------------  ----------------------  --------------
Guillermo G. Marmol,................  $   300,000  $   300,000   $         --            2,139,767       $         --
  Chief Executive Officer
  and President
Derek R. Reisfield,.................      250,000      250,000             --              427,541                 --
  Vice Chairman and
  Executive Vice President
Joseph W. Autem,....................      200,000      200,000             --              855,907                 --
  Chief Financial Officer

EMPLOYMENT AGREEMENTS

    On September 1, 1998, we entered into an employment agreement with Mr. Marmol as our Chief Executive Officer and President for a term of three years and four months. The agreement will automatically renew for successive one-year periods beginning January 1, 2002, unless we or Mr. Marmol provides the other with written notice that the Agreement will not renew within 90 days of the expiration date. This agreement provides that Mr. Marmol will devote substantially all of his time to the operation of our business. The agreement establishes the initial base salary set forth in the table above and eligibility for up to an equal annual bonus. We have also agreed to grant options immediately, before trading begins to purchase 2,139,767 shares of common stock, at an exercise price equal to the initial public offering price, of which 25% will be immediately exercisable and the remainder will vest at the rate of 25% on the first, second and third anniversaries of the date of grant and will remain exercisable for up to 10 years after the date of grant. We may terminate the agreement for cause or upon death or disability. Cause means a final non-appealable conviction for, or plea of no contest to, a charge of commission of a felony, the good faith determination by the Board of Directors that Mr. Marmol has committed any act in the course of employment constituting fraud or dishonesty on 20 days' notice, or a determination by a court of competent jurisdiction that Mr. Marmol has breached his non-compete agreement; his confidentiality agreement; or interfered with our relationship with any client, supplier or other person. In the case of a termination due to disability we will continue to pay Mr. Marmol his salary and benefits for a period of six months. Mr. Marmol has the right to terminate his employment with us at any time for any reason. If we terminate Mr. Marmol's agreement for any reason other than for cause, or Mr.

Marmol terminates his employment for good reason, Mr. Marmol will be entitled to receive severance pay equal to his base salary and maximum bonus for the period remaining under the term of the agreement, continuation of benefits for that period and automatic vesting of all stock options. Good reason includes a change of control; material breach of the employment agreement by us; relocation of our principal business office to more than 35 miles outside Dallas; or Mr. Marmol's duties are diminished or he is not elected Chairman, (unless he consents otherwise). Mr. Marmol has consented in writing to the election of Michael H. Jordan as our Chairman and a director, effective concurrently with the closing of this offering. Mr. Marmol will be subject to covenants intended to bar his competition and solicitation of clients or employees through one year after his employment ends for any reason.

    We expect to enter into an employment agreement with Mr. Autem as our Chief Financial Officer, the terms of which are in the process of being finalized. Until the closing of this offering, Mr. Autem is receiving an annual salary of $100,000, with a special bonus at the closing equal to $4,167 per month between January 14, 1999 and the closing of this offering. Beginning with the closing of this offering, Mr. Autem will have an annual salary of $200,000 and be eligible for an annual bonus of up to the same amount. We have also agreed to grant options, immediately before trading begins to purchase 855,907 shares of common stock, at an exercise price of a penny per share. The options become exercisable one-sixth every six months over 36 months from the date of grant. Mr. Autem will receive a $1,500 monthly car allowance.

    We expect to enter into an employment agreement with Mr. Reisfield as our Vice Chairman and Executive Vice President. The following describes that expected agreement. Until the closing of this offering, Mr. Reisfield is receiving a monthly salary of $20,000, with a special bonus at the closing equal to $10,000 per month between February 15, 1999 and closing and reimbursement of expenses incurred during this period. We have also agreed to grant options, immediately before trading begins to purchase 427,541 shares of common stock, at an exercise price equal to the initial public offering price. Mr. Reisfield may also receive an additional grant of options before trading begins. The options will be immediately exercisable and will remain exercisable for up to 10 years after the date of grant. Mr. Reisfield is expected to be subject to covenants intended to bar his competition and solicitation of clients or employees for nine months after his employment ends for certain specified reasons.

1999 LONG-TERM INCENTIVE PLAN

    We intend to adopt and to submit to our pre-public stockholders the 1999 Long-Term Incentive Plan to promote our long-term growth and profitability, improve stockholder value, and attract, retain and reward highly motivated and qualified employees and directors. The Compensation Committee of our Board of Directors will administer the 1999 Long-Term Incentive Plan unless the Board of Directors specifies another committee of the Board of Directors or chooses to act itself as administrator.

    Under the 1999 Long-Term Incentive Plan, we can grant options for approximately 12,838,602 shares of common stock (which number will adjust automatically to be 30% of our outstanding common stock from time to time). We can grant all such options to employees in the form of incentive stock options, but may choose not to do so. Any options we grant which are not incentive stock options will be nonqualified stock options.

    All of our employees, directors, and certain service providers are eligible to receive options under the 1999 Long-Term Incentive Plan. For tax reasons, the 1999 Long-Term Incentive Plan limits the number of shares covered by options that an individual can receive in a calendar year to 50% of the total initial pool. The administrator will determine the prices (which, except with respect to replacement options, may not be less than the fair market value of the common stock on the date of grant), exercise schedules, expiration dates, and other material conditions under which optionees other than non-employee directors may exercise their options. The 1999 Long-Term Incentive Plan also provides for formula option grants for 15,000 shares to each person serving or who has agreed to serve as a non-employee director as of the closing of this offering and for 10,000 shares annually thereafter at each annual meeting of our stockholders at which the director is re-elected or remains a director.

                   CERTAIN TRANSACTIONS WITH RELATED PARTIES

    On August 22, 1998, we issued 7,135,424 shares of common stock to Commonwealth Principals II LLC, a Virginia based merchant banking firm, in exchange for $1.00. Commonwealth Principals will own approximately 17.44% of Clarant after this offering, which are beneficially held by its members, including Messrs. Jordan, Marmol, Reisfield and Autem and their affiliates as described below. In September 1998, Guillermo G. Marmol, who is our Chief Executive Officer and President, acquired an interest in Commonwealth Principals equating to an indirect pecuniary interest in 738,516 shares of Clarant for a purchase price of $1.00. In December 1998, Michael H. Jordan, who will be our Chairman and a director at the closing of this offering, acquired a limited liability company interest in Commonwealth Principals equating to an indirect pecuniary interest in 313,959 shares of Clarant for a purchase price of $400,000. In April 1999, Derek R. Reisfield, our Vice Chairman and Executive Vice President, acquired a limited liability company interest in Commonwealth Principals equating to an indirect pecuniary interest in 156,979 shares of Clarant for a purchase price of $200,000. In addition, in May 1999, R4 Venture Partners I, of which Mr. Reisfield is a general partner and holds a 31.25% pecuniary interest, acquired a limited liability company interest in Commonwealth Principals equating to an indirect pecuniary interest in 156,979 shares of Clarant for a purchase price of $200,000. In May 1999, Autem Technology Partners, L.P., of which Autem LLC, of which Joseph W. Autem, our Chief Financial Officer, is the Managing Partner, is General Partner, acquired a limited liability company interest in Commonwealth Principals equating to an indirect pecuniary interest in 549,428 shares of Clarant for a purchase price of $500,000.

    Commonwealth Principals secured, for our benefit, loans for an aggregate of $3.0 million. The loans secured by Commonwealth Principals accrue interest at the prime rate (7.75% at May 20, 1999), are payable on demand and will be repaid from the proceeds of this offering. At March 31, 1999, Commonwealth Principals had advanced a total of $50,000. By closing of the offering, Commonwealth Principals expects to advance approximately $4.5 million.

    In September 1998, we entered into a management services agreement with Commonwealth Principals to provide us with consulting and financial advisory services. The agreement terminates at the earlier of the closing of our initial public offering or 24 months after the date of the agreement. For the period ended December 31, 1998, we paid $49,000 to Commonwealth Principals under that agreement. No amounts have been paid for the three months ended March 31, 1999.

    On September 1, 1998, Mr. Marmol purchased 713,542 shares of common stock for a purchase price of $200,000 in cash.

    Under a stockholders agreement among us, Commonwealth Principals and Mr. Marmol, Commonwealth Principals and Mr. Marmol have agreed to forfeit up to 398,966 shares of common stock of our common stock if necessary to preserve the tax-deferred nature of the transactions in which we will acquire our eight companies. See "Principal Stockholders."

    We have entered into or expect to enter into employment agreements with each of Messrs. Marmol, Reisfield and Autem. For the details of these agreements, please refer to "Management--Employment Agreements."

    James R. Corey will be appointed a director effective on the closing. Mr. Corey is a Managing Director and owner of Potomac Partners. We will acquire Potomac Partners simultaneously with the closing of this offering. Mr. Corey will receive 2,015,367 shares of common stock and $9.372 million in cash, based on an assumed initial public offering price of $11.00 per share, for his ownership interest in Potomac Partners.

    On February 1, 1998, Potomac Partners loaned $150,000 to Mr. Corey pursuant to a note that bore interest at the rate of 6% per annum and was payable on demand. This note was paid in full on December 31, 1998.

    Richard M. Scruggs will be appointed a director effective on the closing. Mr. Scruggs is President, Chief Executive Officer and Chairman of the Board of Align. We will acquire Align simultaneously with the closing of this offering. Mr. Scruggs will receive 1,065,977 shares of common stock and $5.03 million in cash, based on an initial public offering price of $11.00 per share, for his ownership interest in Align. In addition, Mr. Scruggs will receive options to purchase 61,833 shares of our common stock at exercise prices ranging from $0.18 to $2.03 per share in exchange for outstanding options for Align shares.

    Mr. Scruggs is the guarantor of $550,000 of indebtedness of Align under its bank line of credit. The line of credit is due on demand, matures in July 1999 and accrues interest at the rate of prime plus 1% (8.75% at March 31, 1999). Mr. Scruggs will be released from his guaranty upon the closing.

    Mr. Corey and Scruggs are also eligible to receive an indeterminable number of shares of common stock under the contingent consideration provisions of the acquisition agreement for their respective company. See "About Clarant Worldwide Corporation."

YOUNG & RUBICAM

    Simultaneously with the closing of this offering, we will acquire assets of Brand Dialogue-New York from Young & Rubicam for a purchase price of approximately $50.7 million, which will be paid through the issuance of 4,609,091 shares of common stock. We will also grant to Young & Rubicam an option immediately exercisable for 1,000,000 shares of our common stock at an exercise price equal to the initial public offering price. Young & Rubicam will own approximately 11.27% of Clarant after this offering, or 13.38% assuming the option is exercised in full. Michael J. Dolan will become a director effective upon the closing of this offering under an agreement with Young & Rubicam. Mr. Dolan is Vice Chairman, Chief Financial Officer and a director of Young & Rubicam.

    We have entered into an agreement with Young & Rubicam, Inc. to acquire some assets of Brand Dialogue-New York, the New York branch of a Young & Rubicam division. Young & Rubicam has agreed that it will ask certain of its clients to select us to perform services in connection with certain on-going engagements and certain future engagements of the type performed by Brand Dialogue-New York prior to the closing of this offering. Young & Rubicam has the right not to recommend us or to terminate our involvement in an existing engagement if in its judgment recommending or retaining us is not in the best interests of its clients or if we fail to perform our obligations or default under the terms of any client engagement. A Young & Rubicam client can also cancel the engagement. We and Young & Rubicam intend to cooperate in marketing our respective services to each others' clients in order to increase the range, breadth and depth of services available to such clients.

    In addition, upon the closing of this offering we will enter into a Transition Services Agreement with Young & Rubicam under which Young & Rubicam will grant us a license to use, for a term not to exceed 12 months, certain office space used by Brand Dialogue-New York prior to the closing. Young & Rubicam will also agree to provide us with certain services in connection with our use of this space. In consideration for providing the space, we will pay to Young & Rubicam $33,072 per month plus certain expenses. Additional fees will be paid to Young & Rubicam for the provision of certain services.

                             PRINCIPAL STOCKHOLDERS

    The following shows the number and percentage of outstanding shares of our common stock that were owned as of May 20, 1999 and that will be owned following this offering assuming no exercise by the underwriters of their over-allotment option by: (1) all persons known by us to own beneficially more than 5% of the common stock; (2) each director, director nominee and executive officer; and (3) all directors, director nominees and executive officers as a group.

    As of May 20, 1999, there were 7,848,966 shares of common stock outstanding.
Following this offering, we will have outstanding              shares of common
stock, assuming the underwriters do not exercise their over-allotment option, shares assuming the underwriters exercise their over-allotment option in full, including 20,485,125 shares of common stock we will issue as a portion of the initial purchase prices for the acquisitions of our companies. At the time of the closing of this offering we will also have outstanding options to purchase 8,578,991 shares of common stock, including options to purchase 1,962,483 shares of common stock which will be exercisable immediately following this offering. No other options, warrants or rights to acquire shares of common stock will become exercisable within 60 days of this offering.

    On August 22, 1998, Commonwealth Principals acquired 7,135,424 shares of our common stock, which are beneficially held by its members, including Messrs. Jordan, Marmol, Reisfield and Autem and their affiliates. In the following table, the beneficial ownership of Commonwealth Principals shown does not include the shares of Clarant that are held beneficially by those persons as more specifically described below:

    - The number of shares of common stock owned by Mr. Jordan includes 313,959 shares of common stock indirectly owned through his ownership of a limited liability company interest in Commonwealth Principals.

    - The number of shares of common stock owned by Mr. Marmol includes 738,516 shares of common stock indirectly owned through his ownership of a limited liability company interest in Commonwealth Principals and options to purchase 534,942 shares that will be exercisable on the closing of this offering.

    - The number of shares of common stock owned by Mr. Reisfield includes options to purchase 427,541 shares of common stock, that will be exercisable on the closing of this offering; 156,979 shares indirectly owned through his ownership of a limited liability company interest in Commonwealth Principals; and 156,979 shares indirectly owned by R4 Venture Partners I through its ownership of a limited liability company interest in Commonwealth Principals. Mr. Reisfield is a general partner of R4 Venture Partners I.

    - The number of shares of common stock owned by Mr. Autem includes 549,428 shares held by Autem Technology Partners, L.P. indirectly owned through its ownership of a limited liability company interest in Commonwealth Principals. Autem LLC, of which Joseph W. Autem is the Managing Partner, is the General Partner of Autem Technology Partners, L.P.

    The number of shares of common stock owned by Young & Rubicam includes options for 1,000,000 shares of common stock that will be exercisable on the closing of this offering.

    The number of shares outstanding after the offering may be reduced under the terms of a stockholders agreement among us, Commonwealth Principals and Mr. Marmol. If necessary to preserve the tax-deferred nature of the transactions in which we will acquire our eight companies, Commonwealth Principals and Mr. Marmol have agreed to forfeit up to 398,966 shares of common stock on a pro rata basis, so that the total number of shares that were owned by Commonwealth Principals and Mr. Marmol immediately before this offering will not exceed 20% of the total number of shares of common stock outstanding following this offering. The following table reflects this reduction with and without giving effect to the underwriters' over-allotment option.

    We originally issued 7,848,966 shares of common stock to our initial stockholder and an executive officer after giving effect to the 71,354-for-one stock split.

    Following this offering, the former owners of our eight companies may be entitled to contingent consideration under the terms of the acquisition agreements that we entered into with them. The number of shares that could be issued as payment of contingent consideration are not now determinable and no assumptions regarding those issuances have been included in the pro forma financial statements included in this prospectus.

    The address for our officers and directors is c/o Clarant Worldwide Corporation, 2665 Villa Creek Drive, Suite 200, Dallas, Texas 75235.

    An asterisk indicates ownership of less than 1%.

                                                                    AFTER OFFERING                   AFTER OFFERING
                                                            (NO EXERCISE OF OVER- ALLOTMENT      (FULL EXERCISE OF OVER-
                                   BEFORE OFFERING                      OPTION)                     ALLOTMENT OPTION)
                           -------------------------------  -------------------------------  -------------------------------
                            NUMBER OF SHARES                 NUMBER OF SHARES                 NUMBER OF SHARES
                              BENEFICIALLY     PERCENTAGE      BENEFICIALLY     PERCENTAGE      BENEFICIALLY     PERCENTAGE
    NAME AND ADDRESS             OWNED          OWNERSHIP         OWNED          OWNERSHIP         OWNED          OWNERSHIP
-------------------------  ------------------  -----------  ------------------  -----------  ------------------  -----------
Michael H. Jordan........          313,959           4.00%          298,010           0.73%          313,959           0.73%

Guillermo G. Marmol......        1,987,000          23.70         1,913,244           4.62         1,987,000           4.59

Derek R. Reisfield.......          741,499           8.96           725,553           1.76           741,499           1.72

Joseph W. Autem..........          549,428           7.00           521,519           1.27           549,428           1.28

George P. Stamas.........               --             --                --             --                --             --

James R. Corey...........               --             --         2,015,367           4.93         2,015,367           4.71

Richard M. Scruggs.......               --             --         1,065,977           2.61         1,065,977           2.49

Randolph Austin..........               --             --                --             --                --             --

Michael J. Dolan.........               --             --                --             --                --             --

Young & Rubicam Inc.                    --             --         5,609,091          13.38         5,609,091          12.81
 285 Madison Avenue
 New York, New York
 10017...................

Commonwealth Principals          5,219,563          66.50         4,954,157          12.11         5,219,563          12.20
 II LLC
 1650 Tysons Blvd.
 McLean, Va 22102........

All executive officers,          3,591,886          40.76%        6,539,670          15.62%        6,673,230          15.25%
 directors and director
 nominees as a group
 (eight persons).........

                          DESCRIPTION OF CAPITAL STOCK

GENERAL

    Our authorized capital stock consists of 100,000,000 shares of common stock, par value $0.01 per share, and 10,000,000 shares of preferred stock, par value $0.01 per share. As of May 20, 1999, there were 7,848,966 shares of our common stock outstanding, held by two holders of record, and no shares of preferred stock outstanding.

    Following the closing of this offering and the acquisition of our eight
companies, we will have outstanding          shares of common stock, including
20,485,125 shares issued as part of the purchase price for our eight companies, assuming the underwriters do not exercise their over-allotment option and based upon an assumed initial public offering price of $11.00 per share. In addition, we may issue additional shares of common stock to the former owners of our companies as contingent consideration under the terms of the acquisition agreements that we entered into with them. The number of shares that could be issued as payment of contingent consideration are not now determinable and no assumptions regarding those issuances have been included in the pro forma financial statements included in this prospectus. Following completion of this offering, no shares of preferred stock will be outstanding.

    The following is a description of our capital stock.

COMMON STOCK

    We are authorized to issue, without further stockholder approval, up to 100,000,000 shares of common stock. Holders of record of common stock are entitled to one vote for each share held on all matters properly submitted to a vote of stockholders. Holders of our common stock do not have cumulative voting rights. As a result, holders of a plurality of the shares of common stock entitled to vote in any election of directors may elect all of the directors standing for election. Holders of common stock are entitled ratably to any dividend declared by the Board of Directors out of funds legally available for this purpose, subject to any preferential dividend rights of any then-outstanding preferred stock. Upon our liquidation, dissolution or winding up, holders of common stock are entitled to receive ratably our remaining net assets available after payment of or provision for all debts and other liabilities, subject the prior rights of any then-outstanding preferred stock. Holders of common stock have no redemption or conversion rights and no preemptive right to subscribe for or purchase additional shares of any class of our capital stock. The outstanding shares of common stock are, and the shares of common stock offered in this offering will be, when issued and paid for, fully paid and nonassessable. The rights, preferences and privileges of holders of common stock may be adversely affected by the rights of the holders of shares of any series of preferred stock that we may designate and issue in the future. See "--Preferred Stock."

PREFERRED STOCK

    We are authorized to issue, without further stockholder approval, up to 10,000,000 shares of preferred stock in one or more series, which can have rights senior to those of the common stock. Our Board of Directors may fix or alter the powers, designation, dividend rights, dividend rate, conversion rights, voting rights, rights and terms of redemption (including sinking fund provisions), redemption price or prices, liquidation and other preferences, and other special rights of any wholly unissued series of preferred stock, and the number of shares constituting any such series.

    Our issuance of preferred stock could adversely affect holders of common stock. These effects could include the following:

    - if dividends on the preferred stock have not been made, dividends on the common stock may be restricted;

    - to the extent the preferred stock has voting rights, the voting rights of the common stock will be diluted;

    - if holders of preferred stock are entitled to preferred dividends or liquidation preferences, the amount of earnings and assets available for distribution to holders of common stock may be reduced; and

    - the issuance of preferred stock could decrease the market price of the common stock.

In addition, our issuance of preferred stock may have the effect of delaying or preventing a change in control. We currently have no plans to issue any shares of preferred stock.

LIMITATION OF LIABILITY OF DIRECTORS AND OFFICERS

    As permitted by the Delaware General Corporation Law, our certificate of incorporation provides that our directors will not be personally liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (1) for any breach of the director's duty of loyalty to us or our stockholders, (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) under
Section 174 of the Delaware General Corporation Law, relating to unlawful dividends or unlawful stock purchases or redemptions, or (4) for any transaction
from which the director derives an improper personal   benefit. As a result of
this provision, we and our stockholders may be unable to obtain monetary damages from a director for breach of his or her duty of care.

    Our certificate of incorporation and by-laws provide for the indemnification of our directors and officers to the fullest extent authorized by the Delaware General Corporation Law, except that we will indemnify a director or officer in connection with an action initiated by that person only if the action was authorized by our Board of Directors. The indemnification provided under our certificate of incorporation and by-laws includes the right to be paid expenses in advance of any proceeding for which indemnification may be had, provided that such advance payment may be made only if the director or officer seeking such advance payment delivers to us an undertaking to repay all amounts paid in advance if it is ultimately determined that the director or officer is not entitled to be indemnified. Under our by-laws, if we do not pay a claim for indemnification within 60 days after we have received a written claim, the director or officer may bring an action to recover the unpaid amount of the claim and, if successful, the director or officer also will be entitled to be paid the expense of prosecuting the action to recover these unpaid amounts.

    Under our by-laws, we have the power to purchase and maintain insurance on behalf of any person who is or was one of our directors, officers, employees or agents, or is or was serving at our request as a director, officer, employee, partner (limited or general), manager, trustee or agent of another corporation or of a partnership, joint venture, limited liability company, trust or other enterprise, against any liability asserted against the person or incurred by the person in any of these capacities, or arising out of the person's fulfilling one of these capacities, and related expenses, whether or not we would have the power to indemnify the person against the claim under the provisions of the Delaware General Corporation Law. We intend to purchase director and officer liability insurance on behalf of our directors and officers.

ANTI-TAKEOVER PROVISIONS

    Our certificate of incorporation and by-laws contain provisions that are intended to enhance the likelihood of continuity and stability in the composition of our Board of Directors and in the policies formulated by our Board of Directors. In addition, provisions of Delaware law may hinder or delay an attempted takeover of Clarant other than through negotiation with our Board of Directors. These provisions could have the effect of discouraging attempts to acquire us or remove incumbent management even if some or a majority of our stockholders believe this action to be in their best interest, including attempts that might result in the stockholders' receiving a premium over the market price for the shares of common stock held by stockholders.

    REMOVAL AND REPLACEMENT OF DIRECTORS. Under the certificate of incorporation, directors may only be removed, with or without cause, by the affirmative vote of two-thirds of the outstanding voting stock. In addition, a majority of the directors then in office can fill board vacancies and newly-created directorships resulting from any increase in the size of the Board of Directors, even if those directors do not constitute a quorum or only one director is left in office. These provisions could prevent stockholders, including parties who want to take over or acquire us, from removing incumbent directors without cause and filling the resulting vacancies with their own nominees.

    ADVANCE NOTICE PROVISIONS FOR STOCKHOLDER PROPOSALS AND STOCKHOLDER NOMINATIONS OF DIRECTORS. The by-laws establish an advance notice procedure regarding stockholder proposals and nominations for director. The advance notice procedure will not apply to proposals by our Board of Directors or management. Any stockholder that wishes to make a proposal, or nominate a director for election, at an annual meeting must deliver us notice of the proposal or the nomination not less than 90 days nor more than 120 days before the first anniversary of the preceding year's annual meeting. The stockholder must put information in the notice regarding:

    - the stockholder and its holdings;

    - the background of any nominee for director;

    - any business desired to be brought before the meeting;

    - the reasons for conducting the business at the meeting; and

    - any material interest of the stockholder in the business proposed.

    SPECIAL MEETINGS OF STOCKHOLDERS. Our certificate of incorporation and by-laws permit special meetings of the stockholders to be called only by the Board of Directors, the Chairman of the Board or the President or holders of at least 75% of our securities that are outstanding and entitled to vote generally in an election of directors. This provision may make it more difficult for stockholders to take actions opposed by the Board of Directors.

    PROHIBITION ON STOCKHOLDER ACTION BY WRITTEN CONSENT. Our certificate of incorporation and by-laws prohibit stockholders from taking action by written consent. By requiring stockholders to take actions at an annual or special meeting, rather than by written consent, our certificate of incorporation and by-laws may discourage stockholder actions that are opposed by our board of directors.

    AUTHORIZED BUT UNISSUED SHARES. Without further stockholder approval, we can issue shares of common stock and preferred stock up to the number of shares authorized for issuance in our certificate of incorporation, except as limited by Nasdaq rules. We could use these additional shares for a variety of corporate purposes. These purposes include future public offerings to raise additional capital, corporate acquisitions and employee benefit plans. Our ability to issue these shares of common stock and preferred stock could make it more difficult or discourage an attempt to obtain control of Clarant by means of a proxy contest, tender offer, merger or otherwise.

    SECTION 203 OF DELAWARE LAW. In addition to the foregoing provisions of our certificate of incorporation and by-laws, we will be subject to the provisions of Section 203 of the Delaware General Corporation Law. Section 203 prohibits publicly-held Delaware corporations from engaging in a "business combination" with an "interested stockholder" for a period of three years after the date of the transaction in which the person became an interested stockholder, unless the business combination is approved in a prescribed manner. A "business combination" includes mergers, asset sales and other transactions resulting in a financial benefit to the interested stockholder. Generally, an "interested stockholder" is a person who, together with affiliates and associates, owns, or within three years did own, 15% or more of the corporation's voting stock. These provisions could have the effect of delaying, deferring or preventing a change in control of Clarant or reducing the price that investors might be willing to pay in the future for shares of our common stock.

TRANSFER AGENT AND REGISTRAR

    The transfer agent and registrar for our common stock is American Stock Transfer and Trust Company.

                        SHARES AVAILABLE FOR FUTURE SALE

    Following this offering, we will have       shares of common stock
outstanding, assuming no exercise of the underwriters' over-allotment option, or shares, assuming the underwriters' over-allotment option is exercised in full. All the shares we sell in this offering will be freely tradable without restriction or further registration under the Securities Act, except that any shares purchased by our affiliates, as that term is defined in Rule 144, may generally only be sold in compliance with the limitations of Rule 144 described below.

    28,334,091 shares of common stock outstanding following this offering, including 20,485,125 shares of common stock we issue to former owners of our companies under the acquisition agreements we entered into with them, will be restricted securities under the terms of the Securities Act. If the full 398,966
shares are forfeited,       shares of our common stock will be outstanding, of
which 27,935,125 shares will be restricted securities. Sales of a portion of the restricted shares to be outstanding upon completion of this offering will be limited by lock-up agreements with the underwriters and with us as described below.

    We may also issue an indeterminable number of shares of common stock under the contingent consideration provisions of the acquisition agreements which would be "restricted securities," and which may be resold if registered under applicable registration rights or if an exemption from registration is available. See "About Clarant Worldwide Corporation."

RULE 144

    In general, under Rule 144, a stockholder who owns restricted shares that have been outstanding for at least one year is entitled to sell, within any three-month period, a number of these restricted shares that does not exceed the greater of: (1) one percent of the then outstanding shares of common stock; (2)
approximately              shares immediately after this offering; or (3) the
average weekly trading volume in the common stock on the Nasdaq National Market during the four calendar weeks preceding the sale.

    In addition, our affiliates must comply with the restrictions and requirements of Rule 144, other than the one-year holding period requirement, to sell shares of common stock which are not restricted securities unless we register those securities for resale by the affiliate.

    Under Rule 144(k), a stockholder who is not currently, and who has not been for at least three months before the sale, an affiliate of ours and who owns restricted shares that have been outstanding for at least two years may resell these restricted shares without compliance with the above requirements. The one- and two-year holding periods described above do not begin to run until the full purchase price is paid by the person acquiring the restricted shares from us or an affiliate of ours.

REGISTRATION RIGHTS

    The former owners of the companies that we acquire at the closing of this offering will have piggyback registration rights to register the shares of common stock that they receive pursuant to the acquisition agreements (including those issued as contingent consideration) whenever we propose to register any shares of common stock for our own or another's account under the Securities Act for a public offering, other than (1) any shelf registration of shares of common stock to be used as consideration for acquisitions of additional businesses, (2) registrations relating to employee benefit plans, and (3) registrations relating to rights offerings made to our stockholders.

    In addition, Young & Rubicam will have the right, on one occasion that can be no earlier than 18 months after the closing of this offering, to require that we register under the Securities Act any or all of the shares of common stock they receive in connection with their aquisition (including shares issued as contingent consideration and shares issued upon exercise of options granted to Young & Rubicam). We have agreed to pay all costs of this registration and to keep the registration effective for at least 120 days, or such shorter period as may be required to sell the registered shares.

COMMON STOCK AND OPTIONS ISSUABLE UNDER OUR EQUITY COMPENSATION PLANS

    Before closing this offering, we will issue options to acquire 8,578,991 shares of common stock, of which options to acquire 1,570,776 shares will be issued to employee participants in Align's option plan on conversion of outstanding Align options and options to purchase 1,000,000 shares to Young & Rubicam.

    We intend to file one or more registration statements under the Securities Act after the closing of the initial public offering to register 12,838,602 shares of common stock underlying outstanding stock options or reserved for issuance under our 1999 Long-Term Incentive Plan. We expect these registration statements will become effective upon filing, and shares covered by these registration statements will be eligible for sale in the public market immediately after the effective dates of these registration statements.

LOCK-UP AGREEMENTS

    We have agreed with the underwriters that we will not issue any additional shares of common stock or securities convertible into, exercisable for or exchangeable for shares of common stock for 180 days following the date of this offering, except that we may grant options or warrants to purchase shares of common stock under the 1999 Long-Term Incentive Plan or in connection with the acquisitions of companies, and issue shares of common stock upon the exercise of outstanding options and warrants and in connection with the acquisition of companies.

    Our executive officers, directors and certain large stockholders have agreed with the underwriters that they will not offer, sell, contract to sell or otherwise dispose of or enter into any transaction which is designed to or could be expected to result in the disposition of any common stock for a period of 180 days after the date of this prospectus without the prior written consent of Deutsche Bank Securities Inc., except that nothing will prevent any of them from exercising outstanding options or warrants.

                                  UNDERWRITING

    The underwriters named below, through their representatives Deutsche Bank Securities Inc., Hambrecht & Quist LLC and SoundView Technology Group, Inc., have severally agreed to purchase from us the following numbers of shares of common stock at the public offering price less the underwriting discounts and commissions shown on the cover page of this prospectus.

                                                                                    NUMBER OF
UNDERWRITER                                                                          SHARES
---------------------------------------------------------------------------------  -----------
Deutsche Bank Securities Inc.....................................................
Hambrecht & Quist LLC............................................................
SoundView Technology Group, Inc..................................................
                                                                                   -----------
  Total..........................................................................
                                                                                   -----------
                                                                                   -----------

    We have entered into an underwriting agreement with the underwriters which provides that the underwriters are obligated to purchase all of the shares of common stock we are offering to sell in this offering, other than shares covered by the over-allotment option described below, if any of the shares are
purchased. We expect to issue these shares on              , 1999.

    The underwriters propose to offer the shares of common stock to the public at the public offering price set forth on the cover page of this prospectus and to dealers at a price that represents a concession not in excess of $
per share under the public offering price. The underwriters may allow, and
dealers may re-allow, a concession not in excess of $           per share to
other dealers. After the initial offering, the offering price and other selling terms may be changed by the representatives of the underwriters.

    We have granted to the underwriters an option, exercisable not later than 30 days after the date of this prospectus, to purchase up to additional shares of common stock at the public offering price less the underwriting discounts and commissions set forth on the cover page of this prospectus. The underwriters may exercise this option only to cover over-allotments made in connection with the sale of the common stock in this offering. To the extent that the underwriters exercise this option, each of the underwriters will become obligated to purchase approximately the same percentage of additional shares of common stock as the number of shares of common stock to
be purchased by it in the above table bears to       , and we will be obligated
to sell these shares to the underwriters to the extent they exercise the option. If any additional shares of common stock are purchased, the underwriters will offer these additional shares on the same terms as those on which the shares are being offered.

    At our request the underwriters have reserved for sale at the initial public
offering price up to              shares of common stock for our officers,
directors, employees, clients, friends and related persons who express an interest in purchasing these shares. The number of shares of our common stock available for sale to the general public will be reduced to the extent these persons purchase these reserved shares. The underwriters will offer any reserved shares not so purchased by these persons to the general public on the same basis as the other shares in this offering.

    We have agreed to indemnify the underwriters against liabilities in connection with this offering, including liabilities under the Securities Act.

    We have agreed with the underwriters that we will not issue any additional shares of common stock or securities convertible into, exercisable for or exchangeable for shares of common stock for 180 days following the date of this offering, except that we may grant options or warrants to purchase shares of common stock under the 1999 Long-Term Incentive Plan or in connection with the acquisitions of companies, and issue shares of common stock upon the exercise of outstanding options and warrants, and in connection with the acquisition of companies.

    Each of our executive officers and directors and certain large stockholders have agreed with the underwriters that they will not offer, sell, contract to sell or otherwise dispose of or enter into any transaction which is designed to or could be expected to result in the disposition of any common stock for a period of 180 days after the date of this prospectus without the prior written consent of Deutsche Bank Securities Inc., except that nothing will prevent any of them from exercising outstanding options or warrants.

    The representatives of the underwriters have advised us that the underwriters do not intend to confirm sales to any account over which they exercise discretionary authority.

    To facilitate the offering of the common stock, the underwriters may engage in transactions that stabilize, maintain or otherwise affect the market price of the common stock. Specifically, the underwriters may over-allot shares of the common stock in connection with this offering by creating a short position in the common stock for their own accounts. Additionally, to cover these over-allotments or to stabilize the market price of the common stock, the underwriters may bid for, and purchase, shares of common stock in the open market. Finally, the representatives, on behalf of the underwriters, also may reclaim selling concessions allowed to an underwriter or dealer if the underwriting syndicate repurchases shares distributed by that underwriter or dealer. Any of these activities may maintain the market price of our common stock at a level above that which might otherwise prevail in the open market. The underwriters are not required to engage in these activities and, if commenced, may end any of these activities at any time.

PRICING OF THIS OFFERING

    Prior to this offering, there has been no public market for our common stock. Consequently, the initial public offering price for our common stock will be determined by negotiation between us and the representatives of the underwriters. Among the factors to be considered in determining the public offering price will be:

    - the history and prospects of our business and the industry in which we compete;

    - an assessment of our management and the present state of our development;

    - prevailing market conditions in the U.S. economy and the industry in which we compete;

    - our revenues, operating cash flow and earnings in recent periods;

    - the market capitalizations and stages of development of other companies which the representatives of the underwriters believe to be comparable to us; and

    - estimates of our business potential.

                                 LEGAL MATTERS

    The validity of the shares of our common stock offered by this prospectus will be passed upon for us by Wilmer, Cutler & Pickering, Washington, D.C. The underwriters have been represented by Piper & Marbury L.L.P., Baltimore, Maryland.

                                    EXPERTS

    The financial statements of Clarant Worldwide Corporation; Align Solutions Corp.; Free Range Media Inc.; Integrated Consulting Inc.; InterActive8, Inc.; Multimedia Resources, LLC; Potomac Partners Management Consulting, LLC; and RSI Group, Inc. and subsidiaries included in this prospectus and elsewhere in the registration statement have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their reports with respect thereto, and are included herein in reliance upon the authority of said firm as experts in giving said reports.

    The financial statements of Brand Dialogue-New York (a wholly-owned business of Young & Rubicam Inc.) as of December 31, 1997 and 1998 and for the period from April 1, 1996 (inception) through December 31, 1996, and for each of the two years in the period ended December 31, 1998 included in this prospectus have been so included in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in accounting and auditing.

                   WHERE YOU CAN FIND ADDITIONAL INFORMATION

    You may rely on the information contained in this prospectus. Neither we nor the underwriters has authorized anyone to provide information different from that contained in this prospectus. When you make a decision about whether to invest in our common stock, you should not rely upon any information other than the information in this prospectus. Neither the delivery of this prospectus nor sale of common stock means that information contained in this prospectus is correct after the date of this prospectus. This prospectus is not an offer to sell or solicitation of an offer to buy these shares of our common stock in any circumstances under which the offer or solicitation is unlawful.

    We have filed with the SEC a registration statement, which includes exhibits, schedules and amendments. This prospectus is a part of the registration statement and includes all of the information which we believe is material to an investor considering whether to make an investment in our common stock. We refer you to the registration statement for additional information about Clarant, our common stock and this offering, including the full texts of the exhibits, some of which have been summarized in this prospectus. The registration statement is available for inspection and copying at SEC's following locations:

    1.  Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549;

    2. New York Regional Office, Seven World Trade Center, Suite 1300, New York, New York 10048; and

    3. Chicago Regional Officer, Citicorp Center, 500 West Madison Street, Chicago, Illinois 60661-2511

    You may obtain copies by mail from the Public Reference Room by calling the SEC at 1-800-SEC-0330. In addition, the SEC maintains an Internet site that contains the registration statement. The address of the SEC's Internet site is "http://www.sec.gov."

    We intend to furnish our stockholders annual reports containing financial statements audited by our independent accountants.

                         CLARANT WORLDWIDE CORPORATION

                         INDEX TO FINANCIAL STATEMENTS

                                                                                                             PAGE
                                                                                                           ---------
CLARANT WORLDWIDE CORPORATION AND OUR EIGHT COMPANIES UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS
    Introduction to Unaudited Pro Forma Combined Financial Statements....................................        F-3
    Unaudited Pro Forma Combined Balance Sheets..........................................................        F-4
    Unaudited Pro Forma Combined Statements of Operations................................................        F-5
    Unaudited Historical Balance Sheets..................................................................        F-8
    Unaudited Historical Statements of Operations........................................................        F-9
    Notes to Unaudited Pro Forma Combined Financial Statements...........................................       F-12

CLARANT WORLDWIDE CORPORATION............................................................................
    Report of Independent Public Accountants.............................................................       F-17
    Balance Sheets.......................................................................................       F-18
    Statements of Operations.............................................................................       F-19
    Statements of Stockholders' Equity...................................................................       F-20
    Statements of Cash Flows.............................................................................       F-21
    Notes to Financial Statements........................................................................       F-22

OUR EIGHT COMPANIES

  ALIGN SOLUTIONS CORP.
    Report of Independent Public Accountants.............................................................       F-27
    Balance Sheets.......................................................................................       F-28
    Statements of Operations.............................................................................       F-29
    Statements of Stockholders' Equity...................................................................       F-30
    Statements of Cash Flows.............................................................................       F-31
    Notes to Financial Statements........................................................................       F-32

  BRAND DIALOGUE-NEW YORK
    Report of Independent Accountants....................................................................       F-39
    Balance Sheets.......................................................................................       F-40
    Statements of Operations.............................................................................       F-41
    Statements of Cash Flows.............................................................................       F-42
    Notes to Financial Statements........................................................................       F-43

  FREE RANGE MEDIA, INC.
    Report of Independent Public Accountants.............................................................       F-48
    Consolidated Balance Sheets..........................................................................       F-49
    Consolidated Statements of Operations................................................................       F-50
    Consolidated Statements of Stockholders' Equity......................................................       F-51
    Consolidated Statements of Cash Flows................................................................       F-52
    Notes to Consolidated Financial Statements...........................................................       F-53

  INTEGRATED CONSULTING, INC. dba I.CON INTERACTIVE
    Report of Independent Public Accountants.............................................................       F-61
    Balance Sheets.......................................................................................       F-62
    Statements of Operations.............................................................................       F-63
    Statements of Stockholders' Equity...................................................................       F-64
    Statements of Cash Flows.............................................................................       F-65

                         CLARANT WORLDWIDE CORPORATION

                                                                                                             PAGE
                                                                                                           ---------
    Notes to Financial Statements........................................................................       F-66

  INTERACTIVE8, INC.
    Report of Independent Public Accountants.............................................................       F-72
    Balance Sheets.......................................................................................       F-73
    Statements of Operations.............................................................................       F-74
    Statements of Stockholders' Equity...................................................................       F-75
    Statements of Cash Flows.............................................................................       F-76
    Notes to Financial Statements........................................................................       F-77

  MULTIMEDIA RESOURCES, LLC
    Report of Independent Public Accountants.............................................................       F-84
    Balance Sheets.......................................................................................       F-85
    Statements of Operations.............................................................................       F-86
    Statements of Members' Equity........................................................................       F-87
    Statements of Cash Flows.............................................................................       F-88
    Notes to Financial Statements........................................................................       F-89

  POTOMAC PARTNERS MANAGEMENT CONSULTING, LLC
    Report of Independent Public Accountants.............................................................       F-94
    Balance Sheets.......................................................................................       F-95
    Statements of Operations.............................................................................       F-96
    Statements of Members' Equity........................................................................       F-97
    Statements of Cash Flows.............................................................................       F-98
    Notes to Financial Statements........................................................................       F-99

  RSI GROUP, INC. AND SUBSIDIARIES
    Report of Independent Public Accountants.............................................................      F-107
    Consolidated Balance Sheets..........................................................................      F-108
    Consolidated Statements of Operations................................................................      F-109
    Consolidated Statements of Stockholders' Equity......................................................      F-110
    Consolidated Statements of Cash Flows................................................................      F-111
    Notes to Consolidated Financial Statements...........................................................      F-112

             CLARANT WORLDWIDE CORPORATION AND OUR EIGHT COMPANIES
               UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

    The following unaudited pro forma combined financial statements give effect to the acquisitions by Clarant Worldwide Corporation ("Clarant") of the outstanding capital stock of Align Solutions Corp.; Free Range Media, Inc.; Integrated Consulting, Inc.; InterActive8, Inc; Multimedia Resources, LLC; Potomac Partners Management Consulting, LLC; and RSI Group, Inc. and the assets and certain liabilities of Brand Dialogue-New York (a wholly owned subsidiary of Young and Rubicam Inc.) (the "eight companies"). These acquisitions will occur simultaneously with the closing of this offering and will be accounted for using the purchase method of accounting. Align, one of the eight companies we will acquire, has been identified as the "accounting acquiror."

    The unaudited pro forma combined balance sheet gives effect to the acquisitions and the offering as if they had occurred on March 31, 1999. The unaudited pro forma combined statements of operations gives effect to these transactions as if they had occurred on January 1, 1998. Certain reclassifications to the historical statements of operations for Brand Dialogue-New York have been made in order to present information that is consistent with the Clarant statement of operations presentation.

    Clarant has preliminarily analyzed the savings or increases that it expects to realize from changes in salaries and certain benefits to the stockholders and management of the eight companies. To the extent the stockholders and management of the eight companies have agreed prospectively to reductions or increases in salary, bonuses and benefits, these changes have been reflected in the pro forma combined statements of operations. With respect to other potential cost savings, Clarant has not and cannot quantify these savings until completion of the acquisition of the eight companies. It is anticipated that these savings will be partially offset by the costs of being a publicly held company and the incremental increase in costs related to Clarant's new management. The anticipated savings have not been included in the unaudited pro forma combined financial statements of Clarant.

    The pro forma adjustments are based on estimates, available information and certain assumptions and may be revised as additional information becomes available. The pro forma financial data do not purport to represent what Clarant's financial position or results of operations would actually have been if such transactions in fact had occurred on those dates and are not necessarily representative of Clarant's financial position or results of operations for any future period. Since the eight companies were not under common control or management, historical combined results may not be comparable to, or indicative of, future performance. The unaudited pro forma combined financial statements should be read in conjunction with the other financial statements and notes thereto included elsewhere in this prospectus. See "Risk Factors" included elsewhere in this prospectus.

             CLARANT WORLDWIDE CORPORATION AND OUR EIGHT COMPANIES

                  UNAUDITED PRO FORMA COMBINED BALANCE SHEETS

                                 MARCH 31, 1999

                             (DOLLARS IN THOUSANDS)

                                                                             PRO FORMA
                                                               HISTORICAL   ACQUISITION   PRO FORMA    OFFERING     PRO FORMA
                                                                  TOTAL     ADJUSTMENTS   COMBINED    ADJUSTMENTS  AS ADJUSTED
                                                               -----------  -----------  -----------  -----------  -----------
                           ASSETS
CURRENT ASSETS:
  Cash and cash equivalents..................................   $   2,087    $      --    $   2,087    $  30,487    $  32,574
  Accounts receivable, net...................................      11,193           --       11,193           --       11,193
  Unbilled revenues..........................................       1,443           --        1,443           --        1,443
  Employee and other receivables.............................       1,387       (1,138)         249           --          249
  Deferred income taxes......................................          26          (26)          --           --           --
  Prepaid expenses and other assets..........................         484           --          484          (50)         434
                                                               -----------  -----------  -----------  -----------  -----------
    Total current assets.....................................      16,620       (1,164)      15,456       30,437       45,893
PROPERTY AND EQUIPMENT, net..................................       3,425           --        3,425           --        3,425
OTHER ASSETS:
  Goodwill, net..............................................       9,068      209,035      218,103           --      218,103
  Other Intangible...........................................          --        4,760        4,760                     4,760
  Other......................................................         277           --          277           --          277
                                                               -----------  -----------  -----------  -----------  -----------
    Total assets.............................................   $  29,390    $ 212,631    $ 242,021    $  30,437    $ 272,458
                                                               -----------  -----------  -----------  -----------  -----------
                                                               -----------  -----------  -----------  -----------  -----------
            LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
  Accounts payable...........................................   $   3,906    $      --    $   3,906    $      --    $   3,906
  Payable for eight companies' stock.........................          --       71,202       71,202      (71,202)          --
  Acquisition-related obligations............................          --       18,262       18,262      (18,262)          --
  Customer deposits..........................................         455           --          455           --          455
  Accrued liabilities........................................      12,839       (8,790)       4,049           --        4,049
  Unearned revenues..........................................          88           --           88           --           88
  Notes payable..............................................       6,212       (4,114)       2,098          (50)       2,048
  Current maturities of long-term debt.......................         815           --          815           --          815
                                                               -----------  -----------  -----------  -----------  -----------
    Total current liabilities................................      24,315       76,560      100,875      (89,514)      11,361
LONG-TERM LIABILITIES:
  Long-term debt, net of current maturities..................         595           --          595           --          595
  Deferred income taxes......................................           9           --            9           --            9
                                                               -----------  -----------  -----------  -----------  -----------
    Total liabilities........................................      24,919       76,560      101,479      (89,514)      11,965
                                                               -----------  -----------  -----------  -----------  -----------
MINORITY INTEREST............................................         119         (119)          --           --           --
STOCKHOLDERS' EQUITY:
  Preferred stock............................................       3,728       (3,728)          --           --           --
  Members' equity............................................      (4,674)       4,674           --           --           --
  Common stock...............................................         188           95          283          126          409
  Additional paid-in capital.................................      18,800      125,717      144,517      119,825      264,342
  Young & Rubicam Inc. investment............................       2,350       (2,350)          --           --           --
  Subscription receivable from officers......................         (10)          10           --           --           --
  Retained earnings (deficit)................................     (15,600)      11,342       (4,258)          --       (4,258)
  Treasury stock.............................................        (430)         430           --           --           --
                                                               -----------  -----------  -----------  -----------  -----------
    Total stockholders' equity...............................       4,352      136,190      140,542      119,951      260,493
                                                               -----------  -----------  -----------  -----------  -----------
    Total liabilities and stockholders' equity...............   $  29,390    $ 212,631    $ 242,021    $  30,437    $ 272,458
                                                               -----------  -----------  -----------  -----------  -----------
                                                               -----------  -----------  -----------  -----------  -----------

             CLARANT WORLDWIDE CORPORATION AND OUR EIGHT COMPANIES

             UNAUDITED PRO FORMA COMBINED STATEMENTS OF OPERATIONS

                      FOR THE YEAR ENDED DECEMBER 31, 1998

                 (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                                         PRO FORMA
                                                                           HISTORICAL   ACQUISITION    PRO FORMA
                                                                              TOTAL     ADJUSTMENTS    COMBINED
                                                                           -----------  -----------  -------------
REVENUES.................................................................   $  50,103    $    (219)  $      49,884
COST OF SERVICES.........................................................      34,424       (2,710)         31,714
                                                                           -----------  -----------  -------------
GROSS PROFIT.............................................................      15,679        2,491          18,170
SELLING, GENERAL AND ADMINISTRATIVE......................................      20,472        3,114          23,586
EQUITY BASED COMPENSATION EXPENSE........................................          --        6,621           6,621
INTANGIBLES AMORTIZATION.................................................          85       71,265          71,350
OTHER INCOME (EXPENSE):
  Interest income........................................................          37           --              37
  Interest expense.......................................................        (401)         182            (219)
  Net transactions with affiliate........................................         430         (430)             --
  Loss on disposition of assets..........................................         (28)           5             (23)
  Other, net.............................................................          28           --              28
                                                                           -----------  -----------  -------------
LOSS BEFORE INCOME TAXES.................................................      (4,812)     (78,752)        (83,564)
INCOME TAXES.............................................................         481         (481)             --
MINORITY INTEREST........................................................         162         (162)             --
                                                                           -----------  -----------  -------------
NET LOSS.................................................................   $  (5,455)   $ (78,109)  $     (83,564)
                                                                           -----------  -----------  -------------
                                                                           -----------  -----------  -------------

NET LOSS PER SHARE.......................................................                            $       (2.04)
SHARES USED IN COMPUTING PRO FORMA
  NET LOSS PER SHARE (see note 5):.......................................                               40,909,091

             CLARANT WORLDWIDE CORPORATION AND OUR EIGHT COMPANIES

             UNAUDITED PRO FORMA COMBINED STATEMENTS OF OPERATIONS

                   FOR THE THREE MONTHS ENDED MARCH 31, 1999

                 (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                                        PRO FORMA
                                                                           HISTORICAL  ACQUISITION    PRO FORMA
                                                                             TOTAL     ADJUSTMENTS    COMBINED
                                                                           ----------  -----------  -------------
REVENUES.................................................................  $   17,746   $     (41)  $      17,705
COST OF SERVICES.........................................................      17,782      (7,574)         10,208
                                                                           ----------  -----------  -------------
GROSS PROFIT.............................................................         (36)      7,533           7,497

SELLING, GENERAL AND ADMINISTRATIVE......................................      10,065      (2,932)          7,133
EQUITY BASED COMPENSATION EXPENSE........................................          --       4,851           4,851
INTANGIBLES AMORTIZATION.................................................         416      17,816          18,232
OTHER INCOME (EXPENSE):
  Interest income........................................................           1          --               1
  Interest expense.......................................................        (129)         89             (40)
  Net transactions with affiliate........................................          --          --              --
  Loss on disposition of assets..........................................          --          --              --
  Other, net.............................................................         (17)         --             (17)
                                                                           ----------  -----------  -------------
LOSS BEFORE INCOME TAXES.................................................     (10,662)    (12,113)        (22,775)
INCOME TAXES.............................................................          57         (57)             --
MINORITY INTEREST........................................................         (24)         24              --
                                                                           ----------  -----------  -------------
NET LOSS.................................................................  $  (10,695)  $ (12,080)  $     (22,775)
                                                                           ----------  -----------  -------------
                                                                           ----------  -----------  -------------

NET LOSS PER SHARE.......................................................                           $       (0.56)
SHARES USED IN COMPUTING PRO FORMA
  NET LOSS PER SHARE (see note 5):.......................................                              40,909,091

             CLARANT WORLDWIDE CORPORATION AND OUR EIGHT COMPANIES

             UNAUDITED PRO FORMA COMBINED STATEMENTS OF OPERATIONS

                   FOR THE THREE MONTHS ENDED MARCH 31, 1998

                 (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                                         PRO FORMA
                                                                           HISTORICAL   ACQUISITION    PRO FORMA
                                                                              TOTAL     ADJUSTMENTS    COMBINED
                                                                           -----------  -----------  -------------
REVENUES.................................................................   $  10,207    $      (3)  $      10,204
COST OF SERVICES.........................................................       6,856         (184)          6,672
                                                                           -----------  -----------  -------------
GROSS PROFIT.............................................................       3,351          181           3,532

SELLING, GENERAL AND ADMINISTRATIVE......................................       4,494        1,414           5,908
EQUITY BASED COMPENSATION EXPENSE........................................          --        1,655           1,655
INTANGIBLES AMORTIZATION.................................................          13       17,816          17,829
OTHER INCOME (EXPENSE):
  Interest income........................................................           4           --               4
  Interest expense.......................................................         (63)           9             (54)
  Net transactions with affiliate........................................          --           --              --
  Loss on disposition of assets..........................................          --           --              --
  Other, net.............................................................          22           --              22
                                                                           -----------  -----------  -------------
LOSS BEFORE INCOME TAXES.................................................      (1,193)     (20,695)        (21,888)
INCOME TAXES.............................................................         115         (115)             --
MINORITY INTEREST........................................................          33          (33)             --
                                                                           -----------  -----------  -------------
NET LOSS.................................................................   $  (1,341)   $ (20,547)       $(21,888)
                                                                           -----------  -----------  -------------
                                                                           -----------  -----------  -------------

NET LOSS PER SHARE.......................................................                            $       (0.54)
SHARES USED IN COMPUTING PRO FORMA NET LOSS PER SHARE (see note 5):......                               40,909,091

             CLARANT WORLDWIDE CORPORATION AND OUR EIGHT COMPANIES

                      UNAUDITED HISTORICAL BALANCE SHEETS

                                 MARCH 31, 1999

                             (DOLLARS IN THOUSANDS)

                                                        BRAND
                               CLARANT      ALIGN     DIALOGUE     FREE RANGE       I.CON     INTERACTIVE8     MULTIMEDIA
                             -----------  ---------  -----------  -------------     -----     -------------  ---------------
          ASSETS

CURRENT ASSETS:
  Cash and cash
    equivalents............   $       6   $     209   $      --     $      48     $      16     $     462       $     344
  Accounts receivable,
    net....................          --       2,397       2,867         1,477           377           532             369
  Unbilled revenues........          --         806          --           404            --            --              --
  Employee and other
    receivables............          --          35       1,138            --            --           110              --
  Deferred income taxes....          --          --          14            --            12            --              --
  Prepaid expenses and
    other assets...........          50          81          --            76             5            62              14
                                  -----   ---------  -----------       ------         -----        ------           -----
    Total current assets...          56       3,528       4,019         2,005           410         1,166             727

PROPERTY AND EQUIPMENT,
  net......................          --         908         408           768           345           597              55

OTHER ASSETS:
  Goodwill, net............          --       9,040          --            --            --            --              --
  Other....................          --          14          --            --            17            72              13
                                  -----   ---------  -----------       ------         -----        ------           -----
    Total assets...........   $      56   $  13,490   $   4,427     $   2,773     $     772     $   1,835       $     795
                                  -----   ---------  -----------       ------         -----        ------           -----
                                  -----   ---------  -----------       ------         -----        ------           -----

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
  Accounts payable.........   $      76   $     896   $   1,274     $     383     $      48     $     274       $      96
  Customer deposits........                                               425            30            --
  Accrued liabilities......          --         431         803           909           259         2,763             150
  Unearned revenues........                                                                                            88
  Notes payable............          50       1,111          --         4,114            98            50              --
  Current maturities of
    long-term debt.........          --         112          --            --            17           617              --
                                  -----   ---------  -----------       ------         -----        ------           -----
    Total current
    liabilities............         126       2,550       2,077         5,831           452         3,704             334
                                  -----   ---------  -----------       ------         -----        ------           -----

LONG TERM LIABILITIES:
  Long-term debt, net of
    current maturities.....          --         143          --            --           107           330              --
  Deferred income taxes....          --          --          --            --             9            --              --
                                  -----   ---------  -----------       ------         -----        ------           -----
    Total liabilities......         126       2,693       2,077         5,831           568         4,034             334
                                  -----   ---------  -----------       ------         -----        ------           -----
MINORITY INTEREST..........          --          --          --            --            --            --              --

STOCKHOLDERS' EQUITY:
  Preferred stock..........          --          --          --         3,728            --            --              --
  Members' equity..........          --          --          --            --            --            --             461
  Common stock.............          78          64          --            --            10             1              --
  Additional paid-in
    capital................         329      14,514          --         2,806            14           185              --
  Young & Rubicam Inc.
    investment.............          --          --       2,350            --            --            --              --
  Subscription receivable
    from officers..........          --          --          --            --           (10)           --              --
  Retained earnings
    (deficit)..............        (477)     (3,781)         --        (9,369)          190        (2,385)             --
  Treasury stock...........          --          --          --          (223)           --            --              --
                                  -----   ---------  -----------       ------         -----        ------           -----

    Total stockholders'
    equity.................         (70)     10,797       2,350        (3,058)          204        (2,199)            461
                                  -----   ---------  -----------       ------         -----        ------           -----

    Total liabilities and
    stockholders' equity...   $      56   $  13,490   $   4,427     $   2,773     $     772     $   1,835       $     795
                                  -----   ---------  -----------       ------         -----        ------           -----
                                  -----   ---------  -----------       ------         -----        ------           -----

                               POTOMAC               HISTORICAL
                              PARTNERS       RSI        TOTAL
                             -----------  ---------  -----------
          ASSETS
CURRENT ASSETS:
  Cash and cash
    equivalents............   $     971   $      31   $   2,087
  Accounts receivable,
    net....................         879       2,295      11,193
  Unbilled revenues........         171          62       1,443
  Employee and other
    receivables............          --         104       1,387
  Deferred income taxes....          --          --          26
  Prepaid expenses and
    other assets...........          66         130         484
                             -----------  ---------  -----------
    Total current assets...       2,087       2,622      16,620
PROPERTY AND EQUIPMENT,
  net......................          46         298       3,425
OTHER ASSETS:
  Goodwill, net............          --          28       9,068
  Other....................          --         161         277
                             -----------  ---------  -----------
    Total assets...........   $   2,133   $   3,109   $  29,390
                             -----------  ---------  -----------
                             -----------  ---------  -----------
LIABILITIES AND STOCKHOLDER
CURRENT LIABILITIES:
  Accounts payable.........   $     322   $     537   $   3,906
  Customer deposits........                                 455
  Accrued liabilities......       6,946         578      12,839
  Unearned revenues........          --          --          88
  Notes payable............          --         789       6,212
  Current maturities of
    long-term debt.........          --          69         815
                             -----------  ---------  -----------
    Total current
    liabilities............       7,268       1,973      24,315
                             -----------  ---------  -----------
LONG TERM LIABILITIES:
  Long-term debt, net of
    current maturities.....          --          15         595
  Deferred income taxes....          --          --           9
                             -----------  ---------  -----------
    Total liabilities......       7,268       1,988      24,919
                             -----------  ---------  -----------
MINORITY INTEREST..........          --         119         119
STOCKHOLDERS' EQUITY:
  Preferred stock..........          --          --       3,728
  Members' equity..........      (5,135)         --      (4,674)
  Common stock.............          --          35         188
  Additional paid-in
    capital................          --         952      18,800
  Young & Rubicam Inc.
    investment.............          --          --       2,350
  Subscription receivable
    from officers..........          --          --         (10)
  Retained earnings
    (deficit)..............          --         222     (15,600)
  Treasury stock...........          --        (207)       (430)
                             -----------  ---------  -----------
    Total stockholders'
    equity.................      (5,135)      1,002       4,352
                             -----------  ---------  -----------
    Total liabilities and
    stockholders' equity...   $   2,133   $   3,109   $  29,390
                             -----------  ---------  -----------
                             -----------  ---------  -----------

             CLARANT WORLDWIDE CORPORATION AND OUR EIGHT COMPANIES

                 UNAUDITED HISTORICAL STATEMENTS OF OPERATIONS

                      FOR THE YEAR ENDED DECEMBER 31, 1998

                             (DOLLARS IN THOUSANDS)

                                                      BRAND                                                             POTOMAC
                             CLARANT      ALIGN     DIALOGUE    FREE RANGE     I.CON    INTERACTIVE8    MULTIMEDIA     PARTNERS
                           -----------  ---------  -----------  -----------  ---------  -------------  -------------  -----------
REVENUES.................   $      --   $   9,226   $   7,237    $   3,521   $   2,140    $   4,097      $   2,068     $   4,887
COST OF SERVICES.........          --       5,128       4,185        3,248         716        2,033          1,756         5,087
                                  ---   ---------  -----------  -----------  ---------       ------         ------    -----------
GROSS PROFIT.............          --       4,098       3,052          273       1,424        2,064            312          (200)
SELLING, GENERAL AND
  ADMINISTRATIVE.........         245       4,047       2,087        4,922       1,383        2,419            275           876
INTANGIBLES
  AMORTIZATION...........          --          50          --           --          --           --             --            --
OTHER INCOME (EXPENSE):
  Interest income........          --          --          --           --          --           --              6            31
  Interest expense.......          --         (50)         --         (182)         --           --             --            --
  Net transactions with
    affiliate............          --          --          --          430          --           --             --            --
  Loss on disposition of
    assets...............          --         (28)         --           --          --           --             --            --
  Other, net.............          --          --          --           28          --           --             --            --
                                  ---   ---------  -----------  -----------  ---------       ------         ------    -----------
INCOME (LOSS) BEFORE
  INCOME TAXES...........        (245)        (77)        965       (4,373)         41         (355)            43        (1,045)
INCOME TAXES.............          --          --         403           --           6           33             10            --
MINORITY INTEREST........          --          --          --           --          --           --             --            --
                                  ---   ---------  -----------  -----------  ---------       ------         ------    -----------
NET INCOME (LOSS)........   $    (245)  $     (77)  $     562    $  (4,373)  $      35    $    (388)     $      33     $  (1,045)
                                  ---   ---------  -----------  -----------  ---------       ------         ------    -----------
                                  ---   ---------  -----------  -----------  ---------       ------         ------    -----------

                                        HISTORICAL
                               RSI         TOTAL
                           -----------  -----------
REVENUES.................   $  16,927    $  50,103
COST OF SERVICES.........      12,271       34,424
                           -----------  -----------
GROSS PROFIT.............       4,656       15,679
SELLING, GENERAL AND
  ADMINISTRATIVE.........       4,218       20,472
INTANGIBLES
  AMORTIZATION...........          35           85
OTHER INCOME (EXPENSE):
  Interest income........          --           37
  Interest expense.......        (169)        (401)
  Net transactions with
    affiliate............          --          430
  Loss on disposition of
    assets...............          --          (28)
  Other, net.............          --           28
                           -----------  -----------
INCOME (LOSS) BEFORE
  INCOME TAXES...........         234       (4,812)
INCOME TAXES.............          29          481
MINORITY INTEREST........         162          162
                           -----------  -----------
NET INCOME (LOSS)........   $      43    $  (5,455)
                           -----------  -----------
                           -----------  -----------

             CLARANT WORLDWIDE CORPORATION AND OUR EIGHT COMPANIES

                 UNAUDITED HISTORICAL STATEMENTS OF OPERATIONS

                   FOR THE THREE MONTHS ENDED MARCH 31, 1999

                             (DOLLARS IN THOUSANDS)

                                                         BRAND
                                CLARANT      ALIGN     DIALOGUE     FREE RANGE       I.CON     INTERACTIVE8     MULTIMEDIA
                              -----------  ---------  -----------  -------------     -----     -------------  ---------------
REVENUES....................   $      --   $   4,341   $   2,701     $   2,211     $     825     $   1,613       $     742
COST OF SERVICES............          --       2,367       1,692         1,462           250         3,102             314
                                   -----   ---------  -----------       ------         -----   -------------         -----
GROSS PROFIT................          --       1,974       1,009           749           575        (1,489)            428

SELLING, GENERAL AND
  ADMINISTRATIVE............         232       4,884         568         1,176           455           464              92
INTANGIBLES AMORTIZATION....          --         407          --            --            --            --              --
OTHER INCOME (EXPENSE):
  Interest income...........          --          --          --            --            --            --               1
  Interest expense..........          --         (13)         --           (89)           (3)           --              --
  Net transactions with
    affiliate...............          --          --          --            --            --            --              --
  Loss on disposition of
    assets..................          --          --          --            --            --            --              --
  Other, net................          --          --          --            (7)           --            --              --
                                   -----   ---------  -----------       ------         -----   -------------         -----
INCOME (LOSS) BEFORE INCOME
  TAXES.....................        (232)     (3,330)        441          (523)          117        (1,953)            337
INCOME TAXES................          --          --         184            --            16            --             135
MINORITY INTEREST...........          --          --          --            --            --            --              --
                                   -----   ---------  -----------       ------         -----   -------------         -----
NET INCOME (LOSS)...........   $    (232)  $  (3,330)  $     257     $    (523)    $     101     $  (1,953)      $     202
                                   -----   ---------  -----------       ------         -----   -------------         -----
                                   -----   ---------  -----------       ------         -----   -------------         -----

                                POTOMAC               HISTORICAL
                               PARTNERS       RSI        TOTAL
                              -----------  ---------  -----------
REVENUES....................   $   2,060   $   3,253   $  17,746
COST OF SERVICES............       6,231       2,364      17,782
                              -----------  ---------  -----------
GROSS PROFIT................      (4,171)        889         (36)
SELLING, GENERAL AND
  ADMINISTRATIVE............         489       1,705      10,065
INTANGIBLES AMORTIZATION....          --           9         416
OTHER INCOME (EXPENSE):
  Interest income...........          --          --           1
  Interest expense..........          --         (24)       (129)
  Net transactions with
    affiliate...............          --          --          --
  Loss on disposition of
    assets..................          --          --          --
  Other, net................         (10)         --         (17)
                              -----------  ---------  -----------
INCOME (LOSS) BEFORE INCOME
  TAXES.....................      (4,670)       (849)    (10,662)
INCOME TAXES................          --        (278)         57
MINORITY INTEREST...........          --         (24)        (24)
                              -----------  ---------  -----------
NET INCOME (LOSS)...........   $  (4,670)  $    (547)  $ (10,695)
                              -----------  ---------  -----------
                              -----------  ---------  -----------

             CLARANT WORLDWIDE CORPORATION AND OUR EIGHT COMPANIES

                 UNAUDITED HISTORICAL STATEMENTS OF OPERATIONS

                   FOR THE THREE MONTHS ENDED MARCH 31, 1998

                             (DOLLARS IN THOUSANDS)

                                                        BRAND       FREE
                               CLARANT      ALIGN     DIALOGUE      RANGE       I.CON     INTERACTIVE8     MULTIMEDIA
                             -----------  ---------  -----------  ---------     -----     -------------  ---------------
REVENUES...................   $      --   $   1,300   $   1,410   $     338   $     456     $     737       $     652
COST OF SERVICES...........          --         757         791         518         113           433             440
                                    ---   ---------  -----------  ---------       -----         -----           -----
GROSS PROFIT...............          --         543         619        (180)        343           304             212

SELLING, GENERAL AND
  ADMINISTRATIVE...........          --         681         595       1,090         216           690              81
INTANGIBLES AMORTIZATION...          --          13          --          --          --            --              --
OTHER INCOME (EXPENSE):
  Interest income..........          --          --          --          --          --            --               4
  Interest expense.........          --         (13)         --          (9)         --            --              --
  Other, net...............          --          --          --          20          --            --              --
                                    ---   ---------  -----------  ---------       -----         -----           -----
INCOME (LOSS) BEFORE INCOME
  TAXES....................          --        (164)         24      (1,259)        127          (386)            135
INCOME TAXES...............          --          --           7          --          16            --              31
MINORITY INTEREST..........          --          --          --          --          --            --              --
                                    ---   ---------  -----------  ---------       -----         -----           -----
NET INCOME (LOSS)..........   $      --   $    (164)  $      17   $  (1,259)  $     111     $    (386)      $     104
                                    ---   ---------  -----------  ---------       -----         -----           -----
                                    ---   ---------  -----------  ---------       -----         -----           -----

                               POTOMAC               HISTORICAL
                              PARTNERS       RSI        TOTAL
                             -----------  ---------  -----------
REVENUES...................   $     976   $   4,338   $  10,207
COST OF SERVICES...........         654       3,150       6,856
                                  -----   ---------  -----------
GROSS PROFIT...............         322       1,188       3,351
SELLING, GENERAL AND
  ADMINISTRATIVE...........         180         961       4,494
INTANGIBLES AMORTIZATION...          --          --          13
OTHER INCOME (EXPENSE):
  Interest income..........          --          --           4
  Interest expense.........          --         (41)        (63)
  Other, net...............           2          --          22
                                  -----   ---------  -----------
INCOME (LOSS) BEFORE INCOME
  TAXES....................         144         186      (1,193)
INCOME TAXES...............          --          61         115
MINORITY INTEREST..........          --          33          33
                                  -----   ---------  -----------
NET INCOME (LOSS)..........   $     144   $      92   $  (1,341)
                                  -----   ---------  -----------
                                  -----   ---------  -----------

             CLARANT WORLDWIDE CORPORATION AND OUR EIGHT COMPANIES

           NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

1. GENERAL:

    Clarant was established to create a leading single-source Internet service company that provides electronic commerce professional services to Fortune 1000 companies, Internet based companies and other organizations. Clarant has conducted no operations to date and will acquire its eight companies concurrently with and as a condition to the closing of the offering.

    The historical financial statements reflect the financial position and results of operations of Clarant and the eight companies it will acquire on the consummation of this offering. The audited historical financial statements of Clarant and the eight companies are included elsewhere in this prospectus.

2. ACQUISITION OF THE EIGHT COMPANIES:

    Concurrent with and as a condition to the closing of the offering, Clarant will acquire eight companies. Seven companies will be acquired by merging each into newly formed subsidiaries of Clarant. In addition, Clarant will acquire the assets of Brand Dialogue-New York and will contribute those assets to a newly formed subsidiary. The acquisitions will be accounted for using the purchase method of accounting with Align Solutions Corp. the accounting acquiror.

    The following table sets forth the consideration to be paid in cash and shares of common stock to the stockholders of each company. For purposes of computing the estimated purchase price, the value of shares is determined using the assumed initial public offering price of $11.00 per share. No amounts have been included for contingent consideration that may be payable to the stockholders of each company. The estimated purchase prices for the acquisitions are based upon preliminary estimates and are subject to certain purchase price adjustments at and following the closing. Clarant does not anticipate that the final allocation of purchase price between tangible assets and goodwill will differ significantly from that presented.

                                            VALUE OF       TOTAL       ADJUSTED
                                   CASH      SHARES    CONSIDERATION  NET ASSETS    GOODWILL      LIFE
                                 ---------  ---------  -------------  -----------  -----------  ---------
                                                          (DOLLARS IN THOUSANDS)
Align..........................  $  33,840  $  67,560    $ 101,400     $  10,797          N/A         N/A
Brand Dialogue.................         --     50,700       50,700         1,198    $  49,502     3 years
Free Range.....................      9,310     21,090       30,400         1,056       29,344     3 years
i.con..........................      4,489      8,911       13,400           192       13,208     3 years
InterActive8...................     10,887     19,513       30,400           126       30,274     3 years
Multimedia.....................      3,150      7,350       10,500           461       10,039     3 years
Potomac Partners...............     22,628     38,172       60,800         1,330       59,470     3 years
RSI............................      5,160     12,040       17,200         1,002       16,198     3 years
                                 ---------  ---------  -------------  -----------  -----------
                                 $  89,464  $ 225,336    $ 314,800     $  16,162      208,035
                                 ---------  ---------  -------------  -----------
                                 ---------  ---------  -------------  -----------
Acquisition-related fees.......                                                         1,000
                                                                                   -----------
                                                                                    $ 209,035
                                                                                   -----------
                                                                                   -----------

             CLARANT WORLDWIDE CORPORATION AND OUR EIGHT COMPANIES

3. UNAUDITED PRO FORMA COMBINED BALANCE SHEET ADJUSTMENTS:

    The following table summarizes unaudited pro forma combined balance sheet adjustments:

                                                                                               OFFERING ADJUSTMENTS
                                               ACQUISITION ADJUSTMENTS             PRO FORMA                            POST
                                      ------------------------------------------  ACQUISITION  --------------------  ACQUISITION
                                         (A)        (B)        (C)        (D)     ADJUSTMENTS     (E)        (F)     ADJUSTMENTS
                                      ---------  ---------  ---------  ---------  -----------  ---------  ---------  -----------
                                                                        (DOLLARS IN THOUSANDS)
               ASSETS
CURRENT ASSETS
  Cash and cash equivalents.........  $      --  $      --  $      --  $      --   $      --   $ 119,951  $ (89,464)  $  30,487
  Accounts receivable, net..........         --         --         --         --          --          --         --          --
  Unbilled revenues.................         --         --         --         --          --          --         --          --
  Employee and other receivables....     (1,138)        --         --         --      (1,138)         --         --          --
  Deferred income taxes.............        (26)        --         --         --         (26)         --         --          --
  Prepaid expenses and other
    assets..........................         --         --         --         --          --         (50)        --         (50)
                                      ---------  ---------  ---------  ---------  -----------  ---------  ---------  -----------
Total current assets................     (1,164)        --         --         --      (1,164)    119,901    (89,464)     30,437
PROPERTY AND EQUIPMENT, net.........         --         --         --         --          --          --         --          --
OTHER ASSETS:
  Goodwill, net.....................    209,035         --         --         --     209,035          --         --          --
  Other Intangible..................         --         --         --      4,760       4,760          --         --          --
  Other.............................         --         --         --         --          --          --         --          --
                                      ---------  ---------  ---------  ---------  -----------  ---------  ---------  -----------
Total assets........................  $ 207,871  $      --  $      --  $   4,760   $ 212,631   $ 119,901  $ (89,464)  $  30,437
                                      ---------  ---------  ---------  ---------  -----------  ---------  ---------  -----------
                                      ---------  ---------  ---------  ---------  -----------  ---------  ---------  -----------

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
  Accounts payable..................  $      --  $      --  $      --  $      --   $      --   $      --  $      --   $      --
  Payable for eight companies'
    common stock....................         --     71,202         --         --      71,202          --    (71,202)    (71,202)
  Acquisition-related obligations...         --         --     18,262         --      18,262          --         --     (18,262)
  Customer deposits.................         --         --         --         --          --          --         --          --
  Accrued liabilities...............         --         --     (8,790)        --      (8,790)         --    (18,262)         --
  Unearned revenues.................         --         --         --         --          --          --         --          --
  Notes payable.....................         --         --     (4,114)        --      (4,114)        (50)        --         (50)
  Current maturities of long-term
    debt............................         --         --         --         --          --          --         --          --
                                      ---------  ---------  ---------  ---------  -----------  ---------  ---------  -----------
Total current liabilities...........         --     71,202      5,358         --      76,560         (50)   (89,464)    (89,514)

LONG-TERM LIABILITIES:
  Long-term debt, net of current
    maturities......................         --         --         --         --          --          --         --          --
  Deferred income taxes.............         --         --         --         --          --          --         --          --
                                      ---------  ---------  ---------  ---------  -----------  ---------  ---------  -----------
Total liabilities...................         --     71,202      5,358         --      76,560         (50)   (89,464)    (89,514)
                                      ---------  ---------  ---------  ---------  -----------  ---------  ---------  -----------
MINORITY INTEREST...................       (119)        --         --         --        (119)         --         --          --

STOCKHOLDERS' EQUITY:
  Preferred stock...................         --         --     (3,728)        --      (3,728)         --         --          --
  Members' equity...................      4,674         --         --         --       4,674          --         --          --
  Common stock......................         95         --         --         --          95         126         --         126
  Additional paid-in capital........    193,789    (71,202)    (1,630)     4,760     125,717     119,825         --     119,825
  Young & Rubicam Inc. investment...     (2,350)        --         --         --      (2,350)         --         --          --
  Subscription receivable from
    officers........................         10         --         --         --          10          --         --          --
  Retained earnings (deficit).......     11,342         --         --         --      11,342          --         --          --
  Treasury stock....................        430         --         --         --         430          --         --          --
                                      ---------  ---------  ---------  ---------  -----------  ---------  ---------  -----------
Total stockholders' equity..........    207,990    (71,202)    (5,358)     4,760     136,190     119,951         --     119,951
                                      ---------  ---------  ---------  ---------  -----------  ---------  ---------  -----------
Total liabilities and stockholders'
  equity............................  $ 207,871  $      --  $      --  $   4,760   $ 212,631   $ 119,901  $ (89,464)  $  30,437
                                      ---------  ---------  ---------  ---------  -----------  ---------  ---------  -----------
                                      ---------  ---------  ---------  ---------  -----------  ---------  ---------  -----------

             CLARANT WORLDWIDE CORPORATION AND OUR EIGHT COMPANIES

------------------------

(A) Reflects the acquisitions of the eight companies and the elimination of equity balances of the companies. The purchase price in excess of estimated fair market value of assets acquired has been allocated to goodwill.

(B) Records the liability for the cash portion of the consideration to be paid for the common stock of the eight companies in connection with the acquisitions.

(C) Records the cash liability to redeem notes payable and preferred stock of Free Range and stock options and other equity appreciation rights of Potomac Partners, Free Range and InterActive8.

(D) Represents the estimated value of stock options granted to Young & Rubicam Inc.

(E) Records the cash proceeds from the issuance of shares of Clarant common stock net of estimated offering costs and the repayment of advances from a stockholder (based on an assumed initial public offering price of $11.00 per share). Offering costs primarily consist of underwriting discounts and commissions, accounting fees, legal fees and printing expenses.

(F) Records the cash portion of the acquisition consideration to be paid for the stock of the eight companies from proceeds of the offering and cash required to pay off acquisition-related obligations as described in adjustment (C).

4. UNAUDITED PRO FORMA COMBINED STATEMENTS OF OPERATIONS ADJUSTMENTS:

    The following tables summarize unaudited adjustments to the pro forma combined statements of operations:

    For the year ended December 31, 1998:

                                                (A)        (B)        (C)        (D)        (E)        (F)        (G)        (H)
                                             ---------  ---------  ---------  ---------  ---------  ---------  ---------  ---------
                                                                             (DOLLARS IN THOUSANDS)
REVENUES...................................  $      --  $      --  $      --  $      --  $      --  $      --  $    (219) $      --

COST OF SERVICES...........................     (1,099)        --         --     (1,533)        --         --        (78)        --
SELLING, GENERAL AND ADMINISTRATIVE........       (844)        --         --       (383)        --         --       (924)        --
EQUITY BASED COMPENSATION EXPENSE..........         --         --         --         --         --         --         --         --
INTANGIBLES AMORTIZATION...................         --     71,265         --         --         --         --         --         --
                                             ---------  ---------  ---------  ---------  ---------  ---------  ---------  ---------
INCOME (LOSS) FROM OPERATIONS..............      1,943    (71,265)        --      1,916         --         --        783         --
OTHER INCOME (EXPENSE):
Interest expense...........................         --         --         --         --         --         --         --        182
Net transactions with affiliate............         --         --         --         --       (430)        --         --         --
Loss on disposition of assets..............         --         --         --         --         --         --          5         --
                                             ---------  ---------  ---------  ---------  ---------  ---------  ---------  ---------
INCOME (LOSS) BEFORE INCOME TAXES..........      1,943    (71,265)        --      1,916       (430)        --        788        182
INCOME TAXES...............................         --         --       (481)        --         --         --         --         --
MINORITY INTEREST..........................         --         --         --         --         --       (162)        --         --
                                             ---------  ---------  ---------  ---------  ---------  ---------  ---------  ---------
NET INCOME (LOSS)..........................  $   1,943  $ (71,265) $     481  $   1,916  $    (430) $     162  $     788  $     182
                                             ---------  ---------  ---------  ---------  ---------  ---------  ---------  ---------
                                             ---------  ---------  ---------  ---------  ---------  ---------  ---------  ---------

                                                                    PRO FORMA
                                                (I)        (J)     ADJUSTMENTS
                                             ---------  ---------  -----------

REVENUES...................................  $      --  $      --   $    (219)
COST OF SERVICES...........................         --         --      (2,710)
SELLING, GENERAL AND ADMINISTRATIVE........      5,472       (207)      3,114
EQUITY BASED COMPENSATION EXPENSE..........         --      6,621       6,621
INTANGIBLES AMORTIZATION...................         --         --      71,265
                                             ---------  ---------  -----------
INCOME (LOSS) FROM OPERATIONS..............     (5,472)    (6,414)    (78,509)
OTHER INCOME (EXPENSE):
Interest expense...........................         --         --         182
Net transactions with affiliate............         --         --        (430)
Loss on disposition of assets..............         --         --           5
                                             ---------  ---------  -----------
INCOME (LOSS) BEFORE INCOME TAXES..........     (5,472)    (6,414)    (78,752)
INCOME TAXES...............................         --         --        (481)
MINORITY INTEREST..........................         --         --        (162)
                                             ---------  ---------  -----------
NET INCOME (LOSS)..........................  $  (5,472) $  (6,414)  $ (78,109)
                                             ---------  ---------  -----------
                                             ---------  ---------  -----------

------------------------------

(A) Reflects the reductions in salaries, bonuses and benefits to the stockholders and managers of the eight companies to which they have agreed prospectively.

(B) Reflects the amortization of goodwill and other intangible to be recorded as a result of these acquisitions over a period of three years. These amortization periods were determined based on an analysis of the characteristics of the combined company.

(C) Reflects the reversal of the eight companies' income tax provision. Clarant has not demonstrated that it will generate future taxable income; therefore, an asset for the pro forma loss before taxes has not been recorded.

(D) Reflects the reduction in compensation expense related to the non-recurring, non-cash compensation charges of $248,000, $30,000 and $1,503,000 recorded by Free Range, InterActive8 and Potomac Partners, respectively, in the fourth quarter of 1998 related to equity appreciation rights issued to employees and owners of those entities and the non-recurring, non-cash charge of $135,000 recorded by InterActive8 related to the below fair market value issuance of equity. The rights become exercisable upon the consummation of the acquisitions.

(E) Reflects the reversal of the gain on the sale of one of the eight companies' subsidiaries.

             CLARANT WORLDWIDE CORPORATION AND OUR EIGHT COMPANIES

4. UNAUDITED PRO FORMA COMBINED STATEMENTS OF OPERATIONS ADJUSTMENTS:
(CONTINUED)
(F) Reflects elimination of minority interest in one of the eight companies.

(G) Reflects the elimination of revenues and expenses related to a division of Free Range that will be distributed to Free Range's stockholders concurrent with the acquisitions. It is estimated that the assets distributed will equal the liabilities assumed.

(H) Reflects the elimination of interest expense for Free Range's note payable that is to be redeemed as part of the acquisition.

(I) Includes adjustments to increase expenses related to additional compensation to corporate management and the estimated incremental costs associated with being a public entity.

(J) Reflects a compensation charge for options granted and shares sold subsequent to March 31, 1999 to Clarant management at less than fair market value and the reclassification of compensation expense related to shares sold to Clarant management at less than fair market value in 1998.

    For the three months ended March 31, 1999:

                                             (A)        (B)        (C)        (D)        (E)        (F)        (G)        (H)
                                          ---------  ---------  ---------  ---------  ---------  ---------  ---------  ---------
                                                                          (DOLLARS IN THOUSANDS)
REVENUES................................  $      --  $      --  $      --  $      --  $      --  $      --  $     (41) $      --

COST OF SERVICES........................       (274)        --         --     (7,257)       (43)        --         --         --
SELLING, GENERAL AND ADMINISTRATIVE.....         85         --         --       (863)    (3,205)        --       (317)        --
EQUITY BASED COMPENSATION EXPENSE.......         --         --         --         --      3,248         --         --         --
INTANGIBLES AMORTIZATION................         --     17,816         --         --         --         --         --         --
                                          ---------  ---------  ---------  ---------  ---------  ---------  ---------  ---------
INCOME (LOSS) FROM OPERATIONS...........        189    (17,816)        --      8,120         --         --        276         --
OTHER INCOME (EXPENSE):
Interest expense........................         --         --         --         --         --         --         --         89
Net transactions with affiliate.........         --         --         --         --         --         --         --         --
Loss on disposition of assets...........         --         --         --         --         --         --         --         --
                                          ---------  ---------  ---------  ---------  ---------  ---------  ---------  ---------
INCOME (LOSS) BEFORE INCOME TAXES.......        189    (17,816)        --      8,120         --         --        276         89
INCOME TAXES............................         --         --        (57)        --         --         --         --         --
MINORITY INTEREST.......................         --         --         --         --         --         24         --         --
                                          ---------  ---------  ---------  ---------  ---------  ---------  ---------  ---------
NET INCOME (LOSS).......................  $     189  $ (17,816) $      57  $   8,120  $      --  $     (24) $     276  $      89
                                          ---------  ---------  ---------  ---------  ---------  ---------  ---------  ---------
                                          ---------  ---------  ---------  ---------  ---------  ---------  ---------  ---------

                                                                 PRO FORMA
                                             (I)        (J)     ADJUSTMENTS
                                          ---------  ---------  -----------

REVENUES................................  $      --  $      --   $     (41)
COST OF SERVICES........................         --         --      (7,574)
SELLING, GENERAL AND ADMINISTRATIVE.....      1,368         --      (2,932)
EQUITY BASED COMPENSATION EXPENSE.......         --      1,603       4,851
INTANGIBLES AMORTIZATION................         --         --      17,816
                                          ---------  ---------  -----------
INCOME (LOSS) FROM OPERATIONS...........     (1,368)    (1,603)    (12,202)
OTHER INCOME (EXPENSE):
Interest expense........................         --         --          89
Net transactions with affiliate.........         --         --          --
Loss on disposition of assets...........         --         --          --
                                          ---------  ---------  -----------
INCOME (LOSS) BEFORE INCOME TAXES.......     (1,368)    (1,603)    (12,113)
INCOME TAXES............................         --         --         (57)
MINORITY INTEREST.......................         --         --          24
                                          ---------  ---------  -----------
NET INCOME (LOSS).......................  $  (1,368) $  (1,603)  $ (12,080)
                                          ---------  ---------  -----------
                                          ---------  ---------  -----------

------------------------------

(A) Reflects the (reductions) and increases in salaries, bonuses and benefits to the stockholders and managers of the eight companies to which they have agreed prospectively.

(B) Reflects the amortization of goodwill and other intangible to be recorded as a result of these acquisitions over a period of three years. These amortization periods were determined based on an analysis of the characteristics of the combined company.

(C) Reflects the reversal of the eight companies' income tax provision. Clarant has not demonstrated that it will generate future taxable income; therefore, a net deferred tax asset for the pro forma loss before taxes has not been recognized.

(D) Reflects the reduction in 1999 compensation expense related to the non-recurring, non-cash charges of $133,000, $2,295,000 and $4,962,000 recorded by Free Range, InterActive8 and Potomac Partners, respectively, in the first quarter of 1999 related to equity appreciation rights issued to employees and owners of those entities and the non-recurring, non-cash compensation charge of $730,000 recorded by RSI in the first quarter of 1999 related to the issuance of additional minority interest. The rights become exercisable upon the consummation of the acquisitions.

(E) Reflects the reclassification of compensation expense related to stock options granted at prices below fair market value for the accounting acquiror Align.

(F) Reflects the elimination of minority interest in one of the eight companies.

(G) Reflects the elimination of revenues and expenses related to a division of Free Range that will be distributed to Free Range's stockholders concurrent with the acquisitions. It is estimated that the assets distributed will equal the liabilities assumed.

(H) Reflects the elimination of interest expense for Free Range's note payable that is to be redeemed as part of the acquisition.

             CLARANT WORLDWIDE CORPORATION AND OUR EIGHT COMPANIES

4. UNAUDITED PRO FORMA COMBINED STATEMENTS OF OPERATIONS ADJUSTMENTS:
(CONTINUED)
(I) Includes adjustments to increase expenses related to additional compensation to corporate management and the estimated incremental costs associated with being a public entity.

(J) Reflects a compensation charge for options granted and shares sold subsequent to March 31, 1999 to Clarant management at less than fair market value and the reclassification of compensation expense related to shares sold to Clarant management at less than fair market value in 1998.

    For the three months ended March 31, 1998:

                                                        (A)        (B)        (C)        (D)        (E)        (F)        (G)
                                                     ---------  ---------  ---------  ---------  ---------  ---------  ---------
                                                                               (DOLLARS IN THOUSANDS)
REVENUES...........................................  $      --  $      --  $      --  $      --  $      (3) $      --  $      --

COST OF SERVICES...................................       (164)        --         --         --        (20)        --         --
SELLING, GENERAL AND ADMINISTRATIVE................        204         --         --         --       (158)        --      1,368
EQUITY BASED COMPENSATION EXPENSE..................         --         --         --         --         --         --         --
INTANGIBLES AMORTIZATION...........................         --     17,816         --         --         --         --         --
                                                     ---------  ---------  ---------  ---------  ---------  ---------  ---------
INCOME (LOSS) FROM OPERATIONS......................        (40)   (17,816)        --         --        175         --     (1,368)
OTHER INCOME (EXPENSE):
Interest expense...................................         --         --         --         --         --          9         --
Net transactions with affiliate....................         --         --         --         --         --         --         --
Loss on disposition of assets......................         --         --         --         --         --         --         --
                                                     ---------  ---------  ---------  ---------  ---------  ---------  ---------
INCOME (LOSS) BEFORE INCOME TAXES..................        (40)   (17,816)        --         --        175          9     (1,368)
INCOME TAXES.......................................         --         --       (115)        --         --         --         --
MINORITY INTEREST..................................         --         --         --        (33)        --         --         --
                                                     ---------  ---------  ---------  ---------  ---------  ---------  ---------
NET INCOME (LOSS)..................................  $     (40) $ (17,816) $     115  $      33  $     175  $       9  $  (1,368)
                                                     ---------  ---------  ---------  ---------  ---------  ---------  ---------
                                                     ---------  ---------  ---------  ---------  ---------  ---------  ---------

                                                                   PRO FORMA
                                                        (H)       ADJUSTMENTS
                                                     ---------  ---------------

REVENUES...........................................  $      --     $      (3)
COST OF SERVICES...................................         --          (184)
SELLING, GENERAL AND ADMINISTRATIVE................         --         1,414
EQUITY BASED COMPENSATION EXPENSE..................      1,655         1,655
INTANGIBLES AMORTIZATION...........................         --        17,816
                                                     ---------  ---------------
INCOME (LOSS) FROM OPERATIONS......................     (1,655)      (20,704)
OTHER INCOME (EXPENSE):
Interest expense...................................         --             9
Net transactions with affiliate....................         --            --
Loss on disposition of assets......................         --            --
                                                     ---------  ---------------
INCOME (LOSS) BEFORE INCOME TAXES..................     (1,655)      (20,695)
INCOME TAXES.......................................         --          (115)
MINORITY INTEREST..................................         --           (33)
                                                     ---------  ---------------
NET INCOME (LOSS)..................................  $  (1,655)    $ (20,547)
                                                     ---------  ---------------
                                                     ---------  ---------------

------------------------------

(A) Reflects the (reductions) and increases in salaries, bonuses and benefits to the stockholders and managers of the eight companies to which they have agreed prospectively.

(B) Reflects the amortization of goodwill and other intangible to be recorded as a result of these acquisitions over a period of three years. These amortization periods were determined based on an analysis of the characteristics of the combined company.

(C) Reflects the reversal of the eight companies' income tax provision. Clarant has not demonstrated that it will generate future taxable income; therefore, an asset for the pro forma loss before taxes has not been recorded.

(D) Reflects the elimination of minority interest in one of the eight companies.

(E) Reflects the elimination of revenues and expenses related to a division of Free Range that will be distributed to Free Range's stockholders concurrent with the acquisitions. It is estimated that the assets distributed will equal the liabilities assumed.

(F) Reflects the elimination of interest expense for Free Range's note payable that is to be redeemed as part of the acquisition.

(G) Includes adjustments to increase expenses related to additional compensation to corporate management and the estimated incremental costs associated with being a public entity.

(H) Reflects a compensation charge for options granted and shares sold to Clarant management at less than fair market value.

5. SHARES USED IN COMPUTING PRO FORMA NET INCOME PER SHARE:

    Includes (i) 7,848,966 shares issued to the initial stockholders and management of Clarant; (ii) 20,485,125 shares issued to the former owners of the
eight companies; and (iii)       shares sold in the offering, without regard to
exercise of underwriters' overallotment option and payment of any contingent consideration.

AFTER THE STOCK SPLIT AND INCREASE IN THE NUMBER OF AUTHORIZED COMMON STOCK DISCUSSED IN NOTE 5 TO THE COMPANY'S FINANCIAL STATEMENTS IS EFFECTED, WE EXPECT TO BE IN A POSITION TO RENDER THE FOLLOWING AUDIT REPORT.

                                                 ARTHUR ANDERSEN LLP

Dallas, Texas,
  June   , 1999

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To Clarant Worldwide Corporation:

    We have audited the accompanying balance sheet of Clarant Worldwide Corporation as of December 31, 1998, and the related statements of operations, stockholders' equity, and cash flows for the period from inception (August 21, 1998), to December 31, 1998. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

    We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

    In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Clarant Worldwide Corporation as of December 31, 1998, and the results of its operations and its cash flows for the period from inception (August 21, 1998), to December 31, 1998, in conformity with generally accepted accounting principles.

                         CLARANT WORLDWIDE CORPORATION

                                 BALANCE SHEETS

                                                                                        DECEMBER 31,   MARCH 31,
                                                                                            1998         1999
                                                                                        ------------  -----------
                                                                                                      (UNAUDITED)
                                                     ASSETS
CASH AND CASH EQUIVALENTS.............................................................   $  111,919    $   6,261
DEFERRED COSTS........................................................................       49,729       49,729
                                                                                        ------------  -----------
    Total assets......................................................................   $  161,648    $  55,990
                                                                                        ------------  -----------
                                                                                        ------------  -----------

                                      LIABILITIES AND STOCKHOLDERS' EQUITY
ACCOUNTS PAYABLE......................................................................   $       --    $  76,250

NOTES PAYABLE.........................................................................           --       50,000

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' EQUITY:
  Common stock: $.01 par value, 100,000,000 shares authorized; 7,848,966 shares issued
    and outstanding as of 1998 and 1999 (unaudited)...................................       78,490       78,490
  Additional paid-in capital..........................................................      328,511      328,511
  Retained deficit....................................................................     (245,353)    (477,261)
                                                                                        ------------  -----------
    Total stockholders' equity........................................................      161,648      (70,260)
                                                                                        ------------  -----------
    Total liabilities and stockholders' equity........................................   $  161,648    $  55,990
                                                                                        ------------  -----------
                                                                                        ------------  -----------

   The accompanying notes are an integral part of these financial statements.

                         CLARANT WORLDWIDE CORPORATION

                            STATEMENTS OF OPERATIONS

                                                                                        PERIOD
                                                                                    FROM INCEPTION
                                                                                     (AUGUST 21,
                                                                                        1998)        THREE MONTHS
                                                                                          TO             ENDED
                                                                                     DECEMBER 31,      MARCH 31,
                                                                                         1998            1999
                                                                                   ----------------  -------------
                                                                                                       (UNAUDITED)
REVENUES.........................................................................    $         --     $        --

COST OF SERVICES.................................................................              --              --
                                                                                   ----------------  -------------

GROSS PROFIT.....................................................................              --              --

SELLING, GENERAL AND ADMINISTRATIVE..............................................         245,353         231,908
                                                                                   ----------------  -------------

LOSS BEFORE INCOME TAXES.........................................................        (245,353)       (231,908)

INCOME TAXES.....................................................................              --              --
                                                                                   ----------------  -------------

NET LOSS.........................................................................    $   (245,353)    $  (231,908)
                                                                                   ----------------  -------------
                                                                                   ----------------  -------------

   The accompanying notes are an integral part of these financial statements.

                         CLARANT WORLDWIDE CORPORATION

                       STATEMENTS OF STOCKHOLDERS' EQUITY

                                                                       COMMON STOCK       ADDITIONAL
                                                                   ---------------------   PAID-IN     RETAINED
                                                                     SHARES     AMOUNT     CAPITAL      DEFICIT
                                                                   ----------  ---------  ----------  -----------
BALANCE, August 21, 1998 (inception).............................          --  $      --  $       --  $        --
  Issuance of common stock.......................................   7,848,966     78,490     121,511           --
  Equity related compensation....................................          --         --     207,000           --
  Net loss.......................................................          --         --          --     (245,353)
                                                                   ----------  ---------  ----------  -----------
BALANCE, December 31, 1998.......................................   7,848,966     78,490     328,511     (245,353)
  Net loss (unaudited)...........................................          --         --          --     (231,908)
                                                                   ----------  ---------  ----------  -----------
BALANCE, March 31, 1999 (unaudited)..............................   7,848,966  $  78,490  $  328,511  $  (477,261)
                                                                   ----------  ---------  ----------  -----------
                                                                   ----------  ---------  ----------  -----------

   The accompanying notes are an integral part of these financial statements.

                         CLARANT WORLDWIDE CORPORATION

                            STATEMENTS OF CASH FLOWS

                                                                                        PERIOD
                                                                                    FROM INCEPTION
                                                                                     (AUGUST 21,
                                                                                        1998)        THREE MONTHS
                                                                                          TO             ENDED
                                                                                     DECEMBER 31,      MARCH 31,
                                                                                         1998            1999
                                                                                   ----------------  -------------
                                                                                                      (UNAUDITED)
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net loss.......................................................................    $   (245,353)    $  (231,908)
  Equity related compensation....................................................         207,000              --
  Adjustments to reconcile net loss to net cash used in operating activities-
    Changes in assets and liabilities-
      Deferred costs.............................................................         (49,729)             --
      Accounts payable...........................................................              --          76,250
                                                                                   ----------------  -------------
        Net cash used in operating activities....................................         (88,082)       (155,658)
                                                                                   ----------------  -------------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Proceeds from notes payable....................................................              --          50,000
  Proceeds from issuance of common stock.........................................         200,001              --
                                                                                   ----------------  -------------
        Net cash provided by financing activities................................         200,001          50,000
                                                                                   ----------------  -------------
NET INCREASE (DECREASE) IN CASH..................................................         111,919        (105,658)
CASH AND CASH EQUIVALENTS, beginning of period...................................              --         111,919
                                                                                   ----------------  -------------
CASH AND CASH EQUIVALENTS, end of period.........................................    $    111,919     $     6,261
                                                                                   ----------------  -------------
                                                                                   ----------------  -------------

   The accompanying notes are an integral part of these financial statements.

                         CLARANT WORLDWIDE CORPORATION

                         NOTES TO FINANCIAL STATEMENTS

1. NATURE OF OPERATIONS:

    Clarant Worldwide Corporation, a Delaware corporation (the "Company"), was founded in August 1998, to provide a new category of professional services called Internet-centric professional services, enabling businesses centered primarily or exclusively on the Internet to conduct their business.

    The Company's operations to date have consisted primarily of identifying and negotiating for the acquisition of existing Internet consulting companies. The Company plans to make an initial public offering and simultaneously exchange cash and shares of its common stock for the acquisition of eight Internet consulting companies (the "Companies").

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

CASH AND CASH EQUIVALENTS

    The Company considers all highly liquid investments with an original maturity of three months or less to be cash equivalents.

DEFERRED COSTS

    As of December 31, 1998, costs of $49,729 have been incurred in connection with this offering. Such costs will be recorded as a reduction to equity upon consummation of this offering.

INCOME TAXES

    Income taxes are accounted for using an asset and liability approach which requires the recognition of taxes payable or refundable for the current year and deferred tax liabilities and assets for the future tax consequences of events that have been recognized in the Company's financial statements or tax returns. The measurement of current and deferred tax liabilities and assets is based on provisions of the enacted tax law. The effects of future changes in tax laws or rates are not anticipated. The measurement of deferred tax assets is reduced, if necessary, by the amount of any tax benefit that, based on available evidence, is not expected to be realized. Due to the uncertainty of the ability of the Company to generate future taxable income, the tax benefit of the Company's loss has been fully reserved.

USE OF ESTIMATES

    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

FAIR VALUE OF FINANCIAL INSTRUMENTS

    The Company's financial instruments have carrying amounts which approximate fair value due to their relative short maturity and/or their variable interest rates.

                         CLARANT WORLDWIDE CORPORATION

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES: (CONTINUED)
ACCOUNTING FOR EQUITY BASED COMPENSATION

    In 1995, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation" ("SFAS 123"). SFAS 123 allows either adoption of a fair value based method of accounting for stock-based compensation or continuation under Accounting Principles Board opinion No. 25, "Accounting for Stock Issued to Employees" ("APB 25"). The Company has chosen to account for stock-based compensation using the intrinsic value based method prescribed in APB 25 and to provide the pro forma disclosure provision of SFAS 123. Accordingly, compensation cost for stock options and other equity related transactions is measured as the excess, if any, of the fair market value of the Company's stock over the exercise price at the date of the grant.

NEW ACCOUNTING PRONOUNCEMENTS

    In June 1997, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 130, ("SFAS No. 130"), "REPORTING COMPREHENSIVE INCOME," which is required to be adopted in the period ended December 31, 1998. SFAS No. 130 requires that an enterprise (a) classify items of other comprehensive income by their nature in the financial statements, and
(b) display the accumulated balance of other comprehensive income separately from retained earnings and additional paid-in-capital in the Statement of Stockholders' Equity. The adoption of SFAS 130 did not have any effect on the Company's financial statements as the Company does not have any elements of comprehensive income other than net income.

    In June 1998, the Financial Accounting Standards Board issued SFAS No. 133, "Accounting for Derivatives and Hedging Activities," which establishes accounting and reporting standards of derivative instruments including certain derivative instruments embedded in other contracts, and for hedging activities. This statement is in effect for all quarters of fiscal years beginning after June 15, 1999. The Company does not expect the adoption of this standard to have a material effect on the Company's results of operations, financial position, or cash flows.

3. DEBT:

    The Company has a line of credit with a maximum availability of $3 million, with its largest stockholder, Commonwealth Principals II LLC ("Commonwealth"). Interest is at prime (7.75% at December 31, 1998), and the line of credit matures on the closing of this offering. There are no outstanding borrowings as of December 31, 1998.

4. EQUITY INCENTIVE PLANS:

    Under the terms of an employment agreement, as of the effective date of the Offering, the Company's President will be granted options to purchase up to 5% of the total outstanding shares of common stock at the initial public offering price.

    As of December 31, 1998, there are no options outstanding.

    In January 1999, under the terms of an employment agreement, as of the effective date of the Offering and subject to consent of the underwriters, the Company's Chief Financial Officer will be issued options to purchase up to 2% of the total outstanding shares of common stock at $.01 per share. The options will become exercisable over three years and have a term of up to ten years. This will

                         CLARANT WORLDWIDE CORPORATION

4. EQUITY INCENTIVE PLANS: (CONTINUED)
result in compensation expense equal to the difference between the offering price and option price recognized as the options become exercisable.

    In February 1999, under the terms of an employment agreement, as of the effective date of the offering and subject to consent of the underwriters, the Company's Executive Vice President, will be issued options to purchase 1% of the total outstanding shares of common stock at the offering price. The options will become exercisable upon the Offering and have a term of ten years.

5. EQUITY:

    The Company intends to effect a stock split and increase the number of authorized common stock effective on the day preceding the completion of the offering. The effects of the common stock split and the increase in the shares of authorized common stock have been retroactively reflected in the balance sheet and the accompanying notes.

    In connection with the organization of the Company, 7,135,424 shares of common stock were issued to Commonwealth. Upon signing his employment agreement in September 1998, 713,542 shares of common stock were issued to the President of the Company for $200,000. The Board of Directors has determined that these shares were issued at fair market value. In addition in September 1998, Commonwealth transferred 738,514 shares to the President resulting in an equity related compensation expense of approximately $207,000.

6. RELATED-PARTY TRANSACTIONS:

    In September 1998, the Company entered into a management services agreement with Commonwealth to provide consulting and financial advisory services. The agreement terminates at the earlier of the closing of the offering or September 2000. For the period ended December 31, 1998, approximately $49,000 was paid to Commonwealth for providing services. These costs are related to the offering and are included in deferred costs in the accompanying balance sheet. In addition, Commonwealth has provided the Company with a line of credit as discussed in Note 3.

7. SUBSEQUENT EVENTS:

    The Company has signed definitive agreements to acquire all of the common stock and ownership interests of the Companies to be consummated simultaneously with the closing of the offering. The companies to be acquired are Align Solutions Corp., Brand Dialogue New York, Free Range Media, Inc., Integrated Consulting, Inc. (dba as i.con interactive), Interactive8, Inc., Multimedia Resources, LLC, Potomac Partners Management Consulting, LLC, and RSI Group, Inc.

    Subsequent to December 31, 1998, two officers of the Company purchased 549,438 shares and 313,964 shares of common stock for $500,000 and $400,000. The Board of Directors has determined that these shares were issued at less than fair market value. The Company will recognize compensation expense of approximately $3,400,000 in the second quarter of 1999.

                         CLARANT WORLDWIDE CORPORATION

7. SUBSEQUENT EVENTS:
    The following pro forma information shows the Company's revenues and net income as if the transaction referred to above had occurred on January 1, 1998.

                                                                     (IN THOUSANDS)
                                                                                THREE MONTHS
                                                               YEAR ENDED          ENDED
                                                            DECEMBER 31, 1998  MARCH 31, 1999
                                                            -----------------  --------------
Pro forma revenues (unaudited)............................     $    49,884       $   17,705
Pro forma net loss (unaudited)............................         (78,353)         (21,524)

                            CLARANT WORLDWIDE CORP.

           NOTES TO THE UNAUDITED MARCH 31, 1999 FINANCIAL STATEMENTS

A. BASIS OF PRESENTATION:

    The accompanying unaudited financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information and with the instructions to Rule 10-01 of Regulation S-X. Accordingly, they do not contain all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, the accompanying unaudited financial statements reflect all adjustments (consisting of only normal recurring adjustments) considered necessary for a fair presentation of the Company's financial condition as of March 31, 1999, the results of its operations and its cash flows for the three-month period ended March 31, 1999. These financial statements should be read in conjunction with the Company's audited 1998 financial statements, including the notes thereto. Operating results for the three-month period ended March 31, 1999, are not necessarily indicative of the operating results that may be expected for the year ending December 31, 1999.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To Align Solutions Corp.:

    We have audited the accompanying balance sheets of Align Solutions Corp. (a Delaware S Corporation) as of December 31, 1997 and 1998, and the related statements of operations, stockholders' equity, and cash flows for each of the two years in the period ended December 31, 1998, and for the period from inception (October 16, 1996), to December 31, 1996. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

    We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Align Solutions Corp. as of December 31, 1997 and 1998, and the results of its operations and its cash flows for each of the two years in the period ended December 31, 1998, and for the period from inception (October 16, 1996), to December 31, 1996, in conformity with generally accepted accounting principles.

                                          ARTHUR ANDERSEN LLP

Dallas, Texas,
May 4, 1999

                             ALIGN SOLUTIONS CORP.

                                 BALANCE SHEETS

                                                                               DECEMBER 31,
                                                                        --------------------------    MARCH 31,
                                                                            1997          1998          1999
                                                                        ------------  ------------  -------------
                                                                                                     (UNAUDITED)
                                ASSETS

CURRENT ASSETS:
  Cash and cash equivalents...........................................  $     10,977  $         --  $     208,700
  Accounts receivable, net of allowance for doubtful accounts of
    $71,229, $115,068, and $145,068 (unaudited).......................       880,085     2,161,521      2,396,769
  Note receivable.....................................................            --            --         35,000
  Unbilled revenues...................................................        43,860        10,520        805,559
  Prepaid expenses and other..........................................        37,778        74,219         81,174
                                                                        ------------  ------------  -------------
    Total current assets..............................................       972,700     2,246,260      3,527,202

PROPERTY AND EQUIPMENT, net...........................................       259,901       776,185        908,405

OTHER ASSETS:
  Goodwill, net of amortization of $58,333, $108,333, and $515,186
    (unaudited).......................................................        91,667        41,667      9,040,419
  Other...............................................................         3,500         1,673         13,910
                                                                        ------------  ------------  -------------
    Total assets......................................................  $  1,327,768  $  3,065,785  $  13,489,936
                                                                        ------------  ------------  -------------
                                                                        ------------  ------------  -------------
                 LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
  Accounts payable, including cash overdraft of $0, $105,191, and $0
    (unaudited).......................................................  $    144,994  $    332,021  $     895,962
  Accrued liabilities.................................................        85,343       713,842        431,263
  Notes payable.......................................................       200,000       325,000      1,111,274
  Current maturities of long-term debt................................        64,191        70,870        111,851
                                                                        ------------  ------------  -------------
    Total current liabilities.........................................       494,528     1,441,733      2,550,350

LONG-TERM LIABILITIES:
  Long-term debt, net of current maturities...........................       232,573       155,791        142,618
                                                                        ------------  ------------  -------------
    Total liabilities.................................................       727,101     1,597,524      2,692,968

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' EQUITY:
  Preferred stock: $.01 par value, 1,000,000 shares authorized, none
    issued and outstanding as of 1997, 1998 and 1999..................            --            --             --
  Common stock: $.01 par value, 10,000,000 shares authorized,
    4,875,000, 5,584,804 and 6,390,540 (unaudited) shares issued and
    outstanding as of 1997, 1998, and 1999............................        48,750        55,848         63,905
  Additional paid-in capital..........................................       926,250     1,863,192     14,514,270
  Retained deficit....................................................      (374,333)     (450,779)    (3,781,207)
                                                                        ------------  ------------  -------------
    Total stockholders' equity........................................       600,667     1,468,261     10,796,968
                                                                        ------------  ------------  -------------
    Total liabilities and stockholders' equity........................  $  1,327,768  $  3,065,785  $  13,489,936
                                                                        ------------  ------------  -------------
                                                                        ------------  ------------  -------------

   The accompanying notes are an integral part of these financial statements.

                             ALIGN SOLUTIONS CORP.

                            STATEMENTS OF OPERATIONS

                                       FOR THE PERIOD
                                       FROM INCEPTION                                          FOR THE
                                        (OCTOBER 16,         FOR THE YEAR ENDED           THREE MONTHS ENDED
                                            1996)               DECEMBER 31,                  MARCH 31,
                                       TO DECEMBER 31,   --------------------------  ----------------------------
                                            1996             1997          1998          1998           1999
                                      -----------------  ------------  ------------  -------------  -------------
                                                                                             (UNAUDITED)
REVENUES............................     $   111,858     $  3,268,071  $  9,226,127  $   1,299,492  $   4,341,077
COST OF SERVICES....................          79,702        1,783,336     5,128,460        757,071      2,366,986
                                      -----------------  ------------  ------------  -------------  -------------
GROSS PROFIT........................          32,156        1,484,735     4,097,667        542,421      1,974,091
SELLING, GENERAL AND
  ADMINISTRATIVE....................         233,104        1,634,220     4,096,638        693,862      5,291,795
OTHER INCOME (EXPENSE):
  Interest expense..................              --          (26,145)      (49,825)       (12,750)       (12,724)
  Loss on disposition of assets.....              --               --       (27,650)            --             --
  Other income......................             399            1,846            --             --             --
                                      -----------------  ------------  ------------  -------------  -------------
NET LOSS............................     $  (200,549)    $   (173,784) $    (76,446) $    (164,191) $  (3,330,428)
                                      -----------------  ------------  ------------  -------------  -------------
                                      -----------------  ------------  ------------  -------------  -------------
PRO FORMA INCOME TAX (UNAUDITED)....              --               --            --             --             --
                                      -----------------  ------------  ------------  -------------  -------------
PRO FORMA NET LOSS (UNAUDITED)......     $  (200,549)    $   (173,784) $    (76,446) $    (164,191) $  (3,330,428)
                                      -----------------  ------------  ------------  -------------  -------------
                                      -----------------  ------------  ------------  -------------  -------------

   The accompanying notes are an integral part of these financial statements.

                             ALIGN SOLUTIONS CORP.

                       STATEMENTS OF STOCKHOLDERS' EQUITY

                                                                  COMMON STOCK        ADDITIONAL
                                                              ---------------------     PAID-IN       RETAINED
                                                                SHARES     AMOUNT       CAPITAL        DEFICIT
                                                              ----------  ---------  -------------  -------------
BALANCE, October 16, 1996 (inception).......................          --  $      --  $          --  $          --
  Issuance of common stock..................................   3,845,200     38,452        730,588             --
  Net loss..................................................          --         --             --       (200,549)
                                                              ----------  ---------  -------------  -------------
BALANCE, December 31, 1996..................................   3,845,200     38,452        730,588       (200,549)
  Issuance of common stock..................................   1,029,800     10,298        195,662             --
  Net loss..................................................          --         --             --       (173,784)
                                                              ----------  ---------  -------------  -------------
BALANCE, December 31, 1997..................................   4,875,000     48,750        926,250       (374,333)
  Issuance of common stock..................................     709,804      7,098        936,942             --
  Net loss..................................................          --         --             --        (76,446)
                                                              ----------  ---------  -------------  -------------
BALANCE, December 31, 1998..................................   5,584,804     55,848      1,863,192       (450,779)
  Issuance of common stock (unaudited)......................     805,736      8,057      9,402,939             --
  Equity related compensation (unaudited)...................          --         --      3,248,139             --
  Net loss (unaudited)......................................          --         --             --     (3,330,428)
                                                              ----------  ---------  -------------  -------------
BALANCE, March 31, 1999 (unaudited).........................   6,390,540  $  63,905  $  14,514,270  $  (3,781,207)
                                                              ----------  ---------  -------------  -------------
                                                              ----------  ---------  -------------  -------------

   The accompanying notes are an integral part of these financial statements.

                             ALIGN SOLUTIONS CORP.

                            STATEMENTS OF CASH FLOWS

                                                  FOR THE PERIOD
                                                  FROM INCEPTION
                                                   (OCTOBER 16,                                   FOR THE
                                                       1996)         FOR THE YEAR ENDED     THREE MONTHS ENDED
                                                        TO              DECEMBER 31,             MARCH 31,
                                                   DECEMBER 31,     ---------------------  ---------------------
                                                       1996           1997        1998       1998        1999
                                                 -----------------  ---------  ----------  ---------  ----------
                                                                                                (UNAUDITED)
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net loss.....................................      $(200,549)     $(173,784) $  (76,446) $(164,191) $(3,330,428)
  Equity related compensation..................             --             --          --         --   3,248,139
  Adjustments to reconcile net loss to net cash
    used in operating activities--
    Depreciation and amortization..............         14,816        129,184     272,588     47,297     505,747
    Loss on disposition of assets..............             --             --      27,650         --          --
    Changes in assets and liabilities--
      Accounts receivable......................        (60,615)      (819,470) (1,281,436)  (163,821)    142,450
      Unbilled revenues........................        (43,288)          (572)     33,340     43,860    (608,871)
      Prepaid expenses and other...............        (16,051)       (21,727)    (36,441)   (32,802)      9,623
      Other assets.............................             --         (3,500)      1,827     (1,498)   (124,875)
      Accounts payable, including cash
        overdraft..............................         17,351        127,643     187,027     (9,713)    332,521
      Accrued liabilities......................          8,862         76,481     628,499     98,842    (408,537)
                                                 -----------------  ---------  ----------  ---------  ----------
        Net cash used in operating
          activities...........................       (279,474)      (685,745)   (243,392)  (182,026)   (234,231)
                                                 -----------------  ---------  ----------  ---------  ----------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Note receivable..............................             --             --          --         --     (35,000)
  Capital expenditures.........................       (122,072)      (158,211)   (766,522)  (238,841)   (173,655)
                                                 -----------------  ---------  ----------  ---------  ----------
        Net cash used in investing
          activities...........................       (122,072)      (158,211)   (766,522)  (238,841)   (208,655)
                                                 -----------------  ---------  ----------  ---------  ----------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Proceeds from notes payable..................         48,602        151,398     125,000    201,294     629,998
  Proceeds from long-term debt.................             --        300,000          --         --      39,619
  Payments on long-term debt...................             --        (18,521)    (70,103)   (17,330)    (18,031)
  Proceeds from issuance of common stock.......        569,040        205,960     944,040    240,000          --
                                                 -----------------  ---------  ----------  ---------  ----------
        Net cash provided by financing
          activities...........................        617,642        638,837     998,937    423,964     651,586
                                                 -----------------  ---------  ----------  ---------  ----------
NET INCREASE (DECREASE) IN CASH AND CASH
  EQUIVALENTS..................................        216,096       (205,119)    (10,977)     3,097     208,700
CASH AND CASH EQUIVALENTS,
  beginning of period..........................             --        216,096      10,977     10,977          --
                                                 -----------------  ---------  ----------  ---------  ----------
CASH AND CASH EQUIVALENTS,
  end of period................................      $ 216,096      $  10,977  $       --  $  14,074  $  208,700
                                                 -----------------  ---------  ----------  ---------  ----------
                                                 -----------------  ---------  ----------  ---------  ----------
SUPPLEMENTAL INFORMATION:
Cash paid for interest.........................      $      --      $  24,931  $   48,813  $  12,525  $   12,724
                                                 -----------------  ---------  ----------  ---------  ----------
                                                 -----------------  ---------  ----------  ---------  ----------
NON-CASH TRANSACTIONS:
Common stock issued for tangible and intangible
  assets.......................................      $ 200,000      $      --  $       --  $      --  $       --
                                                 -----------------  ---------  ----------  ---------  ----------
                                                 -----------------  ---------  ----------  ---------  ----------
Capital expenditures financed with long-term
  debt.........................................      $      --      $  15,285  $       --  $      --  $       --
                                                 -----------------  ---------  ----------  ---------  ----------
                                                 -----------------  ---------  ----------  ---------  ----------
Acquisition of Synapse through issuance of
  common stock.................................      $      --      $      --  $       --  $      --  $9,402,939
                                                 -----------------  ---------  ----------  ---------  ----------
                                                 -----------------  ---------  ----------  ---------  ----------

   The accompanying notes are an integral part of these financial statements.

                             ALIGN SOLUTIONS CORP.

                         NOTES TO FINANCIAL STATEMENTS

1. NATURE OF OPERATIONS:

    Align Solutions Corp. (the "Company") is an interactive services and information technology consulting firm focused on helping companies achieve their Internet and e-commerce business objectives through the use of enabling technologies. The areas of focus include Internet and intranet applications, document management, system integration, and creative/new media. The Company was incorporated in the State of Delaware in October 1996.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

CASH AND CASH EQUIVALENTS

    The Company considers all highly liquid investments with an original maturity of three months or less to be cash equivalents.

PROPERTY AND EQUIPMENT

    Property and equipment are stated at cost. Depreciation is computed using a straight-line method over the estimated useful lives of the assets. The costs and related accumulated depreciation of property and equipment sold, retired, or disposed of are removed from the accounts and any gains or losses are reflected in the statements of operations. Expenditures for major acquisitions and improvements are capitalized while expenditures for maintenance and repairs are expensed as incurred.

GOODWILL

    Goodwill represents the excess of the aggregate consideration paid by the Company over the fair value of assets acquired. Goodwill is amortized on a straight-line basis over three years. Amortization expense totaled $8,667, $50,000, and $50,000 for the periods ended December 31, 1996, 1997, and 1998, respectively.

INCOME TAXES

    As an S corporation, the Company pays no federal income tax but rather the stockholders are taxed individually on the Company's taxable income or loss. Accordingly, no provisions for federal income taxes are reflected in the accompanying financial statements.

    The unaudited pro forma tax information included in the accompanying statements of operations reflect estimates of the Company's tax provision or benefit as if it had been a C corporation in fiscal years 1996, 1997, and 1998. In accordance with SFAS No. 109, "Accounting for Income Taxes," no pro forma tax benefit was reflected due to the Company's recurring losses and the uncertainty related to the realization of any tax assets.

REVENUE RECOGNITION

    Revenues are recognized for time and materials-based arrangements as services are performed and fixed fee arrangements on the percentage-of-completion method. Under this approach, revenues and gross profit are recognized as the work is performed, based on the ratio of costs incurred to total estimated costs. Unbilled revenues on contracts are comprised of labor costs incurred, plus earnings on certain contracts which have not been billed. Provisions for estimated losses on uncompleted contracts are made in the period in which such losses are determined.

                             ALIGN SOLUTIONS CORP.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES: (CONTINUED)
COST OF SERVICES

    Cost of services is comprised primarily of salaries, employee benefits, incentive compensation of billable employees, and a proportionate share of depreciation and facilities costs based on the ratio of billable employees to total employees.

ACCOUNTING FOR STOCK BASED COMPENSATION

    In 1995, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation" ("SFAS 123"). SFAS 123 allows either adoption of a fair value based method of accounting for stock-based compensation or continuation under Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" ("APB 25"). The Company has chosen to account for stock-based compensation using the intrinsic value based method prescribed in APB 25 and provide the pro forma disclosure provision of SFAS 123. Accordingly, compensation cost for stock options is measured as the excess, if any, of the fair market value of the Company's stock over the exercise price at the date of the grant.

USE OF ESTIMATES

    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

FAIR VALUE OF FINANCIAL INSTRUMENTS

    The Company's financial instruments have carrying amounts which approximate fair value due to their relative short maturity and/or their variable interest rates.

NEW ACCOUNTING PRONOUNCEMENTS

    In June 1997, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 130, ("SFAS No. 130"), "REPORTING COMPREHENSIVE INCOME" which is required to be adopted in the period ended December 31, 1998. SFAS No. 130 requires that an enterprise (a) classify items of other comprehensive income by their nature in the financial statements, and
(b) display the accumulated balance of other comprehensive income separately from retained earnings and additional paid-in-capital in the Statement of Stockholders' Equity. The adoption of SFAS 130 did not have any effect on the Company's financial statements as the Company does not have any elements of comprehensive income other than net income.

    In June 1998, the Financial Accounting Standards Board issued SFAS No. 133, "Accounting for Derivatives and Hedging Activities," which establishes accounting and reporting standards of derivative instruments, including certain derivative instruments embedded in other contracts, and for hedging activities. This statement is in effect for all quarters of fiscal years beginning after June 15, 1999. The Company does not expect the adoption of this standard to have a material effect on its results of operations, financial condition, or cash flows.

                             ALIGN SOLUTIONS CORP.

3. SIGNIFICANT CUSTOMERS:

    During the year ended December 31, 1997, sales to the Company's two largest customers accounted for 14% and 12% of revenues. During the year ended December 31, 1998, sales to the Company's two largest customers accounted for 21% and 19% of revenue.

    As of December 31, 1998, accounts receivable from two customers accounted for 17% and 30% of total accounts receivable.

4. PROPERTY AND EQUIPMENT:

    Property and equipment is comprised of the following as of December 31, 1997 and 1998:

                                                                                   USEFUL
                                                                                    LIFE         1997         1998
                                                                                 -----------  ----------  ------------
Furniture and fixtures.........................................................         5-7   $   55,656  $    140,781
Computers and equipment........................................................         2-4      289,912       781,505
Leasehold improvements.........................................................         3-4           --        63,497
Construction-in-progress.......................................................          --           --        75,278
                                                                                              ----------  ------------
                                                                                                 345,568     1,061,061
Less--Accumulated depreciation.................................................                  (85,667)     (284,876)
                                                                                              ----------  ------------
Property and equipment, net....................................................               $  259,901  $    776,185
                                                                                              ----------  ------------
                                                                                              ----------  ------------

    Depreciation expense was $6,483, $79,184 and $222,588 for the periods ended December 31, 1996, 1997, and 1998, respectively.

5. ACCRUED LIABILITIES:

    Accrued liabilities is comprised of the following as of December 31, 1997 and 1998:

                                                                                               1997        1998
                                                                                             ---------  ----------
Accrued bonus..............................................................................  $      --  $  667,870
Accrued salaries...........................................................................     33,775          --
Accrued legal..............................................................................      4,602      38,822
Accrued property and sales taxes...........................................................      9,610       7,150
Other......................................................................................     37,356          --
                                                                                             ---------  ----------
Accrued liabilities........................................................................  $  85,343  $  713,842
                                                                                             ---------  ----------
                                                                                             ---------  ----------

6. DEBT:

NOTES PAYABLE

    The Company has a bank line of credit with a maximum availability of $550,000. Interest is at prime plus 1% (8.75% at December 31, 1998), and is payable monthly. The line of credit is due on demand, matures in July 1999, and is secured by accounts receivable and the personal guarantees of certain stockholders. The terms of the line of credit agreement include customary covenants that limit the Company's ability to incur further debt and require the Company to maintain certain minimum

                             ALIGN SOLUTIONS CORP.

6. DEBT: (CONTINUED)
levels of tangible net worth and liquidity ratios. Subsequent to year-end, the Company renewed the line of credit with a new maturity date of March 2000.

LONG-TERM DEBT

    Long-term debt is comprised of the following as of December 31, 1997 and 1998:

                                                                                               1997        1998
                                                                                            ----------  ----------
Note payable to a bank bearing interest at prime plus 1% (8.75% at December 31, 1998), payable in monthly installments of principal and interest of $7,557, maturing October
  2001; secured by accounts receivable, equipment, and the personal guarantees of certain stockholders............................................................................  $  284,489  $  217,982
Equipment financing, non-interest bearing, payable in monthly installments of $384,
  maturing February 2001, secured by certain equipment                                          12,275       8,679
                                                                                            ----------  ----------
                                                                                               296,764     226,661
Less--Current portion.....................................................................     (64,191)    (70,870)
                                                                                            ----------  ----------
Long-term debt............................................................................  $  232,573  $  155,791
                                                                                            ----------  ----------
                                                                                            ----------  ----------

    Maturities of long-term debt are as follows:

YEAR ENDING
DECEMBER 31,
----------------------------------------------------------------------------------
    1999..........................................................................  $   70,870
    2000..........................................................................      84,085
    2001..........................................................................      71,706
                                                                                    ----------
                                                                                    $  226,661
                                                                                    ----------
                                                                                    ----------

7. COMMITMENTS AND CONTINGENCIES:

    The Company leases office space in Houston and Dallas, Texas, under operating lease agreements.

    Future minimum annual lease payments under these leases are as follows:

                                                                                    OPERATING
                                                                                      LEASES
                                                                                    ----------
    1999..........................................................................  $  182,739
    2000..........................................................................     181,241
    2001..........................................................................     120,827
    2002..........................................................................          --
    2003 and thereafter...........................................................          --
                                                                                    ----------
    Total future minimum lease payments...........................................  $  484,807
                                                                                    ----------
                                                                                    ----------

    Rent expense for the periods ended December 31, 1996, 1997, and 1998 under these agreements was $7,898, $42,130 and $107,194, respectively.

                             ALIGN SOLUTIONS CORP.

7. COMMITMENTS AND CONTINGENCIES: (CONTINUED)
    In the ordinary course of business, the Company may be subject to legal actions and claims. Management does not believe litigation or claims will have a material effect on financial position or results of operations.

8. EQUITY INCENTIVE PLANS:

    Effective August 26, 1997, the Company approved the 1997 Stock Option Plan (the "1997 Plan") authorizing the Board of Directors to grant incentive or nonqualified options to purchase common stock of the Company. The total number of shares of common stock that may be issued under the 1997 Plan is 2,500,000. The 1997 Plan is administered by the Compensation Committee of the Board of Directors which determines the number of stock options to be granted, the exercise or purchase price, vesting terms, and expiration date. Nonqualified stock options may be granted at exercise prices which are greater than or equal to 80% of the fair market value of the common stock on the grant date.

    The exercise price of options qualifying as incentive stock options under
Section 422 of the Internal Revenue Code may not be less than the fair market value of the common stock on the grant date. Incentive stock options granted to any 10% stockholder may not be less than 110% of the fair market value of the common stock on the grant date. Stock options granted under the 1997 Plan are nontransferable and generally expire ten years after the date of grant, except in the case of a 10% stockholder whose incentive stock options shall expire five years from the date of grant. Upon certain events in which all of the outstanding shares of common stock of the Company are acquired by an unrelated party, the optionee's schedule shall be accelerated to provide that optionee with immediate exercisability of the unexercisable options granted. All options granted become exercisable over a five-year period of continued employment.

    Options outstanding at December 31, 1996, 1997, and 1998, and granted, exercised and cancelled during those years were as follows:

                                                                                       NUMBER OF   WEIGHTED AVERAGE
                                                                                        SHARES      EXERCISE PRICE
                                                                                      -----------  -----------------
Options outstanding at December 31, 1996............................................          --       $      --
  Granted...........................................................................     613,000             .20
  Exercised.........................................................................          --              --
  Canceled..........................................................................          --              --
                                                                                      -----------
Options outstanding at December 31, 1997............................................     613,000             .20
  Granted...........................................................................     393,800            1.19
  Exercised.........................................................................          --              --
  Canceled..........................................................................     (53,200)            .25
                                                                                      -----------
Options outstanding at December 31, 1998............................................     953,600       $     .61
                                                                                      -----------
                                                                                      -----------

    Following is summary information about stock options outstanding at December 31, 1998:

                                  OPTIONS OUTSTANDING                       OPTIONS EXERCISABLE
                  ---------------------------------------------------  ------------------------------
                                WEIGHTED AVERAGE
    RANGE OF       NUMBER OF        REMAINING       WEIGHTED AVERAGE     NUMBER OF
EXERCISE PRICES     SHARES        CONTRACT LIFE      EXERCISE PRICE       SHARES      EXERCISE PRICE
----------------  -----------  -------------------  -----------------  -------------  ---------------
$0.20 to $0.22       622,000             9.00           $    0.20               --       $      --
$1.33 to $2.50       331,600             9.45           $    1.37               --       $      --

                             ALIGN SOLUTIONS CORP.

8. EQUITY INCENTIVE PLANS: (CONTINUED)
    Pro forma information regarding net income has been determined as if the Company has accounted for its stock options under the fair value method of SFAS
123. The fair value of these options was estimated at the date of grant using a Black-Scholes option pricing model with the following assumptions used for 1997: an exercisable event occurring in five years; a risk-free interest rate of 6.25%; a dividend yield of 0%; and an expected option life with graded vesting. The assumptions used to price options granted during 1998 were: an exercisable event occurring in four years; risk-free interest rates ranging from 4.38% to 5.72%; a dividend yield of 0%; and an expected option life with graded vesting. The average Black-Scholes fair values at date of grant for options granted during the years ended December 31, 1997 and 1998, were $0.05 and $0.25 per option, respectively.

    Had compensation cost for the Company's stock option plan been determined based on the fair value at the grant date consistent with the provisions of SFAS 123, the Company's net loss would have been as follows:

                                                                          1997         1998
                                                                       -----------  ----------
Net loss--as reported................................................  $  (173,784) $  (76,446)
Net loss--pro forma..................................................     (176,734)    (90,143)

9. RELATED-PARTY TRANSACTIONS:

    The Company uses a third party to administer the Company's payroll and related benefits. The Company also provides consulting services to its payroll and benefits provider. The Company provided services of $1,908,278 to this entity during the year ended December 31, 1998 (included in revenues for the year ended December 31, 1998). The Company believes these services are stated at fair market value.

    The Company has an outstanding accounts receivable balance of $375,008 at December 31, 1998, from its payroll and benefits provider for services provided.

10. SUBSEQUENT EVENTS:

    On February 16, 1999, the Company acquired Synapse Group, Inc. ("Synapse") in a business combination accounted for as a purchase. Synapse engages in Internet consulting and was purchased by the Company through the issuance of 805,736 shares of the Company's common stock.

    On April 30, 1999, the Company signed a letter of intent to acquire Fifth Gear Media Corporation ("Fifth Gear") for 300,000 shares of common stock. Fifth Gear engages in Internet consulting. The Company anticipates this transaction will be completed by May 31, 1999.

    On April 28, 1999, the Company signed a letter of intent to acquire inmedia, inc ("inmedia") for 140,000 shares of common stock and approximately $660,000 in cash. inmedia is a provider of interactive multimedia training. The Company anticipates this transaction will be completed by May 31, 1999.

    The Company has entered into an agreement to be acquired by Clarant. This acquisition is subject to successful completion of an initial public offering of the common stock of Clarant.

                             ALIGN SOLUTIONS CORP.

      NOTES TO THE UNAUDITED MARCH 31, 1998 AND 1999 FINANCIAL STATEMENTS:

A. BASIS OF PRESENTATION:

    The accompanying unaudited financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information and with the instructions to and Rule 10-01 of Regulation S-X. Accordingly, they do not contain all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, the accompanying unaudited financial statements reflect all adjustments (consisting of only normal recurring adjustments) considered necessary for a fair presentation of the Company's financial condition as of March 31, 1999, the results of its operations and its cash flows for the three-month periods ended March 31, 1998 and 1999. These financial statements should be read in conjunction with the Company's audited 1998 financial statements, including the notes thereto. Operating results for the three-month period ended March 31, 1999, are not necessarily indicative of the operating results that may be expected for the year ending December 31, 1999.

B. BUSINESS COMBINATION:

    On February 16, 1999, the Company acquired Synapse in a business combination accounted for as a purchase. Synapse engages in Internet consulting and was purchased by the Company through the issuance of 805,736 shares of the Company's common stock. The estimated fair market value of the shares of common stock used to purchase Synapse was $11.68. Goodwill of $9,146,805 was recorded in connection with this transaction, and is being amortized on a straight-line basis with a useful life of three years.

C. NOTE RECEIVABLE:

    The Company advanced $35,000 to inmedia, inc. during the period ended March 31, 1999. The note is due on February 18, 2000. Interest is payable on September 1, 1999 and at maturity at a rate of 8%.

D. DEBT:

    The Company renewed its bank line of credit during the first quarter. The bank line of credit has a maximum availability of $1,200,000, is due on demand, and matures in March 2000. Interest is at prime plus 1% (8.75% at March 31, 1999) and is payable monthly.

E. EQUITY INCENTIVE PLANS:

    During the three months ended March 31, 1999 options were granted with an exercise price less than the estimated fair market value on the date of grant. The Company recognized $3,243,968 of compensation expense in connection with these stock option grants in 1999.

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors of
Young & Rubicam Inc.

In our opinion, the accompanying balance sheets and related statements of operations and of cash flows present fairly, in all material respects, the financial position of Brand Dialogue - New York (a wholly owned business of Young & Rubicam Inc.), at December 31, 1997 and 1998 and the results of its operations and its cash flows for the period April 1, 1996 (inception) through December 31, 1996, and for the years ended December 31, 1997 and 1998 in conformity with generally accepted accounting principles. These financial statements are the responsibility of Brand Dialogue - New York's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

Brand Dialogue - New York is a wholly owned business of Young & Rubicam Inc., and as further described in the notes to the financial statements, has extensive transactions with Young & Rubicam Inc., its subsidiaries, affiliates, and clients. Because of these relationships, it is possible that the terms of these transactions are not the same as those that would result from transactions among unrelated parties.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

New York, New York
May 24, 1999, except for Note 8 which

is as of June 3, 1999

                           BRAND DIALOGUE - NEW YORK
               (A WHOLLY OWNED BUSINESS OF YOUNG & RUBICAM INC.)

                                 BALANCE SHEETS

                             (DOLLARS IN THOUSANDS)

                                                                                       DECEMBER 31,
                                                                                   --------------------   MARCH 31,
                                                                                     1997       1998        1999
                                                                                   ---------  ---------  -----------
                                                                                                         (UNAUDITED)
ASSETS
Accounts receivable..............................................................  $     645  $     683   $   2,867
Costs billable to clients........................................................         21         17
Due from related parties, net....................................................        546        973       1,138
                                                                                   ---------  ---------  -----------
    TOTAL CURRENT ASSETS.........................................................      1,212      1,673       4,005
                                                                                   ---------  ---------  -----------
Computer equipment, net of accumulated depreciation of $109, $288, and $350,
  respectively...................................................................        233        442         408
Deferred income taxes............................................................          4         12          14
                                                                                   ---------  ---------  -----------
    TOTAL ASSETS.................................................................  $   1,449  $   2,127   $   4,427
                                                                                   ---------  ---------  -----------
                                                                                   ---------  ---------  -----------
LIABILITIES AND INVESTMENT
Accounts payable.................................................................  $     206  $     820   $   1,274
Accrued expenses.................................................................        410        249         803
                                                                                   ---------  ---------  -----------
    TOTAL CURRENT LIABILITIES....................................................        616      1,069       2,077
                                                                                   ---------  ---------  -----------
Young & Rubicam Inc. Investment..................................................        833      1,058       2,350
                                                                                   ---------  ---------  -----------
    TOTAL LIABILITIES AND YOUNG & RUBICAM INC. INVESTMENT........................  $   1,449  $   2,127   $   4,427
                                                                                   ---------  ---------  -----------
                                                                                   ---------  ---------  -----------

   The accompanying notes are an integral part of these financial statements.

                            BRAND DIALOGUE-NEW YORK

               (A WHOLLY OWNED BUSINESS OF YOUNG & RUBICAM INC.)

                            STATEMENTS OF OPERATIONS

                             (DOLLARS IN THOUSANDS)

                                                                               FOR THE YEAR ENDED   FOR THE THREE MONTHS
                                                             PERIOD FROM                                   ENDED
                                                            APRIL 1, 1996         DECEMBER 31,           MARCH 31,
                                                         (INCEPTION) THROUGH  --------------------  --------------------
                                                          DECEMBER 31, 1996     1997       1998       1998       1999
                                                         -------------------  ---------  ---------  ---------  ---------
                                                                                                        (UNAUDITED)

Revenues...............................................       $   1,922       $   4,011  $   7,237  $   1,410  $   2,701

Compensation expense, including employee benefits......             943           1,842      4,596      1,005      1,560

General and administrative expenses....................             402             998      1,677        381        700
                                                                 ------       ---------  ---------  ---------  ---------

OPERATING EXPENSES.....................................           1,345           2,840      6,273      1,386      2,260
                                                                 ------       ---------  ---------  ---------  ---------

Income before income taxes.............................             577           1,171        964         24        441

Income tax provision...................................             243             492        403          7        184
                                                                 ------       ---------  ---------  ---------  ---------

NET INCOME.............................................       $     334       $     679  $     561  $      17  $     257
                                                                 ------       ---------  ---------  ---------  ---------
                                                                 ------       ---------  ---------  ---------  ---------

   The accompanying notes are an integral part of these financial statements.

                           BRAND DIALOGUE - NEW YORK

               (A WHOLLY OWNED BUSINESS OF YOUNG & RUBICAM INC.)

                            STATEMENTS OF CASH FLOWS

                             (DOLLARS IN THOUSANDS)

                                                                                                FOR THE THREE MONTHS
                                                         PERIOD FROM       FOR THE YEAR ENDED          ENDED
                                                        APRIL 1, 1996         DECEMBER 31,           MARCH 31,
                                                     (INCEPTION) THROUGH  --------------------  --------------------
                                                      DECEMBER 31, 1996     1997       1998       1998       1999
                                                     -------------------  ---------  ---------  ---------  ---------
                                                                                                    (UNAUDITED)
Cash flows from operating activities:
  Net income.......................................       $     334       $     679  $     561  $      17  $     257
  Adjustments to reconcile net income to net cash
    provided by operating activities:
    Depreciation expense...........................              26              83        179         22         62
  Change in assets and liabilities:
    Accounts receivable............................            (548)            (97)       (38)      (627)    (2,184)
    Costs billable to clients......................            (132)            111          4         21         17
    Due from related parties, net..................            (327)           (219)      (427)        21       (165)
    Accounts payable and accrued expenses..........             695             (79)       453        710      1,008
    Deferred income taxes..........................              (1)             (3)        (8)        (3)        (2)
                                                             ------       ---------  ---------  ---------  ---------
      NET CASH PROVIDED BY (USED IN) OPERATING
        ACTIVITIES.................................              47             475        724        161     (1,007)
                                                             ------       ---------  ---------  ---------  ---------
Cash flows from investing activities:
    Purchases of computer equipment................            (156)           (186)      (388)        --        (28)
                                                             ------       ---------  ---------  ---------  ---------
      NET CASH USED IN INVESTING ACTIVITIES........            (156)           (186)      (388)        --        (28)
                                                             ------       ---------  ---------  ---------  ---------
Cash flows from financing activities:
  Cash receipts and cash disbursements, net........            (165)           (808)    (1,232)      (341)       627
  Amounts paid by Young & Rubicam Inc..............             274             519        896        180        408
                                                             ------       ---------  ---------  ---------  ---------
      NET CASH PROVIDED BY (USED IN) FINANCING
        ACTIVITIES.................................             109            (289)      (336)      (161)     1,035
                                                             ------       ---------  ---------  ---------  ---------
Net change in cash.................................              --              --         --         --         --
Cash at beginning of year..........................              --              --         --         --         --
                                                             ------       ---------  ---------  ---------  ---------
Cash at end of year................................       $      --       $      --  $      --  $      --  $      --
                                                             ------       ---------  ---------  ---------  ---------
                                                             ------       ---------  ---------  ---------  ---------

   The accompanying notes are an integral part of these financial statements

                           BRAND DIALOGUE - NEW YORK

               (A WHOLLY OWNED BUSINESS OF YOUNG & RUBICAM INC.)

                         NOTES TO FINANCIAL STATEMENTS

                             (DOLLARS IN THOUSANDS)

1. ORGANIZATION AND BASIS OF PRESENTATION

    Brand Dialogue - New York (a wholly owned business of Young & Rubicam Inc.) (the "Company") was organized on April 1, 1996 and provides digital interactive branding services and digital commerce solutions to its clients. The Company's primary offerings consist of:

    - Web advertising, including the design, creation and production of websites, banners, home pages and comprehensive interactive campaigns;

    - Digital commerce applications;

    - The development of corporate intranets to improve communications and productivity within and among a defined set of users; and

    - Interactive marketing consulting services.

    The accompanying financial statements include the accounts of Brand Dialogue
- New York and reflect the historical results of operations, financial position and cash flows of Brand Dialogue - New York. These financial statements, however, may not be indicative of the results that would have occurred if Brand Dialogue - New York operated as a stand-alone entity during the periods presented, the future results of Brand Dialogue - New York or the costs which may be incurred by an unaffiliated entity to achieve similar results.

2. SIGNIFICANT ACCOUNTING POLICIES

USE OF ESTIMATES

    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues earned and expenses incurred during the reporting period. While actual results could differ from these estimates, management believes that the estimates are reasonable. The significant estimates that affect the financial statements include, but are not limited to, revenues earned pursuant to Young & Rubicam Inc. multi-disciplinary global client contracts and corporate overhead allocations.

INTERIM FINANCIAL INFORMATION (UNAUDITED)

    In the opinion of management, the March 31, 1998 and 1999 unaudited interim financial statements include all adjustments, consistency of normal recurring adjustments, necessary for a fair presentation of such financial statements. The results of operations for the three months ended March 31, 1999 are not necessarily indicative of the results to be expected for the full year.

REVENUE RECOGNITION

    Revenues from interactive branding and digital commerce solutions are derived from billings to clients for media and production activities, generally on the basis of negotiated fees. Revenues are recognized in the period when the underlying services are rendered.

                           BRAND DIALOGUE - NEW YORK

               (A WHOLLY OWNED BUSINESS OF YOUNG & RUBICAM INC.)

                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)

                             (DOLLARS IN THOUSANDS)

2. SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
DEPRECIATION

    Depreciation is computed using the straight-line method over the estimated useful life of three years. During the period from April 1, 1996 (inception) through December 31, 1996, and for the years ended December 31, 1997 and 1998, depreciation expense amounted to $26, $83, and $179, respectively.

FINANCIAL INSTRUMENTS

    The fair values of accounts receivable, trade accounts payable and accrued expenses are equal to their carrying amounts as reported at December 31, 1996, 1997, and 1998.

CONCENTRATION OF CREDIT RISK

    The Company's clients are engaged in various businesses and the Company performs ongoing credit evaluations of its clients. Additionally, consistent with the Young & Rubicam Inc. strategy, the Company is dependent upon a relatively small number of clients who purchase services under short-term contracts and contribute a significant percentage of revenues. Significant client revenues as a percentage of total Company revenues are as follows:

                                                                            FOR THE YEARS ENDED
                                                          PERIOD FROM
                                                         APRIL 1, 1996          DECEMBER 31,
                                                      (INCEPTION) THROUGH   --------------------
                                                       DECEMBER 31, 1996      1997       1998
                                                     ---------------------  ---------  ---------
Client A...........................................              33%              23%        29%
Client B...........................................               0%               0%        13%
Client C...........................................               0%               5%        12%
Client D...........................................               0%               5%        11%
Client E...........................................              28%              15%         6%
Client F...........................................              16%              10%         5%
Client G...........................................               0%              11%         0%
                                                                 ---              ---        ---
                                                                 77%              69%        76%
                                                                 ---              ---        ---
                                                                 ---              ---        ---

SEGMENT REPORTING

    The Company is centrally managed and operates in one business segment: digital interactive branding services and digital commerce solutions.

3. CORPORATE OVERHEAD ALLOCATIONS

    Young & Rubicam Inc. and its subsidiaries and affiliates provide certain administrative and corporate services which have been charged to Brand Dialogue
- New York and are included in the results of operations for the periods presented. Such services include executive management, information technology, facilities and key client account management. Costs are allocated on a proportionate basis as a function of revenues or headcount. These corporate overhead allocations do

                           BRAND DIALOGUE - NEW YORK

               (A WHOLLY OWNED BUSINESS OF YOUNG & RUBICAM INC.)

                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)

                             (DOLLARS IN THOUSANDS)

3. CORPORATE OVERHEAD ALLOCATIONS (CONTINUED) not necessarily reflect the amount of expenses that would have been incurred by Brand Dialogue - New York on a stand-alone basis. The costs of certain financing activities, administrative, and other corporate functions, which did not benefit Brand Dialogue - New York, were absorbed by Young & Rubicam Inc.

    Management believes that the methodologies used to allocate charges for the services described above from Young & Rubicam Inc. are reasonable.

    Charges allocated to Brand Dialogue - New York are summarized as follows:

                                                                                  FOR THE YEARS ENDED
                                                                PERIOD FROM
                                                               APRIL 1, 1996          DECEMBER 31,
                                                            (INCEPTION) THROUGH   --------------------
                                                             DECEMBER 31, 1996      1997       1998
                                                           ---------------------  ---------  ---------
Compensation, including employee benefits................        $      64        $     133  $     269
General and administrative...............................              210              386        627
                                                                     -----        ---------  ---------
                                                                 $     274        $     519  $     896
                                                                     -----        ---------  ---------
                                                                     -----        ---------  ---------

4. YOUNG & RUBICAM INC. INVESTMENT

    Brand Dialogue - New York participates in Young & Rubicam Inc.'s centralized treasury and cash management system. Cash generated from operations is transferred to Young & Rubicam Inc. on a daily basis. Cash disbursements for operations are funded as needed from Young & Rubicam Inc. No interest was charged or earned on the Company's outstanding balance with Young & Rubicam Inc.

    An analysis of the Young & Rubicam Inc. investment activity is as follows:

                                                           PERIOD FROM      FOR THE YEARS ENDED
                                                          APRIL 1, 1996         DECEMBER 31,
                                                       (INCEPTION) THROUGH  --------------------
                                                        DECEMBER 31, 1996     1997       1998
                                                       -------------------  ---------  ---------
Balance at the beginning of the period...............       $      --       $     443  $     833
Net income...........................................             334             679        561
Corporate overhead allocations.......................             274             519        896
Cash receipts and cash disbursements, net............            (165)           (808)    (1,232)
                                                                -----       ---------  ---------
Balance at the end of the period.....................       $     443       $     833  $   1,058
                                                                -----       ---------  ---------
                                                                -----       ---------  ---------

5. EMPLOYEE BENEFITS

    Substantially all employees of Brand Dialogue - New York are eligible to participate in the Young & Rubicam Inc. Career Cash Balance Plan (the "Plan"). The benefits under the Plan are based on, among other things, age at retirement, years of service and salary levels. Upon retirement, these benefits will be based upon the benefit formula of the Plan. Benefits are generally paid from funds previously provided to trustees. Funds are contributed to a trustee as necessary to provide for current service and for any unfunded projected benefit obligation. To the extent that these requirements are

                           BRAND DIALOGUE - NEW YORK

               (A WHOLLY OWNED BUSINESS OF YOUNG & RUBICAM INC.)

                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)

                             (DOLLARS IN THOUSANDS)

5. EMPLOYEE BENEFITS (CONTINUED)
fully covered by assets on hand, a contribution may not be made in a particular year. At December 31, 1996, 1997 and 1998, assets were held in equity securities and fixed income-type securities.

    The Plan's net periodic pension cost and the Plan's funded status and related amounts recognized are determined on a consolidated basis by Young & Rubicam Inc. and allocated to its subsidiaries and affiliates based on the number of participants as determined by an actuary. As a result, the components of the Plan's net periodic pension cost and the actuarial present value of benefit obligations are not determinable on a subsidiary or affiliate basis and, therefore, not disclosed separately. The difference between the fair value of the Plan assets and the projected benefit obligation was ($446), ($615), and $784 at December 31, 1996, 1997 and 1998, respectively. The Plan's net periodic pension cost was $5,920, $2,779, and 4,127 for the years ended December 31, 1996, 1997 and 1998, respectively.

    The Company provides healthcare benefits to certain active employees. The cost of providing these benefits, compiled by Young & Rubicam Inc. on an aggregate basis, is recognized when incurred and has been allocated to Brand Dialogue - New York as a function of headcount.

    Employees of Brand Dialogue - New York participate in an employee savings plan, sponsored by Young & Rubicam Inc., that qualifies as a defined contribution plan under section 401(k) of the Internal Revenue Code. Under the plan, participating employees may defer a portion of their pre-tax earnings up to the Internal Revenue Service annual contribution limits. The Company matches 100% of each employee's contribution up to a maximum of 5% of the employee's earnings up to $150.

    Certain employees of Brand Dialogue - New York participate in various stock compensation programs sponsored by Young & Rubicam Inc. Young & Rubicam Inc. measures compensation cost using the method prescribed by Accounting Principles Board Opinion No 25, "Accounting for Stock Issued to Employees," and related interpretations in accounting for its plans. Accordingly, no compensation cost has been recognized for its stock plans as the exercise price on the date of grant approximated the fair value of the common stock. Charges associated with employee benefits, which are included as a component of compensation expense, are summarized as follows:

                                                           PERIOD FROM       FOR THE YEARS ENDED
                                                          APRIL 1, 1996          DECEMBER 31,
                                                       (INCEPTION) THROUGH   --------------------
                                                        DECEMBER 31, 1996      1997       1998
                                                      ---------------------  ---------  ---------
Medical and dental..................................        $      29        $      58  $     153
Employee savings plan...............................               29               58        118
Career cash balance plan............................                9               17         53
                                                                -----        ---------  ---------
Other...............................................               25               49         86
                                                                -----        ---------  ---------
                                                            $      92        $     182  $     410
                                                                -----        ---------  ---------
                                                                -----        ---------  ---------

                           BRAND DIALOGUE - NEW YORK

               (A WHOLLY OWNED BUSINESS OF YOUNG & RUBICAM INC.)

                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)
                             (DOLLARS IN THOUSANDS)

6. INCOME TAXES

    Brand Dialogue--New York has been included in the consolidated federal income tax returns and certain state and local income tax returns filed by Young & Rubicam Inc. or its subsidiaries.

    Income taxes have been provided on a separate return basis for all periods presented. Income taxes payable of $243, $653, and $1,186 as of December 31, 1996, 1997, and 1998, respectively, are included in due from related parties, net.

    The reconciliation of the United States statutory rate to the effective tax rate is as follows:

                                                       PERIOD FROM      FOR THE YEARS ENDED
                                                      APRIL 1, 1996         DECEMBER 31,
                                                   (INCEPTION) THROUGH  --------------------
                                                    DECEMBER 31, 1996     1997       1998
                                                   -------------------  ---------  ---------
Percent of Income
  Before Income Taxes
    United States statutory rate.................            35.0%           35.0%      35.0%
    State and local income taxes.................             7.0             7.0        7.0
    Travel, entertainment and other
      non-deductible expenses....................             0.3             0.4        0.5
    Excess of book over tax
      depreciation expense.......................            (0.2)           (0.4)      (0.6)
                                                           ------       ---------  ---------
Effective tax rate...............................            42.1%           42.0%      41.9%
                                                           ------       ---------  ---------

    Brand Dialogue - New York's deferred income tax asset arises from temporary differences which represent the cumulative deductible or taxable amounts recorded in the financial statements in different years than recognized in the tax returns and relate to the excess book over tax depreciation of computer equipment.

7. ACCRUED EXPENSES

    The components of accrued expenses are as follows:

                                                        PERIOD FROM       FOR THE YEARS ENDED
                                                       APRIL 1, 1996          DECEMBER 31,
                                                    (INCEPTION) THROUGH   --------------------
                                                     DECEMBER 31, 1996      1997       1998
                                                   ---------------------  ---------  ---------
Compensation, including benefits.................        $      21        $     131  $     165
Information technology services..................               --               35         --
Professional services............................               --              118         --
Travel expenses..................................               40              100         --
Deferred income..................................              136               --         --
Other............................................               --              106         84
                                                             -----        ---------  ---------
                                                         $     197        $     490  $     249
                                                             -----        ---------  ---------
                                                             -----        ---------  ---------

8. SUBSEQUENT EVENT

    The Company has agreed upon the terms of a transaction whereby Young & Rubicam Inc. will sell certain net assets, as defined, to Clarant Worldwide Corporation. This transaction is subject to the successful completion of an initial public offering of the common stock of Clarant.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To Free Range Media, Inc.:

    We have audited the accompanying consolidated balance sheets of Free Range Media, Inc. (a Washington corporation) and subsidiary as of December 31, 1997 and 1998, and the related consolidated statements of operations, stockholders' equity, and cash flows for each of the three years in the period ended December 31, 1998. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

    We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Free Range Media, Inc. and subsidiary as of December 31, 1997 and 1998, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 1998, in conformity with generally accepted accounting principles.

                                             ARTHUR ANDERSEN LLP

Dallas, Texas,
  May 7, 1999

                             FREE RANGE MEDIA, INC.

                          CONSOLIDATED BALANCE SHEETS

                                                                               DECEMBER 31,
                                                                       ----------------------------    MARCH 31,
                                                                           1997           1998           1999
                                                                       -------------  -------------  -------------
                                                                                                      (UNAUDITED)
                               ASSETS
CURRENT ASSETS:
  Cash and cash equivalents..........................................  $       5,963  $      30,397  $      47,893
  Accounts receivable, net of allowance for doubtful accounts of
    $47,008, $0, and $60,360 (unaudited).............................        294,232        734,416      1,477,129
  Unbilled revenues..................................................         31,713         96,753        403,785
  Prepaid expenses and other.........................................        121,541         36,479         76,046
                                                                       -------------  -------------  -------------
    Total current assets.............................................        453,449        898,045      2,004,853
PROPERTY AND EQUIPMENT, net..........................................        446,389        798,234        767,599
                                                                       -------------  -------------  -------------
    Total assets.....................................................  $     899,838  $   1,696,279  $   2,772,452
                                                                       -------------  -------------  -------------
                                                                       -------------  -------------  -------------

                LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
  Accounts payable...................................................  $     207,627  $     118,682  $     383,300
  Customer deposits..................................................         76,061        335,038        424,933
  Accrued liabilities................................................         38,777        613,159        908,737
  Notes payable......................................................             --      3,212,273      4,114,464
                                                                       -------------  -------------  -------------
    Total liabilities................................................        322,465      4,279,152      5,831,434

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' EQUITY:
  Preferred stock: $2.75 par value, 2,400,000 shares authorized,
    908,923, 1,359,460, and 1,359,460 (unaudited) shares issued and
    outstanding as of 1997, 1998, and 1999...........................      2,488,538      3,727,514      3,727,514
  Common stock, voting: no par value, 6,400,000 shares authorized,
    6,400,000 shares issued as of 1997 and 1998 and 6,243,408,
    6,238,808, and 6,238,808 (unaudited) shares outstanding as of
    1997, 1998, and 1999.............................................      2,424,760      2,672,536      2,805,872
  Retained deficit...................................................     (4,116,186)    (8,759,879)    (9,369,324)
  Less--Treasury stock at cost, 152,192, 156,792 and 156,792
    (unaudited) shares as of 1997, 1998 and 1999.....................       (219,739)      (223,044)      (223,044)
                                                                       -------------  -------------  -------------
    Total stockholders' equity.......................................        577,373     (2,582,873)    (3,058,982)
                                                                       -------------  -------------  -------------
    Total liabilities and stockholders' equity.......................  $     899,838  $   1,696,279  $   2,772,452
                                                                       -------------  -------------  -------------
                                                                       -------------  -------------  -------------

  The accompanying notes are an integral part of these consolidated financial statements.

                             FREE RANGE MEDIA, INC.

                     CONSOLIDATED STATEMENTS OF OPERATIONS

                                                                                                FOR THE
                                                                                          THREE MONTHS ENDED
                                               FOR THE YEAR ENDED DECEMBER 31,                 MARCH 31,
                                         -------------------------------------------  ---------------------------
                                             1996           1997           1998           1998           1999
                                         -------------  -------------  -------------  -------------  ------------
                                                                                              (UNAUDITED)
REVENUES...............................  $   2,939,746  $   1,982,288  $   3,520,514  $     337,684  $  2,210,752
COST OF SERVICES.......................      2,016,218      1,641,493      3,248,161        517,653     1,462,020
                                         -------------  -------------  -------------  -------------  ------------
GROSS PROFIT...........................        923,528        340,795        272,353       (179,969)      748,732
SELLING, GENERAL AND ADMINISTRATIVE....      2,005,332      2,984,957      4,922,329      1,090,388     1,175,341
OTHER INCOME (EXPENSE):
  Interest expense.....................        (45,196)      (107,475)      (181,673)        (8,928)      (89,233)
  Net transactions with affiliate......             --             --        429,996             --            --
  Other (expense) income...............        (48,792)       (34,581)        28,422         19,732        (7,196)
                                         -------------  -------------  -------------  -------------  ------------
LOSS BEFORE INCOME TAXES...............     (1,175,792)    (2,786,218)    (4,373,231)    (1,259,553)     (523,038)
INCOME TAXES...........................             --             --             --             --            --
                                         -------------  -------------  -------------  -------------  ------------
NET LOSS...............................  $  (1,175,792) $  (2,786,218) $  (4,373,231) $  (1,259,553) $   (523,038)
                                         -------------  -------------  -------------  -------------  ------------
                                         -------------  -------------  -------------  -------------  ------------

  The accompanying notes are an integral part of these consolidated financial statements.

                             FREE RANGE MEDIA, INC.

                CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY

                                             PREFERRED STOCK             COMMON STOCK
                                         ------------------------  ------------------------    RETAINED       TREASURY
                                           SHARES       AMOUNT       SHARES       AMOUNT        DEFICIT         STOCK
                                         ----------  ------------  ----------  ------------  -------------  -------------
BALANCE, December 31, 1995.............          --  $         --   3,700,000  $    240,000  $    (154,176) $  (2,487,149)
  Issuance of common stock.............          --            --   3,073,940     2,079,759             --      3,126,357
  Exercise of stock options............          --            --       4,800        (5,506)            --          9,570
  Purchase of treasury stock...........          --            --    (533,332)           --             --       (850,665)
  Equity related compensation..........          --            --          --        10,797             --             --
  Net loss.............................          --            --          --            --     (1,175,792)            --
                                         ----------  ------------  ----------  ------------  -------------  -------------
BALANCE, December 31, 1996.............          --            --   6,245,408     2,325,050     (1,329,968)      (201,887)
  Issuance of preferred stock..........     908,923     2,488,538          --            --             --             --
  Exercise of stock options............          --            --       2,400        (6,674)            --          8,932
  Purchase of treasury stock...........          --            --      (4,400)           --             --        (26,784)
  Equity related compensation..........          --            --          --       106,384             --             --
  Net loss.............................          --            --          --            --     (2,786,218)            --
                                         ----------  ------------  ----------  ------------  -------------  -------------
BALANCE, December 31, 1997.............     908,923     2,488,538   6,243,408     2,424,760     (4,116,186)      (219,739)
  Issuance of preferred stock..........     450,537     1,238,976          --            --             --             --
  Purchase of treasury stock...........          --            --      (4,600)           --             --         (3,305)
  Equity related compensation..........          --            --          --       247,776             --             --
  Dividends............................          --            --          --            --       (270,462)            --
  Net loss.............................          --            --          --            --     (4,373,231)            --
                                         ----------  ------------  ----------  ------------  -------------  -------------
BALANCE, December 31, 1998.............   1,359,460     3,727,514   6,238,808     2,672,536     (8,759,879)      (223,044)
  Equity related compensation
    (unaudited)........................          --            --          --       133,336             --             --
  Dividends (unaudited)................          --            --          --            --        (86,407)            --
  Net loss (unaudited).................          --            --          --            --       (523,038)            --
                                         ----------  ------------  ----------  ------------  -------------  -------------
BALANCE, March 31, 1999 (unaudited)....   1,359,460  $  3,727,514   6,238,808  $  2,805,872  $  (9,369,324) $    (223,044)
                                         ----------  ------------  ----------  ------------  -------------  -------------
                                         ----------  ------------  ----------  ------------  -------------  -------------

  The accompanying notes are an integral part of these consolidated financial statements.

                             FREE RANGE MEDIA, INC.

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                                                 FOR THE
                                                                                           THREE MONTHS ENDED
                                                       FOR THE YEAR ENDED DECEMBER 31,          MARCH 31,
                                                      ----------------------------------  ---------------------
                                                         1996        1997        1998        1998       1999
                                                      ----------  ----------  ----------  ----------  ---------
                                                                                               (UNAUDITED)
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net loss..........................................  $(1,175,792) $(2,786,218) $(4,373,231) $(1,259,553) $(523,038)
  Adjustments to reconcile net loss to net cash used
    in operating activities-
    Depreciation....................................     119,271     210,064     324,982      63,623     99,952
    Equity related compensation.....................      10,797     106,384     247,776      61,944    133,336
    Net transactions with affiliate.................          --          --    (429,996)         --         --
    Changes in assets and liabilities-
      Accounts receivable...........................     (61,879)    176,562    (440,184)     65,299   (742,713)
      Unbilled revenues.............................      73,519       3,835     (65,040)     15,214   (307,032)
      Prepaid expenses and other....................       5,990     235,604      85,061     106,948    (39,567)
      Accounts payable..............................     (13,120)     76,342     (88,944)    101,981    264,618
      Customer deposits.............................       6,268    (108,186)    258,977      71,342     89,895
      Accrued liabilities...........................    (597,289)    (23,111)    574,382      66,048    295,578
                                                      ----------  ----------  ----------  ----------  ---------
      Net cash used in operating activities.........  (1,632,235) (2,108,724) (3,906,217)   (707,154)  (728,971)
                                                      ----------  ----------  ----------  ----------  ---------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Capital expenditures..............................    (187,003)   (282,085)   (676,827)   (175,436)   (69,317)
  Investment in affiliate (disposed of in 1998).....          --          --    (250,000)         --         --
  Proceeds from disposition of affiliate............          --          --     679,996          --         --
                                                      ----------  ----------  ----------  ----------  ---------
      Net cash used in investing activities.........    (187,003)   (282,085)   (246,831)   (175,436)   (69,317)
                                                      ----------  ----------  ----------  ----------  ---------
CASH FLOWS FROM FINANCING ACTIVITIES:
  (Repayments on) proceeds from notes payable.......  (2,534,413)    (73,104)  3,212,273     934,174    902,191
  Proceeds from issuance of preferred stock.........          --   2,488,538   1,238,976          --         --
  Proceeds from issuance of common stock............   2,074,253          --          --          --         --
  Proceeds from issuance of treasury stock..........   3,135,927       2,258          --          --         --
  Purchases of treasury stock.......................    (850,665)    (26,784)     (3,305)         --         --
  Dividends declared................................          --          --    (270,462)    (57,547)   (86,407)
                                                      ----------  ----------  ----------  ----------  ---------
      Net cash provided by financing activities.....   1,825,102   2,390,908   4,177,482     876,627    815,784
                                                      ----------  ----------  ----------  ----------  ---------
NET INCREASE (DECREASE) IN CASH AND CASH
  EQUIVALENTS.......................................       5,864          99      24,434      (5,963)    17,496
CASH AND CASH EQUIVALENTS, beginning of period......          --       5,864       5,963       5,963     30,397
                                                      ----------  ----------  ----------  ----------  ---------
CASH AND CASH EQUIVALENTS, end of period............  $    5,864  $    5,963  $   30,397  $       --  $  47,893
                                                      ----------  ----------  ----------  ----------  ---------
                                                      ----------  ----------  ----------  ----------  ---------
SUPPLEMENTAL INFORMATION:
  Cash paid for interest............................  $      935  $  101,667  $  179,032  $       --  $      --
                                                      ----------  ----------  ----------  ----------  ---------
                                                      ----------  ----------  ----------  ----------  ---------

  The accompanying notes are an integral part of these consolidated financial statements.

                             FREE RANGE MEDIA, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1. NATURE OF OPERATIONS:

    Free Range Media, Inc. and its subsidiary (the "Company") specializes in the design of World Wide Web pages on the Internet. The Company is a full service developer of Internet and intranet sites, offering services in four areas: website design and implementation, hosting, consulting, and maintenance. The Company's wholly owned subsidiary is Lariat, Inc. The Company was incorporated in the State of Washington in March 1994.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

CASH AND CASH EQUIVALENTS

    The Company considers all highly liquid investments with an original maturity of three months or less to be cash equivalents.

PROPERTY AND EQUIPMENT

    Property and equipment are stated at cost. Depreciation is computed using a straight-line method over the estimated useful lives of the assets. The costs and related accumulated depreciation of property and equipment sold, retired, or disposed of are removed from the accounts and any gains or losses reflected in the consolidated statements of operations. Expenditures for major acquisitions and improvements are capitalized while expenditures for maintenance and repair costs are expensed as incurred.

INCOME TAXES

    Income taxes are accounted for using an asset and liability approach that requires the recognition of taxes payable or refundable for the current year and deferred tax liabilities and assets for the future tax consequences of events that have been recognized in the Company's financial statements or tax returns. The measurement of current and deferred tax liabilities and assets is based on provisions of the enacted tax law; the effects of future changes in tax laws or rates are not anticipated. The measurement of deferred tax assets is reduced, if necessary, by the amount of any tax benefits that, based on available evidence, is not expected to be realized.

REVENUE RECOGNITION

    Revenues are recognized for time and materials-based arrangements as services are performed and fixed fee arrangements on the percentage-of-completion method. Under this approach, revenues and gross profit are recognized as the work is performed, based on the ratio of costs incurred to total estimated costs. Unbilled revenues on contracts are comprised of labor costs incurred, plus earnings on certain contracts which have not been billed. Provisions for estimated losses on uncompleted contracts are made in the period in which such losses are determined. Customer deposits represent the amount of customer payments received in advance of services being performed.

COST OF SERVICES

    Cost of services is comprised primarily of salaries, employee benefits, and incentive compensation of billable employees and a proportionate share of depreciation and facilities costs based on the ratio of billable employees to total employees.

                             FREE RANGE MEDIA, INC.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES: (CONTINUED)
TRANSACTIONS WITH AFFILIATE

    On September 17, 1998, the Company sold their ownership interest in Free Zone, LLC ("Free Zone") for $679,996 and recognized a gain of $429,996. This investment was previously accounted for using the equity method.

ACCOUNTING FOR STOCK BASED COMPENSATION

    In 1995, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation" ("SFAS 123"). SFAS 123 allows either adoption of a fair value based method of accounting for stock-based compensation or continuation under Accounting Principles Board Option No. 25, "Accounting for Stock Issued to Employees ("APB 25")." The Company has chosen to account for stock-based compensation using the intrinsic value based method prescribed in APB 25 and provides the pro forma disclosure provision of SFAS 123. Accordingly, compensation cost for stock options is measured as the excess, if any, of the fair market value of the Company's stock over the exercise price at the date of the grant.

USE OF ESTIMATES

    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

FAIR VALUE OF FINANCIAL INSTRUMENTS

    The Company's financial instruments have carrying amounts which approximate fair value due to their relatively short maturity and/or their variable interest rates.

PRINCIPLES OF CONSOLIDATION

    The accompanying consolidated financial statements include the accounts of the Company and its wholly owned subsidiary. An investment in a company that is 50% owned is accounted for using the equity method. All significant intercompany transactions and balances have been eliminated.

NEW ACCOUNTING PRONOUNCEMENTS

    In June 1997, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 130, ("SFAS No. 130"), "REPORTING COMPREHENSIVE INCOME," which is required to be adopted in the period ended December 31, 1998. SFAS No. 130 requires that an enterprise (a) classify items of other comprehensive income by their nature in the financial statements, and
(b) display the accumulated balance of other comprehensive income separately from retained earnings and additional paid-in-capital in the Statement of Stockholders' Equity. The adoption of SFAS 130 did not have any effect on the Company's financial statements as the Company does not have any elements of comprehensive income other than net income.

    In June 1998, the Financial Accounting Standards Board issued SFAS No. 133, "Accounting for Derivatives and Hedging Activities," which establishes accounting and reporting standards of derivative

                             FREE RANGE MEDIA, INC.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES: (CONTINUED) instruments, including certain derivative instruments embedded in other contracts, and for hedging activities. This statement is in effect for all quarters of fiscal years beginning after June 15, 1999. The Company does not expect the adoption of this standard to have a material effect on its results of consolidated operations, financial condition, or cash flows.

3. PROPERTY AND EQUIPMENT:

    Property and equipment is comprised of the following as of December 31, 1997 and 1998:

                                                               USEFUL
                                                                LIFE          1997          1998
                                                               ------      -----------  ------------
Computers and equipment...................................            3    $   646,966  $  1,253,290
Furniture and fixtures....................................            5        195,678       256,777
Leasehold improvements....................................            5         20,108        29,512
                                                                           -----------  ------------
                                                                               862,752     1,539,579

Less- Accumulated depreciation............................                    (416,363)     (741,345)
                                                                           -----------  ------------
       Property and equipment, net........................                 $   446,389  $    798,234
                                                                           -----------  ------------
                                                                           -----------  ------------

    Depreciation expense was $119,271, $210,064, and $324,982 for the periods ended December 31, 1996, 1997, and 1998, respectively.

4. ACCRUED LIABILITIES:

    Accrued liabilities is comprised of the following as of December 31, 1997 and 1998:

                                                                           1997        1998
                                                                         ---------  ----------
Accrued compensation...................................................  $  36,587  $  141,385
Accrued dividends......................................................         --     270,462
Accrued interest.......................................................         --     179,844
Other..................................................................      2,190      21,468
                                                                         ---------  ----------
Accrued liabilities....................................................  $  38,777  $  613,159
                                                                         ---------  ----------
                                                                         ---------  ----------

5. DEBT:

    The Company has two notes payable of $3,212,273 as of December 31, 1998, with related parties with interest at 9.25% and prime plus 1% (8.75% at December 31, 1998). The notes payable are due on demand, have an "open ended" maturity, and are general obligations of the Company.

                             FREE RANGE MEDIA, INC.

6. INCOME TAXES:

    The reconciliation of income tax attributable to continuing operations computed at the U.S. federal statutory tax rates to the effective income tax rate is as follows:

                                                                        1996         1997         1998
                                                                        -----        -----        -----
Tax at U.S. statutory rates........................................         (35)%        (35 )%        (35 )%
Meals and entertainment............................................           1%           1%           1%
Net operating loss carryforward....................................          34%          34%          34%
                                                                             --           --           --
Effective income tax rate..........................................          --%          --%          --%
                                                                             --           --           --
                                                                             --           --           --

    Significant components of the Company's deferred tax liabilities and assets as of December 31, 1997 and 1998, are shown below.

                                                                      1997           1998
                                                                  -------------  -------------
Deferred tax assets-
  Book depreciation in excess of tax depreciation...............  $      12,293  $      40,883
  Accruals......................................................         26,268         26,268
  Net operating loss carryforward...............................      1,332,143      2,832,630
                                                                  -------------  -------------
Total deferred tax assets.......................................      1,370,704      2,899,781
Deferred tax liabilities-
  Other.........................................................         (9,293)        (9,293)
                                                                  -------------  -------------
Net deferred tax assets.........................................      1,361,411      2,890,488
Valuation allowance.............................................     (1,361,411)    (2,890,488)
                                                                  -------------  -------------
Net deferred tax assets.........................................  $          --  $          --
                                                                  -------------  -------------
                                                                  -------------  -------------

    The Company's net operating loss carryforwards expire in years 2009 through 2013.

    Management periodically reviews the expected realization of the Company's deferred tax assets and records a valuation allowance, as appropriate, when existing conditions impact the probability of ultimate realization of the deferred tax asset. Due to the Company's recurring losses before income taxes, management believes it is more likely than not that the Company will not realize the net deferred tax asset. Accordingly, the Company has recorded a valuation allowance to reflect uncertainties associated with the ultimate realization of certain deferred tax assets.

7. COMMITMENTS AND CONTINGENCIES:

    The Company sponsors 401(k) cash or deferred retirement plans that cover substantially all of its ongoing employees. The Company has not made matching contributions.

    The Company leases its office facilities under noncancelable operating leases that expire in January 2005. The leases require the payment of property taxes, insurance, and maintenance. The Company also has operating lease agreements related to certain equipment which expire at various dates.

                             FREE RANGE MEDIA, INC.

7. COMMITMENTS AND CONTINGENCIES: (CONTINUED)
    Future minimum lease payments under these leases are as follows:

                                                                                   OPERATING
                                                                                     LEASES
                                                                                  ------------
1999............................................................................  $    263,994
2000............................................................................       274,860
2001............................................................................       288,512
2002............................................................................       294,216
2003............................................................................       297,570
Thereafter......................................................................       338,834
                                                                                  ------------
Total future minimum lease payments.............................................  $  1,757,986
                                                                                  ------------
                                                                                  ------------

    Rent expense for the years ended December 1996, 1997, and 1998 totaled $146,212, $255,285, and $279,510, respectively.

    In the ordinary course of business, the Company may be subject to legal actions and claims. Management does not believe litigation or claims will have a material effect on the Company's financial condition or results of operations.

8. EQUITY INCENTIVE PLANS:

    Effective November 1, 1995, the Company approved the 1995 Stock Option Plan (the "Plan") authorizing the Board of Directors to grant incentive or nonqualified options to purchase common stock of the Company. Effective April 1, 1998, the Plan was converted into a nonqualified option plan. The Board of Directors has authorized shares to be issued under the Plan. The Plan is administered by the Board of Directors, which determines the number of stock options to be granted, the exercise or purchase price, exercise schedule, and expiration date of such options.

    The exercise price of options qualifying as incentive stock options under
Section 422 of the Internal Revenue Code may not be less than the grant date fair market value of the common stock. Incentive stock options granted to any 10% stockholder may not be less than 110% of the fair market value of the common stock on the grant date. Stock options granted under the Plan are nontransferable and generally expire ten years after the date of grant. Upon the event that all of the outstanding shares of common stock of the Company are acquired by an unrelated party, the optionee's exercise schedule shall be accelerated to provide that optionee with immediate exercisability of fifty percent of the options granted. All options granted become exercisable over a five-year period of continued employment.

                             FREE RANGE MEDIA, INC.

8. EQUITY INCENTIVE PLANS: (CONTINUED)
    Options outstanding at December 31, 1996, 1997, and 1998, were as follows:

                                                                   NUMBER OF    WEIGHTED AVERAGE
                                                                    SHARES       EXERCISE PRICE
                                                                  -----------  -------------------
Options outstanding at December 31, 1995........................     135,550        $     .25
  Granted.......................................................     181,750              .25
  Exercised.....................................................      (4,800)             .25
  Canceled......................................................     (49,250)             .25
                                                                  -----------             ---
Options outstanding at December 31, 1996........................     263,250              .25
  Granted.......................................................     336,250              .25
  Exercised.....................................................      (2,400)             .25
  Canceled......................................................    (205,750)             .25
                                                                  -----------             ---
Options outstanding at December 31, 1997........................     391,350              .25
  Granted.......................................................     465,250              .25
  Exercised.....................................................          --               --
  Canceled......................................................    (279,450)             .25
                                                                  -----------             ---
Options outstanding at December 31, 1998........................     577,150        $     .25
                                                                  -----------             ---
                                                                  -----------             ---

    The following is summary information about stock options outstanding at December 31, 1998:

                                      OPTIONS OUTSTANDING                          OPTIONS EXERCISABLE
                   ---------------------------------------------------------  ------------------------------
                                   WEIGHTED AVERAGE
                    NUMBER OF          REMAINING          WEIGHTED AVERAGE     NUMBER OF
 EXERCISE PRICES     SHARES          CONTRACT LIFE         EXERCISE PRICE       SHARES      EXERCISE PRICE
-----------------  -----------  -----------------------  -------------------  -----------  -----------------
    $     .25         577,150                  5              $     .25            4,890       $     .25

    Additionally, the Company had 680 and 1,260 options exercisable at December 31, 1996 and 1997. Included in the above options granted during the three years ended December 31, 1998, were options granted with an exercise price less than fair market value on the grant date. The Company recognized $10,797, $106,384, and $247,776 in connection with these stock option grants in compensation expense for 1996, 1997, and 1998, respectively.

    Pro forma information regarding net income has been determined as if the Company accounted for its stock options under the fair value method of SFAS 123. The fair value for these options was estimated at the date of grant using a Black-Scholes option-pricing model with the following assumptions used for 1996: an exercisable event occurring in five years; risk-free interest rates ranging from 5.42% to 6.71%; a dividend yield of 0%; a volatility factor of zero; a weighted-average expected life of five years; and an average Black-Scholes fair value at the date of grant of $2.44 per option. The assumptions used to price options granted during 1997 were: an exercisable event occurring in five years; risk-free interest rates ranging from 5.42% to 5.83%; dividend yield of 0%; a volatility factor of zero; a weighted-average expected life of five years; and average Black-Scholes fair value at the date of grant of $2.56 per option. The assumptions used to price options granted during 1998 were: an exercisable event occurring in five years; risk-free interest rates ranging from 4.68% to 5.63%; a dividend yield of 0%; a volatility factor of zero; a weighted-average expected life of five years; and an average Black-Scholes fair value at the date of grant of $2.56 per option.

                             FREE RANGE MEDIA, INC.

8. EQUITY INCENTIVE PLANS: (CONTINUED)
    Had compensation cost for the Company's stock option plan been determined based on the fair value at the date of grant consistent with SFAS 123, the Company's net loss would have been as follows:

                                                       1996           1997           1998
                                                   -------------  -------------  -------------
Net loss--As reported............................  $  (1,175,792) $  (2,786,218) $  (4,373,231)
Net loss--Pro forma..............................     (1,237,468)    (2,819,098)    (4,417,297)

9. EQUITY:

PREFERRED STOCK

    The Company's Articles of Incorporation, as amended, authorize the Company to issue 2,400,000 shares of convertible Class A Preferred Stock ("Preferred Stock"). In the event of liquidation, each holder of Preferred Stock will be entitled to receive, as a preferential distribution, $2.75 for each outstanding share and an amount equal to the accumulated but unpaid dividends, if any, on such share. If the assets of the Company are insufficient to permit the payment of full preferential amounts previously described, then all assets of the Company legally available for distribution to its stockholders will be distributed ratably among the holders of Preferred Stock.

    The holders of Preferred Stock will be entitled to receive, when declared by the Board of Directors, cumulative preferred dividends in the amount of a percentage which is equal to the prime lending rate for Key Bank of Washington multiplied by the par value per year on each share.

    Each share of Preferred Stock is convertible into the number of shares of Common Stock which is equal to $2.75 divided by the conversion price in effect at the time of the conversion.

    The Company has recognized cumulative dividends for the Preferred Stock in the amount of $270,462.

COMMON STOCK

    The Company's Articles of Incorporation, as amended, authorize the Company to issue 6,400,000 shares of Common Stock having no par value.

10. RELATED-PARTY TRANSACTIONS:

    At December 31, 1998, the Company had notes payable to two stockholders totaling $3,212,273 at December 31, 1998. The notes payable are "open-ended" loans without set maturity dates.

11. AGREEMENT TO MERGE WITH CLARANT:

    The Company intends to enter into an agreement to be acquired by Clarant. This acquisition is subject to successful completion of an initial public offering of the common stock of Clarant.

                             FREE RANGE MEDIA, INC.

      NOTES TO THE UNAUDITED MARCH 31, 1998 AND 1999 FINANCIAL STATEMENTS

A. BASIS OF PRESENTATION:

    The accompanying unaudited financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information and the instructions to Rule 10-01 of Regulation S-X. Accordingly, they do not contain all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, the accompanying unaudited financial statements reflect all adjustments (consisting of only normal recurring adjustments) considered necessary for a fair presentation of the Company's financial condition as of March 31, 1999, the results of its operations and its cash flows for the three-month periods ended March 31, 1998 and 1999. These financial statements should be read in conjunction with the Company's audited 1998 financial statements, including the notes thereto. Operating results for the three-month period ended March 31, 1999, are not necessarily indicative of the operating results that may be expected for the year ending December 31, 1999.

B. DEBT:

    The Company has notes payable amounting to $4,114,464 as of March 31, 1999, with related parties, with interest at 9.25% and prime plus 1% (8.75% at March 31, 1999). The notes payable are due on demand, have an "open-ended" maturity, and are general obligations of the Company.

C. RELATED-PARTY TRANSACTIONS:

    In the three months ended March 31, 1999, approximately 25% of the Company's revenues were with a customer of which the Company's Chairman of the Board is a director.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To Integrated Consulting, Inc.:

    We have audited the accompanying balance sheets of Integrated Consulting, Inc., dba i.con interactive (a Texas corporation) as of December 31, 1997 and 1998, and the related statements of operations, stockholders' equity, and cash flows for each of the three years in the period ended December 31, 1998. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

    We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Integrated Consulting, Inc. as of December 31, 1997 and 1998, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 1998, in conformity with generally accepted accounting principles.

                                          ARTHUR ANDERSEN LLP

Dallas, Texas,
May 7, 1999

               INTEGRATED CONSULTING, INC. DBA I.CON INTERACTIVE

                                 BALANCE SHEETS

                                                                                   DECEMBER 31,
                                                                              ----------------------   MARCH 31,
                                                                                 1997        1998        1999
                                                                              ----------  ----------  -----------
                                                                                                      (UNAUDITED)
                                   ASSETS
CURRENT ASSETS:
  Cash and cash equivalents.................................................  $   42,566  $    8,968   $  15,717
  Accounts receivable, net of allowance for doubtful accounts of $0, $9,000,
    and $17,000 (unaudited).................................................      39,842     209,198     376,972
  Deferred income taxes.....................................................      11,609      11,886      11,886
  Prepaid expenses and other................................................      10,677      10,992       5,043
                                                                              ----------  ----------  -----------
    Total current assets....................................................     104,694     241,044     409,618
PROPERTY AND EQUIPMENT, net.................................................     135,453     239,382     344,662
OTHER ASSETS................................................................       7,622      17,367      17,367
                                                                              ----------  ----------  -----------
    Total assets............................................................  $  247,769  $  497,793   $ 771,647
                                                                              ----------  ----------  -----------
                                                                              ----------  ----------  -----------
                    LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
  Accounts payable, including cash overdraft of $0, $74,810, and $0
    (unaudited).............................................................  $   10,762  $  145,979   $  47,543
  Customer deposits.........................................................      83,164      57,946      29,900
  Accrued liabilities.......................................................      86,240     119,872     259,319
  Notes payable.............................................................          --          --      97,889
  Current maturities of long-term debt......................................          --       7,568      16,579
                                                                              ----------  ----------  -----------
    Total current liabilities...............................................     180,166     331,365     451,230

LONG-TERM LIABILITIES:
  Long-term debt, net of current maturities.................................          --      56,453     107,459
  Deferred income taxes.....................................................       4,970       7,034       8,524
                                                                              ----------  ----------  -----------
    Total liabilities.......................................................     185,136     394,852     567,213
COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS' EQUITY:
  Common stock, Class A, voting: $.01 par value, 10,000,000 shares authorized, 900,000, 1,000,000, and 1,000,000 (unaudited) issued and
    outstanding as of 1997, 1998 and 1999...................................       9,000      10,000      10,000
  Common stock, Class B, nonvoting: $.01 par value, 10,000,000 and 0 shares authorized, no shares issued and outstanding as of 1997, 1998 and
    1999....................................................................          --          --          --
  Additional paid-in capital................................................          --      14,000      14,000
  Subscription receivable from officers.....................................          --     (10,000)    (10,000)
  Retained earnings.........................................................      53,633      88,941     190,434
                                                                              ----------  ----------  -----------
    Total stockholders' equity..............................................      62,633     102,941     204,434
                                                                              ----------  ----------  -----------
    Total liabilities and stockholders' equity..............................  $  247,769  $  497,793   $ 771,647
                                                                              ----------  ----------  -----------
                                                                              ----------  ----------  -----------

   The accompanying notes are an integral part of these financial statements.

               INTEGRATED CONSULTING, INC. DBA I.CON INTERACTIVE

                            STATEMENTS OF OPERATIONS

                                                                                                  FOR THE
                                                                                             THREE MONTHS ENDED
                                                       FOR THE YEAR ENDED DECEMBER 31,           MARCH 31,
                                                     ------------------------------------  ----------------------
                                                        1996        1997         1998         1998        1999
                                                     ----------  ----------  ------------  ----------  ----------
                                                                                                (UNAUDITED)
REVENUES:
  Trade revenues...................................  $  442,924  $  848,584  $  1,715,591  $  400,665  $  678,660
  Barter revenues..................................          --          --       424,900      55,000     146,713
                                                     ----------  ----------  ------------  ----------  ----------
    Total revenues.................................     442,924     848,584     2,140,491     455,665     825,373
COST OF SERVICES...................................     132,172     266,774       716,209     112,711     250,301
                                                     ----------  ----------  ------------  ----------  ----------
GROSS PROFIT.......................................     310,752     581,810     1,424,282     342,954     575,072
SELLING, GENERAL AND ADMINISTRATIVE................     314,829     550,312     1,382,744     215,860     454,898
OTHER INCOME (EXPENSE):
  Interest expense.................................          --          --            --          --      (3,025)
  Other income.....................................          --       8,563            --          --          --
                                                     ----------  ----------  ------------  ----------  ----------
INCOME (LOSS) BEFORE INCOME TAXES..................      (4,077)     40,061        41,538     127,094     117,149
INCOME TAXES.......................................        (612)      6,009         6,230      16,242      15,656
                                                     ----------  ----------  ------------  ----------  ----------
NET INCOME (LOSS)..................................  $   (3,465) $   34,052  $     35,308  $  110,852  $  101,493
                                                     ----------  ----------  ------------  ----------  ----------
                                                     ----------  ----------  ------------  ----------  ----------

   The accompanying notes are an integral part of these financial statements.

               INTEGRATED CONSULTING, INC. DBA I.CON INTERACTIVE

                       STATEMENTS OF STOCKHOLDERS' EQUITY

                                                         COMMON STOCK                    SUBSCRIPTION
                                                     ---------------------  ADDITIONAL    RECEIVABLE
                                                     NUMBER OF      PAR       PAID-IN        FROM       RETAINED
                                                       SHARES      VALUE      CAPITAL      OFFICERS     EARNINGS
                                                     ----------  ---------  -----------  ------------  ----------
BALANCE, December 31, 1995.........................     900,000  $   9,000   $      --    $       --   $   23,046
  Net loss.........................................          --         --          --            --       (3,465)
                                                     ----------  ---------  -----------  ------------  ----------
BALANCE, December 31, 1996.........................     900,000      9,000          --            --       19,581
  Net income.......................................          --         --          --            --       34,052
                                                     ----------  ---------  -----------  ------------  ----------
BALANCE, December 31, 1997.........................     900,000      9,000          --            --       53,633
  Issuance of common stock.........................     100,000      1,000      14,000       (10,000)          --
  Net income.......................................          --         --          --            --       35,308
                                                     ----------  ---------  -----------  ------------  ----------
BALANCE, December 31, 1998.........................   1,000,000     10,000      14,000       (10,000)      88,941
  Net income (unaudited)...........................          --         --          --            --      101,493
                                                     ----------  ---------  -----------  ------------  ----------
BALANCE, March 31, 1999 (unaudited)................   1,000,000  $  10,000   $  14,000    $  (10,000)  $  190,434
                                                     ----------  ---------  -----------  ------------  ----------
                                                     ----------  ---------  -----------  ------------  ----------

   The accompanying notes are an integral part of these financial statements.

               INTEGRATED CONSULTING, INC. DBA I.CON INTERACTIVE

                            STATEMENTS OF CASH FLOWS

                                                                                                  FOR THE
                                                                                            THREE MONTHS ENDED
                                                       FOR THE YEAR ENDED DECEMBER 31,           MARCH 31,
                                                      ----------------------------------  -----------------------
                                                        1996        1997        1998         1998        1999
                                                      ---------  ----------  -----------  ----------  -----------

                                                                                                (UNAUDITED)
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income (loss).................................  $  (3,465) $   34,052  $    35,308  $  110,852  $   101,493
  Adjustments to reconcile net income (loss) to net
    cash provided by (used in) operating activities-
    Depreciation and amortization...................     14,890      28,696       43,547      10,886       16,833
    Equity related compensation.....................         --          --        5,000       5,000           --
    Deferred income taxes...........................     (7,605)        966        1,787         523        1,490
    Changes in assets and liabilities-
      Accounts receivable...........................      9,597     (38,173)    (169,356)    (68,561)    (167,774)
      Prepaid expenses and other....................     (1,093)     (1,119)        (315)       (431)       5,949
      Other assets..................................     (6,222)         --       (9,745)         --           --
      Accounts payable, including cash overdraft....      9,309      (2,464)     135,217      (4,114)     (98,436)
      Customer deposits.............................     63,711      19,453      (25,218)    (55,041)     (28,046)
      Accrued liabilities...........................     18,454      62,111       33,632      17,999      139,447
                                                      ---------  ----------  -----------  ----------  -----------
        Net cash provided by (used in) operating
          activities................................     97,576     103,522       49,857      17,113      (29,044)
                                                      ---------  ----------  -----------  ----------  -----------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Capital expenditures..............................    (69,569)    (81,745)    (147,476)    (10,519)    (122,113)
                                                      ---------  ----------  -----------  ----------  -----------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Proceeds from (repayments on) notes payable.......         --          --           --          --       97,889
  Proceeds from long-term debt......................         --          --       64,021          --       64,137
  Payments on long-term debt........................         --          --           --          --       (4,120)
                                                      ---------  ----------  -----------  ----------  -----------
        Net cash provided by financing activities...         --          --       64,021          --      157,906
                                                      ---------  ----------  -----------  ----------  -----------
NET INCREASE (DECREASE) IN CASH AND CASH
  EQUIVALENTS.......................................     28,007      21,777      (33,598)      6,594        6,749
CASH AND CASH EQUIVALENTS, beginning of period......     (7,218)     20,789       42,566      42,566        8,968
                                                      ---------  ----------  -----------  ----------  -----------
CASH AND CASH EQUIVALENTS, end of period............  $  20,789  $   42,566  $     8,968  $   49,160  $    15,717
                                                      ---------  ----------  -----------  ----------  -----------
                                                      ---------  ----------  -----------  ----------  -----------
SUPPLEMENTAL INFORMATION:
  Cash paid for income taxes........................  $   7,500  $    6,500  $     3,800  $       --  $        --
                                                      ---------  ----------  -----------  ----------  -----------
                                                      ---------  ----------  -----------  ----------  -----------
  Cash paid for interest............................  $      --  $       --  $        --  $       --  $     3,025
                                                      ---------  ----------  -----------  ----------  -----------
                                                      ---------  ----------  -----------  ----------  -----------
NON-CASH TRANSACTIONS:
  Issuance of stock for notes receivable............  $      --  $       --  $    10,000  $   10,000  $        --
                                                      ---------  ----------  -----------  ----------  -----------
                                                      ---------  ----------  -----------  ----------  -----------

   The accompanying notes are an integral part of these financial statements.

               INTEGRATED CONSULTING, INC. DBA I.CON INTERACTIVE

                         NOTES TO FINANCIAL STATEMENTS

1. NATURE OF OPERATIONS:

    Integrated Consulting, Inc. ("i.con") specializes in electronic marketing on the Internet under the trade name "i.con interactive." i.con is a full service Internet and multimedia development firm focusing on the corporate market specializing in Internet, extranet, and intranet solutions, corporate communications, marketing and sales tools, computer-based training, and on-line marketing.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

CASH AND CASH EQUIVALENTS

    i.con considers all highly liquid investments with an original maturity of three months or less to be cash equivalents.

PROPERTY AND EQUIPMENT

    Property and equipment are carried at cost. Depreciation is computed using the straight-line method over the estimated useful lives of the assets. The costs and related accumulated depreciation of property and equipment sold, retired, or disposed of are removed from the accounts and any gains or losses reflected in the statements of operations. Expenditures for major acquisitions and improvements are capitalized while expenditures for maintenance and repairs are expensed as incurred.

INCOME TAXES

    Income taxes are accounted for using an asset and liability approach that requires the recognition of taxes payable or refundable for the current year and deferred tax liabilities and assets for the future tax consequences of events that have been recognized in i.con's financial statements or tax returns. The measurement of current and deferred tax liabilities and assets are based on provisions of the enacted tax law. The effects of future changes in tax laws or rates are not anticipated.

REVENUE RECOGNITION

    Revenues are recognized for time and materials-based arrangements as services are performed and fixed fee arrangements on the percentage-of-completion method. Under this approach, revenues are recognized as the work is performed, based on the ratio of costs incurred to total estimated costs. Customer deposits represent the amount of customer payments received in advance of services being performed.

    Revenues associated with hosting services are recognized when the services are performed.

    The Company earned a portion of its 1998 revenue under barter arrangements with certain customers for website development and maintenance services in exchange for advertising. The barter transactions are valued at the normal rates per hour including a minimal discount provision in some instances and with consideration of the costs of advertising and promotion that would have been paid to the customers in an ordinary cash transaction. Advertising expense equal to the amount of barter revenue is recorded in selling, general and administrative expense.

               INTEGRATED CONSULTING, INC. DBA I.CON INTERACTIVE

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES: (CONTINUED)
COST OF SERVICES

    Cost of services are comprised primarily of salaries, employee benefits, and incentive compensation of billable employees, and a proportionate share of depreciation and facilities costs based on the ratio of billable employees to total employees.

USE OF ESTIMATES

    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

FAIR VALUE OF FINANCIAL INSTRUMENTS

    i.con's financial instruments have carrying amounts which approximate fair value due to the relatively short maturity of these instruments.

NEW ACCOUNTING PRONOUNCEMENTS

    In June 1997, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 130, ("SFAS No. 130"), "REPORTING COMPREHENSIVE INCOME," which is required to be adopted in the period ended December 31, 1998. SFAS No. 130 requires that an enterprise (a) classify items of other comprehensive income by their nature in the financial statements, and
(b) display the accumulated balance of other comprehensive income separately from retained earnings and additional paid-in-capital in the Statement of Stockholders' Equity. The adoption of SFAS 130 did not have any effect on the Company's financial statements as the Company does not have any elements of comprehensive income other than net income.

    In June 1998, the Financial Accounting Standards Board issued SFAS No. 133, "Accounting for Derivatives and Hedging Activities," which establishes accounting and reporting standards of derivative instruments, including certain derivative instruments embedded in other contracts, and for hedging activities. This statement is in effect for all quarters of fiscal years beginning after June 15, 1999. i.con does not expect the adoption of this standard to have a material effect on its results of operations, financial condition, or cash flows.

3. SIGNIFICANT CUSTOMERS:

    During the year ended December 31, 1996, sales to five customers accounted for approximately 19%, 19%, 16%, 14%, and 14% of revenues. During the year ended December 31, 1997, sales to two customers accounted for approximately 13% and 10% of revenues. During the year ended December 31, 1998, sales to one customer accounted for approximately 12% of revenues.

    As of December 31, 1997, accounts receivable from four customers accounted for approximately 52%, 18%, 13%, and 12% of accounts receivable. As of December 31, 1998, accounts receivable from three customers accounted for approximately 12%, 10%, and 10% of accounts receivable.

               INTEGRATED CONSULTING, INC. DBA I.CON INTERACTIVE

4. PROPERTY AND EQUIPMENT:

    Property and equipment is comprised of the following as of December 31, 1997 and 1998:

                                                                 USEFUL
                                                                  LIFE         1997        1998
                                                               -----------  ----------  ----------
Computers and equipment......................................         3-5   $  145,520  $  191,149
Furniture and fixtures.......................................           7       28,040      54,248
Autos........................................................           5           --      64,021
Leasehold improvements.......................................           7           --       9,000
Other equipment..............................................         5-7       10,768      13,386
                                                                            ----------  ----------
                                                                               184,328     331,804
Less--Accumulated depreciation...............................                  (48,875)    (92,422)
                                                                            ----------  ----------
  Property and equipment, net................................               $  135,453  $  239,382
                                                                            ----------  ----------
                                                                            ----------  ----------

    Depreciation expense was $14,890, $28,696, and $43,547 for the periods ended December 31, 1996, 1997, and 1998, respectively.

5. ACCRUED LIABILITIES:

    Accrued liabilities is comprised of the following as of December 31, 1997 and 1998:

                                                                           1997        1998
                                                                         ---------  ----------
Sales tax payable......................................................  $  15,134  $   59,374
Franchise tax payable..................................................         --       1,097
Accrued compensation...................................................         --      57,062
Other..................................................................     71,106       2,339
                                                                         ---------  ----------
  Total accrued liabilities............................................  $  86,240  $  119,872
                                                                         ---------  ----------
                                                                         ---------  ----------

6. DEBT:

    Long-term debt is comprised of the following as of December 31, 1997 and 1998:

                                                                               1997       1998
                                                                             ---------  ---------
Note payable bearing interest at 10.05%, payable in monthly installments of principal and interest of $1,138 with a balloon payment of $40,007,
  maturing December 2001...................................................  $      --  $  64,021
Less--Current maturities...................................................         --     (7,568)
                                                                             ---------  ---------
Long-term debt.............................................................  $      --  $  56,453
                                                                             ---------  ---------
                                                                             ---------  ---------

               INTEGRATED CONSULTING, INC. DBA I.CON INTERACTIVE

6. DEBT: (CONTINUED)
    Maturities of long-term debt are as follows:

YEAR ENDING
DECEMBER 31,
-----------------------------------------------------------------------------------
1999...............................................................................  $   7,568
2000...............................................................................      8,357
2001...............................................................................     48,096
                                                                                     ---------
                                                                                     $  64,021
                                                                                     ---------
                                                                                     ---------

7. INCOME TAXES:

    Significant components of the provision for income taxes attributable to continuing operations are as follows:

                                                                     1996       1997       1998
                                                                   ---------  ---------  ---------
Current..........................................................  $   6,993  $   5,043  $   4,443
Deferred.........................................................     (7,605)       966      1,787
                                                                   ---------  ---------  ---------
Total current and deferred.......................................  $    (612) $   6,009  $   6,230
                                                                   ---------  ---------  ---------
                                                                   ---------  ---------  ---------

    i.con's effective tax rate is equivalent to the statutory tax rate.

    Significant components of i.con's deferred tax liabilities and assets as of December 31, 1997 and 1998, are shown below:

                                                                                                1997       1998
                                                                                              ---------  ---------
Deferred tax assets--
  Accruals and reserves.....................................................................  $  11,609  $  11,886
                                                                                              ---------  ---------
Deferred tax liabilities--
  Tax depreciation in excess of book value..................................................      4,970      7,034
                                                                                              ---------  ---------
Net deferred tax assets.....................................................................  $   6,639  $   4,852
                                                                                              ---------  ---------
                                                                                              ---------  ---------

8. COMMITMENTS AND CONTINGENCIES:

    i.con sponsors a 401(k) profit sharing plan that covers eligible employees. Company discretionary contributions to the plan were $22,575, $31,747, and $39,732 during 1996, 1997, and 1998, respectively.

    On January 1, 1999, i.con amended the plan to provide for Company matching of employee 401(k) contributions in the amount of 50% of employee contributions up to 6% of an employee's salary. In addition, employees now participate in the plan after six months of service and vest over a period of four years.

    i.con leases its office facility under a noncancelable operating lease which expires in January 2003. The lease requires the payment of property taxes, insurance, and maintenance. i.con also has operating lease agreements related to certain equipment which expire at various dates.

               INTEGRATED CONSULTING, INC. DBA I.CON INTERACTIVE

8. COMMITMENTS AND CONTINGENCIES: (CONTINUED)
    Future minimum lease payments under operating leases are as follows:

                                                                                    OPERATING
                                                                                      LEASES
                                                                                    ----------
1999..............................................................................  $  180,180
2000..............................................................................     180,000
2001..............................................................................     186,000
2002..............................................................................     186,000
2003..............................................................................       7,000
Thereafter........................................................................          --
                                                                                    ----------
Total future minimum lease payments...............................................  $  739,180
                                                                                    ----------
                                                                                    ----------

    Rent expense for the years ended December 1996, 1997, and 1998 totaled $18,213, $87,234, and $121,669, respectively.

    In the ordinary course of business, i.con may be subject to legal actions and claims. Management does not believe litigation or claims will have a material effect on financial position or results of operations.

9. EQUITY INCENTIVE PLAN:

    In March 1998, an officer of i.con purchased 100,000 shares of common stock for $10,000 cash or $.10 per share. At the time of the purchase, i.con determined the fair market value of the stock to be $.15 per share. A compensation charge of $5,000 was recorded in conjunction with the purchase of the common stock.

10. RELATED-PARTY TRANSACTIONS:

    At December 31, 1998, i.con had a $5,000 receivable included in prepaid expenses and other, from one of its stockholders. This receivable bears no interest and has no stated maturity.

11. AGREEMENT TO MERGE WITH CLARANT WORLDWIDE CORPORATION:

    i.con intends to enter into an agreement to be acquired by Clarant Worldwide Corporation. This acquisition is subject to successful completion of an initial public offering of the common stock of Clarant Worldwide Corporation.

               INTEGRATED CONSULTING, INC. DBA I.CON INTERACTIVE

      NOTES TO THE UNAUDITED MARCH 31, 1998 AND 1999 FINANCIAL STATEMENTS

A. BASIS OF PRESENTATION:

    The accompanying unaudited financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information and with the instructions to Rule10-01 of Regulation S-X. Accordingly, they do not contain all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, the accompanying unaudited financial statements reflect all adjustments (consisting of only normal recurring adjustments) considered necessary for a fair presentation of i.con's financial condition as of March 31, 1999, the results of its operations, and its cash flows for the three-month periods ended March 31, 1998 and 1999. These financial statements should be read in conjunction with i.con's audited 1998 financial statements, including the notes thereto. Operating results for the three-month period ended March 31, 1999, are not necessarily indicative of the operating results that may be expected for the year ending December 31, 1999.

B. DEBT:

NOTES PAYABLE

    i.con has a bank line of credit with a maximum availability of $100,000, upon which $97,889 was outstanding at March 31, 1999. Interest is at prime plus 1.75% (9.5% at March 31, 1999), and is payable monthly. The line of credit is automatically renewable annually and is not restricted by any covenants, but is guaranteed by certain stockholders.

LONG-TERM DEBT

    Long-term debt is comprised of the following as of March 31, 1999:

                                                                                    MARCH 31,
                                                                                       1999
                                                                                    ----------
Note payable bearing interest at 10.05%, payable in monthly installments of principal and interest of $1,138 with a balloon payment of $40,007, maturing
  December 2001...................................................................  $   62,194
Note payable bearing interest at 8.80%, payable in monthly installments of principal and interest of $1,227 with a balloon payment of $34,322, maturing
  January 2002....................................................................      61,844
                                                                                    ----------
                                                                                       124,038
Less--Current portion.............................................................     (16,579)
                                                                                    ----------
Long-term debt....................................................................  $  107,459
                                                                                    ----------
                                                                                    ----------

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To InterActive8, Inc.:

    We have audited the accompanying balance sheets of InterActive8, Inc. (a New York S corporation) as of December 31, 1997 and 1998, and the related statements of operations, stockholders' equity, and cash flows for each of the three years in the period ended December 31, 1998. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

    We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of InterActive8, Inc. as of December 31, 1997 and 1998, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 1998, in conformity with generally accepted accounting principles.

                                          ARTHUR ANDERSEN LLP

Dallas, Texas,
  May 14, 1999

                               INTERACTIVE8, INC.

                                 BALANCE SHEETS

                                                                               DECEMBER 31,
                                                                         ------------------------    MARCH 31,
                                                                            1997         1998           1999
                                                                         ----------  ------------  --------------
                                                                                                    (UNAUDITED)
                                      ASSETS
CURRENT ASSETS:
  Cash and cash equivalents............................................  $   90,321  $    129,573  $      461,836
  Accounts receivable, net of allowance for doubtful accounts of
    $30,000, $80,000, and $80,000 (unaudited)..........................     403,949       724,963         531,974
  State and local tax receivables......................................      23,000       110,300         110,300
  Prepaid expenses and other...........................................      15,296        88,315          62,153
                                                                         ----------  ------------  --------------
    Total current assets...............................................     532,566     1,053,151       1,166,263
PROPERTY AND EQUIPMENT, net............................................     252,710       314,533         596,600

OTHER ASSETS:
  Deposits and other...................................................       8,072        71,806          71,851
                                                                         ----------  ------------  --------------
    Total assets.......................................................  $  793,348  $  1,439,490  $    1,834,714
                                                                         ----------  ------------  --------------
                                                                         ----------  ------------  --------------
                              LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
  Accounts payable.....................................................  $   91,122  $    183,698  $      274,005
  Accrued liabilities..................................................     567,011       500,970       2,763,218
  Customer deposits....................................................          --        45,130              --
  Notes payable........................................................          --       232,505          49,739
  Current maturities of long-term debt.................................     164,080       700,709         616,439
                                                                         ----------  ------------  --------------
    Total current liabilities..........................................     822,213     1,663,012       3,703,401
LONG-TERM LIABILITIES:
  Long-term debt, net of current maturities............................      13,968        22,599         330,371
                                                                         ----------  ------------  --------------
    Total liabilities..................................................     836,181     1,685,611       4,033,772
                                                                         ----------  ------------  --------------
COMMITMENT AND CONTINGENCIES

STOCKHOLDERS' EQUITY:
  Common stock, voting: $0.001 par value, 2,000,000 shares authorized,
    641,567, 962,350 and 962,350 (unaudited) shares issued and
    outstanding as of 1997, 1998 and 1999..............................         642           962             962
  Additional paid-in capital...........................................         358       185,038         185,038
  Retained deficit.....................................................     (43,833)     (432,121)     (2,385,058)
                                                                         ----------  ------------  --------------
    Total stockholders' equity.........................................     (42,833)     (246,121)     (2,199,058)
                                                                         ----------  ------------  --------------
    Total liabilities and stockholders' equity.........................  $  793,348  $  1,439,490  $    1,834,714
                                                                         ----------  ------------  --------------
                                                                         ----------  ------------  --------------

   The accompanying notes are an integral part of these financial statements.

                               INTERACTIVE8, INC.

                            STATEMENTS OF OPERATIONS

                                                                                                FOR THE
                                                                                          THREE MONTHS ENDED
                                                FOR THE YEAR ENDED DECEMBER 31,                MARCH 31,
                                            ----------------------------------------  ---------------------------
                                                1996          1997          1998          1998          1999
                                            ------------  ------------  ------------  ------------  -------------
                                                                                              (UNAUDITED)
REVENUES..................................  $  1,713,303  $  2,817,894  $  4,097,448  $    736,854  $   1,613,124
COST OF SERVICES..........................     1,056,158     1,633,538     2,033,451       433,256      3,102,053
                                            ------------  ------------  ------------  ------------  -------------
GROSS PROFIT..............................       657,145     1,184,356     2,063,997       303,598     (1,488,929)
SELLING, GENERAL AND ADMINISTRATIVE.......       460,300     1,381,853     2,418,844       690,044        464,008
                                            ------------  ------------  ------------  ------------  -------------
INCOME (LOSS) BEFORE INCOME TAXES.........       196,845      (197,497)     (354,847)     (386,446)    (1,952,937)
STATE AND LOCAL INCOME TAXES..............        18,063        43,900        33,441            --             --
                                            ------------  ------------  ------------  ------------  -------------
NET INCOME (LOSS).........................  $    178,782  $   (241,397) $   (388,288) $   (386,446) $  (1,952,937)
                                            ------------  ------------  ------------  ------------  -------------
                                            ------------  ------------  ------------  ------------  -------------
PRO FORMA INCOME TAXES (UNAUDITED)........        52,975       (52,975)           --            --             --
                                            ------------  ------------  ------------  ------------  -------------
PRO FORMA NET INCOME (LOSS) (UNAUDITED)...  $    125,807  $   (188,422) $   (388,288) $   (386,446) $  (1,952,937)
                                            ------------  ------------  ------------  ------------  -------------
                                            ------------  ------------  ------------  ------------  -------------

   The accompanying notes are an integral part of these financial statements.

                               INTERACTIVE8, INC.

                       STATEMENTS OF STOCKHOLDERS' EQUITY

                                                                        COMMON STOCK       ADDITIONAL     RETAINED
                                                                   ----------------------   PAID-IN       EARNINGS
                                                                    NUMBER      AMOUNT      CAPITAL      (DEFICIT)
                                                                   ---------  -----------  ----------  --------------
BALANCE, December 31, 1995.......................................    641,567   $     642   $      358  $       18,782
  Net income.....................................................         --          --           --         178,782
                                                                   ---------       -----   ----------  --------------
BALANCE, December 31, 1996.......................................    641,567         642          358         197,564
  Net loss.......................................................         --          --           --        (241,397)
                                                                   ---------       -----   ----------  --------------
BALANCE, December 31, 1997.......................................    641,567         642          358         (43,833)
  Net loss.......................................................         --          --           --        (388,288)
  Issuance of Common Stock.......................................    320,783         320      184,680              --
                                                                   ---------       -----   ----------  --------------
BALANCE, December 31, 1998.......................................    962,350         962      185,038        (432,121)
  Net loss (unaudited)...........................................         --          --           --      (1,952,937)
                                                                   ---------       -----   ----------  --------------
BALANCE, March 31, 1999 (unaudited)..............................    962,350   $     962   $  185,038  $   (2,385,058)
                                                                   ---------       -----   ----------  --------------
                                                                   ---------       -----   ----------  --------------

   The accompanying notes are an integral part of these financial statements.

                               INTERACTIVE8, INC.

                            STATEMENTS OF CASH FLOWS

                                                                                                       FOR THE
                                                                                                  THREE MONTHS ENDED
                                                          FOR THE YEAR ENDED DECEMBER 31,             MARCH 31,
                                                       -------------------------------------  --------------------------
                                                          1996         1997         1998         1998          1999
                                                       -----------  -----------  -----------  -----------  -------------
                                                                                                     (UNAUDITED)
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income (loss)..................................  $   178,782  $  (241,397) $  (388,288) $  (386,446) $  (1,952,937)
  Adjustments to reconcile net income (loss) to net
    cash provided by (used in) operating activities-
    Depreciation and amortization....................       59,598      125,765      178,001       39,278         74,705
    Equity related compensation......................           --           --      135,000      135,000      2,205,000
    Changes in assets and liabilities-
      Accounts receivable............................       12,998     (293,714)    (321,014)     (40,860)       192,989
      State and local tax receivable.................      (23,000)          --      (87,300)          --             --
      Prepaid expenses and other.....................      (47,025)      31,729      (73,019)      (1,803)        26,162
      Deposits and other.............................       (9,413)       1,341      (63,734)          --            (45)
      Accounts payable...............................       (1,846)      24,625       92,576      (45,216)        90,307
      Accrued liabilities............................      (35,581)     551,979      (66,041)       8,834         57,248
      Customer deposits..............................           --           --       45,130           --        (45,130)
                                                       -----------  -----------  -----------  -----------  -------------
      Net cash provided by (used in) operating
        activities...................................      134,513      200,328     (548,689)    (291,213)       648,299
                                                       -----------  -----------  -----------  -----------  -------------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Capital expenditures...............................     (233,722)     (70,620)    (150,875)      (6,388)      (278,079)
                                                       -----------  -----------  -----------  -----------  -------------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Proceeds from notes payable........................           --           --      232,505           --         95,126
  Proceeds from long-term debt.......................       64,392      (37,246)     514,471      243,064             --
  Payments on long-term debt.........................      (16,570)     (32,176)     (58,160)     (10,306)      (133,083)
  Proceeds from issuance of common stock.............           --           --       50,000       50,000             --
                                                       -----------  -----------  -----------  -----------  -------------
      Net cash provided by (used in) financing
        activities...................................       47,822      (69,422)     738,816      282,758        (37,957)
                                                       -----------  -----------  -----------  -----------  -------------
NET INCREASE (DECREASE) IN CASH AND CASH
  EQUIVALENTS........................................      (51,387)      60,286       39,252      (14,843)       332,263
CASH AND CASH EQUIVALENTS,
  beginning of period................................       81,422       30,035       90,321       90,321        129,573
                                                       -----------  -----------  -----------  -----------  -------------
CASH AND CASH EQUIVALENTS,
  end of period......................................  $    30,035  $    90,321  $   129,573       75,478        461,836
                                                       -----------  -----------  -----------  -----------  -------------
                                                       -----------  -----------  -----------  -----------  -------------
SUPPLEMENTAL INFORMATION:
  Cash paid for state and local income taxes.........  $    40,796  $    44,225  $   120,741  $        --  $          --
                                                       -----------  -----------  -----------  -----------  -------------
                                                       -----------  -----------  -----------  -----------  -------------
  Cash paid for interest.............................  $     2,392  $     4,112  $     7,457  $        --  $       2,815
                                                       -----------  -----------  -----------  -----------  -------------
                                                       -----------  -----------  -----------  -----------  -------------
NONCASH TRANSACTIONS:
  Capital expenditures financed with long-term
    debt.............................................  $    39,768  $    63,838  $    88,949  $        --  $      78,693
                                                       -----------  -----------  -----------  -----------  -------------
                                                       -----------  -----------  -----------  -----------  -------------
  Noncash ownership donation.........................  $        --  $        --  $   135,000  $        --  $          --
                                                       -----------  -----------  -----------  -----------  -------------
                                                       -----------  -----------  -----------  -----------  -------------

   The accompanying notes are an integral part of these financial statements.

                               INTERACTIVE8, INC.

                         NOTES TO FINANCIAL STATEMENTS

1. NATURE OF OPERATIONS:

    InterActive8, Inc. (the "Company") was formed in 1994 for the purpose of developing and maintaining Internet websites. The Company is a full-service interactive marketing agency providing strategy, creative, technical, and media services.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

CASH AND CASH EQUIVALENTS

    The Company considers all highly liquid investments with an original maturity of three months or less to be cash equivalents.

PROPERTY AND EQUIPMENT

    Property and equipment are carried at cost. Depreciation is computed using the straight-line method over the estimated useful lives of the assets. The costs and related accumulated depreciation of property and equipment sold, retired or disposed of are removed from the accounts and any gains or losses reflected in the statements of operations. Expenditures for major acquisitions and improvements are capitalized while expenditures for maintenance and repairs are expensed as incurred.

INCOME TAXES

    As a S corporation, the Company pays no federal income tax, but rather the stockholders are taxed individually on the Company's taxable income or loss. Accordingly, no provisions for federal income taxes are reflected in the accompanying financial statements. Provision has been made for state and local income taxes.

    The unaudited pro forma tax information included in the accompanying statements of operations reflect estimates of the Company's tax provision or benefit as if it had been a C corporation in fiscal years 1996, 1997, and 1998. In accordance with SFAS No. 109, "Accounting for Income Taxes," no pro forma benefit was reflected in 1998 due to the Company's losses and the uncertainty related to the realization of any tax assets.

REVENUE RECOGNITION

    Revenues are recognized for time and materials-based arrangements as services are performed and fixed fee arrangements on the percentage-of-completion method. Under this approach, revenues and gross profit are recognized as the work is performed, based on the ratio of costs incurred to total estimated costs. Provisions for estimated losses on uncompleted contracts are made in the period in which such losses are determined. Customer deposits represent the amount of customer payments received in advance of services being performed.

COST OF SERVICES

    Cost of services is comprised primarily of salaries, employee benefits and incentive compensation of billable employees and a proportionate share of depreciation and facilities costs based on the ratio of billable employees to total employees.

USE OF ESTIMATES

    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements

                               INTERACTIVE8, INC.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES: (CONTINUED) and reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

FAIR VALUE OF FINANCIAL INSTRUMENTS

    The Company's financial instruments have carrying amounts which approximate fair value due to their relative short maturity and/or their variable interest rates.

NEW ACCOUNTING PRONOUNCEMENTS

    In June 1997, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 130, ("SFAS No. 130"), "REPORTING COMPREHENSIVE INCOME," which is required to be adopted in the period ended December 31, 1998. SFAS No. 130 requires that an enterprise (a) classify items of other comprehensive income by their nature in the financial statements, and
(b) display the accumulated balance of other comprehensive income separately from retained earnings and additional paid-in-capital in the Statement of Stockholders' Equity. The adoption of SFAS 130 did not have any effect on the Company's financial statements as the Company does not have any elements of comprehensive income other than net income.

    In June 1998, the Financial Accounting Standards Board issued SFAS No. 133, "Accounting for Derivatives and Hedging Activities," which establishes accounting and reporting standards of derivative instruments, including certain derivative instruments embedded in other contracts, and for hedging activities. This statement is in effect for all quarters of fiscal years beginning after June 15, 1999. The Company does not expect the adoption of this standard to have a material effect on its results of operations, financial condition or cash flows.

3. SIGNIFICANT CUSTOMERS:

    During the year ended December 31, 1996, sales to three customers accounted for 26%, 16%, and 12% of revenue. During the year ended December 31, 1997, sales to three customers accounted for 31%, 21%, and 14% of revenue. During the year ended December 31, 1998, sales to two customers accounted for 35% and 10% of revenue. At December 31, 1998, four customers accounted for 43%, 11%, 11%, and 11% of accounts receivable.

4. PROPERTY AND EQUIPMENT:

    Property and equipment is comprised of the following as of December 31, 1997 and 1998:

                                                                 USEFUL
                                                                  LIFE         1997        1998
                                                               -----------  ----------  ----------
Computers and equipment......................................         3-7   $  326,930  $  494,049
Leasehold improvements.......................................          10      140,455     213,160
                                                                            ----------  ----------
                                                                               467,385     707,209
Less--Accumulated depreciation...............................                 (214,675)   (392,676)
                                                                            ----------  ----------
  Property and equipment, net................................               $  252,710  $  314,533
                                                                            ----------  ----------
                                                                            ----------  ----------

    Depreciation and amortization expense was $59,599, $135,499, and $178,001 for the years ended December 31, 1996, 1997, and 1998, respectively.

                               INTERACTIVE8, INC.

5. ACCRUED LIABILITIES:

    Accrued liabilities is comprised of the following as of December 31, 1997 and 1998:

                                                                           1997        1998
                                                                        ----------  ----------
Accrued payroll.......................................................  $   37,679  $       --
Accrued payroll taxes.................................................      15,658       1,414
Consulting agreement..................................................     478,442     414,650
Accrued bonuses.......................................................       2,025          --
Accrued vacation......................................................      15,825      29,906
Accrued professional fees.............................................      15,751          --
Accrued interest......................................................          --      55,000
Other.................................................................       1,631          --
                                                                        ----------  ----------
  Accrued liabilities.................................................  $  567,011  $  500,970
                                                                        ----------  ----------
                                                                        ----------  ----------

6. DEBT:

NOTES PAYABLE

    As of December 31, 1998, the Company has available a $250,000 revolving line of credit (of which $232,505 has been drawn) with a bank. The agreement provides for interest at a rate of prime plus 1% (8.75% at December 31, 1998). The line of credit is secured by certain defined assets of the stockholders, including all personal property and fixtures, and matures during November 1999. In the event that the line of credit is not renewed, it converts at maturity into an installment note with a two-year maturity.

    At December 31, 1998, the Company negotiated for a term loan of $300,000 to help finance construction. The term loan has a fixed rate of 8% per annum. There were no borrowings against this loan as of December 31, 1998. The term loan will be repayable in 48 monthly installments commencing January 30, 2000. The term loan is secured by certain defined assets of the stockholders, including all personal property and fixtures.

LOANS PAYABLE TO STOCKHOLDERS

    Loans payable to stockholders are demand obligations and bear interest at 8% per annum.

    Long-term debt is comprised of the following at December 31, 1997 and 1998:

                                                                           1997        1998
                                                                        ----------  ----------
Loans payable to stockholders.........................................  $  123,188  $  637,659
Equipment financing, non-interest bearing payable in monthly installments ranging from $175 to $1,695, maturing March 1999
  through March 2001, secured by certain equipment....................      54,860      85,649
                                                                        ----------  ----------
                                                                           178,048     723,308
Less--Current maturities..............................................    (164,080)   (700,709)
                                                                        ----------  ----------
                                                                        $   13,968  $   22,599
                                                                        ----------  ----------
                                                                        ----------  ----------

                               INTERACTIVE8, INC.

6. DEBT: (CONTINUED)
    Maturities of long-term debt are as follows:

1999....................................................  $ 700,709
2000....................................................     22,599
                                                          ---------
                                                          $ 723,308
                                                          ---------

7. COMMITMENTS AND CONTINGENCIES:

    The Company adopted a 401(k) plan during 1997. The Company matches employees contributions up to 2%. During 1998, the Company contributed $23,287. No contributions were made during 1997.

    At December 31, 1998, the Company had entered into a noncancelable operating lease, expiring October 2008, to lease new office facilities. The leases require the payment of property taxes, insurance, and maintenance.

    Future minimum lease payments are as follows:

                                                                                   OPERATING
                                                                                     LEASES
                                                                                  ------------
1999............................................................................  $    184,000
2000............................................................................       252,000
2001............................................................................       231,000
2002............................................................................       252,000
2003............................................................................       232,500
Thereafter......................................................................     1,428,750
                                                                                  ------------
    Total future minimum lease payments.........................................  $  2,580,250
                                                                                  ------------
                                                                                  ------------

    Rent expense for the years ended December 1996, 1997, and 1998 totaled $47,274, $39,132, and $49,007, respectively.

    In the ordinary course of business, the Company may be subject to legal actions and claims. Management does not believe litigation or claims will have a material effect on its financial condition or results of operations.

8. EQUITY INCENTIVE PLANS:

    Effective July 1, 1998, the Company approved the 1998 Nonqualified Stock Option Plan (the "1998 Plan"), authorizing the Board of Directors to grant nonqualified options to purchase common stock of the Company. The total number of shares of common stock which may be issued under the 1998 Plan is 237,650.

    Under the terms of the 1998 Plan, the Company can offer certain non-stockholder employees the right to share in the Company's value in the event the Company goes public or is sold to a third party. These are effectively, appreciation rights (the "Rights") that do not represent ownership or voting interests in the Company. Employees, officers, and directors become eligible to receive Rights six months after the commencement of their employment with the Company. Rights vest 50% after six months from the grant date and a further 50% after twelve months from the grant date. Upon a defined event, such as an initial public offering of stock or a sale of the Company, Rights will be converted into a new combination of cash and/or stock dependent upon the structure of the defined

                               INTERACTIVE8, INC.

8. EQUITY INCENTIVE PLANS: (CONTINUED)
event. Prior to such an event, the Rights have no value. The Rights are nontransferable, and will be forfeited immediately upon an employee's departure from the Company prior to any defined event.

    No Rights were issued prior to 1998. Rights outstanding during 1998, were as follows:

                                                                             GRANT     NUMBER OF
                                                                             PRICE      RIGHTS
                                                                           ---------  -----------
Rights outstanding at December 31, 1997..................................                     --
  Granted................................................................  $    2.50      94,500
  Exercised..............................................................                     --
  Canceled...............................................................                     --
                                                                                      -----------
Rights outstanding at December 31, 1998..................................                 94,500
                                                                                      -----------
                                                                                      -----------

    The Rights are considered compensatory equity instruments. The Rights will be exercisable only upon the occurrence of a defined event. The date the event is first considered likely to occur, a compensation charge for the cumulative appreciation in the Rights should be recognized. The Company believes that the condition for recognition has been met and has recognized a $30,000 cost of services charge during 1998 for the cumulative appreciation in the Rights. Compensation expense recognized during 1998 is equal to the difference between the estimated fair market value of the Company stock at year-end and the grant price.

    In February 1998, the Company issued 320,783 shares of common stock to a new stockholder, for cash consideration of $50,000. The Company estimated the fair value of this stock at the date of the transaction and recorded compensation expense of $135,000 for the excess of the fair value over the consideration received, with a corresponding increase to additional paid-in capital.

9. RELATED-PARTY TRANSACTIONS:

    The Company has a consulting agreement with a former stockholder that provides for monthly payments of $7,000 commencing July 1, 1997, and ending June 30, 2005.

10. AGREEMENT TO MERGE WITH CLARANT:

    The Company intends to enter into an agreement to be acquired by Clarant. This acquisition is subject to successful completion of an initial public offering of the common stock of Clarant.

                               INTERACTIVE8, INC.

      NOTES TO THE UNAUDITED MARCH 31, 1998 AND 1999 FINANCIAL STATEMENTS

A.  BASIS OF PRESENTATION:

    The accompanying unaudited financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information and the instructions to Rule 10-01 of Regulation S-X. Accordingly, they do not contain all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, the accompanying unaudited financial statements reflect all adjustments (consisting of only normal recurring adjustments) considered necessary for a fair presentation of the Company's financial condition as of March 31, 1999, the results of its operations and its cash flows for the three month periods ended March 31, 1998 and 1999. These financial statements should be read in conjunction with the Company's audited 1998 financial statements, including the notes thereto. Operating results for the three month period ended March 31, 1999 are not necessarily indicative of the operating results that may be expected for the year ending December 31, 1999. The following discussions may contain forward-looking statements, which are subject to the risk factors set forth in "Risk Factors" contained in Item 2.

B.  ACCRUED LIABILITIES:

    Accrued liabilities is comprised of the following as of March 31, 1999:

                                                                                   MARCH 31,
                                                                                      1999
                                                                                  ------------
Accrued payroll.................................................................  $     41,755
Accrued payroll taxes...........................................................         5,256
Consulting agreement............................................................       398,702
Accrued participation rights....................................................     2,205,000
Accrued vacation................................................................        42,089
Accrued interest................................................................        68,750
Other...........................................................................         1,666
                                                                                  ------------
  Accrued liabilities...........................................................  $  2,763,218
                                                                                  ------------
                                                                                  ------------

C.  DEBT:

    The Company has a term loan of $300,000 which bears interest at a fixed rate of 8% per annum payable monthly. Borrowing against this loan was $277,892 at March 31, 1999. The loan will be repayable in 48 monthly installments commencing January 2000. The loan is secured by certain defined assets of the stockholders, including all personal property and fixtures.

D. EQUITY INCENTIVE PLANS:

    Effective July 1, 1998, the Company approved the 1998 Nonqualified Stock Option Plan (the "1998 Plan"), authorizing the Board of Directors to grant nonqualified options to purchase common stock of the Company. The total number of shares of common stock that may be issued under the 1998 Plan is 237,650.

    Under the terms of the 1998 Plan, the Company can offer certain non-stockholder employees the right to share in the Company's value in the event the Company goes public or is sold to a third party. These are effectively, appreciation rights (the "Rights") that do not represent ownership or voting

                               INTERACTIVE8, INC.

D. EQUITY INCENTIVE PLANS: (CONTINUED)
interests in the Company. Employees, officers, and directors become eligible to receive Rights grants six months after the commencement of their employment with the Company. Rights vest 50% after six months from the grant date and a further 50% after twelve months from the grant date. Upon a defined event, such as an initial public offering of stock or a sale of the Company, these rights will be converted into a new combination of cash and/or stock dependent upon the structure of the defined event. Prior to such an event, the Rights have no value. The Rights are nontransferable, and will be forfeited immediately upon an employee's departure from the Company prior to any defined event.

    Rights outstanding at March 31, 1999, were as follows:

                                                                             GRANT     NUMBER OF
                                                                             PRICE      RIGHTS
                                                                           ---------  -----------
Rights outstanding at December 31, 1998..................................                 94,500
  Granted................................................................  $    7.00       6,550
  Exercised..............................................................                     --
  Canceled...............................................................                     --
                                                                                      -----------
Rights outstanding at March 31, 1999.....................................                101,050
                                                                                      -----------
                                                                                      -----------

    The Rights are considered compensatory equity instruments. The Rights will be exercisable only upon the occurrence of a defined event. The date the event is first considered likely to occur, a compensation charge for the cumulative appreciation in the Rights should be recognized. The Company believes that the condition for recognition has been met and has recognized a $2,205,000 cost of services charge during the three months ended March 31, 1999, for the cumulative appreciation in the Rights. Compensation expense recognized during the three months ended March 31, 1999, is equal to the difference between the estimated fair market value of the Company stock at March 31, 1999, and the exercise price.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To Multimedia Resources, LLC:

    We have audited the accompanying balance sheets of Multimedia Resources, LLC (a New York limited liability company) as of December 31, 1997 and 1998, and the related statements of operations, members' equity, and cash flows for each of the three years in the period ended December 31, 1998. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

    We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Multimedia Resources, LLC as of December 31, 1997 and 1998, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 1998, in conformity with generally accepted accounting principles.

                                          ARTHUR ANDERSEN LLP

Dallas, Texas,
April 30, 1999

                           MULTIMEDIA RESOURCES, LLC

                         (A LIMITED LIABILITY COMPANY)

                                 BALANCE SHEETS

                                                                                   DECEMBER 31,
                                                                              ----------------------   MARCH 31,
                                                                                 1997        1998        1999
                                                                              ----------  ----------  -----------
                                                                                                      (UNAUDITED)
                                   ASSETS

CURRENT ASSETS:
  Cash and cash equivalents.................................................  $  100,824  $  120,903   $ 343,926
  Accounts receivable.......................................................     581,346     125,998     369,434
  Unbilled revenues.........................................................      21,450      22,502          --
  Prepaid expenses and other................................................      16,293       5,044      13,710
                                                                              ----------  ----------  -----------
    Total current assets....................................................     719,913     274,447     727,070
PROPERTY AND EQUIPMENT, net.................................................      72,206      58,886      54,512
OTHER ASSETS................................................................      12,315      13,045      13,045
                                                                              ----------  ----------  -----------
    Total assets............................................................  $  804,434  $  346,378   $ 794,627
                                                                              ----------  ----------  -----------
                                                                              ----------  ----------  -----------
                      LIABILITIES AND MEMBERS' EQUITY

CURRENT LIABILITIES:
  Accounts payable..........................................................  $  118,652  $   17,136   $  96,127
  Accrued liabilities.......................................................     231,021     155,202     150,344
  Customer deposits.........................................................          --          --      87,500
                                                                              ----------  ----------  -----------
Total liabilities...........................................................     349,673     172,338     333,971
COMMITMENTS AND CONTINGENCIES
MEMBERS' EQUITY.............................................................     454,761     174,040     460,656
                                                                              ----------  ----------  -----------
    Total liabilities and members' equity...................................  $  804,434  $  346,378   $ 794,627
                                                                              ----------  ----------  -----------
                                                                              ----------  ----------  -----------

   The accompanying notes are an integral part of these financial statements.

                           MULTIMEDIA RESOURCES, LLC

                         (A LIMITED LIABILITY COMPANY)

                            STATEMENTS OF OPERATIONS

                                                                                                  FOR THE
                                                                                             THREE MONTHS ENDED
                                                     FOR THE YEAR ENDED DECEMBER 31,             MARCH 31,
                                                 ----------------------------------------  ----------------------
                                                     1996          1997          1998         1998        1999
                                                 ------------  ------------  ------------  ----------  ----------
                                                                                                (UNAUDITED)
REVENUES.......................................  $  1,928,189  $  3,476,221  $  2,068,255  $  652,099  $  742,253
COST OF SERVICES...............................       985,282     2,437,132     1,755,896     439,372     314,397
                                                 ------------  ------------  ------------  ----------  ----------
GROSS PROFIT...................................       942,907     1,039,089       312,359     212,727     427,856
SELLING, GENERAL AND ADMINISTRATIVE............       420,406       536,503       275,199      81,386      91,950
INTEREST INCOME................................           737         4,576         6,319       3,888         810
                                                 ------------  ------------  ------------  ----------  ----------
NET INCOME.....................................  $    523,238  $    507,162  $     43,479  $  135,229  $  336,716
                                                 ------------  ------------  ------------  ----------  ----------
                                                 ------------  ------------  ------------  ----------  ----------
PRO FORMA INCOME TAX (UNAUDITED)...............       209,295       202,865         9,847      30,629     134,686
                                                 ------------  ------------  ------------  ----------  ----------
PRO FORMA NET INCOME (UNAUDITED)...............  $    313,943  $    304,297  $     33,632  $  104,600  $  202,030
                                                 ------------  ------------  ------------  ----------  ----------
                                                 ------------  ------------  ------------  ----------  ----------

   The accompanying notes are an integral part of these financial statements.

                           MULTIMEDIA RESOURCES, LLC

                         (A LIMITED LIABILITY COMPANY)

                         STATEMENTS OF MEMBERS' EQUITY

BALANCE, December 31, 1995........................................................  $ 125,626
  Distributions to members........................................................   (201,265)
  Net income......................................................................    523,238
                                                                                    ---------
BALANCE, December 31, 1996........................................................    447,599
  Distributions to members........................................................   (500,000)
  Net income......................................................................    507,162
                                                                                    ---------
BALANCE, December 31, 1997........................................................    454,761
  Distributions to members........................................................   (324,200)
  Net income......................................................................     43,479
                                                                                    ---------
BALANCE, December 31, 1998........................................................    174,040
  Distributions to members (unaudited)............................................    (50,100)
  Net income (unaudited)..........................................................    336,716
                                                                                    ---------
BALANCE, March 31, 1999 (unaudited)...............................................  $ 460,656
                                                                                    ---------
                                                                                    ---------

   The accompanying notes are an integral part of these financial statements.

                           MULTIMEDIA RESOURCES, LLC

                         (A LIMITED LIABILITY COMPANY)

                            STATEMENTS OF CASH FLOWS

                                                                                                  FOR THE
                                                                                             THREE MONTHS ENDED
                                                        FOR THE YEAR ENDED DECEMBER 31,          MARCH 31,
                                                       ----------------------------------  ----------------------
                                                          1996        1997        1998        1998        1999
                                                       ----------  ----------  ----------  ----------  ----------
                                                                                                (UNAUDITED)
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income.........................................  $  523,238  $  507,162  $   43,479  $  135,229  $  336,716
  Adjustments to reconcile net income to net cash
    provided by operating activities-
      Depreciation...................................       4,939      10,521      17,496       4,256       4,374
      Changes in assets and liabilities-
        Accounts receivable..........................    (516,353)    (11,784)    455,348     330,158    (243,436)
        Unbilled revenues............................          --       2,118      (1,052)     21,450      22,502
        Prepaid expenses and other...................      (2,720)    (13,573)     11,249      13,583      (8,666)
        Other assets.................................      (5,045)     (6,875)       (730)         --          --
        Accounts payable.............................     131,311     (12,659)   (101,516)      3,520      78,991
        Accrued liabilities..........................      62,882     167,477     (75,819)   (104,399)     (4,858)
        Customer deposits............................          --          --          --          --      87,500
                                                       ----------  ----------  ----------  ----------  ----------
        Net cash provided by operating activities....     198,252     642,387     348,455     403,797     273,123
                                                       ----------  ----------  ----------  ----------  ----------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Capital expenditures...............................     (13,212)    (68,732)     (4,176)         --          --
                                                       ----------  ----------  ----------  ----------  ----------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Distributions to members...........................    (201,265)   (500,000)   (324,200)    (30,000)    (50,100)
                                                       ----------  ----------  ----------  ----------  ----------
NET INCREASE (DECREASE) IN CASH AND CASH
  EQUIVALENTS........................................     (16,225)     73,655      20,079     373,797     223,023
CASH AND CASH EQUIVALENTS,
  beginning of period................................      43,394      27,169     100,824     100,824     120,903
                                                       ----------  ----------  ----------  ----------  ----------
CASH AND CASH EQUIVALENTS, end of period.............  $   27,169  $  100,824  $  120,903  $  474,621  $  343,926
                                                       ----------  ----------  ----------  ----------  ----------
                                                       ----------  ----------  ----------  ----------  ----------

   The accompanying notes are an integral part of these financial statements.

                           MULTIMEDIA RESOURCES, LLC

                         (A LIMITED LIABILITY COMPANY)

                         NOTES TO FINANCIAL STATEMENTS

1. NATURE OF OPERATIONS:

    Multimedia Resources, LLC (the "Company"), a New York limited liability company, was organized effective March 31, 1995. Using the Internet as its primary platform, the company specializes in business development, relationship building, development and implementation of marketing and media programs, and technology innovation.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

CASH AND CASH EQUIVALENTS

    The Company considers all highly liquid investments with an original maturity of three months or less to be cash equivalents.

PROPERTY AND EQUIPMENT

    Property and equipment are stated at cost. Depreciation is computed using a straight-line method over the estimated useful lives of the assets. The costs and related accumulated depreciation of property and equipment sold, retired, or disposed of are removed from the accounts and any gains or losses reflected in the statements of operations. Expenditures for major acquisitions and improvements are capitalized while expenditures for maintenance and repairs are expensed as incurred.

INCOME TAXES

    As a limited liability company, the Company pays no federal income tax, but rather its members are taxed individually on the Company's taxable income or loss. Accordingly, no provisions for federal income taxes are reflected in the accompanying financial statements.

    The unaudited pro forma tax information included in the accompanying statements of operations reflect estimates of the Company's tax provision or benefit as if it had been a C corporation in fiscal years 1996, 1997, and 1998.

REVENUE RECOGNITION

    Revenues are recognized for time and materials-based arrangements as services are performed and fixed fee arrangements on the percentage-of-completion method. Under this approach, revenues and gross profit are recognized as the work is performed, based on the ratio of costs incurred to total estimated costs. Unbilled revenues on contracts are comprised of labor costs incurred, plus earnings on certain contracts which have not been billed. Provisions for estimated losses on uncompleted contracts are made in the period in which such losses are determined.

COST OF SERVICES

    Cost of services is comprised primarily of salaries, employee benefits, and incentive compensation of billable employees and a proportionate share of depreciation and facilities costs based on the ratio of billable employees to total employees.

                           MULTIMEDIA RESOURCES, LLC

                         (A LIMITED LIABILITY COMPANY)

                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES: (CONTINUED)
USE OF ESTIMATES

    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

FAIR VALUE OF FINANCIAL INSTRUMENTS

    The Company's financial instruments have carrying amounts that approximate fair value due to their relative short maturity and/or their variable interest rates.

NEW ACCOUNTING PRONOUNCEMENTS

    In June 1997, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 130, ("SFAS No. 130"), "REPORTING COMPREHENSIVE INCOME," which is required to be adopted in the period ended December 31, 1998. SFAS No. 130 requires that an enterprise (a) classify items of other comprehensive income by their nature in the financial statements, and
(b) display the accumulated balance of other comprehensive income separately from retained earnings and additional paid-in-capital in the Statement of Stockholders' Equity. The adoption of SFAS 130 did not have any effect on the Company's financial statements as the Company does not have any elements of comprehensive income other than net income.

    In June 1998, the Financial Accounting Standards Board issued SFAS No. 133, "Accounting for Derivatives and Hedging Activities," which establishes accounting and reporting standards of derivative instruments, including certain derivative instruments embedded in other contracts, and for hedging activities. This statement is in effect for all quarters of fiscal years beginning after June 15, 1999. The Company does not expect the adoption of this standard to have a material effect on its results of operations, financial condition or cash flows.

3. SIGNIFICANT CUSTOMERS:

    During the year ended December 31, 1996, sales to one customer accounted for 52% of revenue. During the year ended December 31, 1997, sales to two customers accounted for 77% of revenue. During the year ended December 31, 1998, sales to one customer accounted for 34% of revenue.

                           MULTIMEDIA RESOURCES, LLC

                         (A LIMITED LIABILITY COMPANY)

                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)

4. PROPERTY AND EQUIPMENT:

    Property and equipment is comprised of the following as of December 31, 1997 and 1998:

                                                                                   USEFUL
                                                                                    LIFE        1997        1998
                                                                                  ---------  ----------  ----------
Computers and equipment.........................................................        3-5  $   47,930  $   52,106
Furniture and fixtures..........................................................        5-7      41,301      41,301
                                                                                             ----------  ----------
                                                                                                 89,231      93,407
Less--Accumulated depreciation..................................................                (17,025)    (34,521)
                                                                                             ----------  ----------
  Property and equipment, net...................................................             $   72,206  $   58,886
                                                                                             ----------  ----------
                                                                                             ----------  ----------

    Depreciation expense was $4,939, $10,521, and $17,496 for the years ended December 31, 1996, 1997, and 1998, respectively.

5. ACCRUED LIABILITIES:

    Accrued liabilities is comprised of the following as of December 31, 1997 and 1998:

                                                                                               1997        1998
                                                                                            ----------  ----------
Profit sharing plan contribution..........................................................  $  116,010  $  150,344
Accrued bonuses...........................................................................     104,400          --
Other.....................................................................................      10,611       4,858
                                                                                            ----------  ----------
  Accrued liabilities.....................................................................  $  231,021  $  155,202
                                                                                            ----------  ----------
                                                                                            ----------  ----------

6. COMMITMENTS AND CONTINGENCIES:

    The Company sponsors a profit sharing and money purchase plan that covers employees who are at least 21 years old and have at least one year of service with the Company. Contributions to the profit sharing plan are at the discretion of the Company. The Company contributes 4.8% of employees' compensation to the money purchase plan. Contributions to the plans were $63,744, $116,010, and $150,344 during 1996, 1997, and 1998, respectively.

    The Company leases its office facilities under noncancelable operating leases which expire in January 2002. The leases require the payment of property taxes, insurance, and maintenance. The Company also has operating lease agreements related to certain equipment which expire at various

                           MULTIMEDIA RESOURCES, LLC

                         (A LIMITED LIABILITY COMPANY)

                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)

6. COMMITMENTS AND CONTINGENCIES: (CONTINUED) dates. Rent expense for the years ended December 1996, 1997, and 1998, totaled $2,945, $54,939, and $77,468, respectively. Future minimum lease payments are as follows:

                                                                                    OPERATING
                                                                                      LEASES
                                                                                    ----------
1999..............................................................................  $   78,401
2000..............................................................................      82,242
2001..............................................................................      85,538
2002..............................................................................       7,203
2003..............................................................................          --
Thereafter........................................................................          --
                                                                                    ----------
Total future minimum lease payments...............................................  $  253,384
                                                                                    ----------
                                                                                    ----------

    In the ordinary course of business, the Company may be subject to legal actions and claims. Management does not believe litigation or claims will have a material effect on its financial condition or results of operations.

7. AGREEMENT TO MERGE WITH CLARANT:

    The Company intends to enter into an agreement to be acquired by Clarant. This acquisition is subject to successful completion of an initial public offering of the common stock of Clarant.

                           MULTIMEDIA RESOURCES, LLC

                         (A LIMITED LIABILITY COMPANY)

      NOTES TO THE UNAUDITED MARCH 31, 1998 AND 1999 FINANCIAL STATEMENTS

A. BASIS OF PRESENTATION:

    The accompanying unaudited financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information and with the instructions to and Rule 10-01 of Regulation S-X. Accordingly, they do not contain all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, the accompanying unaudited financial statements reflect all adjustments (consisting of only normal recurring adjustments) considered necessary for a fair presentation of the Company's financial condition as of March 31, 1999, the results of its operations and its cash flows for the three-month periods ended March 31, 1998 and 1999. These financial statements should be read in conjunction with the Company's audited 1998 financial statements, including the notes thereto. Operating results for the three-month period ended March 31, 1999, are not necessarily indicative of the operating results that may be expected for the year ending December 31, 1999.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To Potomac Partners Management Consulting, LLC:

    We have audited the accompanying balance sheets of Potomac Partners Management Consulting, LLC (a Delaware limited liability company) as of December 31, 1997 and 1998, and the related statements of operations, members' equity, and cash flows for the period from inception (November 10, 1997), to December 31, 1997, and for the year ended December 31, 1998. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

    We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Potomac Partners Management Consulting, LLC as of December 31, 1997 and 1998, and the results of its operations and its cash flows for the period from inception (November 10, 1997), to December 31, 1997, and for the year ended December 31, 1998, in conformity with generally accepted accounting principles.

                                          ARTHUR ANDERSEN LLP

Dallas, Texas,
May 5, 1999

                  POTOMAC PARTNERS MANAGEMENT CONSULTING, LLC

                         (A LIMITED LIABILITY COMPANY)

                                 BALANCE SHEETS

                                                                                  DECEMBER 31,
                                                                            ------------------------   MARCH 31,
                                                                               1997         1998          1999
                                                                            ----------  ------------  ------------
                                                                                                      (UNAUDITED)
                                  ASSETS

CURRENT ASSETS:
  Cash and cash equivalents...............................................  $  164,503  $    892,336  $    970,794
  Accounts receivable, net of allowance for doubtful accounts of $37,400,
    $132,400, and $225,880 (unaudited)....................................      51,437       683,797       878,979
  Unbilled revenues.......................................................     185,300       420,353       170,777
  Prepaid expenses and other..............................................         934        24,015        66,530
                                                                            ----------  ------------  ------------
    Total current assets..................................................     402,174     2,020,501     2,087,080
PROPERTY AND EQUIPMENT, net...............................................      24,523        51,288        45,928
                                                                            ----------  ------------  ------------
    Total assets..........................................................  $  426,697  $  2,071,789  $  2,133,008
                                                                            ----------  ------------  ------------
                                                                            ----------  ------------  ------------

                     LIABILITIES AND MEMBERS' EQUITY

CURRENT LIABILITIES:
  Accounts payable........................................................  $       --  $    175,170  $    322,794
  Accrued liabilities.....................................................     129,699     2,142,854     6,945,587
                                                                            ----------  ------------  ------------
    Total liabilities.....................................................     129,699     2,318,024     7,268,381

COMMITMENTS AND CONTINGENCIES

MEMBERS' EQUITY...........................................................     296,998      (246,235)   (5,135,373)
                                                                            ----------  ------------  ------------
    Total liabilities and members' equity.................................  $  426,697  $  2,071,789  $  2,133,008
                                                                            ----------  ------------  ------------
                                                                            ----------  ------------  ------------

   The accompanying notes are an integral part of these financial statements.

                  POTOMAC PARTNERS MANAGEMENT CONSULTING, LLC

                         (A LIMITED LIABILITY COMPANY)

                            STATEMENTS OF OPERATIONS

                                                       FOR THE PERIOD
                                                       FROM INCEPTION                             FOR THE
                                                     (NOVEMBER 10, 1997)     FOR THE        THREE MONTHS ENDED
                                                             TO            YEAR ENDED            MARCH 31,
                                                        DECEMBER 31,      DECEMBER 31,   -------------------------
                                                            1997              1998          1998         1999
                                                     -------------------  -------------  ----------  -------------
                                                                                                (UNAUDITED)
REVENUES...........................................      $   372,600      $   4,886,543  $  975,950  $   2,059,514
COST OF SERVICES...................................          290,360          5,086,176     653,628      6,230,720
                                                            --------      -------------  ----------  -------------
GROSS PROFIT.......................................           82,240           (199,633)    322,322     (4,171,206)
SELLING, GENERAL AND ADMINISTRATIVE................           86,239            876,226     180,086        489,038
OTHER INCOME (EXPENSE).............................              997             30,618       1,743        (10,033)
                                                            --------      -------------  ----------  -------------
NET INCOME (LOSS)..................................      $    (3,002)     $  (1,045,241) $  143,979  $  (4,670,277)
                                                            --------      -------------  ----------  -------------
                                                            --------      -------------  ----------  -------------
PRO FORMA INCOME TAX (UNAUDITED)...................               --                 --          --             --
                                                            --------      -------------  ----------  -------------
PRO FORMA NET INCOME (LOSS) (UNAUDITED)............      $    (3,002)     $  (1,045,241) $  143,979  $  (4,670,277)
                                                            --------      -------------  ----------  -------------
                                                            --------      -------------  ----------  -------------

   The accompanying notes are an integral part of these financial statements.

                  POTOMAC PARTNERS MANAGEMENT CONSULTING, LLC

                         (A LIMITED LIABILITY COMPANY)

                         STATEMENTS OF MEMBERS' EQUITY

BALANCE, November 10, 1997 (inception)..........................................  $       --

  Capital contributions-
    Issuance of member units at stated value....................................     600,000
    Members' notes in lieu of cash contributions................................    (300,000)
                                                                                  ----------
      Net capital contributions.................................................     300,000

  Net loss......................................................................      (3,002)
                                                                                  ----------
BALANCE, December 31, 1997......................................................     296,998
  Capital contributions-
    Issuance of member units at stated value....................................     337,500
    Members' notes in lieu of cash contributions................................    (100,000)
    Payments on notes from members..............................................     300,000
                                                                                  ----------
      Net capital contributions.................................................     537,500

  Redemption of member units....................................................     (35,492)
  Net loss......................................................................  (1,045,241)
                                                                                  ----------
BALANCE, December 31, 1998......................................................    (246,235)

  Capital contributions-
    Issuance of member units at stated value (unaudited)........................     375,500
    Members' notes in lieu of cash contributions (unaudited)....................     (86,249)
    Payments on notes from members (unaudited)..................................     100,000
                                                                                  ----------
      Net capital contributions (unaudited).....................................     389,251

  Redemption of member units (unaudited)........................................    (608,112)
  Net loss (unaudited)..........................................................  (4,670,277)
                                                                                  ----------
BALANCE, March 31, 1999 (unaudited).............................................  $(5,135,373)
                                                                                  ----------
                                                                                  ----------

   The accompanying notes are an integral part of these financial statements.

                  POTOMAC PARTNERS MANAGEMENT CONSULTING, LLC

                         (A LIMITED LIABILITY COMPANY)

                            STATEMENTS OF CASH FLOWS

                                                       FOR THE PERIOD
                                                       FROM INCEPTION                             FOR THE
                                                     (NOVEMBER 10, 1997)     FOR THE        THREE MONTHS ENDED
                                                             TO            YEAR ENDED            MARCH 31,
                                                        DECEMBER 31,      DECEMBER 31,   -------------------------
                                                            1997              1998          1998         1999
                                                     -------------------  -------------  ----------  -------------
                                                                                                (UNAUDITED)
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income (loss)................................     $      (3,002)    $  (1,045,241) $  143,979  $  (4,670,277)
  Adjustments to reconcile net income (loss) to net
    cash provided by (used in) operating
    activities-
    Depreciation and amortization..................               205            25,528       5,885          4,031
    Equity related compensation....................                --         1,503,000          --      4,962,103
    Changes in assets and liabilities-
      Accounts receivable..........................           (51,437)         (632,360)   (415,112)      (195,182)
      Unbilled revenues............................          (185,300)         (235,053)    (38,800)       249,576
      Prepaid expenses and other...................              (934)          (23,082)    (26,976)       (42,515)
      Disposal of equipment........................                --                --          --          1,329
      Accounts payable.............................                --           175,170          --        147,624
      Accrued liabilities..........................           129,699           510,155     218,936       (159,370)
                                                           ----------     -------------  ----------  -------------
        Net cash provided by (used in) operating
          activities...............................          (110,769)          278,117    (112,088)       297,319
                                                           ----------     -------------  ----------  -------------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Capital expenditures.............................           (24,728)          (52,292)    (26,106)            --
                                                           ----------     -------------  ----------  -------------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Capital contributions............................           300,000           537,500     138,562        389,251
  Redemption of member units.......................                --           (35,492)         --       (608,112)
                                                           ----------     -------------  ----------  -------------
        Net cash provided by (used in) financing
          activities...............................           300,000           502,008     138,562       (218,861)
                                                           ----------     -------------  ----------  -------------
NET INCREASE IN CASH AND CASH EQUIVALENTS..........           164,503           727,833         368         78,458
CASH AND CASH EQUIVALENTS, beginning of period.....                --           164,503     164,503        892,336
                                                           ----------     -------------  ----------  -------------
CASH AND CASH EQUIVALENTS, end of period...........     $     164,503     $     892,336  $  164,871  $     970,794
                                                           ----------     -------------  ----------  -------------
                                                           ----------     -------------  ----------  -------------
SUPPLEMENTAL INFORMATION:
Issuance of member units for notes receivable......     $     300,000     $     100,000  $       --  $      86,249
                                                           ----------     -------------  ----------  -------------
                                                           ----------     -------------  ----------  -------------

   The accompanying notes are an integral part of these financial statements.

                  POTOMAC PARTNERS MANAGEMENT CONSULTING, LLC

                         (A LIMITED LIABILITY COMPANY)

                         NOTES TO FINANCIAL STATEMENTS

1. NATURE OF OPERATIONS:

    Potomac Partners Management Consulting, LLC (the "Company") specializes in electronic commerce and Internet related consulting services. The Company offers consulting services in three primary areas: business and strategy, program management, and application design. The Company was formed in the State of Delaware on November 10, 1997.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

CASH AND CASH EQUIVALENTS

    The Company considers all highly liquid investments with an original maturity of three months or less to be cash equivalents.

PROPERTY AND EQUIPMENT

    Property and equipment are stated at cost. Depreciation is computed using a straight-line method over the estimated useful lives of the assets. The costs and related accumulated depreciation of property and equipment sold, retired, or disposed of are removed from the accounts and any gains or losses are reflected in the statement of operations. Expenditures for major acquisitions and improvements are capitalized while expenditures for maintenance and repairs are expensed as incurred.

INCOME TAXES

    As a limited liability company, the Company pays no federal income tax, but rather the members are taxed individually on the Company's taxable income. Accordingly, no provisions for federal income taxes are reflected in the accompanying financial statements.

    The unaudited pro forma tax information included in the accompanying statements of operations reflect estimates of the Company's tax provision or benefit as if it had been a C corporation in fiscal years 1997 and 1998. In accordance with SFAS No. 109, "Accounting for Income Taxes," no pro forma tax benefit was reflected due to the Company's recurring losses and the uncertainty related to the realization of any tax assets.

REVENUE RECOGNITION

    Revenues are recognized on the percentage-of-completion method. Under this approach, revenues and gross profit are recognized as the work is performed, based on the ratio of costs incurred to total estimated costs. Unbilled revenues on contracts are comprised of labor costs incurred, plus earnings on certain contracts which have not been billed. Provisions for losses are recorded in the period such items are identified.

COST OF SERVICES

    Cost of services are comprised primarily of salaries, employee benefits, and incentive compensation of billable employees and a proportionate share of depreciation and facilities costs based on the ratio of billable employees to total employees.

                  POTOMAC PARTNERS MANAGEMENT CONSULTING, LLC

                         (A LIMITED LIABILITY COMPANY)

                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES: (CONTINUED)
ACCOUNTING FOR PARTICIPATION APPRECIATION RIGHTS AND MEMBER APPRECIATION RIGHTS

    In 1995, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation" ("SFAS 123"). SFAS 123 allows either adoption of a fair value based method of accounting for stock-based compensation or continuation under Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" ("APB 25"). The Company has chosen to account for stock-based compensation using the intrinsic value based method prescribed in APB 25 and to provide the pro forma disclosure provision of SFAS 123.

USE OF ESTIMATES

    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

FAIR VALUE OF FINANCIAL INSTRUMENTS

    The Company's financial instruments have carrying amounts which approximate fair value due to the relatively short maturity of these instruments.

NEW ACCOUNTING PRONOUNCEMENTS

    In June 1997, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 130 ("SFAS No. 130"), "REPORTING COMPREHENSIVE INCOME," which is required to be adopted in the period ended December 31, 1998. SFAS No. 130 requires that an enterprise (a) classify items of other comprehensive income by their nature in the financial statements, and
(b) display the accumulated balance of other comprehensive income separately from retained earnings and additional paid-in-capital in the Statement of Stockholders' Equity. The adoption of SFAS 130 did not have any effect on the Company's financial statements as the Company does not have any elements of comprehensive income other than net income.

    In June 1998, the Financial Accounting Standards Board issued SFAS No. 133, "Accounting for Derivatives and Hedging Activities," which establishes accounting and reporting standards of derivative instruments, including certain derivative instruments embedded in other contracts, and for hedging activities. This statement is in effect for all quarters of fiscal years beginning after June 15, 1999. The Company does not expect the adoption of this standard to have a material effect on its results of operations, financial condition or cash flows.

3. SIGNIFICANT CUSTOMERS:

    During the period from inception (November 10, 1997) through December 31, 1997, sales to two customers accounted for 48% and 46% of revenue. During the year ended December 31, 1998, sales to the Company's four largest customers accounted for 26%, 18%, 17%, and 13% of revenue.

                  POTOMAC PARTNERS MANAGEMENT CONSULTING, LLC

                         (A LIMITED LIABILITY COMPANY)

                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)

3. SIGNIFICANT CUSTOMERS: (CONTINUED)
    As of December 31, 1998, accounts receivable from the Company's four largest customers accounted for 26%, 24%, 17%, and 15% of total accounts receivable.

4. PROPERTY AND EQUIPMENT:

    Property and equipment is comprised of the following as of December 31, 1997 and 1998:

                                                                                        USEFUL
                                                                                         LIFE        1997       1998
                                                                                      -----------  ---------  ---------
Computers and equipment.............................................................         1-3   $  24,728  $  76,342
Furniture and fixtures..............................................................       3              --        679
                                                                                                   ---------  ---------
                                                                                                      24,728     77,021

Less- Accumulated depreciation......................................................                    (205)   (25,733)
                                                                                                   ---------  ---------
       Property and equipment, net..................................................               $  24,523  $  51,288
                                                                                                   ---------  ---------
                                                                                                   ---------  ---------

    Depreciation expense was $205 and $25,528 for the periods ended December 31, 1997 and 1998.

5. ACCRUED LIABILITIES:

    Accrued liabilities is comprised of the following as of December 31, 1997 and 1998:

                                                                         1997         1998
                                                                      ----------  ------------
Member bonus payable................................................  $   72,300  $    485,332
Employee bonus payable..............................................       3,100       100,000
Participation appreciation rights...................................          --     1,503,000
Other...............................................................      54,299        54,522
                                                                      ----------  ------------
    Accrued liabilities.............................................  $  129,699  $  2,142,854
                                                                      ----------  ------------
                                                                      ----------  ------------

6. COMMITMENTS AND CONTINGENCIES:

    The Company sponsors a profit sharing plan (the "Plan") that covers employees who are at least 21 years old and have at least one hour of service with the Company. Contributions to the Plan are at the discretion of the Company. There were no contributions to the Plan during 1997 and 1998.

    In the ordinary course of business, the Company may be subject to legal actions and claims. Management does not believe litigation or claims will have a material effect on financial position or results of operations.

7. EQUITY INCENTIVE PLANS:

PARTICIPATION APPRECIATION RIGHTS

    The Company offers all non-member professionals the right to share in the Company's value in the event the Company consummates an initial public offering or is sold to a third party. These

                  POTOMAC PARTNERS MANAGEMENT CONSULTING, LLC

                         (A LIMITED LIABILITY COMPANY)

                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)

7. EQUITY INCENTIVE PLANS: (CONTINUED)
appreciation rights (the "Non-Member Rights") do not represent ownership or voting interests or membership in the Company. The Non-Member Rights are awarded at the time an employee signs an employment offer letter from the Company and at various points during employment based on performance. Upon a defined event, such as an initial public offering of stock or a sale of the Company, these rights will be converted into a new combination of cash and/or securities (options, stock, restricted stock) dependent upon the structure of the defined event. Prior to such an event, these rights have no value. The Non-Member Rights are nontransferable, and will be forfeited immediately upon an employee's departure from the Company prior to any defined event.

                                                                                          RANGE OF      NUMBER OF
                                                                                        GRANT PRICES     RIGHTS
                                                                                       --------------  -----------
Rights outstanding at inception (November 10, 1997)..................................                          --
  Granted............................................................................      $0.33           90,000
  Exercised..........................................................................                          --
  Canceled...........................................................................                          --
                                                                                                       -----------
Rights outstanding at December 31, 1997..............................................                      90,000
  Granted............................................................................   $1.00-$4.05       223,500
  Exercised..........................................................................                          --
  Canceled...........................................................................                          --
                                                                                                       -----------
Rights outstanding at December 31, 1998..............................................                     313,500
                                                                                                       -----------
                                                                                                       -----------

    The Non-Member Rights are considered compensatory equity instruments. The Non-Member Rights will be exercisable only upon the occurrence of a defined event. The date the event is first considered likely to occur, a compensation charge for the cumulative appreciation in the Non-Member Rights should be recognized. The Company believes that the condition for recognition has been met and has recognized a $1,503,000 cost of services charge during 1998 for the cumulative appreciation in the Non-Member Rights.

    Compensation expense recognized during 1998 is equal to the increase in the estimated fair market value of the Company's units since date of grant multiplied by the total number of rights outstanding.

MEMBER APPRECIATION RIGHTS

    The Company grants member appreciation rights ("Member Rights") to its members upon the acquisition of a membership interest in the Company and during the year based on performance. The Member Rights vest ratably over a three-year period. The grant price of each Member Right is equal to the estimated fair market value of each member unit on the date of grant. Upon a defined event, such as an initial public offering of stock or a sale of the Company, these Member Rights will be converted into a new combination of cash and/or securities (options, stock, restricted stock) dependent upon the structure of the defined event. Prior to such an event, these rights have no value. The Member Rights are nontransferable, and will be forfeited upon a member's departure from the Company prior to any defined event.

                  POTOMAC PARTNERS MANAGEMENT CONSULTING, LLC

                         (A LIMITED LIABILITY COMPANY)

                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)

7. EQUITY INCENTIVE PLANS: (CONTINUED)
    Member Rights outstanding during 1997 and 1998, were as follows:

                                                                        RANGE OF      NUMBER OF
                                                                      GRANT PRICES     RIGHTS
                                                                      -------------  -----------
Rights outstanding at inception (November 10, 1997).................                         --
  Granted...........................................................                         --
  Exercised.........................................................                         --
  Canceled..........................................................                         --
                                                                                     -----------
Rights outstanding at December 31, 1997.............................                         --
  Granted...........................................................    $    6.50        33,716
  Exercised.........................................................                         --
  Canceled..........................................................                         --
                                                                                     -----------
Rights outstanding at December 31, 1998.............................                     33,716
                                                                                     -----------
                                                                                     -----------

    The Member Rights are considered compensatory equity instruments. The vested Member Rights will be exercisable only upon the occurrence of a defined event. The date the event is first considered likely to occur, a compensation charge for the cumulative appreciation in the Member Rights should be recognized. The Company recognized no charge during 1998 as these Member Rights were granted in December 1998.

8. RELATED-PARTY TRANSACTIONS:

    At December 31, 1997, the Company had interest-bearing notes receivable from two of its members totaling $150,000 each. At December 31, 1998, the Company had a $100,000 interest-bearing note receivable from one of its members. All notes bear interest at 6% annually and have a term of twelve months. All notes were related to members' capital contributions and have been recorded as an offset to members' equity. The Company recognized interest income of $18,000 during 1998.

    At December 31, 1997 and 1998, the Company's accrued expenses included employee expenses of $53,236 and $4,646, respectively.

9. SUBSEQUENT EVENTS:

    Effective January 1, 1999, certain of the Company's Members (the "Exiting Members") dissolved their interest in the Company to form a new Limited Liability Company called Potomac Ventures, LLC. Their interest was dissolved by the transfer of 45% of the aggregate net assets of the Company to the Exiting Members in exchange for the Exiting Member's units in the Company. There is no co-ownership between the companies; however, they share the same Advisory Board (as defined).

    The Company and Potomac Ventures, LLC, entered into a cross services agreement during 1999, whereby the two companies agree to share certain administrative services.

10. AGREEMENT TO MERGE WITH CLARANT:

    The Company intends to enter into an agreement to be acquired by Clarant. This acquisition is subject to the successful completion of an initial public offering of the common stock of Clarant.

                  POTOMAC PARTNERS MANAGEMENT CONSULTING, LLC

                         (A LIMITED LIABILITY COMPANY)

      NOTES TO THE UNAUDITED MARCH 31, 1998 AND 1999 FINANCIAL STATEMENTS

A. BASIS OF PRESENTATION:

    The accompanying unaudited financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information and with the instructions to and Rule10-01 of Regulation S-X. Accordingly, they do not contain all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, the accompanying unaudited financial statements reflect all adjustments (consisting of only normal recurring adjustments) considered necessary for a fair presentation of the Company's financial condition as of March 31, 1999, the results of its operations and its cash flows for the three-month periods ended March 31, 1998 and 1999. These financial statements should be read in conjunction with the Company's audited 1998 financial statements, including the notes thereto. Operating results for the three-month period ended March 31, 1999 are not necessarily indicative of the operating results that may be expected for the year ending December 31, 1999.

B. ACCRUED LIABILITIES:

    Accrued liabilities is comprised of the following as of March 31, 1999:

                                                                                   MARCH 31,
                                                                                      1999
                                                                                  ------------
Member bonus payable............................................................  $    263,665
Employee bonus payable..........................................................       134,265
Participation appreciation rights...............................................     6,465,103
Other...........................................................................        82,554
                                                                                  ------------
    Accrued liabilities.........................................................  $  6,945,587
                                                                                  ------------
                                                                                  ------------

C. EQUITY INCENTIVE PLANS:

PARTICIPATION APPRECIATION RIGHTS

    The Company offers all non-member professionals the right to share in the Company's value in the event the Company consummates an initial public offering or is sold to a third party. These appreciation rights (the "Non-Member Rights") do not represent ownership or voting interests or membership in the Company. The Non-Member Rights are awarded at the time an employee signs an employment offer letter from the Company and at various points during employment based on performance. Upon a defined event, such as an initial public offering of stock or a sale of the Company, these rights will be converted into a new combination of cash and/or securities (options, stock, restricted stock) dependent upon the structure of the defined event. Prior to such an event, these

                  POTOMAC PARTNERS MANAGEMENT CONSULTING, LLC

                         (A LIMITED LIABILITY COMPANY)

      NOTES TO THE UNAUDITED MARCH 31, 1998 AND 1999 FINANCIAL STATEMENTS

C. EQUITY INCENTIVE PLANS: (CONTINUED)
rights have no value. The Non-Member Rights are nontransferable, and will be forfeited immediately upon an employee's departure from the Company prior to any defined event.

                                                                       RANGE OF      NUMBER OF
                                                                     GRANT PRICES     RIGHTS
                                                                     -------------  -----------
Rights outstanding at December 31, 1998............................                    313,500
  Granted..........................................................  $  6.84-$7.58       8,950
  Exercised........................................................             --
  Canceled.........................................................  $  1.00-$2.85    (144,000)
                                                                     -------------  -----------
Rights outstanding at March 31, 1999...............................                    178,450
                                                                                    -----------
                                                                                    -----------

    The Non-Member Rights are considered compensatory equity instruments. The Non-Member Rights will be exercisable only upon the occurrence of a defined event. The date the event is first considered likely to occur, a compensation charge for the cumulative appreciation in the Non-Member Rights should be recognized. The Company believes that the condition for recognition has been met and has recognized $4,369,335 as a cost of services charge during 1999 for the cumulative appreciation in the Non-Member Rights.

    Compensation expense recognized during 1999 is equal to the increase in the estimated fair market value of the Company's units since date of grant multiplied by the total number of rights outstanding.

MEMBER APPRECIATION RIGHTS

    The Company grants member appreciation rights ("Member Rights") to its members on admission into the Company ownership and during the year based on performance. The Member Rights vest ratably over a three-year period. The grant price of each Member Right is equal to the estimated fair market value of each member unit on the date of grant. Upon a defined event, such as an initial public offering of stock or a sale of the Company, these Member Rights will be converted into a new combination of cash and/or securities (options, stock, restricted stock) dependent upon the structure of the defined event.

    Prior to such an event, these rights have no value. The Member Rights are nontransferable, and will be forfeited immediately upon a member's departure from the Company prior to any defined event.

                                                                                           RANGE OF      NUMBER OF
                                                                                         GRANT PRICES     RIGHTS
                                                                                         -------------  -----------
Rights outstanding at December 31, 1998................................................                     33,716
  Granted..............................................................................  $  6.50-$7.58     171,422
  Exercised............................................................................                         --
  Canceled.............................................................................                         --
                                                                                                        -----------
Rights outstanding at March 31, 1999...................................................                    205,138
                                                                                                        -----------
                                                                                                        -----------

    The Member Rights are considered compensatory equity instruments. The vested Member Rights will be exercisable only upon the occurrence of a defined event. The date the event is first considered

                  POTOMAC PARTNERS MANAGEMENT CONSULTING, LLC

                         (A LIMITED LIABILITY COMPANY)

      NOTES TO THE UNAUDITED MARCH 31, 1998 AND 1999 FINANCIAL STATEMENTS

C. EQUITY INCENTIVE PLANS: (CONTINUED)
likely to occur, a compensation charge for the cumulative appreciation in the Member Rights should be recognized. The Company believes that the condition for recognition has been met and has recognized $592,768 cost of service charge during 1999 for the cumulative appreciation in Member Rights.

D. EQUITY:

    Effective January 1, 1999, certain of the Company's members (the "Exiting Members") dissolved their interest in the Company to form a new Limited Liability Company called Potomac Venturers LLC. Their interest was dissolved by the transfer of 45% of the aggregate net assets of the Company (approximately $600,000) to the Exiting Members in exchange for the Exiting Members' units in the Company. There is no co-ownership between the companies; however, they share the same Advisory Board (as defined).

    The Company and Potomac Ventures, LLC entered into a cross services agreement during 1999, whereby the two companies agree to share certain administrative services.

E. RELATED-PARTY TRANSACTIONS:

    At March 31, 1999, the Company had a $86,249 interest-bearing note receivable from one of its members. The note bears interest at 6% annually and has a term of twelve months. The note relates to members' capital contributions and has been recorded as an offset to members' equity.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To RSI Group, Inc.:

    We have audited the accompanying consolidated balance sheets of RSI Group, Inc. (a Texas S corporation) and subsidiaries as of December 31, 1997 and 1998, and the related consolidated statements of operations, stockholders' equity, and cash flows for each of the three years in the period ended December 31, 1998. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

    We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of RSI Group, Inc. and subsidiaries as of December 31, 1997 and 1998, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 1998, in conformity with generally accepted accounting principles.

                                             ARTHUR ANDERSEN LLP

Dallas, Texas,
May 8, 1999

                        RSI GROUP, INC. AND SUBSIDIARIES

                          CONSOLIDATED BALANCE SHEETS

                                                                                 DECEMBER 31,
                                                                          --------------------------   MARCH 31,
                                                                              1997          1998          1999
                                                                          ------------  ------------  ------------
                                                                                                      (UNAUDITED)

                                 ASSETS
CURRENT ASSETS:
  Cash and cash equivalents.............................................  $     13,726  $     30,495  $     31,117
  Accounts receivable, net of allowance for doubtful accounts of
    $129,978, $199,065, and $191,460 (unaudited)........................     2,880,383     3,147,714     2,294,438
  Unbilled revenues.....................................................        40,868        76,542        62,299
  Employee and other receivables........................................        83,860        58,047       104,253
  Prepaid expenses and other............................................        99,773       112,739       129,764
                                                                          ------------  ------------  ------------
    Total current assets................................................     3,118,610     3,425,537     2,621,871
PROPERTY AND EQUIPMENT, net.............................................       248,942       325,377       298,380
OTHER ASSETS:
  Goodwill, net of accumulated amortization of $2,950, $38,250 and
    $47,100 (unaudited).................................................        67,671        36,967        28,117
  Other.................................................................        97,549       148,280       160,744
                                                                          ------------  ------------  ------------
    Total assets........................................................  $  3,532,772  $  3,936,161  $  3,109,112
                                                                          ------------  ------------  ------------
                                                                          ------------  ------------  ------------
                  LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
  Accounts payable, including cash overdraft of $299,751, $429,461, and
    $270,960 (unaudited)................................................  $    492,088  $    540,866  $    536,847
  Accrued liabilities...................................................       254,403       279,997       577,946
  Notes payable.........................................................     1,530,990     1,750,712       788,715
  Current maturities of long-term debt..................................        82,512        62,184        68,878
                                                                          ------------  ------------  ------------
    Total current liabilities...........................................     2,359,993     2,633,759     1,972,386
LONG-TERM LIABILITIES:
  Long-term debt, net of current maturities.............................         6,693        36,259        15,546
                                                                          ------------  ------------  ------------
    Total liabilities...................................................     2,366,686     2,670,018     1,987,932
COMMITMENTS AND CONTINGENCIES
MINORITY INTEREST.......................................................        90,183       168,310       118,832
STOCKHOLDERS' EQUITY:
  Common stock, voting: $.20 par value, 175,000 shares authorized and issued, 162,351 shares outstanding as of 1997, 1998 and 1999
    (unaudited).........................................................        35,000        35,000        35,000
  Additional paid-in capital............................................       222,268       222,268       952,268
  Retained earnings.....................................................     1,026,028     1,047,958       222,473
  Less--Treasury stock; at cost, 12,649 shares at 1997, 1998 and 1999
    (unaudited).........................................................      (207,393)     (207,393)     (207,393)
                                                                          ------------  ------------  ------------
    Total stockholders' equity..........................................     1,075,903     1,097,833     1,002,348
                                                                          ------------  ------------  ------------
    Total liabilities and stockholders' equity..........................  $  3,532,772  $  3,936,161  $  3,109,112
                                                                          ------------  ------------  ------------
                                                                          ------------  ------------  ------------

  The accompanying notes are an integral part of these consolidated financial statements.

                        RSI GROUP, INC. AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF OPERATIONS

                                                                                               FOR THE
                                                                                          THREE MONTHS ENDED
                                               FOR THE YEAR ENDED DECEMBER 31,                MARCH 31,
                                         -------------------------------------------  --------------------------
                                             1996           1997           1998           1998          1999
                                         -------------  -------------  -------------  ------------  ------------

                                                                                             (UNAUDITED)
REVENUES...............................  $  16,133,004  $  15,723,685  $  16,926,779  $  4,337,584  $  3,252,823
COST OF SERVICES.......................     11,663,140     11,649,968     12,271,093     3,149,641     2,364,442
                                         -------------  -------------  -------------  ------------  ------------
GROSS PROFIT...........................      4,469,864      4,073,717      4,655,686     1,187,943       888,381
SELLING, GENERAL AND ADMINISTRATIVE....      4,104,567      3,744,606      4,252,682       961,249     1,713,755
INTEREST EXPENSE.......................        122,043        142,773        169,178        41,114        24,248
MINORITY INTEREST......................             --        108,767        161,896        33,181       (24,137)
                                         -------------  -------------  -------------  ------------  ------------
NET INCOME (LOSS)......................  $     243,254  $      77,571  $      71,930  $    152,399  $   (825,485)
                                         -------------  -------------  -------------  ------------  ------------
                                         -------------  -------------  -------------  ------------  ------------
PRO FORMA INCOME TAXES (BENEFIT)
  (UNAUDITED)..........................         87,109         27,716         28,477        60,335      (278,106)
                                         -------------  -------------  -------------  ------------  ------------
PRO FORMA NET INCOME (UNAUDITED).......  $     156,145  $      49,855  $      43,453  $     92,064  $   (547,379)
                                         -------------  -------------  -------------  ------------  ------------
                                         -------------  -------------  -------------  ------------  ------------

  The accompanying notes are an integral part of these consolidated financial statements.

                        RSI GROUP, INC. AND SUBSIDIARIES

                CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY

                                                                            ADDITIONAL
                                                                  COMMON     PAID-IN      RETAINED     TREASURY
                                                                   STOCK     CAPITAL      EARNINGS       STOCK
                                                                 ---------  ----------  ------------  -----------
BALANCE, December 31, 1995.....................................  $  35,000  $   50,083  $  1,015,203  $  (196,370)
  Purchase of treasury stock...................................         --          --            --      (11,023)
  Equity related compensation..................................         --     172,185            --           --
  Dividends....................................................         --          --       (90,000)          --
  Net income...................................................         --          --       243,254           --
                                                                 ---------  ----------  ------------  -----------
BALANCE, December 31, 1996.....................................     35,000     222,268     1,168,457     (207,393)
  Dividends....................................................         --          --      (220,000)          --
  Net income...................................................         --          --        77,571           --
                                                                 ---------  ----------  ------------  -----------
BALANCE, December 31, 1997.....................................     35,000     222,268     1,026,028     (207,393)
  Dividends....................................................         --          --       (50,000)          --
  Net income...................................................         --          --        71,930           --
                                                                 ---------  ----------  ------------  -----------
BALANCE, December 31, 1998.....................................     35,000     222,268     1,047,958     (207,393)
  Equity related compensation (unaudited)......................         --     730,000            --           --
  Net loss (unaudited).........................................         --          --      (825,485)          --
                                                                 ---------  ----------  ------------  -----------
BALANCE, March 31, 1999 (unaudited)............................  $  35,000  $  952,268  $    222,473  $  (207,393)
                                                                 ---------  ----------  ------------  -----------
                                                                 ---------  ----------  ------------  -----------

  The accompanying notes are an integral part of these consolidated financial statements.

                        RSI GROUP, INC. AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                                                 FOR THE
                                                                                            THREE MONTHS ENDED
                                                     FOR THE YEAR ENDED DECEMBER 31,            MARCH 31,
                                                  -------------------------------------  ------------------------
                                                     1996         1997         1998         1998         1999
                                                  -----------  -----------  -----------  -----------  -----------

                                                                                               (UNAUDITED)
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income (loss).............................  $   243,254  $    77,571  $    71,930  $   152,399  $  (825,485)
  Adjustments to reconcile net income (loss) to
    net cash provided by (used in) operating
    activities-
    Depreciation and amortization...............       56,754       84,884      158,148       39,538       40,689
    Minority interest, net of payments made.....           --      108,767       78,127      (26,784)     (49,478)
    Equity related compensation.................      172,185           --           --           --      730,000
    Changes in assets and liabilities-
      Accounts receivable.......................     (270,359)    (137,137)    (267,331)    (279,867)     853,276
      Unbilled revenues.........................       13,364      (11,085)     (35,674)       1,554       14,243
      Employee and other receivables............        8,969      (37,701)      25,813       12,320      (46,206)
      Prepaid expenses and other................      (48,644)      30,276      (12,966)      (8,981)     (17,025)
      Other assets..............................      (27,481)     (47,186)     (55,327)     (12,362)     (12,464)
      Accounts payable, including cash
        overdraft...............................      174,865       96,991       48,778       44,138       (4,019)
      Accrued liabilities.......................       10,473       81,795       25,594       44,613      297,949
                                                  -----------  -----------  -----------  -----------  -----------
        Net cash provided by (used in) operating
          activities............................      333,380      247,175       37,092     (121,708)     981,480
                                                  -----------  -----------  -----------  -----------  -----------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Capital expenditures..........................      (66,472)    (178,754)    (199,283)     (68,767)      (4,842)
                                                  -----------  -----------  -----------  -----------  -----------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Proceeds (repayments) from notes payable,
    net.........................................      (59,548)     176,857      219,722      132,931     (961,997)
  Proceeds from long-term debt..................           --           --      124,403       81,543           --
  Payments on long-term debt....................      (64,260)     (53,629)    (115,165)     (22,301)     (14,019)
  Purchases of treasury stock...................      (11,023)          --           --           --           --
  Dividends.....................................      (90,000)    (220,000)     (50,000)          --           --
                                                  -----------  -----------  -----------  -----------  -----------
        Net cash provided by (used in) financing
          activities............................     (224,831)     (96,772)     178,960      192,173     (976,016)
                                                  -----------  -----------  -----------  -----------  -----------
NET INCREASE (DECREASE) IN CASH AND CASH
  EQUIVALENTS...................................       42,077      (28,351)      16,769        1,698          622
CASH AND CASH EQUIVALENTS, beginning of
  period........................................           --       42,077       13,726       13,726       30,495
                                                  -----------  -----------  -----------  -----------  -----------
CASH AND CASH EQUIVALENTS, end of period........  $    42,077  $    13,726  $    30,495  $    15,424  $    31,117
                                                  -----------  -----------  -----------  -----------  -----------
                                                  -----------  -----------  -----------  -----------  -----------
SUPPLEMENTAL INFORMATION:
  Cash paid for interest........................  $   122,043  $   130,773  $   170,229  $    12,958  $    35,197
                                                  -----------  -----------  -----------  -----------  -----------
                                                  -----------  -----------  -----------  -----------  -----------

  The accompanying notes are an integral part of these consolidated financial statements.

                        RSI GROUP, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1. NATURE OF OPERATIONS:

    RSI Group, Inc. (the "Company") is a professional data processing services company incorporated in the State of Texas on October 26, 1984. The primary activity of the Company is to provide data processing personnel to other companies on a consulting and contract staffing basis. The Company is an S corporation for federal income tax purposes and, accordingly, acts as a flow-through entity for the Company's stockholders.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

PRINCIPLES OF CONSOLIDATION

    The consolidated financial statements include the accounts of the Company and all majority owned subsidiaries. All significant intercompany accounts and transactions have been eliminated. At December 31, 1998, the Company owns 80% of a Texas limited liability company, Resource Solutions International ("RSI") East, LLC, and has three other wholly owned subsidiaries.

CASH AND CASH EQUIVALENTS

    The Company considers all highly liquid investments with an original maturity of three months or less to be cash equivalents.

PROPERTY AND EQUIPMENT

    Property and equipment are carried at cost. Depreciation is computed using the straight-line method over the assets' estimated useful lives. The costs and related accumulated depreciation of property and equipment sold, retired, or disposed of are removed from the accounts and any gains or losses reflected in the consolidated statements of operations. Repair and maintenance costs that do not extend the useful life of the asset are charged to expense as incurred.

GOODWILL

    Goodwill represents the excess of the aggregate consideration paid by the Company in excess of the carrying value of the minority interests acquired. Goodwill is amortized on a straight-line basis over two years. Amortization expense totaled $2,950 and $35,300 in 1997 and 1998, respectively.

INCOME TAXES

    As an S corporation, the Company pays no federal income tax, but rather the stockholders are taxed individually on the Company's taxable income or loss. Accordingly, no provision for federal income tax is reflected in the accompanying consolidated financial statements.

    The unaudited pro forma federal income tax information included in the accompanying consolidated statements of operations reflect estimates of the Company's tax provision as if it had been a C corporation in fiscal years 1996, 1997, and 1998.

MINORITY INTEREST

    Minority interest represents the accumulated undistributed earnings attributable to the minority owners of consolidated subsidiaries.

                        RSI GROUP, INC. AND SUBSIDIARIES

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES: (CONTINUED)
REVENUE RECOGNITION

    Revenue for professional services is recognized at the time such services are rendered.

COST OF SERVICES

    Cost of services are comprised primarily of salaries, employee benefits, and incentive compensation of billable employees.

ACCOUNTING FOR EQUITY BASED COMPENSATION

    The Company has granted minority interests in its consolidated subsidiaries to certain management personnel. At the time of grant, the Company recorded compensation expense for the fair value of the minority interest with corresponding credits to additional paid-in capital. In addition, in 1996 the Company had an equity participation plan, which has been replaced with the minority interest participation discussed above. Compensation expense was recorded in 1996 for the appreciation in equity value under this plan.

USE OF ESTIMATES IN PREPARATION OF FINANCIAL STATEMENTS

    The preparation of financial statements in accordance with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

FAIR VALUE OF FINANCIAL INSTRUMENTS

    The Company's financial instruments have carrying amounts which approximate fair value due to their relative short maturity and/or their variable interest rates.

NEW ACCOUNTING PRONOUNCEMENTS

    In June 1997, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 130, ("SFAS No. 130"), "REPORTING COMPREHENSIVE INCOME," which is required to be adopted in the period ended December 31, 1998. SFAS No. 130 requires that an enterprise (a) classify items of other comprehensive income by their nature in the financial statements, and
(b) display the accumulated balance of other comprehensive income separately from retained earnings and additional paid-in-capital in the Statement of Stockholders' Equity. The adoption of SFAS 130 did not have any effect on the Company's financial statements as the Company does not have any elements of comprehensive income other than net income.

    In June 1998, the Financial Accounting Standards Board issued SFAS No. 133, "Accounting for Derivatives and Hedging Activities," which establishes accounting and reporting standards of derivative instruments, including certain derivative instruments embedded in other contracts, and for hedging activities. This statement is in effect for all quarters of fiscal years beginning after June 15, 1999. The Company does not expect the adoption of this standard to have a material effect on its consolidated results of operations, financial condition, or cash flows.

                        RSI GROUP, INC. AND SUBSIDIARIES

3. SIGNIFICANT CUSTOMERS:

    During 1996, sales to two customers accounted for 21% and 18% of revenues. During 1997, sales to three customers accounted for 28%, 17%, and 10% of revenues. During 1998, sales to two customers accounted for 34% and 13% of revenues.

    As of December 31, 1998, two customers accounted for approximately 39% and 11% of trade accounts receivable.

4. PROPERTY AND EQUIPMENT:

    Property and equipment is comprised of the following as of December 31, 1997 and 1998:

                                                                                    USEFUL
                                                                                     LIFE          1997         1998
                                                                                    ------      -----------  -----------
Computers and equipment........................................................            3    $   366,261  $   544,743
Furniture and fixtures.........................................................            5        356,511      377,312
                                                                                                -----------  -----------
                                                                                                    722,772      922,055
Less- Accumulated depreciation.................................................                    (473,830)    (596,678)
                                                                                                -----------  -----------
       Property and equipment, net.............................................                 $   248,942  $   325,377
                                                                                                -----------  -----------
                                                                                                -----------  -----------

    Depreciation expense during 1996, 1997, and 1998 was $56,754, $81,934, and $122,848, respectively.

5. ACCRUED LIABILITIES:

    Accrued liabilities is comprised of the following as of December 31, 1997 and 1998:

                                                                           1997        1998
                                                                        ----------  ----------
Accrued vacation......................................................  $  153,851  $  184,076
Other.................................................................     100,552      95,921
                                                                        ----------  ----------
      Accrued liabilities.............................................  $  254,403  $  279,997
                                                                        ----------  ----------
                                                                        ----------  ----------

6. DEBT:

    The Company's note payable consists of a bank line of credit, in the amount of $2,400,000, upon which $1,530,990 and $1,750,712 was drawn at December 31,
1997 and 1998. The line of credit is renewable annually on June 15, and contains several restrictive covenants, the most restrictive of which requires the Company to maintain certain financial ratios related to total debt, tangible net worth, and working capital. At December 31, 1998, the Company was in compliance with or had obtained waivers for all debt covenants. Management believes that the Company will be able to refinance the line of credit under similar terms. Advances on the line of credit are limited to 75% of the accounts receivable that are less than 90 days past the invoice date, and are secured by accounts receivable and other assets of the Company. Certain stockholders have guaranteed the line of credit. Interest is payable monthly at 1.25% above prime, or 9.0% at December 31, 1998. Commitment fees of one-half of one percent (.5%) per annum of the average unused line of credit for the preceding quarter are paid quarterly.

    The Company's long-term debt consists of a term loan from a bank and debt payable to former minority interest holder. The term loan was obtained on July 8, 1998, to finance certain equipment and

                        RSI GROUP, INC. AND SUBSIDIARIES

6. DEBT: (CONTINUED)
furniture purchases. The note is secured by all equipment and furniture owned by the Company and is guaranteed by certain stockholders. Principle and interest is payable monthly with the final payment due on July 8, 2000. Interest is at 1.25% above prime, or 9.0% at December 31, 1998.

    Debt related to the former minority interest holder originated on November 30, 1997, in connection with the repurchase of a minority interest in a subsidiary by the Company. The debt was non-interest bearing and was paid in 1998.

    Debt at December 31, 1997 and 1998, are comprised of the following:

                                                                             1997       1998
                                                                           ---------  ---------
Term loan................................................................  $      --  $  98,443
Loan from former minority interest holder................................     89,205         --
                                                                           ---------  ---------
      Total debt.........................................................     89,205     98,443
Less- Current maturities.................................................    (82,512)   (62,184)
                                                                           ---------  ---------
      Long-term debt.....................................................  $   6,693  $  36,259
                                                                           ---------  ---------
                                                                           ---------  ---------

7. COMMITMENTS AND CONTINGENCIES:

    The Company maintains a defined contribution retirement plan for employees who have at least one year of continuous service. The Plan entitles employees to make pre-tax contributions to the Plan and the Company to make contributions at the discretion of the Board of Directors. No Company contributions were made in 1996, 1997, or 1998.

    The Company leases office space and equipment under several different operating lease arrangements for terms ranging from one to five years. At December 31, 1998, the Company was committed under noncancelable operating leases which extend beyond 1998 as follows:

1999..............................................................  $ 230,298
2000..............................................................    173,088
2001..............................................................     69,345
2002..............................................................     40,337
2003..............................................................     25,496
Thereafter........................................................         --
                                                                    ---------
Total future minimum lease payments...............................  $ 538,564
                                                                    ---------
                                                                    ---------

    Rental expense related to operating leases was $192,238, $272,567, and $295,351 in 1996, 1997, and 1998, respectively.

    In the ordinary course of business the Company may be subject to legal actions and claims. Management does not believe litigation or claims will have a material effect on the financial position or results of operations.

                        RSI GROUP, INC. AND SUBSIDIARIES

8. EQUITY INCENTIVE PLANS:

    During 1996, certain management personnel participated in the Company's Equity Sharing Unit Plan (the "Equity Plan"). Under the Equity Plan employees were given the opportunity to participate in the earnings and appreciation of the Company through periodic cash distributions and increases in the value of their equity units. In 1996, the Company recorded expense related to the plan of $273,435. The non-cash portion of this expense related to the appreciation of the equity units was recorded as a credit to additional paid-in capital. The Equity Plan was terminated on December 31, 1996, and the participants exchanged their units in the Equity Plan for minority interests in the Company's subsidiaries.

    In 1997, the Company reacquired certain minority interests in exchange for a loan payable in the amount of $89,205. In 1998, the Company reacquired certain minority interests for $7,400.

9. SUBSEQUENT EVENT:

    In January 1999, the Company merged all of its subsidiaries into a single legal entity and provided a minority shareholder and employee with a 20% interest in the resulting subsidiary. The Company recorded compensation expense of approximately $730,000 related to this event in 1999. Concurrent with the minority interest grant, the buyout provisions of the minority interest agreement were amended such that upon a sale of the Company, the minority owner will exchange his minority interest for 20% of the sale proceeds.

10. AGREEMENT TO MERGE WITH CLARANT:

    The Company intends to enter into an agreement to be acquired by Clarant. This acquisition is subject to the successful completion of an initial public offering of the common stock of Clarant.

                        RSI GROUP, INC. AND SUBSIDIARIES

      NOTES TO THE UNAUDITED MARCH 31, 1998 AND 1999 FINANCIAL STATEMENTS

A. BASIS OF PRESENTATION:

    The accompanying unaudited financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information and with the instructions to and Rule 10-01 of Regulation S-X. Accordingly, they do not contain all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, the accompanying unaudited financial statements reflect all adjustments (consisting of only normal recurring adjustments) considered necessary for a fair presentation of the Company's financial condition as of March 31, 1999, the results of its operations and its cash flows for the three-month periods ended March 31, 1998 and 1999. These financial statements should be read in conjunction with the Company's audited 1998 financial statements, including the notes thereto. Operating results for the three-month period ended March 31, 1999, are not necessarily indicative of the operating results that may be expected for the year ending December 31, 1999.

B. DEBT:

    The Company's note payable consists of a bank line of credit, in the amount of $2,400,000, upon which $788,715 was drawn at March 31, 1999. The line of credit is renewable annually on June 15, and contains several restrictive covenants, the most restrictive of which requires the Company to maintain certain financial ratios related to total debt, tangible net worth, and working capital. At March 31, 1999, the Company was in compliance with or had obtained waivers for all debt covenants. Management believes that the Company will be able to refinance the line of credit under similar terms. Advances on the line of credit are limited to 75% of the accounts receivable that are less than 90 days past the invoice date, and are secured by accounts receivable and other assets of the Company. Certain stockholders have guaranteed the line of credit. Interest is payable monthly at 1.25% above prime, or 9.0% at March 31, 1999. Commitment fees of one-half of one percent (.5%) per annum of the average unused line of credit for the preceding quarter are paid quarterly.

C. EQUITY INCENTIVE PLANS:

    In January 1999, the Company merged all of its subsidiaries into a single legal entity and provided a minority shareholder and employee with a 20% interest in the resulting subsidiary. The Company recorded compensation expense of approximately $730,000 related to this event in 1999. Concurrent with the minority interest grant, the buyout provisions of the minority interest agreement were amended such that upon a sale of the Company, the minority owner will exchange his minority interest for 20% of the sale proceeds.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

You may rely on the information contained in this prospectus. Neither we nor any of the underwriters have authorized anyone to provide information different from that contained in this prospectus. When you make a decision about whether to invest in our common stock, you should not rely upon any information other than the information in this prospectus. Neither the delivery of this prospectus nor sale of common stock means that information contained in this prospectus is correct after the date of this prospectus. This prospectus is not an offer to sell or solicitation of an offer to buy these shares of common stock in any circumstances under which the offer or solicitation is unlawful.

                            ------------------------

                               TABLE OF CONTENTS

                                                    PAGE
                                                  ---------
Summary.........................................
Risk Factors....................................
About Clarant Worldwide Corporation.............
Use of Proceeds.................................
Dividend Policy.................................
Capitalization..................................
Dilution........................................
Selected Unaudited Pro Forma Combined Financial
  Data..........................................
Selected Historical Financial Data..............
Management's Discussion and Analysis of
  Financial Condition and Results of
  Operations....................................
Business........................................
Management......................................
Certain Transactions With Related Parties.......
Principal Stockholders..........................
Description of Capital Stock....................
Shares Available for Future Sale................
Underwriting....................................
Legal Matters...................................
Experts.........................................
Where You Can Find Additional Information.......
Index to Financial Statements...................

                           --------------------------

Dealer Prospectus Delivery Obligations:

Until             , 1999 (25 days after the commencement of this offering), all dealers that buy, sell or trade these shares of common stock, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligations to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

                                      Shares

                                     [LOGO]

                               CLARANT WORLDWIDE
                                  CORPORATION

                                  Common Stock

                                  -----------

                                   PROSPECTUS
                                ---------------

                           DEUTSCHE BANC ALEX. BROWN

                               HAMBRECHT & QUIST

                           SOUNDVIEW TECHNOLOGY GROUP

                                           , 1999

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

    The following table sets forth all fees and expenses, other than the underwriting discounts and commissions, payable by the Registrant in connection with the sale of the common stock being registered. All amounts shown are estimates, except for the registration fee and the NASD filing fee.

Securities and Exchange Commission registration fee............  $   48,650
NASD filing fee................................................      18,000
Nasdaq National Market listing fee.............................      90,000
Accounting fees and expenses...................................   3,000,000
Legal fees and expenses........................................   2,000,000
Printing and engraving expenses................................     350,000
Transfer agent and registrar fees..............................      50,000
Miscellaneous expenses.........................................     443,350
                                                                 ----------
  Total........................................................  $6,000,000
                                                                 ----------
                                                                 ----------

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS

    The Certificate of Incorporation and By-laws of the Registrant provide for the indemnification of the Registrant's directors and officers to the fullest extent authorized by, and subject to the conditions set forth in the General Corporation Law of the State of Delaware (the "DGCL"), except that the Registrant will indemnify a director or officer in connection with a proceeding (or part thereof) initiated by the person only if the proceeding (or part thereof) was authorized by the Registrant's Board of Directors. The indemnification provided under the Certificate of Incorporation and By-laws includes the right to be paid by the Registrant the expenses (including attorneys' fees) in advance of any proceeding for which indemnification may be had in advance of its final disposition, provided that the payment of such expenses (including attorneys' fees) incurred by a director or officer in advance of the final disposition of a proceeding may be made only upon delivery to the Registrant of an undertaking by or on behalf of the director or officer to repay all amounts so paid in advance if it is ultimately determined that the director or officer is not entitled to be indemnified.

    As permitted by the DGCL, the Registrant's Certificate of Incorporation, as amended, restated and supplemented, provides that directors of the Registrant shall not be liable to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Registrant or its stockholders,
(ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, relating to unlawful payment of dividends or unlawful stock purchase or redemption or (iv) for any transaction from which the director derived an improper personal benefit. As a result of this provision, the Registrant and its stockholders may be unable to obtain monetary damages from a director for breach of his or her duty of care.

    Under the By-laws, the Registrant has the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Registrant, or is or was serving at the request of the Registrant as a director, officer, employee, partner (limited or general) or agent of another corporation or of a partnership, joint venture, limited liability company, trust or other enterprise, against any liability asserted against the person or incurred by the person in any such capacity, or arising out of the person's status as such, and related expenses, whether or not the Registrant would have the power to indemnify the person against such liability under the provisions of the DGCL. The Registrant intends to purchase director and officer liability insurance on behalf of its directors and officers.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES

    The following sets forth certain information as to all securities sold by us within the last three years that were not registered under the Securities Act of 1933, as amended (the "Securities Act").

    On August 22, 1998, Commonwealth Principals II LLC purchased 7,135,424 shares of common stock for an aggregate purchase price of $1.00. An exemption is claimed under Section 4(2) of the Securities Act.

    On September 1, 1998, we sold 713,542 shares to Guillermo G. Marmol, our Chief Executive Officer and President, for an aggregate purchase price of $200,000. An exemption is claimed under Section 4(2) of the Securities Act.

    Simultaneously with the completion of the offering, we will issue 6,141,818 shares of common stock to certain former owners of Align Solutions Corp. for their respective interests in that company. An indeterminate number of shares of common stock may be issued in payment of contingent consideration, if earned. An exemption is claimed under Rule 506 of Regulation D promulgated under the Securities Act.

    Simultaneously with the completion of the offering, we will issue 4,609,091 shares of common stock to the former owner of Brand Dialogue-New York for certain assets of Brand Dialogue. An indeterminate number of shares of common stock may be issued in payment of contingent consideration, if earned. An exemption is claimed under Rule 506 of Regulation D promulgated under the Securities Act.

    Simultaneously with the completion of the offering, we will issue 1,917,273 shares of common stock to certain former owners of Free Range Media, Inc. for their respective interests in that company. An indeterminate number of shares of common stock may be issued in payment of contingent consideration, if earned. An exemption is claimed under Rule 506 of Regulation D promulgated under the Securities Act.

    Simultaneously with the completion of the offering, we will issue 810,091 shares of common stock to certain former owners of Integrated Consulting, Inc., dba i.con interactive, for their respective interests in that company. An indeterminate number of shares of common stock may be issued in payment of contingent consideration, if earned. An exemption is claimed under Rule 506 of Regulation D promulgated under the Securities Act.

    Simultaneously with the completion of the offering, we will issue 1,773,909 shares of common stock to certain former owners of InterActive8, Inc. for their respective interests in that company. An indeterminate number of shares of common stock may be issued in payment of contingent consideration, if earned. An exemption is claimed under Rule 506 of Regulation D promulgated under the Securities Act.

    Simultaneously with the completion of the offering, we will issue 668,182 shares of common stock to certain former owners of Multimedia Resources, LLC for their respective interests in that company. An indeterminate number of shares of common stock may be issued in payment of contingent consideration, if earned. An exemption is claimed under Rule 506 of Regulation D promulgated under the Securities Act.

    Simultaneously with the completion of the offering, we will issue 3,470,182 shares of common stock to certain former owners of Potomac Partners Management Consulting, LLC for their respective interests in that company. An indeterminate number of shares of common stock may be issued in payment of contingent consideration, if earned. An exemption is claimed under Rule 506 of Regulation D promulgated under the Securities Act.

    Simultaneously with the completion of the offering, we will issue 1,094,545 shares of common stock to certain former owners of RSI Group, Inc. for their respective interests in that company. An indeterminate number of shares of common stock may be issued in payment of contingent consideration, if earned. An exemption is claimed under Rule 506 of Regulation D promulgated under the Securities Act.

    We will grant options exercisable for a total of 1,570,776 shares of common stock to former option holders of Align Solutions Corp in exchange for outstanding options of Align. We have relied on no sale to grant those options.

    Before completion of the offering, we will grant options exercisable for a total of 3,803,627 shares of common stock under our 1999 Long-Term Incentive Plan to our executive officers, directors and employees. An exemption is claimed under Section 4(2) of the Securities Act.

    Before completion of the offering we will grant options exercisable for a total of 1,000,000 shares of common stock to Young & Rubicam outside of the 1999 Long-Term Incentive Plan. An exemption is claimed under Section 4(2) of the Securities Act.

    Before completion of the offering we will grant options exercisable for a total of 2,205,000 shares of common stock to persons who will become our employees upon the closing of the offering. We have relied on no-sale to grant those options.

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

    (a) Exhibits

     1.1*  Form of Underwriting Agreement
      3.1  Certificate of Incorporation of Registrant
      3.2  Amendment to Certificate of Incorporation of Registrant
      3.3  Second Amendment to Certificate of Incorporation of Registrant
      3.4  Third Amendment to Certificate of Incorporation of Registrant
     3.5*  Amended and Restated Certificate of Incorporation of the Registrant
      3.6  By-Laws of Registrant
     3.7*  Amended and Restated By-Laws of the Registrant
     4.1*  Form of Common Stock Certificate
     5.1*  Opinion of Wilmer, Cutler & Pickering
    10.1*  1999 Long-Term Incentive Plan
    10.2*  Employment Agreement of Guillermo G. Marmol
    10.3*  Stockholders Agreement by and among Clarant Worldwide Corporation, Commonwealth
           Principals II LLC and Guillermo G. Marmol
    21.1*  Subsidiaries of the Registrant
     23.1  Consent of Arthur Andersen LLP
     23.2  Consent of PricewaterhouseCoopers LLP
    23.3*  Consent of Wilmer, Cutler & Pickering (included in Exhibit 5.1)
     23.4  Consent of Michael H. Jordan to be named in Registration Statement.
     23.5  Consent of Randolph Austin to be named in Registration Statement.
     23.6  Consent of Michael Dolan to be named in Registration Statement.
     23.7  Consent of Lynn J. Branigan to be named in Registration Statement.
     23.8  Consent of Calvin W. Carter to be named in Registration Statement.
     23.9  Consent of James R. Corey to be named in Registration Statement.
    23.10  Consent of John B. Dimmer to be named in Registration Statement.
    23.11  Consent of Bruce D. Grant to be named in Registration Statement.
    23.12  Consent of Henry Heilbrunn to be named in Registration Statement.
    23.13  Consent of Morris W. Markel to be named in Registration Statement.
    23.14  Consent of Andreas Panayi to be named in Registration Statement.
    23.15  Consent of Douglas Rice to be named in Registration Statement.
    23.16  Consent of Richard M. Scruggs to be named in Registration Statement.
     24.1  Power of Attorney (included on signature page to this Registration Statement)
     27.1  Financial Data Schedule

------------------------

*   To be filed by amendment.

    (b) Financial Statement Schedules

    None.

ITEM 17. UNDERTAKINGS.

    The undersigned Registrant hereby undertakes to provide to the underwriter at the closing specified in the Underwriting Agreement, certificates in such denominations and registered in such names as may be required by the underwriter to permit prompt delivery to each purchaser.

    Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described under Item 14 of this Registration Statement, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. If a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

    The undersigned Registrant hereby undertakes that:

    (1) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in the form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

    (2) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the District of Columbia, on the 7th day of June 1999.

                                CLARANT WORLDWIDE CORPORATION

                                By:           /s/ GUILLERMO G. MARMOL
                                     -----------------------------------------
                                                Guillermo G. Marmol
                                       CHIEF EXECUTIVE OFFICER AND PRESIDENT

    KNOW ALL PERSONS BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints Guillermo G. Marmol, his or her true and lawful attorneys-in-fact and agents with full power of substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to sign any registration statement for the same offering covered by this Registration Statement that is to be effective on filing pursuant to Rule 462(b) promulgated under the Securities Act of 1933, and all post-effective amendments thereto, and to file the same, with all exhibits thereto and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his or her or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

    Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

             NAME                          TITLE                    DATE
------------------------------  ---------------------------  -------------------


   /s/ GUILLERMO G. MARMOL      Chief Executive Officer,
------------------------------  President and director          June 7, 1999
     Guillermo G. Marmol        (chief executive officer)

    /s/ DEREK R. REISFIELD
------------------------------  Vice Chairman and Executive     June 7, 1999
      Derek R. Reisfield        Vice President

     /s/ JOSEPH W. AUTEM        Chief Financial Officer
------------------------------  (chief financial and            June 7, 1999
       Joseph W. Autem          accounting officer)

     /s/ GEORGE P. STAMAS
------------------------------  Director                        June 7, 1999
       George P. Stamas